TRIPLE CROWN VARIABLE ANNUITY

VARIABLE ACCOUNT D

ISSUED BY:
UNION SECURITY INSURANCE COMPANY
2323 GRAND BOULEVARD
KANSAS CITY, MO 64108

ADMINISTERED BY:
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
PO BOX 14293
LEXINGTON, KY 40512-4293

TELEPHONE:  1-800-862-6668 (CONTRACT OWNERS)
  1-800-862-7155 (REGISTERED REPRESENTATIVES)

This prospectus describes information you should know before you purchase the Triple Crown Variable Annuity. Please read it carefully before you purchase your variable annuity.

Triple Crown Variable Annuity is a contract between you and Union Security Insurance Company (formerly Fortis Benefits Insurance Company) where you agree to make at least one Premium Payment and Union Security agrees to make a series of Annuity Payouts at a later date. This Contract is a flexible premium, tax-deferred, variable annuity offered to both individuals and groups. It is:

✓  Flexible, because you may add Premium Payments at any time.

✓  Tax-deferred, which means you don't pay taxes until you take money out or until we start to make Annuity Payouts.

✓  Variable, because the value of your Contract will fluctuate with the performance of the underlying Funds.

There are two different forms of the Contract offered by this prospectus. One form is offered when all of the Contract Owners are less than age 61 when the Contract is purchased. The second form is offered when one or more of the Contract Owners are age 61 or older at the time the Contract is purchased. The differences between the two forms of contracts are: (1) the form of the death benefit provided; (2) the provision for withdrawals from the contract without a surrender charge, and (3) the mortality and expense risk charge imposed. See "Charges and Fees" and "Death Benefit" for a complete description of the two forms of the Contract.

At the time you purchase your Contract, you allocate your Premium Payment to "Sub-Accounts." These are subdivisions of our Separate Account, an account that keeps your Contract assets separate from our company assets. The Sub-Accounts then purchase shares of mutual funds set up exclusively for variable annuity or variable life insurance products. These are not the same mutual funds that you buy through your stockbroker or through a retail mutual fund. They may have similar investment strategies and the same portfolio managers as retail mutual funds. This Contract offers you Funds with investment strategies ranging from conservative to aggressive and you may pick those Funds that meet your investment goals and risk tolerance. The Funds are part of the following Portfolio company: Federated Insurance Series.

You may also allocate some or all of your Premium Payment to the Fixed Accumulation Feature, which pays an interest rate guaranteed for a certain time period from the time the Premium Payment is made. You may also allocate some or all of your Premium Payment to a Guarantee Period in our General Account, which guarantees a rate of interest until a specified maturity date and may be subject to a Market Value Adjustment. Premium Payments allocated to either the Fixed Accumulation Feature or to a Guaranteed Period are not segregated from our company assets like the assets of the Separate Account. The Fixed Accumulation Feature and the Guaranteed Periods are not available in all states.

If you decide to buy this Contract, you should keep this prospectus for your records. You can also call us to get a Statement of Additional Information, free of charge. The Statement of Additional Information contains more information about this Contract, and, like this prospectus, the Statement of Additional Information is filed with the Securities and Exchange Commission ("SEC").

Although we file the prospectus and the Statement of Additional Information with the SEC, the SEC doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense. This prospectus and the Statement of Additional Information can also be obtained from the SEC's website (www.sec.gov).

Union Security has, in the past, filed annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of May 1, 2009, Union Security intends to rely on the exemption provided by Rule 12h-7 under the Exchange Act, and accordingly does not intend to file these reports, or other reports under the Exchange Act.

This Contract IS NOT:

t  A bank deposit or obligation

t  Federally insured

t  Endorsed by any bank or governmental agency

This Contract and its features are no longer available for sale.

PROSPECTUS DATED: MAY 1, 2012

STATEMENT OF ADDITIONAL INFORMATION DATED: MAY 1, 2012

Union Security Insurance Company

Union Security Insurance Company

Definitions

These terms are capitalized when used throughout this prospectus. Please refer to these defined terms if you have any questions as you read your prospectus.

Account: Any of the Sub-Accounts, the Fixed Accumulation Feature, or Guarantee Periods.

Accumulation Period: The time after you purchase the Contract until we begin to make Annuity Payouts.

Accumulation Units: If you allocate your Premium Payment to any of the Sub-Accounts, we will convert those payments into Accumulation Units in the selected Sub-Accounts. Accumulation Units are valued at the end of each Valuation Day and are used to calculate the value of your Contract prior to Annuitization.

Accumulation Unit Value: The daily price of Accumulation Units on any Valuation Day.

Administrative Office: Our overnight mailing address is: The Hartford Wealth Management — Individual Annuities, 745 West New Circle Road Building 200, 1st Floor, Lexington, KY 40511. Our standard mailing address will be: The Hartford Wealth Management — Individual Annuities, PO Box 14293, Lexington, KY 40512-4293.

Anniversary Value: The value equal to the Contract Value as of a Contract Anniversary, adjusted for subsequent Premium Payments and partial Surrenders.

Annual Withdrawal Amount: This is the amount you can Surrender each Contract Year without paying a Contingent Deferred Sales Charge. This amount is non-cumulative, meaning that it cannot be carried over from one year to the next.

Annuitant: The person on whose life the Contract is issued. The Annuitant may not be changed after your Contract is issued.

Annuity Calculation Date: The date we calculate the first Annuity Payout.

Annuity Commencement Date: The later of the 10th Contract Anniversary or the date the Annuitant reaches age 90, unless you elect an earlier date or we, in our sole discretion, agree to postpone to another date following our receipt of an extension request.

Annuity Payout: The money we pay out after the Annuity Commencement Date for the duration and frequency you select.

Annuity Payout Option: Any of the options available for payout after the Annuity Commencement Date or death of the Contract Owner or Annuitant.

Annuity Period: The time during which we make Annuity Payouts.

Annuity Unit: The unit of measure we use to calculate the value of your Annuity Payouts under a variable dollar amount Annuity Payout Option.

Annuity Unit Value: The daily price of Annuity Units on any Valuation Day.

Beneficiary: The person entitled to receive benefits pursuant to the terms of the Contract upon the death of any Contract Owner, joint Contract Owner or Annuitant.

Charitable Remainder Trust: An irrevocable trust, where an individual donor makes a gift to the trust, and in return receives an income tax deduction. In addition, the individual donor has the right to receive a percentage of the trust earnings for a specified period of time.

Code: The Internal Revenue Code of 1986, as amended.

Commuted Value: The present value of any remaining guaranteed Annuity Payouts. This amount is calculated using the Assumed Investment Return for variable dollar amount Annuity Payouts and a rate of return determined by us for fixed dollar amount Annuity Payouts.

Contingent Annuitant: The person you may designate to become the Annuitant if the original Annuitant dies before the Annuity Commencement Date. You must name a Contingent Annuitant before the original Annuitant's death. This is only available if you own a Non-Qualified Contract.

Contingent Deferred Sales Charge: The deferred sales charge that may apply when you make a full or partial Surrender.

Contract: The individual Annuity Contract and any endorsements or riders. Group participants and some individuals may receive a certificate rather than a Contract.

Contract Anniversary: The anniversary of the date we issued your Contract. If the Contract Anniversary falls on a Non-Valuation Day, then the Contract Anniversary will be the next Valuation Day.

Contract Owner, Owner or you: The owner or holder of the Contract described in this prospectus including any joint Owners. We do not capitalize "you" in the prospectus.

Contract Value: The total value of the Accounts on any Valuation Day.

Contract Year: Any 12 month period between Contract Anniversaries, beginning with the date the Contract was issued.

Death Benefit: The amount payable after the Contract Owner or the Annuitant dies.

Dollar Cost Averaging: A program that allows you to systematically make transfers between Accounts available in your Contract.

Union Security Insurance Company

Fixed Accumulation Feature: Part of our General Account, where you may allocate all or a portion of your Contract Value. In your Contract, this is defined as the "Fixed Account".

Guarantee Period: The period for which the Guarantee Rate is credited.

Guarantee Rate: The rate of interest credited and compounded annually during the Guarantee Period.

General Account: This account holds our company assets and any assets not allocated to a Separate Account.

Joint Annuitant: The person on whose life Annuity Payouts are based if the Annuitant dies after Annuitization. You may name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.

Market Value Adjustment: An adjustment that either increases or decreases the amount we pay you under certain circumstances.

Net Investment Factor: This is used to measure the investment performance of a Sub-Account from one Valuation Day to the next, and is also used to calculate your Annuity Payout amount.

Non-Valuation Day: Any day the New York Stock Exchange is not open for trading.

Payee: The person or party you designate to receive Annuity Payouts.

Premium Payment: Money sent to us to be invested in your Contract.

Premium Tax: A tax charged by a state or municipality on Premium Payments.

Qualified Contract: A Contract that is defined as a tax-qualified retirement plan in the Code.

Required Minimum Distribution: A federal requirement that individuals age 70 1/2 and older must take a distribution from their tax-qualified retirement account by December 31, each year. For employer sponsored Qualified Contracts, the individual must begin taking distributions at the age of 70 1/2 or upon retirement, whichever comes later.

Sub-Account Value: The value on or before the Annuity Calculation Date, which is determined on any day by multiplying the number of Accumulation Units by the Accumulation Unit Value for that Sub-Account.

Surrender: A complete or partial withdrawal from your Contract.

Surrender Value: The amount we pay you if you terminate your Contract before the Annuity Commencement Date. The Surrender Value is equal to the Contract Value minus any applicable charges (subject to rounding) and increased or decreased, as applicable, by any Market Value Adjustment.

Union Security: Union Security Insurance Company, the company that issued this Contract.

Valuation Day: Every day the New York Stock Exchange is open for trading. Values of the Separate Account are determined as of the close of the New York Stock Exchange, generally 4:00 p.m. Eastern Time.

Valuation Period: The time span between the close of trading on the New York Stock Exchange from one Valuation Day to the next.

Union Security Insurance Company

Fee Tables

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

This table describes the fees and expenses that you will pay at the time that you purchase the Contract or Surrender the Contract. Charges for state premium taxes may also be deducted when you purchase the Contract, upon Surrender or when we start to make Annuity Payouts.

Contract Owner Transaction Expenses

	All Contract Owners are Under Age 61 at the time the Contract is Purchased	One or More Contract Owners are Age 61 or Older at the time the Contract is Purchased
Sales Charge Imposed on Purchases (as a percentage of Premium Payments)	None	None
Maximum Contingent Deferred Sales Charge (as a percentage of Premium Payments) (1)	7%	7%
First Year through Third Year (2)	7%	7%
Fourth Year	5%	5%
Fifth Year	4%	4%
Sixth Year	3%	3%
Seventh Year	2%	2%
Eighth Year	0%	0%

(1)  Each Premium Payment has its own Contingent Deferred Sales Charge schedule. The Contingent Deferred Sales Charge is not assessed on partial Surrenders which do not exceed the Annual Withdrawal Amount.

(2)  Length of time from each Premium Payment.

This table describes the fees and expenses that you will pay periodically and on a daily basis during the time that you own the Contract, not including fees and expenses of the underlying Funds.

	All Contract Owners are Under Age 61 at the time the Contract is Purchased	One or More Contract Owners are Age 61 or Older at the time the Contract is Purchased
Separate Account Annual Expenses (as a percentage of average daily Sub-Account Value)
Mortality and Expense Risk Charge	1.10%	1.30%
Administrative Expense Charge	0.10%	0.10%
Total Separate Account Annual Expenses	1.20%	1.40%

This table shows the minimum and maximum total annual Fund operating expenses charged by the underlying Funds that you may pay on a daily basis during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

	Minimum	Maximum
Total Annual Fund Operating Expenses
(these are expenses that are deducted from Fund assets, including management fees, Rule 12b-1 distribution and/or service fees, and other expenses)	0.93%	2.32%

Union Security Insurance Company

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner Transaction Expenses, Maximum Separate Account Annual Expenses, and Total Annual Fund Operating Expenses.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)  If you Surrender your Contract at the end of the applicable time period:

1 year	$1,046
3 years	$1,840
5 years	$2,352
10 years	$4,023

(2)  If you annuitize at the end of the applicable time period:

1 year	$81
3 years	$1,158
5 years	$1,952
10 years	$4,023

(3)  If you do not Surrender your Contract:

1 year	$381
3 years	$1,158
5 years	$1,952
10 years	$4,023

Condensed Financial Information

When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. For more information on how Accumulation Unit Values are calculated see "How is the value of my Contract calculated before the Annuity Commencement Date?". Please refer to the "Accumulation Unit Values" section of this Prospectus for information regarding Accumulation Unit Values.

Union Security Insurance Company

Highlights

What type of sales charge will I pay?

We may charge you a Contingent Deferred Sales Charge when you partially or fully Surrender your Contract. The Contingent Deferred Sales Charge will depend on the amount you choose to Surrender and the length of time the Premium Payment you made has been in your Contract.

The percentage used to calculate the Contingent Deferred Sales Charge is equal to:

Number of years from Premium Payment	Contingent Deferred Sales Charge
1-3	7%
4	5%
5	4%
6	3%
7	2%
8 or more	0%

You won't be charged a Contingent Deferred Sales Charge on:

✓  The Annual Withdrawal Amount

✓  Premium Payments or earnings that have been in your Contract for more than seven years

✓  Distributions made due to death

✓  Distributions under a program for substantially equal periodic payments

✓  Most payments we make to you as part of your Annuity Payout

What charges will I pay on an annual basis?

You pay the following charges each year:

•  Mortality and Expense Risk Charge — In cases where all Contract Owners are less than age 61 at the time contract is purchased, a mortality and expense risk charge is deducted daily and is equal to an annual charge of 1.10% of the Contract Value invested in the Sub-Accounts. If one or more of the Contract Owners is age 61 or older at the time of the contract is purchased, a mortality and expense risk charge is deducted daily and is equal to an annual charge of 1.30% of the Contract Value invested in the Sub-Accounts.

•  Administrative Charge — This is a charge for the administration of the Contract. This is an administrative fee equal to an annual charge of 0.10% of the Contract Values held in the Sub-Account.

•  Annual Fund Operating Expenses — These are charges for the Funds. See the Funds' prospectuses for more complete information.

Charges and fees may have a significant impact on Contract Values and the investment performance of Sub-Accounts. This impact may be more significant with Contracts with lower Contract Values.

Can I take out any of my money?

You may Surrender all or part of the amounts you have invested at any time before we start making Annuity Payouts.

▶	You may have to pay income tax on the money you take out and, if you Surrender before you are age 59 1/2, you may have to pay an income tax penalty.

▶	You may have to pay a Contingent Deferred Sales Charge and a Market Value Adjustment on the amount you Surrender.

Is there a Market Value Adjustment?

Surrenders and other withdrawals from a Guarantee Period in our General Account more than fifteen days from the end of a Guarantee Period are subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the General Account value of your Contract. A Market Value Adjustment will also be applied to any General Account value that is transferred from the General Account to other Sub-Accounts before the end of the Guarantee Period. The Market Value Adjustment is computed using a formula that is described in this prospectus under "Market Value Adjustment".

What Investment Choices are available?

You may allocate your Premium Payment or Contract Values among the following investment choices:

•  The variable Sub-Accounts that invest in underlying Funds; or

•  The Fixed Accumulation Feature, or one or more Guarantee Periods which may be subject to a Market Value Adjustment.

The Guarantee Periods are not available for Contracts issued in Maryland, Pennsylvania, and Washington. The Fixed Accumulation Feature is only available in Maryland, Pennsylvania, and Washington.

Will Union Security pay a Death Benefit?

There is a Death Benefit if the Contract Owner or the Annuitant dies before we begin to make Annuity Payouts. The Death Benefit amount will remain invested in the Sub-Accounts according to your last instructions and will fluctuate with the performance of the underlying Funds until we receive proof of death and complete instructions from the Beneficiary. The Death Benefit is different if all of the Contract Owners are less than age 61 years when the Contract is purchased than the Death Benefit if one or more of the Contract Owners are age 61 or older when the contract is purchased. See "Death Benefit" for a complete description for the Death Benefit applicable to your Contract.

What Annuity Payout Options are available?

When it comes time for us to make payouts, you may choose one of the following Annuity Payout Options: Life Annuity, Life Annuity with Payments for 10 or 20 years, Joint and 1/2 Contingent Survivor Annuity, and Joint and Full Survivor Annuity. We may make other Annuity Payout Options available at any time.

Union Security Insurance Company

You must begin to take payouts by the Annuitant's 110th birthday unless you elect a later date to begin receiving payments subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. You cannot begin to take Annuity Payouts until the completion of the 2nd Contract Year. If you do not tell us what Annuity Payout Option you want before that time, we will make Automatic Annuity Payouts under the Life Annuity with Payments Guaranteed for 10 Years. Depending on the investment allocation of your Contract in effect on the Annuity Commencement Date, we will make Automatic Annuity Payouts that are:

•  fixed dollar amount Automatic Annuity Payouts,

•  variable dollar amount Automatic Annuity Payouts, or

•  a combination of fixed dollar amount and variable dollar amount Automatic Annuity Payouts.

General Contract Information

Union Security Insurance Company

Union Security Insurance Company ("Union Security" or the "Company") is the issuer of the contracts. Union Security is a Kansas corporation founded in 1910. It is qualified to sell life insurance and annuity contracts in the District of Columbia and in all states except New York.

Union Security is a wholly owned subsidiary of Assurant, Inc. ("Assurant" or the "Parent") Assurant is the ultimate parent of Union Security Insurance Company. Assurant is a premier provider of specialized insurance products and related services in North America and selected other international markets. Its stock is traded on the New York Stock Exchange under the symbol AIZ.

All of the guarantees and commitments under the contracts are general obligations of Union Security. None of Union Security's affiliated companies has any legal obligation to back Union Security's obligations under the Contracts.

On April 1, 2001, Union Security entered into an agreement with Hartford Life and Annuity Insurance Company ("Hartford") to co-insure the obligations of Union Security under the variable annuity Contracts and to provide administration for the Contracts. Hartford was originally incorporated under the laws of Wisconsin on January 9, 1956, and subsequently redomiciled to Connecticut. Hartford's offices are located in Simsbury, Connecticut. Hartford is ultimately controlled by The Hartford Financial Services Group, Inc., one of the largest financial service providers in the United States.

The Separate Account

The Separate Account is where we set aside and invest the assets of some of our annuity contracts, including this Contract. The Separate Account was established on October 14, 1987 and is registered as a unit investment trust under the Investment Company Act of 1940. This registration does not involve supervision by the SEC of the management or the investment practices of the Separate Account, Union Security or Hartford. The Separate Account meets the definition of "Separate Account" under federal securities law. This Separate Account holds only assets for variable annuity contracts. The Separate Account:

•  Holds assets for your benefit and the benefit of other Contract Owners, and the persons entitled to the payouts described in the Contract.

•  Is not subject to the liabilities arising out of any other business Union Security or Hartford may conduct.

•  Is not affected by the rate of return of Union Security's General Account or Hartford's General Account or by the investment performance of any of Union Security's or Hartford's other Separate Accounts.

•  May be subject to liabilities from a Sub-Account of the Separate Account that holds assets of other variable annuity contracts offered by the Separate Account, which are not described in this prospectus.

•  Is credited with income and gains, and takes losses, whether or not realized, from the assets it holds.

We do not guarantee the investment results of the Separate Account. There is no assurance that the value of your Contract will equal the total of the payments you make to us.

The Funds

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Federated Insurance Series

Federated Capital Appreciation Fund II	Seeks capital appreciation by investing primarily in equity securities of large- and mid-cap companies	Federated Equity Management Company of Pennsylvania

Federated Fund for U.S. Government Securities II	Current income by investing primarily in a diversified portfolio of US government and government agency securities and mortgage backed securities.	Federated Investment Management Company

Union Security Insurance Company

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Federated High Income Bond Fund II	High current income by investing primarily in a professionally managed, diversified portfolio of fixed-income securities.	Federated Investment Management Company

Federated Kaufman Fund II	Seeks capital appreciation by investing primarily in common stocks	Federated Equity Management Company of Pennsylvania Sub-advised by Federated Global Investment Management Corp

Federated Managed Volatility Fund II(1)	High current income and moderate capital appreciation by investing in both equity and fixed-income securities that have relatively high relative income potential	Federated Equity Management Company of Pennsylvania Sub-advised by Federated Investment Management Company

Federated Prime Money Fund II*	A money market mutual fund seeking to provide current income consistent with stability of principal and liquidity by investing primarily in a portfolio of short-term, high-quality, fixed income securities	Federated Investment Management Company

Federated Quality Bond Fund II	Current income by investing in a diversified portfolio of investment-grade, fixed-income securities	Federated Investment Management Company

Fixed Accumulation Feature**	Preservation of capital	General Account

*  In a low interest rate environment, yields for money market funds, after deduction of Contract charges may be negative even though the fund's yield, before deducting for such charges, is positive. If you allocate a portion of your Contract Value to a money market Sub-Account or participate in an Asset Allocation Program where Contract Value is allocated to a money market Sub-Account, that portion of your Contract Value may decrease in value.

**  The Fixed Accumulation Feature is not a Sub-Account and the Company does not provide investment advice in connection with this feature.

Notes

1  Formerly Federated Capital Income Fund II

We do not guarantee the investment results of any of the underlying Funds. Since each underlying Fund has different investment objectives, each is subject to different risks. These risks and the Funds' expenses are more fully described in the Funds' prospectus, and the Funds' Statement of Additional Information which may be ordered from us. The Funds' prospectus should be read in conjunction with this Prospectus before investing.

The Funds may not be available in all states.

Mixed and Shared Funding — Shares of the Funds may be sold to our other separate accounts and our insurance company affiliates or other unaffiliated insurance companies to serve as the underlying investment for both variable annuity contracts and variable life insurance policies, a practice known as "mixed and shared funding." As a result, there is a possibility that a material conflict may arise between the interests of Contract Owners, and of owners of other contracts whose contract values are allocated to one or more of these other separate accounts investing in any one of the Funds. In the event of any such material conflicts, we will consider what action may be appropriate, including removing the Fund from the Separate Account or replacing the Fund with another underlying fund. There are certain risks associated with mixed and shared funding. These risks are disclosed in the Funds' prospectus.

Voting Rights — We are the legal owners of all Fund shares held in the Separate Account and we have the right to vote at the Fund's shareholder meetings. To the extent required by federal securities laws or regulations, we will:

•  Notify you of any Fund shareholders' meeting if the shares held for your Contract may be voted.

•  Send proxy materials and a form of instructions that you can use to tell us how to vote the Fund shares held for your Contract.

•  Arrange for the handling and tallying of proxies received from Contract Owners.

•  Vote all Fund shares attributable to your Contract according to instructions received from you, and

•  Vote all Fund shares for which no voting instructions are received in the same proportion as shares for which instructions have been received.

If any federal securities laws or regulations, or their present interpretation, change to permit us to vote Fund shares on our own, we may decide to do so. You may attend any Shareholder Meeting at which shares held for your Contract may be voted. After we begin to make Annuity Payouts to you, the number of votes you have will decrease. As a result of proportional voting,

Union Security Insurance Company

a small number of Contract Owners could determine the outcome of a proposition subject to shareholder vote.

Substitutions, Additions, or Deletions of Funds — We reserve the right, subject to any applicable law, to make certain changes to the Funds offered under your Contract. We may, in our sole discretion, establish new Funds. New Funds will be made available to existing Contract Owners as we determine appropriate. We may also close one or more Funds to additional Premium Payments or transfers from existing Sub-Accounts. Unless otherwise directed, investment instructions will be automatically updated to reflect the Fund surviving after any merger, substitution or liquidation.

We may eliminate the shares of any of the Funds from the Contract for any reason and we may substitute shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account. To the extent required by the Investment Company Act of 1940 (the "1940 Act"), substitutions of shares attributable to your interest in a Fund will not be made until we have the approval of the Commission and we have notified you of the change.

In the event of any substitution or change, we may, by appropriate endorsement, make any changes in the Contract necessary or appropriate to reflect the substitution or change. If we decide that it is in the best interest of Contract Owners, the Separate Account may be operated as a management company under the 1940 Act or any other form permitted by law, may be deregistered under the 1940 Act in the event such registration is no longer required, or may be combined with one or more other Separate Accounts.

Administrative and Distribution Services — Union Security has entered into agreements with the investment advisers or distributors of many of the Funds. Under the terms of these agreements, Union Security, or its agents, provide administrative and distribution related services and the Funds pay fees that are usually based on an annual percentage of the average daily net assets of the Funds. These agreements may be different for each Fund or each Fund family and may include fees under a distribution and/or servicing plan adopted by a Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940.

Fees We Receive from Funds and related parties — We receive substantial and varying administrative service payments and Rule 12b-1 fees from certain Funds or related parties. These types of payments and fees are sometimes referred to as "revenue sharing" payments. We consider revenue sharing payments and fees among a number of factors when deciding to add or keep a fund on the menu of Funds that we offer through the Contract. We collect these payments and fees under agreements between us and a Fund's principal underwriter, transfer agent, investment adviser and/or other entities related to the Fund. We expect to make a profit on these fees.

The availability of these types of arrangements creates an incentive for us to seek and offer Funds (and classes of shares of such Funds) that pay us revenue sharing. Other funds (or available classes of shares) may have lower fees and better overall investment performance.

As of December 31, 2011, we have entered into arrangements to receive administrative service payments and/or Rule 12b-1 fees from each of the following Fund complexes (or affiliated entities): AllianceBernstein Variable Products Series Funds & Alliance Bernstein Investments, American Century Investment Services, Inc, DWS Scudder Distributors, Inc, Federated Securities Corp, ING Fund Services, Invesco Advisors Inc., MFS Fund Distributors, Inc. & Massachusetts Financial Services Company, Nationwide Fund Distributors LLC, Nationwide Fund Advisors, Neuberger Berman Management Inc, Pioneer Variable Contracts Trust & Pioneer Investment Management, Inc. & Pioneer Funds Distributor, Inc., Van Eck Securities Corp; Van Eck Fund, Inc; Van Eck World Wide Investment Trust Funds, LLC, and Wells Fargo Variable Trust & Wells Fargo Fund Management, LLC.

We are affiliated with Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (collectively, the "HLS Funds") based on our affiliation with their investment advisers HL Investment Advisors, LLC and Hartford Investment Management Company. In addition to investment advisory fees, we, or our other insurance company affiliates, receive fees to provide, among other things, administrative, processing, accounting and shareholder services for the HLS Funds.

Not all Fund complexes pay the same amounts of revenue sharing payments and/or Rule 12b-1 fees. Therefore, the amount of fees we collect may be greater or smaller based on the Funds you select. Revenue sharing and Rule 12b-1 fees did not exceed 0.50% and 0.35%, respectively, in 2011, of the annual percentage of the average daily net assets (for instance, in 2011, assuming that you invested in a Fund that paid us the maximum fees and you maintained a hypothetical average balance of $10,000, we would collect $85 from that fund). We will endeavor to update this listing annually and interim arrangements may not be reflected. For the fiscal year ended December 31, 2011, revenue sharing and Rule 12b-1 fees did not exceed approximately $51,000. These fees do not take into consideration indirect benefits received by offering HLS Funds as investment options.

Performance Related Information

The Separate Account may advertise certain performance-related information concerning the Sub-Account. Performance information about a Sub-Account is based on the Sub-Account's past performance only and is no indication of future performance.

When a Sub-Account advertises its standardized total return, it will usually be calculated from the date of either the Separate Account's inception or the Sub-Account's inception, whichever is later, for one year, five years, and ten years or some other relevant periods if the Sub-Account has not been in existence for at least

Union Security Insurance Company

ten years. Total return is measured by comparing the value of an investment in the Sub-Account at the beginning of the relevant period to the value of the investment at the end of the period. Total return calculations reflect a deduction for Total Annual Fund Operating Expenses, any Contingent Deferred Sales Charge, Separate Account Annual Expenses without any optional charge deductions, and the Annual Maintenance Fee.

The Separate Account may also advertise non-standardized total returns that pre-date the inception of the Separate Account. These non-standardized total returns are calculated by assuming that the Sub-Accounts have been in existence for the same periods as the underlying Funds and by taking deductions for charges equal to those currently assessed against the Sub-Accounts. Non-standardized total return calculations reflect a deduction for Total Annual Fund Operating Expenses and Separate Account Annual Expenses without any optional charge deductions, and do not include deduction for Contingent Deferred Sales Charge or the Annual Maintenance Fee. This means the non-standardized total return for a Sub-Account is higher than the standardized total return for a Sub-Account. These non-standardized returns must be accompanied by standardized returns.

If applicable, the Sub-Accounts may advertise yield in addition to total return. This yield is based on the 30-day SEC yield of the underlying Fund less the recurring charges at the Separate Account level.

A money market Sub-Account may advertise yield and effective yield. The yield of a Sub-Account over a seven-day period and then annualized, i.e. the income earned in the period is assumed to be earned every seven days over a 52-week period and stated as a percentage of the investment. Effective yield is calculated similarly but when annualized, the income earned by the investment is compounded in the course of a 52-week period. Yield and effective yield include the recurring charges at the Separate Account level.

We may provide information on various topics to Contract Owners and prospective Contract Owners in advertising, sales literature or other materials. These topics may include the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets, investment strategies and techniques (such as systematic investing, Dollar Cost Averaging and asset allocation), the advantages and disadvantages of investing in tax-deferred and taxable instruments, customer profiles and hypothetical purchase scenarios, financial management and tax and retirement planning, and other investment alternatives, including comparisons between the Contract and the characteristics of and market for such alternatives.

Fixed Accumulation Feature

Important Information You Should Know: This portion of the Prospectus relating to the Fixed Accumulation Feature, which is called the Fixed Account in your Contract, is not registered under the Securities Act of 1933 ("1933 Act") and the Fixed Accumulation Feature is not registered as an investment company under the 1940 Act. The Fixed Accumulation Feature or any of its interests are not subject to the provisions or restrictions of the 1933 Act or the 1940 Act, and the staff of the Securities and Exchange Commission has not reviewed the disclosure regarding the Fixed Accumulation Feature. The following disclosure about the Fixed Accumulation Feature may be subject to certain generally applicable provisions of the federal securities laws regarding the accuracy and completeness of disclosure.

Premium Payments and Contract Values allocated to the Fixed Accumulation Feature become a part of our General Account assets. We invest the assets of the General Account according to the laws governing the investments of insurance company General Accounts. Premium Payments and Contract Values allocated to the Fixed Accumulation Feature are available to our general creditors. The maximum allowed to be invested in the Fixed Accumulation Feature is $500,000. The General Account is not a bank account and is not insured by the FDIC or any other government agency. We receive a benefit from all amounts held in the General Account.

We guarantee that we will credit interest to amounts you allocate to the Fixed Accumulation Feature at a minimum rate that meets your State's minimum non-forfeiture requirements. We reserve the right to prospectively declare different rates of excess interest depending on when amounts are allocated or transferred to the Fixed Accumulation Feature. This means that amounts at any designated time may be credited with a different rate of excess interest than the rate previously credited to such amounts and to amounts allocated or transferred at any other designated time. We will periodically publish the Fixed Accumulation Feature interest rates currently in effect. There is no specific formula for determining interest rates and no assurances are offered as to future rates. Some of the factors that we may consider in determining whether to credit excess interest are: general economic trends, rates of return currently available for the types of investments and durations that match our liabilities and anticipated yields on our investments; regulatory and tax requirements; and competitive factors. We will account for any deductions, Surrenders or transfers from the Fixed Accumulation Feature on a "first-in first-out" basis.

Important: Any interest credited to amounts you allocate to the Fixed Accumulation Feature in excess of 3% per year will be determined at our sole discretion. You assume the risk that interest credited to the Fixed Accumulation Feature may not exceed the minimum guarantee of 3% for any given year.

The Fixed Accumulation Feature is only available in Maryland, Pennsylvania, and Washington.

From time to time, we may credit increased interest rates under certain programs established in our sole discretion.

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Guarantee Periods

Any amount you allocate to our General Account under this Contract earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of ten years. We call this a Guarantee Period. At the end of your Guarantee Period, your Contract Value, including accrued interest, will be allocated to a new Guarantee Period that is the same length as your original Guarantee Period. However, you may reallocate your Contract Value to different then available Guarantee Periods or to the Sub-Accounts. If you decide to reallocate your Contract Value, you must do so by sending us a written request. We must receive your written request at least three business days before the end of your Guarantee Period. The first day of your new Guarantee Period or other reallocation will be the day after the end of your previous Guarantee Period. We will notify you at least 45 days and not more than 75 days before the end of your Guarantee Period.

Each Guarantee Period has its own guaranteed interest rate, which may differ from other Guarantee Periods. We will, at our discretion, change the guaranteed interest rate for future Guarantee Periods. These changes will not affect the guaranteed interest rates we are paying on current Guarantee Periods. The guaranteed interest rate will never be less than an effective annual rate of 3%. We cannot predict or assure the level of any future guaranteed interest rates in excess of an effective annual rate of 3%.

We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a Guarantee Period at the time we receive a Purchase Payment from you, or at the time we execute a transfer you have requested, or at the time a Guarantee Period is renewed. You may obtain information concerning the guaranteed interest rates that apply to the various Guarantee Periods. You may obtain this information from our home office or from your sales representative at any time.

The maximum amount you can invest in a Guarantee Period is $500,000.

We do not have a specific formula for establishing the guaranteed interest rates for the Guarantee Periods. Guaranteed interest rates may be influenced by the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. Guaranteed interest rates do not necessarily correspond to the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. In addition, when we determine guaranteed interest rates, we may consider:

•  the duration of a Guarantee Period,

•  regulatory and tax requirements,

•  sales and administrative expenses we bear,

•  risks we assume,

•  our profitability objectives, and

•  general economic trends.

Guarantee Periods are not available for Contracts issued in Maryland or Washington.

Market Value Adjustment

Except as described below, we will apply a Market Value Adjustment to any general account value that is surrendered, transferred, or otherwise paid out (annuitized) before the end of a Guarantee Period. For example, we will apply a Market Value Adjustment to the general account value that we pay as an amount applied to an Annuity Payout option, or as an amount paid as a single sum in lieu of an Annuity Payout.

The purpose of the Market Value Adjustment is to generally transfer the risk to you of prematurely liquidating your investment. The Market Value Adjustment reflects both the amount of time left in your Guarantee period and the difference between the rate of interest credited to your current Guarantee period and the interest rate we are crediting to a new Guarantee Period with a duration equal to the amount of time left in your Guarantee Period. If your Guarantee Period's rate of interest is lower than the sum of the new Guarantee Period interest rate and the Market Value Adjustment factor, then the application of the Market Value Adjustment will reduce the amount you receive or transfer. Conversely, if your Guarantee Period's rate of interest is higher than the sum of the rate of interest we are crediting for the new Guarantee Period and the Market Value Adjustment factor, then the application of the Market Value Adjustment will increase the amount you receive or transfer. You will find a sample Market Value Adjustment calculation in Appendix I.

We do not apply a Market Value Adjustment to withdrawals and transfers of the general account value in the following circumstances:

1.  Death benefits paid pursuant to a Contract;

2.  Surrenders or transfers from the one-year Guarantee Period;

3.  Surrenders during a 30 day period that begins 15 days before the end of the Guarantee Period in which the general account value was being held, and that ends 15 days after the end of the Guarantee Period in which the general account value was being held; and

4.  Surrenders or transfers from a Guarantee Period on a periodic, automatic basis. This exception only applies to such withdrawals or transfers under a formal company program. We may impose conditions and limitations on any formal company program for the withdrawal or transfer of general account values. Ask your representative about the availability of such a program in your state and applicable conditions and limitations.

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The Contract

Purchases and Contract Value

What types of Contracts are available?

The Contract is an individual or group tax-deferred variable annuity contract. It is designed for retirement planning purposes and may be purchased by any individual, group or trust, including:

•  Any trustee or custodian for a retirement plan qualified under Sections 401(a) or 403(a) of the Code;

•  Individual Retirement Annuities adopted according to Section 408 of the Code;

•  Employee pension plans established for employees by a state, a political subdivision of a state, or an agency of either a state or a political subdivision of a state; and

•  Certain eligible deferred compensation plans as defined in Section 457 of the Code.

We will no longer accept additional Premium Payments into any individual annuity contract funded through a 403(b) plan.

The examples above represent Qualified Contracts, as defined by the Code. In addition, individuals and trusts can also purchase Contracts that are not part of a tax qualified retirement plan. These are known as Non-Qualified Contracts.

If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax-deferred treatment under the Code.

How do I purchase a Contract?

This Contract is no longer available for new sales.

Premium Payments sent to us must be made in U.S. dollars and checks must be drawn on U.S. banks. We do not accept cash, third party checks or double endorsed checks. We reserve the right to limit the number of checks processed at one time. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred. A check must clear our account through our Administrative Office to be considered to be in good order.

Premium Payments may not exceed $1 million without our prior approval. We reserve the right to impose special conditions on anyone who seeks our approval to exceed this limit.

You and your Annuitant must not be older than age 85 on the date that your Contract is issued. You must be of minimum legal age in the state where the Contract is being purchased or a guardian must act on your behalf. Optional riders are subject to additional maximum issue age restrictions.

It is important that you notify us if you change your address. If your mail is returned to us, we are likely to suspend future mailings until an updated address is obtained. In addition, we may rely on a third party, including the US Postal Service, to update your current address. Failure to give us a current address may result in payments due and payable on your annuity contract being considered abandoned property under state law, and remitted to the applicable state.

How are Premium Payments applied to my Contract?

Your initial Premium Payment will be invested within two Valuation Days of our receipt of both a properly completed application/order request and the Premium Payment. If we receive your subsequent Premium Payment before the close of the New York Stock Exchange, it will be priced on the same Valuation Day. If we receive your Premium Payment after the close of the New York Stock Exchange, it will be invested on the next Valuation Day. If we receive your subsequent Premium Payment on a Non-Valuation Day, the amount will be invested on the next Valuation Day. Unless we receive new instructions, we will invest the Premium Payment based on your last allocation instructions on record. We will send you a confirmation when we invest your Premium Payment.

If the request or other information accompanying the initial Premium Payment is incomplete when received, we will hold the money in a non-interest bearing account for up to five Valuation Days (from the Valuation Day that we actually receive your initial Premium Payment at our Administrative Office together with the Premium Payment) while we try to obtain complete information. If we cannot obtain the information within five Valuation Days, we will either return the Premium Payment and explain why the Premium Payment could not be processed or keep the Premium Payment if you authorize us to keep it until you provide the necessary information.

Can I cancel my Contract after I purchase it?

If, for any reason, you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before we can cancel your Contract.

Unless otherwise required by state law, we will pay you your Contract Value as of the Valuation Date we receive your request to cancel and will refund any sales or contract charges incurred during the period you owned the Contract. The Contract Value may be more or less than your Premium Payments depending upon the investment performance of your Account. This means that you bear the risk of any decline in your Contract Value until we receive your notice of cancellation. In certain states, however, we are required to return your Premium Payment without deduction for any fees or charges.

How is the value of my Contract calculated before the Annuity Commencement Date?

The Contract Value is the sum of all Accounts. There are two things that affect your Sub-Account value: (1) the number of Accumulation Units and (2) the Accumulation Unit Value. The

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Sub-Account value is determined by multiplying the number of Accumulation Units by the Accumulation Unit Value. On any Valuation Day your Contract Value reflects the investment performance of the Sub-Accounts and will fluctuate with the performance of the underlying Funds.

When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. The more Premium Payments you make to your Contract, the more Accumulation Units you will own. You decrease the number of Accumulation Units you have by requesting Surrenders, transferring money out of an Account, settling a Death Benefit claim or by annuitizing your Contract.

To determine the current Accumulation Unit Value, we take the prior Valuation Day's Accumulation Unit Value and multiply it by the Net Investment Factor for the current Valuation Day.

The Net Investment Factor is used to measure the investment performance of a Sub-Account from one Valuation Day to the next. The Net Investment Factor for each Sub-Account equals:

•  The net asset value per share plus applicable distributions per share of each Fund at the end of the current Valuation Day divided by

•  The net asset value per share of each Fund held at the end of the prior Valuation Day; multiplied by

•  The daily expense factor for the mortality and expense risk charge adjusted for the number of days in the period, and any other applicable charges.

We will send you a statement at least annually, which tells you how many Accumulation Units you have, their value and your total Contract Value.

A Contract's Guarantee Period value is guaranteed by Union Security. We bear the investment risk with respect to amounts allocated to a Guarantee Period, except to the extent that (1) we may vary the guaranteed interest rate for future Guarantee Periods (subject to the 3% effective annual minimum) and (2) the Market Value Adjustment imposes investment risks on you. The Contract's Guarantee Period value on any Valuation Date is the sum of its General Account values in each Guarantee Period on that date. The General Account value in a Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable guaranteed interest rate:

•  The amount of Premium Payments or transferred amounts allocated to the Guarantee Period; less

•  The amount of any transfers or Surrenders out of the Guarantee Period.

Can I transfer from one Sub-Account to another?

You may make transfers between the Sub-Accounts offered in this Contract according to our policies and procedures as amended from time to time.

What is a Sub-Account Transfer?

A Sub-Account transfer is a transaction requested by you that involves reallocating part or all of your Contract Value among the Funds available in your Contract. Your transfer request will be processed as of the end of the Valuation Day that it received is in good order. Otherwise, your request will be processed on the following Valuation Day. We will send you a confirmation when we process your transfer. You are responsible for verifying transfer confirmations and promptly advising us of any errors within 30 days of receiving the confirmation.

What Happens When I Request a Sub-Account Transfer?

Many Contract Owners request Sub-Account transfers. Some request transfers into (purchases) a particular Sub-Account, and others request transfers out of (redemptions) a particular Sub-Account. In addition, some Contract Owners allocate new Premium Payments to Sub-Accounts, and others request Surrenders. We combine all the daily requests to transfer out of a Sub-Account along with all Surrenders from that Sub-Account and determine how many shares of that Fund we would need to sell to satisfy all Contract Owners' "transfer-out" requests. At the same time, we also combine all the daily requests to transfer into a particular Sub-Account or new Premium Payments allocated to that Sub-Account and determine how many shares of that Fund we would need to buy to satisfy all Contract Owners' "transfer-in" requests.

In addition, many of the Funds that are available as investment options in our variable annuity products are also available as investment options in variable life insurance policies, retirement plans, funding agreements and other products offered by us or our affiliates. Each day, investors and participants in these other products engage in similar transfer transactions.

We take advantage of our size and available technology to combine sales of a particular Fund for many of the variable annuities, variable life insurance policies, retirement plans, funding agreements or other products offered by us or our affiliates. We also combine many of the purchases of that particular Fund for many of the products we offer. We then "net" these trades by offsetting purchases against redemptions. Netting trades has no impact on the net asset value of the Fund shares that you purchase or sell. This means that we sometimes reallocate shares of a Fund rather than buy new shares or sell shares of the Fund.

For example, if we combine all transfer-out (redemption) requests and Surrenders of a stock Fund Sub-Account with all other sales of that Fund from all our other products, we may have to sell $1 million dollars of that Fund on any particular day. However, if other Contract Owners and the owners of other products offered by us, want to transfer-in (purchase) an amount equal to $300,000 of that same Fund, then we would send a sell order to the Fund for $700,000 (a $1 million sell order minus the purchase order of $300,000) rather than making two or more transactions.

Union Security Insurance Company

What Restrictions Are There on My Ability to Make a Sub-Account Transfer?

First, you may make only one Sub-Account transfer request each day. We limit each Contract Owner to one Sub-Account transfer request each Valuation Day. We count all Sub-Account transfer activity that occurs on any one Valuation Day as one "Sub-Account transfer;" however, you cannot transfer the same Contract Value more than once a Valuation Day.

Examples

Transfer Request Per Valuation Day	Permissible?
Transfer $10,000 from a money market Sub-Account to a growth Sub-Account	Yes

Transfer $10,000 from a money market Sub-Account to any number of other Sub-Accounts (dividing the $10,000 among the other Sub-Accounts however you chose)	Yes

Transfer $10,000 from any number of different Sub-Accounts to any number of other Sub-Accounts	Yes

Transfer $10,000 from a money market
Sub-Account to a growth Sub-Account and
then, before the end of that same Valuation
Day, transfer the same $10,000 from the
growth Sub-Account to an international
Sub-Account	No

Second, you are allowed to submit a total of 20 Sub-Account transfers each Contract Year (the "Transfer Rule") by U.S. Mail, Voice Response Unit, Internet or telephone. Once you have reached the maximum number of Sub-Account transfers, you may only submit any additional Sub-Account transfer requests and any trade cancellation requests in writing through U.S. Mail or overnight delivery service. In other words, Voice Response Unit, Internet or telephone transfer requests will not be honored. We may, but are not obligated to, notify you when you are in jeopardy of approaching these limits. For example, we will send you a letter after your 10th Sub-Account transfer to remind you about the Transfer Rule. After your 20th transfer request, our computer system will not allow you to do another Sub-Account transfer by telephone, Voice Response Unit or via the Internet. You will then be instructed to send your Sub-Account transfer request by U.S. Mail or overnight delivery service.

We reserve the right to aggregate your Contracts (whether currently existing or those recently surrendered) for the purposes of enforcing these restrictions.

The Transfer Rule does not apply to Sub-Account transfers that occur automatically as part of a Company-sponsored asset allocation or Dollar Cost Averaging program. Reallocations made based on a Fund merger, substitution or liquidation also do not count toward this transfer limit. Restrictions may vary based on state law.

We make no assurances that the Transfer Rule is or will be effective in detecting or preventing market timing.

Third, policies have been designed to restrict excessive Sub-Account transfers. You should not purchase this Contract if you want to make frequent Sub-Account transfers for any reason. In particular, don't purchase this Contract if you plan to engage in "market timing," which includes frequent transfer activity into and out of the same Fund, or frequent Sub-Account transfers in order to exploit any inefficiencies in the pricing of a Fund. Even if you do not engage in market timing, certain restrictions may be imposed on you, as discussed below:

Generally, you are subject to Fund trading policies, if any. We are obligated to provide, at the Fund's request, tax identification numbers and other shareholder identifying information contained in our records to assist Funds in identifying any pattern or frequency of Sub-Account transfers that may violate their trading policy. In certain instances, we have agreed to serve as a Fund's agent to help monitor compliance with that Fund's trading policy.

We are obligated to follow each Fund's instructions regarding enforcement of their trading policy. Penalties for violating these policies may include, among other things, temporarily or permanently limiting or banning you from making Sub-Account transfers into a Fund or other funds within that fund complex. We are not authorized to grant exceptions to a Fund's trading policy. Please refer to each Fund's prospectus for more information. Transactions that cannot be processed because of Fund trading policies will be considered not in good order.

In certain circumstances, fund trading policies do not apply or may be limited. For instance:

•  Certain types of financial intermediaries may not be required to provide us with shareholder information.

•  "Excepted funds" such as money market funds and any Fund that affirmatively permits short-term trading of its securities may opt not to adopt this type of policy. This type of policy may not apply to any financial intermediary that a Fund treats as a single investor.

•  A Fund can decide to exempt categories of contract holders whose contracts are subject to inconsistent trading restrictions or none at all.

•  Non-shareholder initiated purchases or redemptions may not always be monitored. These include Sub-Account transfers that are executed: (i) automatically pursuant to a company-sponsored contractual or systematic program such as transfers of assets as a result of "dollar cost averaging" programs, asset allocation programs, automatic rebalancing programs, annuity payouts, loans, or systematic withdrawal programs; (ii) as a result of the payment of a Death Benefit; (iii) as a step-up in Contract Value pursuant to a Contract Death Benefit or guaranteed minimum withdrawal benefit; (iv) as a result of any deduction of charges or fees under a Contract; or (v) as a result of payments such as loan repayments, scheduled contributions, scheduled withdrawals or surrenders, retirement plan salary reduction contributions, or planned premium payments.

Union Security Insurance Company

Possibility of undetected abusive trading or market timing. We may not be able to detect or prevent all abusive trading or market timing activities. For instance,

•  Since we net all the purchases and redemptions for a particular Fund for this and many of our other products, transfers by any specific market timer could be inadvertently overlooked.

•  Certain forms of variable annuities and types of Funds may be attractive to market timers. We cannot provide assurances that we will be capable of addressing possible abuses in a timely manner.

•  In some cases, we were unable to count the number of Sub-Account transfers requested by group annuity participants co-investing in the same Funds ("Participants") or enforce the Transfer Rule because we do not keep Participants' account records for a Contract. In those cases, the Participant account records and Participant Sub-Account transfer information are kept by such owners or its third party service provider. These owners and third party service providers may provide us with limited information or no information at all regarding Participant Sub-Account transfers.

Power of Attorney — You may authorize another person to make transfers on your behalf by submitting a completed power of attorney form. Once we have the completed form on file, we will accept transfer instructions from your designated third party, subject to any transfer restrictions in place, until we receive new instructions in writing from you. You will not be able to make transfers or other changes to your Contract if you have authorized someone else to act under a power of attorney.

Fixed Accumulation Feature Transfers — During each Contract Year during the Accumulation Period, you may make no more than one transfer out of the Fixed Accumulation Feature to Sub-Accounts. The transfers must be at least $1,000. All transfer allocations must be in whole numbers (e.g., 1%). You may transfer up to 50% of your total amount in the Fixed Accumulation Feature, unless the balance is less than $1,000, then you must transfer the entire amount. These transfer limits do not include transfers done through Dollar Cost Averaging or the DCA Plus Program.

Fixed Accumulation Feature Transfer Restrictions — We reserve the right to defer transfers from the Fixed Accumulation Feature for up to 6 months from the date of your request. After any transfer, you must wait six months before moving Sub-Account Values back to the Fixed Accumulation Feature. After the Annuity Commencement Date, you may not make transfers from the Fixed Account Feature.

Transfers between the Sub-Accounts and Guarantee Periods — You may transfer from the Sub-Accounts to a Guarantee Period or from one Guarantee Period to another Guarantee Period. Transfers from a Guarantee Period, other than the one-year Guarantee Period, are subject to a Market Value Adjustment if the transfer is:

•  more than 15 days before or 15 days after the expiration of the existing Guarantee Period, or

•  are not part of a formal Union Security program for the transfer of General Account value.

The amount of any positive or negative Market Value Adjustment will be added or deducted from the transferred amount.

You may not make a transfer into the one-year Guarantee Period within six months of a transfer out of the one-year Guarantee Period.

We reserve the right to impose a Transfer Fee not to exceed $25 per transfer. For purposes of the Transfer Fee, we will count all transfers between and among the Sub-Accounts, the Fixed Accumulation Feature, and the Guarantee Periods as one transfer if all of the transfer requests are made at the same time as part of one request.

Charges and Fees

The following charges and fees are associated with the Contract:

The Contingent Deferred Sales Charge

The Contingent Deferred Sales Charge covers some of the expenses relating to the sale and distribution of the Contract, including commissions paid to registered representatives and the cost of preparing sales literature and other promotional activities.

We assess a Contingent Deferred Sales Charge when you request a full or partial Surrender. The percentage of the Contingent Deferred Sales Charge is based on how long your Premium Payments have been in the Contract. The Contingent Deferred Sales Charge will not exceed the total amount of the Premium Payments made. Each Premium Payment has its own Contingent Deferred Sales Charge schedule. Premium Payments are Surrendered in the order in which they were received. The longer you leave your Premium Payments in the Contract, the lower the Contingent Deferred Sales Charge will be when you Surrender.

The Contingent Deferred Sales Charge is a percentage of the amount Surrendered and is equal to:

Number of years from Premium Payment	Contingent Deferred Sales Charge
1-3	7%
4	5%
5	4%
6	3%
7	2%
8 or more	0%

Subject to the deemed order of Surrender below, the following Surrenders are NOT subject to a Contingent Deferred Sales Charge:

•  Annual Withdrawal Amount — In any Contract Year you may take partial Surrenders up to 10% of the Premium Payments we received before the partial Surrender, regardless of whether you have previously Surrendered such Premium Payments.

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•  Surrenders made from Premium Payments invested for more than Seven years — After the seventh Contract Year, you may take any Premium Payment that has been held in the Contract for seven years which has not been previously been Surrendered.

•  Any Earnings that have not been previously Surrendered.

If all of the Contract Owners are less than age 61 when the Contract is purchased we deem the portion of a Surrender to be withdrawn in the following order:

(1)  All Purchase Payments that we received more than seven years before the partial Surrender.

(2)  10% of Premium Payments that have been held in the Contract for less than seven years before the partial Surrender.

(3)  Premium Payments that have been held in the Contract for less than seven years that have not previously been Surrendered.

(4)  Earnings.

If any of the Contract Owners are age 61 or older, when the Contract is purchased we deem the portion of a Surrender to be withdrawn in the following order:

(1)  Earnings.

(2)  All Purchase Payments that we received more than seven years before the partial Surrender.

(3)  10% of Premium Payments that have been held in the Contract for less than seven years before the partial Surrender.

(4)  Premium Payments that have been held in the Contract for less than seven years that have not previously been Surrendered.

Under the following situations, the Contingent Deferred Sales Charge is WAIVED:

•  We will waive any Contingent Deferred Sales Charge applicable to a partial or full Surrender if you, the joint owner or the Annuitant, is confined for at least 60 calendar days to a: (a) facility recognized as a general hospital by the proper authority of the state in which it is located; or (b) facility recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; or (c) facility certified as a hospital or long-term care facility; or (d) nursing home licensed by the state in which it is located and offers the services of a registered nurse 24 hours a day. If you, the joint owner or the Annuitant is confined when you purchase the Contract, this waiver is not available. For it to apply, you must: (a) have owned the Contract continuously since it was issued, (b) provide written proof of confinement satisfactory to us, and (c) request the Surrender within 60 calendar days of the last day of confinement. This waiver may not be available in all states. This waiver is also not available for confinements due to substance abuse or mental disorders without a demonstrable organic disease. Please contact your Registered Representative or us to determine if it is available for you.

•  For Required Minimum Distributions — This allows Annuitants who are age 70 1/2 or older, with a Contract held under an Individual Retirement Account or 403(b) plan, to Surrender an amount equal to the Required Minimum Distribution for the Contract without a Contingent Deferred Sales Charge. All requests for Required Minimum Distributions must be in writing.

•  On or after the Annuitant's 110th birthday.

•  For any contract owned by Fortis, or its subsidiaries, and the following persons associated with such companies, if at the time of contract issuance they are an officer, director, employee, or a family member of an officer, director, or employee.

•  For any contract owned by any representative or employee of Woodbury Financial Services, or of other broker-dealers having a sales agreement with Woodbury Financial Services, or a family member of such representative or employee.

The following situations are NOT subject to a Contingent Deferred Sales Charge:

•  Upon death of the Annuitant or Contract Owner — No Contingent Deferred Sales Charge will be deducted if the Annuitant or Contract Owner dies.

•  Upon Annuitization — The Contingent Deferred Sales Charge is not deducted when you annuitize the Contract. We will charge a Contingent Deferred Sales Charge if the Contract is fully Surrendered during the Contingent Deferred Sales Charge period under an Annuity Payout Option which allows Surrenders.

•  For substantially equal periodic payments — We will waive the Contingent Deferred Sales Charge if you take part in a program for partial Surrenders where you receive a scheduled series of substantially equal periodic payments. Payments under this program must be made at least annually for your life (or your life expectancy) or the joint lives (or joint life expectancies) of you and your designated Beneficiary.

•  Upon cancellation during the Right to Cancel Period.

Mortality and Expense Risk Charge

For assuming mortality and expense risks under the Contract we deduct a mortality and expense risk charge that is subtracted daily. If all of the Contract Owners are less than age 61 when the Contract is purchased that charge is equal to an annual charge of 1.10% of your Contract Value invested in the Sub-Accounts. If any of the Contract Owners are age 61 or older, when the Contract is purchased that charge is equal to an annual charge of 1.30% of your Contract Value invested in the Sub-Accounts.

•  Mortality Risk — There are two types of mortality risks that we assume, those made while your Premium Payments

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are accumulating and those made once Annuity Payouts have begun.

During the period your Premium Payments are accumulating, we are required to cover any difference between the Death Benefit paid and the Surrender Value. These differences may occur during periods of declining value or in periods where the Contingent Deferred Sales Charges would have been applicable. The risk that we bear during this period is that actual mortality rates, in aggregate, may exceed expected mortality rates.

Once Annuity Payouts have begun, we may be required to make Annuity Payouts as long as the Annuitant is living, regardless of how long the Annuitant lives. We would be required to make these payments if the Payout Option chosen is the Life Annuity, Life Annuity With Payments for 10 or 20 years or Joint and Full Survivor Life Annuity Payout Option. The risk that we bear during this period is that the actual mortality rates, in aggregate, may be lower than the expected mortality rates.

•  Expense Risk — We also bear an expense risk that the Contingent Deferred Sales Charges and the Annual Maintenance Fee collected before the Annuity Commencement Date may not be enough to cover the actual cost of selling, distributing and administering the Contract.

Although variable Annuity Payouts will fluctuate with the performance of the underlying Fund selected, your Annuity Payouts will not be affected by (a) the actual mortality experience of our Annuitants, or (b) our actual expenses if they are greater than the deductions stated in the Contract. Because we cannot be certain how long our Annuitants will live, we charge this percentage fee based on the mortality tables currently in use. The mortality and expense risk charge enables us to keep our commitments and to pay you as planned.

Administrative Charge

This is a charge for the administration of the Contract. This is an administrative fee equal to an annual charge of 0.10% of the Contract Values held in the Separate Account.

Premium Taxes

We deduct Premium Taxes, imposed on us, by a state or other government agency. Some states collect the taxes when Premium Payments are made; others collect at Annuitization. Since we pay Premium Taxes when they are required by applicable law, we may deduct them from your Contract when we pay the taxes, upon Surrender, or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality and currently ranges from 0% – 3.5%.

Charges Against the Funds

The Separate Account purchases shares of the Funds at net asset value. The net asset value of the Fund shares reflects investment advisory fees and administrative expenses already deducted from the assets of the Funds. These charges are described in the Fund prospectuses.

Death Benefit

What is the Death Benefit and how is it calculated?

The Death Benefit is the amount we will pay if the Contract Owner or Annuitant dies before the Annuity Commencement Date. The Death Benefit is calculated when we receive a certified death certificate or other legal document acceptable to us along with complete instructions from all beneficiaries on how to pay the death benefit.

Until we receive proof of death and the completed instructions from the Beneficiary, the Death Benefit will remain invested in the same Accounts, according to the Contract Owner's last instructions. Therefore, the Death Benefit amount will fluctuate with the performance of the underlying Funds. When there is more than one Beneficiary, we will calculate the Accumulation Units for each Sub-Account for each Beneficiary's portion of the proceeds.

If all of the Contract Owners are less than age 61 when the Contract is purchased the Death Benefit is the greatest of:

•  The Contract Value of your Contract;

•  The highest Anniversary Value of each Contract Anniversary prior to the earlier of the date of death or the Contract Owner's 80th birthday;

•  The total Premium Payments you have made to us minus adjustments for partial Surrenders;

•  If the Contract Owner (or Annuitant in the case of a non-natural Contract Owner) dies prior to age 80, then the Death Benefit equals total Premium Payments you have made to us minus adjustments for partial Surrenders plus, interest compounded annually at 4% on such amounts (3% for policies issued in the state of Washington) minus adjustments for partial Surrenders (the "Rollup Amount"); or

•  If the Contract Owner (or Annuitant in the case of a non-natural Contract Owner) dies after age 80, then the Death benefit equals total Premium Payments you have made to us minus adjustments for partial Surrenders plus, the Roll-Up Amount.

Adjustments are made for partial Surrenders for calculating the Anniversary Value by:

•  Taking the amount of the partial Surrender and

•  Dividing that amount by the Contract Value immediately before the partial Surrender and

•  Multiplying that amount by the Contract Value on the Contract Anniversary, plus Premium Payments made since that Anniversary and before the partial Surrender, minus adjustments for withdrawals made since that Anniversary and before the partial Surrender.

Adjustments are made for partial Surrenders for calculating the Death Benefit using the Rollup Amount by:

•  Taking the amount of the partial Surrender and

•  Dividing that amount by the Contract Value immediately before the partial Surrender and

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•  Multiplying that amount by the Rollup Amount before the partial Surrender plus, any Premium Payments made on or after the date the Contract Owner reaches his or her 80th birthday and before the partial Surrender, minus adjustments for any partial Surrenders made on or after the date the Contract Owner reaches his or her 80th birthday and before the partial Surrender.

If one or more of the Contract Owners are age 61 or older, when the contract is purchased the Death Benefit will be the same as the Death Benefit provided above, except that all references to age 80 will be replaced with age 75.

How is the Death Benefit paid?

The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. On the date we receive proof of death and complete instructions from the Beneficiary, we will compute the Death Benefit to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive the complete instructions on a Non-Valuation Day, computations will take place on the next Valuation Day.

If the Death Benefit is $50,000 or more, the Beneficiary may elect to have their Death Benefit paid through our "Safe Haven program." Under this program, the proceeds remain in our General Account and the Beneficiary will receive a draft book. Proceeds are guaranteed by the claims paying ability of the Company; however, it is not a bank account and is not insured by the Federal deposit Insurance Corporation (FDIC), nor is it backed by any federal or state government agency. The Beneficiary can write one draft for total payment of the Death Benefit, or keep the money in the General Account and write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. The interest rate is based upon the analysis of interest rates credited to funds left on deposit with other insurance companies under programs similar to The Hartford's Safe Haven Program. In determining the interest rate, we also factor in the impact of our profitability, general economic trends, competitive factors and administrative expenses. The interest rate credit is not the same rate earned on assets in the Fixed Accumulation Feature or Personal Pension Account and is not subject to minimum interest rates prescribed by state non-forfeiture laws. For federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment on transfer of the Death benefit amount to the General account. The interest will be taxable to the Beneficiary in the tax year that it is credited. We may not offer the Safe Haven program in all states and we reserve the right to discontinue offering it at any time. Although there are no direct charges for the program, we earn investment income from the proceeds. The Investment income we earn is likely more than the amount of interest we credit; therefore, we make a profit from the difference.

The Beneficiary may elect, under the Annuity Proceeds Settlement Option, "Death Benefit Remaining with the Company", to leave proceeds from the Death Benefit with us for up to five years from the date of death if the death occurred before the Annuity Commencement Date. Once we receive a certified death certificate or other legal document acceptable to us, the Beneficiary can: (a) make Sub-Account transfers and (b) take Surrenders.

The Beneficiary of a non-qualified Contract or IRA may also elect the "Single Life Expectancy Only" option. This option allows the Beneficiary to take the Death Benefit invested in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.

Required Distributions — If the Contract Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five years after death, or be distributed under a distribution option or Annuity Payout Option that satisfies the Alternatives to the Required Distributions described below.

If the Contract Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option that permits the Beneficiary to elect to continue Annuity Payouts or receive the Commuted Value, any remaining value must be distributed at least as rapidly as under the payment method being used as of the Contract Owner's death.

If the Contract Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Contract Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Contract Owner.

What should the Beneficiary consider?

Alternatives to the Required Distributions — The selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one year of the date of death.

If these conditions are not met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.

Spousal Contract Continuation — If the Contract Owner dies and the Beneficiary is the Contract Owner's spouse, the Beneficiary may elect to continue the Contract as the Contract Owner, receive the death benefit in one lump sum payment or elect an Annuity Payout Option. If the Contract continues with the spouse as Contract Owner, we will adjust the Contract Value to the amount that we would have paid as the Death Benefit payment, had the spouse elected to receive the Death Benefit as a lump sum payment. Spousal Contract Continuation will only apply one time for each Contract.

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Surrenders

What kinds of Surrenders are available?

Full Surrenders before the Annuity Commencement Date — When you Surrender your Contract before the Annuity Commencement Date and while the Annuitant is living, the Surrender Value of the Contract will be made in a lump sum payment. The Surrender Value is the Contract Value minus any applicable Contingent Deferred Sales Charge and Premium Taxes. The Surrender Value may be more or less than the amount of the Premium Payments made to a Contract.

Partial Surrenders before the Annuity Commencement Date — You may request a partial Surrender of Contract Values at any time before the Annuity Commencement Date and while the Annuitant is living. There are two restrictions:

•  The partial Surrender amount must be at least equal to $1,000, our current minimum for partial Surrenders, and

•  The Contract must have a minimum Contract Value of $1,000 after the Surrender. We reserve the right to close your Contract and pay the full Surrender Value if the Contract Value is under the minimum after the Surrender.

Both full and partial Surrenders are taken proportionally from the Sub-Accounts and the Fixed Accumulation Feature.

How do I request a Surrender?

Requests for full Surrenders must be in writing. Requests for partial Surrenders can be made in writing or by telephone. We will send your money within seven days of receiving complete instructions. However, we may postpone payment of Surrenders whenever: (a) the New York Stock Exchange is closed, (b) trading on the New York Stock Exchange is restricted by the SEC, (c) the SEC permits and orders postponement, or (d) the SEC determines that an emergency exists to restrict valuation. We may also defer payment of Surrender proceeds payable out of the Fixed Accumulation Feature or any Guaranteed Period for a period of up to 6 months.

Written Requests — To request a full or partial Surrender, complete a Surrender Form or send us a letter, signed by you, stating:

•  the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges,

•  your tax withholding amount or percentage, if any, and

•  your mailing address.

You may submit this form via facsimile.

If there are joint Contract Owners, both must authorize all Surrenders. For a partial Surrender, specify the Accounts that you want your Surrender to come from, otherwise, the Surrender will be taken in proportion to the value in each Account.

Telephone Requests — To request a partial Surrender by telephone, we must have received your completed Telephone Redemption Program Enrollment Form. If there are joint Contract Owners, both must sign this form. By signing the form, you authorize us to accept telephone instructions for partial Surrenders from either Contract Owner. Telephone authorization will remain in effect until we receive a written cancellation notice from you or your joint Contract Owner, we discontinue the program; or you are no longer the owner of the Contract. There are some restrictions on telephone surrenders, please call us with any questions.

We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. We may modify the requirements for telephone redemptions at any time.

Telephone Surrender instructions received before the close of the New York Stock Exchange will be processed on that Valuation Day. Otherwise, your request will be processed on the next Valuation Day.

Completing a Power of Attorney form for another person to act on your behalf may prevent you from making Surrenders via telephone.

What should be considered about taxes?

There are certain tax consequences associated with Surrenders:

Prior to age 59 1/2 — If you make a Surrender prior to age 59 1/2, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the Surrender payment. Surrendering before age 59 1/2 may also affect the continuing tax-qualified status of some Contracts.

We do not monitor Surrender requests. To determine whether a Surrender is permissible, with or without federal income tax penalty, please consult your personal tax adviser.

More than one Contract issued in the same calendar year — If you own more than one contract issued by us or our affiliates in the same calendar year, then these contracts may be treated as one contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. Please consult your tax adviser for additional information.

Internal Revenue Code section 403(b) annuities — As of December 31, 1988, all section 403(b) annuities have limits on full and partial Surrenders. Contributions to your Contract made after December 31, 1988 and any increases in cash value after December 31, 1988 may not be distributed unless you are: (a) age 59 1/2, (b) no longer employed, (c) deceased, (d) disabled, or (e) experiencing a financial hardship (cash value increases may not be distributed for hardships prior to age 59 1/2). Distributions prior to age 59 1/2 due to financial hardship; unemployment or retirement may still be subject to a penalty tax of 10%.

We will no longer accept any incoming 403(b) exchanges or applications for 403(b) individual annuity contracts.

We encourage you to consult with your qualified tax adviser before making any Surrenders. Please see the "Federal Tax Considerations" section for more information.

Union Security Insurance Company

Annuity Payouts

This section describes what happens when we begin to make regular Annuity Payouts from your Contract. You, as the Contract Owner, should answer five questions:

•  When do you want Annuity Payouts to begin?

•  Which Annuity Payout Option do you want to use?

•  How often do you want to receive Annuity Payouts?

•  What level of Assumed Investment Return should you choose?

•  Do you want Annuity Payouts to be fixed or variable or a combination?

Please check with your Registered Representative to select the Annuity Payout Option that best meets your income needs.

1. When do you want Annuity Payouts to begin?

You select an Annuity Commencement Date when you purchase your Contract or at any time before you begin receiving Annuity Payouts. You may change the Annuity Commencement Date by notifying us within thirty days prior to the date. The Annuity Commencement Date cannot be deferred beyond the Annuitant's 110th birthday unless you elect a later date to begin receiving payments, subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. You cannot begin to take Annuity Payouts until the end of the 2nd Contract Year. If this Contract is issued to the trustee of a Charitable Remainder Trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

The Annuity Calculation Date is when the amount of your Annuity Payout is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.

All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payout date falls on a Non-Valuation Day, the Annuity Payout is computed on the prior Valuation Day. If the Annuity Payout date does not occur in a given month due to a leap year or months with only 28 days (i.e. the 31st), the Annuity Payout will be computed on the last Valuation Day of the month.

2. Which Annuity Payout Option do you want to use?

Your Contract contains the Annuity Payout Options described below. The Annuity Proceeds Settlement Option is an option that can be elected by the Beneficiary and is described in the "Death Benefit" section. We may at times offer other Annuity Payout Options. Once we begin to make Annuity Payouts, the Annuity Payout Option cannot be changed.

Life Annuity

We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first payout, two Annuity Payouts if the Annuitant dies after the second payout, and so forth.

Life Annuity With Payments Guaranteed for 10 or 20 Years

We will make Annuity Payouts as long as the Annuitant is living, but we at least guarantee to make Annuity Payouts for a time period you select either 10 or 20 years. If the Annuitant dies before the guaranteed number of years have passed, then the Beneficiary may elect to continue Annuity Payouts for the remainder of the guaranteed number of years.

Joint and Full Survivor Annuity

We will make Annuity Payouts as long as the Annuitant and Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the Contract Owner until that second Annuitant dies.

Joint and 1/2 Contingent Survivor Annuity

We make Payouts as long as both the Annuitant and Joint Annuitant are alive. If the Annuitant dies first, we will make Payouts equal to 1/2 the original payout. If the Joint Annuitant dies first, we will continue to make Payouts at the full amount.

We may offer other Annuity Payout Options available.

Important Information:

•  You cannot Surrender your Contract once Annuity Payouts begin.

•  For Qualified Contracts, if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.

•  Automatic Annuity Payouts — If you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain. Automatic Annuity Payouts will be fixed dollar amount Annuity Payouts, variable dollar amount Annuity Payouts, or a combination of fixed or variable dollar amount Annuity Payouts, depending on the investment allocation of your Account in effect on the Annuity Commencement Date.

3. How often do you want the Payee to receive Annuity Payouts?

In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:

•  monthly,

•  quarterly,

•  semiannually, or

•  annually.

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Once you select a frequency, it cannot be changed. If you do not make a selection, the Payee will receive monthly Annuity Payouts. You must select a frequency that results in an Annuity Payout of at least $50 ($20 in Texas). If the amount falls below $50, we have the right to change the frequency to bring the Annuity Payout up to at least $50.

What is the Assumed Investment Return?

The Assumed Investment Return ("AIR") is the investment return before we start to make Annuity Payouts. It is a critical assumption for calculating variable dollar amount Annuity Payouts. The first Annuity Payout will be based upon the AIR. The remaining Annuity Payouts will fluctuate based on the performance of the underlying Funds. The AIR for this Contract is 3%.

For example, if the Sub-Accounts earned exactly the same as the AIR, then the second monthly Annuity Payout Option is the same as the first. If the Sub-Accounts earned more than the AIR, then the second monthly Annuity Payout Option is higher than the first. If the Sub-Accounts earned less than the AIR, then the second monthly Annuity Payout Option is lower than the first.

Level variable dollar Annuity Payouts would be produced if the investment returns remained constant and equal to the AIR. In fact, Annuity Payouts will vary up or down as the investment rate varies up or down from the AIR.

Do you want fixed dollar amount or variable dollar amount Annuity Payouts or a combination of both?

You may choose an Annuity Payout Option with fixed dollar amounts, variable dollar amounts or a combination depending on your income needs.

Fixed Dollar Amount Annuity Payouts — Once a fixed dollar amount Annuity Payout begins, you cannot change your selection to receive variable dollar amount Annuity Payout. You will receive equal fixed dollar amount Annuity Payouts throughout the Annuity Payout period. Fixed dollar amount Annuity Payout amounts are determined by multiplying the Contract Value, minus any applicable Premium Taxes, by an annuity rate. The annuity rate is set by us and is not less than the rate specified in the fixed dollar amount Annuity Payout Option tables in your Contract.

Variable Dollar Amount Annuity Payouts — A variable dollar amount Annuity Payout is based on the investment performance of the Sub-Accounts. The variable dollar amount Annuity Payouts may fluctuate with the performance of the underlying Funds. To begin making variable dollar amount Annuity Payouts, we convert the first Annuity Payout amount to a set number of Annuity Units and then price those units to determine the Annuity Payout amount. The number of Annuity Units that determines the Annuity Payout amount remains fixed unless you transfer units between Sub-Accounts.

The dollar amount of the first variable Annuity Payout depends on:

•  the Annuity Payout Option chosen,

•  the Annuitant's attained age and gender (if applicable),

•  the applicable annuity purchase rates based on the 1983a Individual Annuity Mortality table and,

•  the Assumed Investment Return.

The total amount of the first variable dollar amount Annuity Payout is determined by dividing the Contract Value minus any applicable Premium Taxes, by $1,000 and multiplying the result by the payment factor defined in the Contract for the selected Annuity Payout Option.

The dollar amount of each subsequent variable dollar amount Annuity Payout is equal to the total of:

Annuity Units for each Sub-Account multiplied by Annuity Unit Value for each Sub-Account.

The Annuity Unit Value of each Sub-Account for any Valuation Period is equal to the Accumulation Unit Value Net Investment Factor for the current Valuation Period multiplied by the Annuity Unit Factor, multiplied by the Annuity Unit Value for the preceding Valuation Period. The Annuity Unit Factor for a 3% AIR is 0.999919%.

Combination Annuity Payouts — You may choose to receive a combination of fixed dollar amount and variable dollar amount annuity payouts as long as they total 100% of your Annuity Payout. For example, you may choose to receive 40% fixed dollar amount and 60% variable dollar amount to meet your income needs. Combination Annuity Payouts are not available during the first two Contract Years.

Transfer of Annuity Units — After the Annuity Calculation Date, you may transfer dollar amounts of Annuity Units from one Sub-Account to another. On the day you make a transfer, the dollar amounts are equal for both Sub-Accounts and the number of Annuity Units will be different. We will transfer the dollar amount of your Annuity Units the day we receive your written request if received before the close of the New York Stock Exchange. Otherwise, the transfer will be made on the next Valuation Day. All Sub-Account transfers must comply with our Sub-Account transfer restriction policies. For more infomation on Sub-Account restrictions, please see the sub-section entitled "Can I transfer from one Sub-Account to another?" under the section entitled "The Contract."

Other Programs Available

We may discontinue, modify or amend any of these Programs or any other programs we establish. Any changes to a Program will not affect Contract Owners currently enrolled in the Program. If you are enrolled in any of these programs while a Fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Contract

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Value invested in such underlying Fund will be transferred automatically to the designated surviving Fund in the case of mergers and any available Money Market Fund in the case of Fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving Fund or a Money Market Fund for any continued and future investments.

InvestEase® — InvestEase, which was formerly called "PAC," is an electronic transfer program that allows you to have money automatically transferred from your checking or savings account, and invested in your Contract. It is available for Premium Payments made after your initial Premium Payment. The minimum amount for each transfer is $50. You can elect to have transfers occur either monthly or quarterly, and they can be made into any Account available in your Contract.

Automatic Income Program — The Automatic Income Program allows you to Surrender a percentage of your total Premium Payments each Contract Year. You can Surrender from the Accounts you select systematically on a monthly, quarterly, semiannual, or annual basis. Please see Federal Tax Considerations and Information Regarding Tax-Qualified Retirement Plans for more information regarding the tax consequences associated with your Contract.

Static Asset Allocation Models

This feature allows you to select an asset allocation model of Funds based on several potential factors including your risk tolerance, time horizon, investment objectives, or your preference to invest in certain funds or fund families. Based on these factors, you can select one of several asset allocation models, with each specifying percentage allocations among various Funds available under your Contract. Asset allocation models can be based on generally accepted investment theories that take into account the historic returns of different asset classes (e.g., equities, bonds or cash) over different time periods, or can be based on certain potential investment strategies that could possibly be achieved by investing in particular funds or fund families and are not based on such investment theories.

If you choose to participate in one of these asset allocation models, you must invest all of your Premium Payment into one model. You may invest in an asset allocation model through the Dollar Cost Averaging Program where the Fixed Accumulation Feature, or a Dollar Cost Averaging Plus Program is the source of the assets to be invested in the asset allocation model you have chosen. You can also participate in these asset allocation models while enrolled in the Automatic Income Program.

You may participate in only one asset allocation model at a time. Asset allocation models cannot be combined with other asset allocation models or with individual sub-account elections. You can switch asset allocation models up to twelve times per year. Your ability to elect or switch into and between asset allocation models may be restricted based on fund abusive trading restrictions.

Your investments in an asset allocation model will be rebalanced quarterly to reflect the model's original percentages.

We have no discretionary authority or control over your investment decisions. These asset allocation models are based on then available Funds and do not include the Fixed Accumulation Feature. We make available educational information and materials (e.g., risk tolerance questionnaire, pie charts, graphs, or case studies) that can help you select an asset allocation model, but we do not recommend asset allocation models or otherwise provide advice as to what asset allocation model may be appropriate for you.

While we will not alter allocation percentages used in any asset allocation model, allocation weightings could be affected by mergers, liquidations, fund substitutions or closures. Individual availability of these models is subject to fund company restrictions. Please refer to What Restrictions Are There on your Ability to Make a Sub-Account Transfer? for more information.

You will not be provided with information regarding periodic updates to the Funds and allocation percentages in the asset allocation models, and we will not reallocate your Account Value based on those updates. Information on updated asset allocation models may be obtained by contacting your Registered Representative. If you wish to update your asset allocation model, you may do so by terminating your existing model and re-enrolling into a new one. Investment alternatives other than these asset allocation models are available that may enable you to invest your Contract Value with similar risk and return characteristics. When considering an asset allocation model for your individual situation, you should consider your other assets, income and investments in addition to this annuity.

•  Asset Rebalancing

In asset rebalancing, you select a portfolio of Funds, and we will rebalance your assets at the specified frequency to reflect the original allocation percentages you selected. You can choose how much of your Contract Value you want to invest in this program. You can also combine this program with others such as the Automatic Income Program and Dollar Cost Averaging Program (subject to restrictions). You may designate only one set of asset allocation instructions at a time.

•  Dollar Cost Averaging

We offer three dollar cost averaging programs:

•  DCA Plus

•  Fixed Amount DCA

•  Earnings/Interest DCA

Other Program considerations

•  You may terminate your enrollment in any Program (other than Dollar Cost Averaging Programs) at any time.

•  We may discontinue, modify or amend any of these Programs at any time. We will automatically and unilaterally amend your enrollment instructions if:

•  any Fund is merged or substituted into another Fund — then your allocations will be directed to the surviving Fund;

•  any Fund is liquidated — then your allocations will be directed to any available money market Fund.

Union Security Insurance Company

You may always provide us with updated instructions following any of these events.

•  Continuous or periodic investment neither insures a profit nor protects against a loss in declining markets. Because these Programs involve continuous investing regardless of fluctuating price levels, you should carefully consider your ability to continue investing through periods of fluctuating prices.

•  If you make systematic transfers from the Fixed Accumulation Feature under a Dollar Cost Averaging Program or DCA Plus Program, you must wait 6 months after your last systematic transfer before moving Sub-Account Values back to the Fixed Accumulation Feature.

•  We make available educational information and materials (e.g., pie charts, graphs, or case studies) that can help you select a model portfolio, but we do not recommend models or otherwise provide advice as to what model portfolio may be appropriate for you.

•  Asset allocation does not guarantee that your Contract Value will increase nor will it protect against a decline if market prices fall. If you choose to participate in an asset allocation program, you are responsible for determining which model portfolio is best for you. Tools used to assess your risk tolerance may not be accurate and could be useless if your circumstances change over time. Although each model portfolio is intended to maximize returns given various levels of risk tolerance, a model portfolio may not perform as intended. Market, asset class or allocation option class performance may differ in the future from historical performance and from the assumptions upon which the model portfolio is based, which could cause a model portfolio to be ineffective or less effective in reducing volatility. A model portfolio may perform better or worse than any single Fund, allocation option or any other combination of Funds or allocation options. In addition, the timing of your investment and automatic rebalancing may affect performance. Quarterly rebalancing and periodic updating of model portfolios can cause their component Funds to incur transactional expenses to raise cash for money flowing out of Funds or to buy securities with money flowing into the Funds. Moreover, large outflows of money from the Funds may increase the expenses attributable to the assets remaining in the Funds. These expenses can adversely affect the performance of the relevant Funds and of the model portfolios. In addition, these inflows and outflows may cause a Fund to hold a large portion of its assets in cash, which could detract from the achievement of the Fund's investment objective, particularly in periods of rising market prices. For additional information regarding the risks of investing in a particular fund, see that Fund's prospectus.

•  Additional considerations apply for qualified Contracts with respect to Static Asset Allocation Model programs. Neither we, nor any third party service provider, nor any of their respective affiliates, is acting as a fiduciary under The Employee Retirement Income Security Act of 1974, as amended (ERISA) or the Code, in providing any information or other communication contemplated by any Program, including, without limitation, any model portfolios. That information and communications are not intended, and may not serve as a primary basis for your investment decisions with respect to your participation in a Program. Before choosing to participate in a Program, you must determine that you are capable of exercising control and management of the assets of the plan and of making an independent and informed decision concerning your participation in the Program. Also, you are solely responsible for determining whether and to what extent the Program is appropriate for you and the assets contained in the qualified Contract. Qualified Contracts are subject to additional rules regarding participation in these Programs. It is your responsibility to ensure compliance of any recommendation in connection with any model portfolio with governing plan documents.

•  These Programs may be adversely affected by Fund trading policies.

Other Information

Assignment — A Non-Qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or Surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a Non-Qualified Contract may require the payment of income taxes and certain penalty taxes. Please consult a qualified tax adviser before assigning your Contract.

A Qualified Contract may not be transferred or otherwise assigned, unless allowed by applicable law.

Contract Modification — The Annuitant may not be changed. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.

We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required to conform the Contract to applicable federal or state law. No modification will effect the method by which Contract Values are determined.

How Contracts Are Sold — Woodbury Financial Services ("WFS") serves as principal underwriter for the Contracts. WFS is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as a broker-dealer and is a member of Financial Industry Regulatory Authority (FINRA). The principal business address of WFS is 7755 3rd Street North, Oakdale, MN 55128.

Union Security Insurance Company

Contracts will be sold by individuals who have been appointed by us as insurance agents and who are registered representatives of broker-dealers that have entered into selling agreements with Woodbury. We generally bear the expenses of providing services pursuant to Contracts, including the payment of expenses relating to the distribution of prospectuses for sales purposes as well as any advertising or sales literature (provided, however, we may offset some or all of these expenses by, among other things, administrative service fees received from Fund complexes).

Commissions — We pay compensation to broker-dealers, financial institutions and other affiliated broker-dealers ("Financial Intermediaries") for the sale of the Contracts according to selling agreements with Financial Intermediaries. Affiliated broker-dealers also employ wholesalers in the sales process. Wholesalers typically receive commissions based on the type of Contract or optional benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value. Your Registered Representative may be compensated on a fee for services and/or commission basis.

We pay an up-front commission of up to 7% of your Contract Value at the time of sale to the Financial Intermediary that your Registered Representative is associated with. Your Registered Representative's Financial Intermediary may also receive on-going or trail commissions of generally not more than 1% of your Contract Value. Registered Representatives may have multiple options on how they wish to allocate their commissions and/or compensation. Compensation paid to your Registered Representative may also vary depending on the particular arrangements between your Registered Representative and their Financial Intermediary. We are not involved in determining your Registered Representative's compensation. You are encouraged to ask your Registered Representative about the basis upon which he or she will be personally compensated for the advice or recommendations provided in connection with this transaction.

Additional Payments — In addition to commissions and any Rule 12b-1 fees, we or our affiliates pay significant additional compensation ("Additional Payments") to some Financial Intermediaries (who may or may not be affiliates), in connection with the promotion, sale and distribution of our variable annuities. Additional Payments are generally based on average net assets (or on aged assets) of the Contracts attributable to a particular Financial Intermediary; on sales of the Contracts attributable to a particular Financial Intermediary and/or on reimbursement of sales expenses. Additional Payments may take the form of, among other things: (1) sponsorship of due diligence meetings to educate Financial Intermediaries about our variable products; (2) payments for providing training and information relating to our variable products; (3) expense allowances and reimbursements; (4) override payments and bonuses; (5) personnel education or training; (6) marketing support fees (or allowances) for providing assistance in promoting the sale of our variable products; and/or (7) shareholder services, including sub-accounting and the preparation of account statements and other communications.

We are among several insurance companies that pay Additional Payments to certain Financial Intermediaries to receive "preferred" or recommended status. These privileges include our ability to gain additional or special access to sales staff, provide and/or attend training and other conferences; placement of our products on customer lists ("shelf-space arrangements"); and otherwise improve sales by featuring our products over others. We also may pay Additional Payments to certain key Financial Intermediaries based on assets under management.

Consistent with FINRA Conduct Rules, we provide cash and non-cash compensation in the form of: (1) occasional meals and entertainment; (2) occasional tickets to sporting events; (3) nominal gifts (not to exceed $100 annually); (4) sponsorship of sales contests and/or promotions in which participants receive prizes such as travel awards, merchandise and recognition; (5) sponsorship of training and educational events; and/or (6) due diligence meetings. In addition to FINRA rules governing limitations on these payments, we also follow our guidelines and those of Financial Intermediaries which may be more restrictive than FINRA rules.

Additional Payments create a potential conflict of interest in the form of an additional financial incentive to the Registered Representative and/or Financial Intermediary to recommend the purchase of this Contract over another variable annuity or another investment option.

As of December 31, 2011, we have entered into arrangements to make Additional Payments (excluding Marketing Expense Allowances) to the following Financial Intermediaries:

AIG Advisors Group, Inc. (FSC Securities Corporation, Royal Alliance Associates, Inc., Sagepoint Financial, Inc.) and Woodbury Financial Services, Inc.

Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by FINRA Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their Registered Representative is or should be included in any such listing.

For the fiscal year ended December 31, 2011, Additional Payments did not in the aggregate exceed approximately $375 thousand (excluding corporate-sponsorship related perquisites) or approximately 0.04% based on average assets.

Independent Registered Public Accounting Firm — The consolidated financial statements of Union Security Insurance Company as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 included in this Registration Statement have been audited by PricewaterhouseCoopers LLP and are included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The business address of PricewaterhouseCoopers LLP is 300 Madison Avenue, New York, NY 10017.

Union Security Insurance Company

Legal Proceedings

Union Security is regularly involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. We may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. While we cannot predict the outcome of any pending or future litigation, examination, or investigation and although no assurances can be given, we do no believe that any pending matter will have a material adverse effect on our financial condition or results of operations.

As previously disclosed by the Parent, the Parent entered into a settlement on January 21, 2010 in connection with a complaint filed with the SEC regarding a finite reinsurance arrangement entered into by the Parent. The Parent consented, without admitting or denying the allegations in the complaint, to the entry of a judgment requiring payment of a civil penalty of $3.5 million and enjoining the Parent from violating the aforementioned federal securities laws. The court approved the settlement in a final judgment entered on January 25, 2010 and the Parent paid the penalty.

As part of the settlement, the SEC granted permanent relief to the Company, exempting it from limitations on serving as depositor to investment companies under Section 9(a) of the Investment Company Act of 1940.

More Information

You may call your Registered Representative if you have any questions or write or call us at the address below:

The Hartford Wealth Management — Individual Annuities
PO Box 14293
Lexington, KY 40512-4293

Telephone:  1-800-862-6668 (Contract Owners)
1-800-862-7155 (Registered Representatives)

Financial Statements

You can find financial statements of the Separate Account and Union Security in the Statement of Additional Information. To receive a copy of the Statement of Additional Information free of charge, call your representative or complete the form at the end of this prospectus and mail the form to us at the address indicated on the form.

As of May 1, 2009, Union Security intends to rely on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934, as amended, and accordingly does not intend to file with the U.S. Securities Exchange Commission annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, or any other reports under such Act.

Federal Tax Considerations

A. Introduction

The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Internal Revenue Code ("Code"), Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See "Annuity Purchases by Nonresident Aliens and Foreign Corporations," regarding annuity purchases by non-U.S. Persons or residents.

This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements, or other employee benefit arrangements, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.

Union Security Insurance Company

Pursuant to Section 3 of the federal Defense of Marriage Act ("DOMA"), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder's spouse.

The federal, as well as state and local, tax laws and regulations require the Company to report certain transactions with respect to Your contract (such as an exchange of or a distribution from the contract) to the Internal Revenue Service and state and local tax authorities, and generally to provide You with a copy of what was reported. This copy is not intended to supplant Your own records. It is Your responsibility to ensure that what You report to the Internal Revenue Service and other relevant taxing authorities on your income tax returns is accurate based on Your books and records. You should review whatever is reported to the taxing authorities by the Company against your own records, and in consultation with your own tax advisor, and should notify the Company if You find any discrepancies in case corrections have to be made.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B. Taxation of the Company and the Separate Account

The Separate Account is taxed as part of the Company which is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. Accordingly, the Separate Account will not be taxed as a "regulated investment company" under Subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on assets of the Separate Account are reinvested and taken into account in determining the value of the Accumulation and Annuity Units. As a result, such investment income and realized capital gains are automatically applied to increase reserves under the Contract.

Currently, no taxes are due on interest, dividends and short-term or long-term capital gain earned by the Separate Account with respect to the Contracts. The Company is entitled to certain tax benefits related to the investment of company assets, including assets of the Separate Account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you since the Company is the owner of the assets from which the tax benefits are derived.

C. Taxation of Annuities — General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans

Section 72 of the Code governs the taxation of annuities in general.

1.  Non-Natural Persons as Owners

Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Owner is generally required to currently include in gross income for each taxable year the excess of (a) the sum of the net surrender value of the contract as of the end of the taxable year plus all distributions under the contract received during the taxable year or any prior taxable year, over (b) the sum of the amount of net premiums under the contract for the taxable year and prior taxable years and amounts includible in gross income for prior taxable years with respect to such contract under Section 72(u). However, Section 72(u) does not apply to:

•  A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),

•  A contract acquired by the estate of a decedent by reason of such decedent's death,

•  Certain contracts acquired with respect to tax-qualified retirement arrangements,

•  Certain contracts held in structured settlement arrangements that may qualify under Code Section 130, or

•  A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.

A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.

Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.

Union Security Insurance Company

2.  Other Contract Owners (Natural Persons).

A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

a.  Distributions Prior to the Annuity Commencement Date.

  i.  Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.

  ii.  To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract". It is unclear what value should be used in determining the "income on the contract." We believe that the "income on the contract" does not include some measure of the value of certain future cash-value type benefits, but the IRS could take a contrary position and include such value in determining the "income on the contract".

  iii.  Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."

  iv.  The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

  v.  In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between Spouses or incident to divorce.

  vi.  In general, any amount actually received under the Contract as a Death Benefit, including an optional Death Benefit, if any, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

b.  Distributions After Annuity Commencement Date.

Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").

  i.  When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.

  ii.  If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.

  iii.  Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).

c.  Aggregation of Two or More Annuity Contracts.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In

Union Security Insurance Company

addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.

d.  10% Penalty Tax — Applicable to Certain Withdrawals and Annuity Payments.

  i.  If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

  ii.  The 10% penalty tax will not apply to the following distributions:

1.  Distributions made on or after the date the taxpayer has attained the age of 59 1/2.

2.  Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.

3.  Distributions attributable to a taxpayer's becoming disabled.

4.  A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the taxpayer (or the joint lives or life expectancies of the taxpayer and the taxpayer's designated Beneficiary).

5.  Distributions made under certain annuities issued in connection with structured settlement agreements.

6.  Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).

7.  Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.

If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

e.  Special Provisions Affecting Contracts Obtained Through a Tax-Free Exchange of Other Annuity or Life Insurance Contracts Purchased Prior to August 14, 1982.

If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and (4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.

f.  Required Distributions

  i.  Death of Contract Owner or Primary Annuitant

Subject to the alternative election or Spouse beneficiary provisions in ii or iii below:

1.  If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

2.  If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

3.  If the Contract Owner is not an individual, then for purposes of 1. or 2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

  ii.  Alternative Election to Satisfy Distribution Requirements

If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner's death.

  iii.  Spouse Beneficiary

If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her Spouse, and the Annuitant or Contingent Annuitant is living, such Spouse

Union Security Insurance Company

shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this Contract.

  iv.  Civil Union or Domestic Partner

Upon the death of the Contract Owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Contract Owner pursuant to a civil union or domestic partnership recognized under state law, then such designated beneficiary's right to continue the Contract as the succeeding Contract Owner will be contingent, among other things, upon the treatment of such designated beneficiary as the spouse of the Contract Owner under Code Section 72(s) (or any successor provision). Currently, Federal tax law only recognizes spouses if they are married individuals of the opposite sex. Consequently, such designated beneficiary who is not recognized as a "spouse" under Federal tax law will not be able to continue the Contract and the entire interest in the Contract must be distributed within five years of the Contract Owner's death or under the Alternative Election.

g.  Addition of Rider or Material Change.

The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.

h.  Partial Exchanges.

The IRS, in Rev. Rul. 2003-76, confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange").

The IRS issued additional guidance, Rev. Proc. 2011-38, that addresses partial exchanges. Rev. Proc. 2011-38 modifies and supersedes Rev. Proc. 2008-24 and applies to the direct transfer of a portion of the cash surrender value of an existing annuity contract for a second annuity contract, regardless of whether the two annuity contracts are issued by the same or different companies and is effective for transfers that are completed on or after October 24, 2011. The Rev. Proc. does not apply to transactions to which the rules for partial annuitization under Code Section 72(a)(2) apply.

Under Rev. Proc. 2011-38, a transfer within the scope of the Rev. Proc. will be treated as a tax-free exchange under Section 1035 if no amount, other than an amount received as an annuity for a period of 10 years or more or during one or more lives, is received under either the original contract or the new contract during the 180 days beginning on the date of the transfer (in the case of a new contract, the date the contract is placed in-force). A subsequent direct transfer of all or a portion of either contract is not taken into account for purposes of this characterization if the subsequent transfer qualifies (or is intended to qualify) as a tax-free exchange under Code Section 1035.

If a transfer falls within the scope of the Rev. Proc. but is not described above (for example — if a distribution is made from either contract within the 180 day period), the transfer will be characterized in a manner consistent with its substance, based on general tax principles and all the facts and circumstances. The IRS will not require aggregation (under Code Section 72(e)(12)) of an original, pre-existing contract with a second contract that is the subject of a tax-free exchange, even if both contracts are issued by the same insurance company, but will instead treat the contracts as separate annuity contracts. The applicability of the IRS's partial exchange guidance to the splitting of an annuity contract is not clear. You should consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange or split of annuity contracts.

3.  Diversification Requirements.

The Code requires that investments supporting your Contract be adequately diversified. Code Section 817(h) provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or Fund are not adequately diversified. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on annual increases in cash value.

The Treasury Department's diversification regulations under Code Section 817(h) require, among other things, that:

•  no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment,

•  no more than 70% is represented by any two investments,

•  no more than 80% is represented by any three investments, and

•  no more than 90% is represented by any four investments.

In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities, each government agency or instrumentality is treated as a separate issuer.

A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may still comply within a reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the insurer or the contract owner must agree to make adjustments or pay such amounts as may be required by the IRS for the period during which the diversification requirements were not met.

Fund shares may also be sold to tax-qualified plans pursuant to an exemptive order and applicable tax laws. If Fund shares are sold to non-qualified plans, or to tax-qualified plans that later lose their tax-qualified status, the affected Funds may fail the

Union Security Insurance Company

diversification requirements of Code Section 817(h), which could have adverse tax consequences for Contract Owners with premiums allocated to affected Funds. In order to prevent a Fund diversification failure from such an occurrence, the Company obtained a private letter ruling ("PLR") from the IRS. As long as the Funds comply with certain terms and conditions contained in the PLR, Fund diversification will not be prevented if purported tax-qualified plans invest in the Funds. The Company and the Funds will monitor the Funds' compliance with the terms and conditions contained in the PLR.

4.  Tax Ownership of the Assets in the Separate Account.

In order for a variable annuity contract to qualify for tax income deferral, assets in the separate account supporting the contract must be considered to be owned by the insurance company, and not by the contract owner, for tax purposes. The IRS has stated in published rulings that a variable contract owner will be considered the "owner" of separate account assets for income tax purposes if the contract owner possesses sufficient incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In circumstances where the variable contract owner is treated as the "tax owner" of certain separate account assets, income and gain from such assets would be includable in the variable contract owner's gross income. The Treasury Department indicated in 1986 that it would provide guidance on the extent to which contract owners may direct their investments to particular Sub-Accounts without being treated as tax owners of the underlying shares. Although no such regulations have been issued to date, the IRS has issued a number of rulings that indicate that this issue remains subject to a facts and circumstances test for both variable annuity and life insurance contracts.

Rev. Rul. 2003-92, amplified by Rev. Rul. 2007-7, indicates that, where interests in a partnership offered in an insurer's separate account are not available exclusively through the purchase of a variable insurance contract (e.g., where such interests can be purchased directly by the general public or others without going through such a variable contract), such "public availability" means that such interests should be treated as owned directly by the contract owner (and not by the insurer) for tax purposes, as if such contract owner had chosen instead to purchase such interests directly (without going through the variable contract). None of the shares or other interests in the fund choices offered in our Separate Account for your Contract are available for purchase except through an insurer's variable contracts or by other permitted entities.

Rev. Rul. 2003-91 indicates that an insurer could provide as many as 20 fund choices for its variable contract owners (each with a general investment strategy, e.g., a small company stock fund or a special industry fund) under certain circumstances, without causing such a contract owner to be treated as the tax owner of any of the Fund assets. The ruling does not specify the number of fund options, if any, that might prevent a variable contract owner from receiving favorable tax treatment. As a result, although the owner of a Contract has more than 20 fund choices, we believe that any owner of a Contract also should receive the same favorable tax treatment. However, there is necessarily some uncertainty here as long as the IRS continues to use a facts and circumstances test for investor control and other tax ownership issues. Therefore, we reserve the right to modify the Contract as necessary to prevent you from being treated as the tax owner of any underlying assets.

D. Federal Income Tax Withholding

The portion of an amount received under a Contract that is taxable gross income to the Payee is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:

1.  Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless an individual elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" form is not submitted to us in a timely manner, generally we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.

2.  Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is generally subject to federal income tax withholding as if the Payee were a married individual claiming 3 exemptions, unless the individual elects otherwise. An individual generally may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming 3 exemptions, and remit this amount to the IRS.

Generally no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States. Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the Payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A Payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the Payee's total tax liability.

E. General Provisions Affecting Qualified Retirement Plans

The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to the section entitled "Information Regarding Tax-Qualified Retirement Plans" for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

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F. Annuity Purchases by Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and mandatory withholding on U.S. source taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. If withholding applies, we are required to withhold tax at the 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.

G. Estate, Gift and Generation-Skipping Tax and Related Tax Considerations

Any amount payable upon a Contract Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Contract Owner's estate for federal estate tax purposes. Similarly, prior to the Contract Owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-Spouse beneficiary who either is (1) 37 1/2 or more years younger than a Contract Owner or (2) a grandchild (or more remote further descendent) of a Contract Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code Section 72(e)(4)(C)(iii) and Section 1015.

H. Tax Disclosure Obligations

In some instances certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2004-67. The Code also requires certain "material advisers" to maintain a list of persons participating in such "reportable transactions," which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by The Company, the Owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.

Information Regarding Tax-Qualified Retirement Plans

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.

The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Contracts or accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract Owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider if the Contract is a suitable investment if you are investing through a Qualified Plan.

The following is only a general discussion about types of Qualified Plans for which the Contracts may be available. We are not the plan administrator for any Qualified Plan. The plan administrator or custodian, whichever is applicable, (but not us) is responsible for all Plan administrative duties including, but not limited to, notification of distribution options, disbursement of Plan benefits, handling any processing and administration of Qualified Plan loans, compliance with regulatory requirements and federal and state tax reporting of income/distributions from the Plan to Plan participants and, if applicable, beneficiaries of Plan participants and IRA contributions from Plan participants. Our administrative duties are limited to administration of the Contract and any disbursements of any Contract benefits to the Owner, annuitant or beneficiary of the Contract, as applicable. Our tax reporting responsibility is limited

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to federal and state tax reporting of income/distributions to the applicable payee and IRA contributions from the Owner of a Contract, as recorded on our books and records. If you are purchasing a Contract through a Qualified Plan, you should consult with your Plan administrator and/or a qualified tax adviser. You also should consult with a qualified tax adviser and/or Plan administrator before you withdraw any portion of your Contract Value.

The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants, and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law and any applicable Qualified Plan terms. Because of the complexity of these rules, Owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.

We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.

1. Individual Retirement Annuities ("IRAs").

In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A, SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401, 403(b) or 457(b) that include after-tax employee contributions may be treated as deemed IRAs subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.

a.  Traditional IRAs

Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make required minimum distributions ("RMDs") when the Owner reaches age 70 1/2 or dies, as described below, may result in imposition of a 50% penalty tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the Owner reaches age 59 1/2 or dies is subject to a 10% penalty tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.

You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into a Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plans if the distribution is not transferred directly to the Traditional IRA. In addition, under Code Section 402(c)(11) a non-spouse "designated beneficiary" of a deceased Plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between Plan fiduciaries, as described below in "Rollover Distributions") from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant). In addition, such a Plan is not required to permit such a rollover.

IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a death benefit that equals the greater of the premiums paid or the contract's cash value. The Contract offers an enhanced death benefit that may exceed the greater of the Contract Value or total premium payments. The tax rules are unclear as to what extent an IRA can provide a death benefit that exceeds the greater of the IRA's cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

b.  SEP IRAs

Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer, and in limited circumstances employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

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c.  SIMPLE IRAs

The Savings Incentive Match Plan for Employees of small employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% penalty tax for failure to make a full RMD, and to the 10% penalty tax on premature distributions, as described below. In addition, the 10% penalty tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.

If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.

d.  Roth IRAs

Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Contract Owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Contract Owner's lifetime. Generally, however, upon the Owner's death the amount remaining in a Roth IRA must be distributed by the end of the fifth year after such death or distributed over the life expectancy of a designated beneficiary. The Owner of a Traditional IRA or other qualified plan assets may convert a Traditional IRA to a Roth IRA under certain circumstances. The conversion in the year of conversion (special rules apply to 2010 conversions) of a Traditional IRA to a Roth IRA will subject the fair market value of the converted Traditional IRA to federal income tax in the year of conversion. In addition to the amount held in the converted Traditional IRA, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. Distributions from eligible Qualified Plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a "conversion" Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

2. Qualified Pension or Profit-Sharing Plan or Section 401(k) Plan

Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.

In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.

3. Tax Sheltered Annuity under Section 403(b) ("TSA")

Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations described in Code Section 501(c)(3) to purchase a "tax-sheltered annuity" ("TSA") contract and,

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subject to certain limitations, exclude employer contributions to a TSA from such an employee's gross income. Generally, total contributions may not exceed the lesser of an annual dollar limit or 100% of the employee's "includable compensation" for the most recent full year of service, subject to other adjustments. There are also legal limits on annual elective deferrals that a participant may be permitted to make under a TSA. In certain cases, such as when the participant is age 50 or older, those limits may be increased. A TSA participant should contact his plan administrator to determine applicable elective contribution limits. Special provisions may allow certain employees different overall limitations.

A TSA is subject to a prohibition against distributions from the TSA attributable to contributions made pursuant to a salary reduction agreement, unless such distribution is made:

a.  after the employee reaches age 59 1/2;

b.  upon the employee's separation from service;

c.  upon the employee's death or disability;

d.  in the case of hardship (as defined in applicable law and in the case of hardship, any income attributable to such contributions may not be distributed); or

e.  as a qualified reservist distribution upon certain calls to active duty.

An employer sponsoring a TSA may impose additional restrictions on your TSA through its plan document.

Please note that the TSA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a TSA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification. In particular, please note that tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification. In addition, a life insurance contract issued after September 23, 2007 is generally ineligible to qualify as a TSA under Reg. § 1.403(b)-8(c)(2).

Amounts may be rolled over tax-free from a TSA to another TSA or Qualified Plan (or from a Qualified Plan to a TSA) under certain circumstances, as described below. However, effective for TSA contract exchanges after September 24, 2007, Reg. 1.403(b)-10(b) allows a TSA contract of a participant or beneficiary under a TSA Plan to be exchanged tax-free for another eligible TSA contract under that same TSA Plan, but only if all of the following conditions are satisfied: (1) such TSA Plan allows such an exchange, (2) the participant or beneficiary has an accumulated benefit after such exchange that is no less than such participant's or beneficiary's accumulated benefit immediately before such exchange (taking into account such participant's or beneficiary's accumulated benefit under both TSA contracts immediately before such exchange), (3) the second TSA contract is subject to distribution restrictions with respect to the participant that are no less stringent than those imposed on the TSA contract being exchanged, and (4) the employer for such TSA Plan enters into an agreement with the issuer of the second TSA contract under which such issuer and employer will provide each other from time to time with certain information necessary for such second TSA contract (or any other TSA contract that has contributions from such employer) to satisfy the TSA requirements under Code Section 403(b) and other federal tax requirements (e.g., plan loan conditions under Code Section 72(p) to avoid deemed distributions). Such necessary information could include information about the participant's employment, information about other Qualified Plans of such employer, and whether a severance has occurred, or hardship rules are satisfied, for purposes of the TSA distribution restrictions. Consequently, you are advised to consult with a qualified tax advisor before attempting any such TSA exchange, particularly because it requires an agreement between the employer and issuer to provide each other with certain information. We are no longer accepting any incoming exchange request, or new contract application, for any individual TSA contract.

4. Deferred Compensation Plans under Section 457 ("Section 457 Plans")

Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code Section 457. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an "Eligible Deferred Compensation Plan" or "Section 457(b) Plan." Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount ($17,000 for 2012). The Plan may provide for additional "catch-up" contributions. In addition, under Code Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 70 1/2, (2) the participant has a severance from employment (including death), or (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations).

Under Code Section 457(g) all of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, annuity contracts and custodial accounts described in Code Section 401(f) are treated as trusts. This trust requirement does

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not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. Where the trust requirement does not apply, amounts held under a Section 457 Plan must remain subject to the claims of the employer's general creditors under Code Section 457(b)(6).

5. Taxation of Amounts Received from Qualified Plans

Except under certain circumstances in the case of Roth IRAs or Roth accounts in Qualified plans, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract" are generally the same as for Non-Qualified Contracts, as described above.

For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.

In addition, penalty taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.

6. Penalty Taxes for Qualified Plans

Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal penalty taxes not just on premature distributions, but also on excess contributions and failures to make required minimum distributions ("RMDs"). Penalty taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The penalty taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.

a.  Penalty Taxes on Premature Distributions

Code Section 72(t) imposes a penalty income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59 1/2. However, this 10% penalty tax does not apply to a distribution that is either:

(i)  made to a beneficiary (or to the employee's estate) on or after the employee's death;

(ii)  attributable to the employee's becoming disabled under Code Section 72(m)(7);

(iii)  part of a series of substantially equal periodic payments (not less frequently than annually — "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;

(iv)  (except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50 in the case of a qualified public safety employee separated from certain government plans);

(v)  (except for IRAs) made to an alternate payee pursuant to a qualified domestic relations order under Code Section 414(p) (a similar exception for IRAs in Code Section 408(d)(6) covers certain transfers for the benefit of a spouse or ex-spouse);

(vi)  not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year; or

(vii)  certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty.

In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:

(viii)  made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

(ix)  not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7); or

(x)  for a qualified first-time home buyer and meets the requirements of Code Section 72(t)(8).

If the taxpayer avoids this 10% penalty tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% penalty tax rate is increased to 25%.

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b.  RMDs and 50% Penalty Tax

If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 50% penalty tax on the amount that has not been timely distributed.

An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of —

(i)  the calendar year in which the individual attains age 70 1/2, or

(ii)  (except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.

A special rule applies to individuals who attained age 70 1/2 in 2009. Such individuals should consult with a qualified tax adviser before taking RMDs in 2010.

The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over —

(a)  the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or

(b)  over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.

If an individual dies before reaching the Required Beginning Date, the individual's entire interest generally must be distributed within 5 years after the individual's death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If such beneficiary is the individual's surviving spouse, distributions may be delayed until the deceased individual would have attained age 70 1/2.

If an individual dies after RMDs have begun for such individual, any remainder of the individual's interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

The RMD rules that apply while the Contract Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to all Qualified Plans, including Roth IRAs. In addition, if the Owner of a Traditional or Roth IRA dies and the Owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the Owner and an individual other than his or her spouse. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.

In addition, in computing any RMD amount based on a contract's account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% penalty tax for RMDs if such additional RMD amount is not timely distributed.

7. Tax Withholding for Qualified Plans

Distributions from a Qualified Contract or Qualified Plan generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any "elections out" and the rate at which withholding applies, generally are the same as for periodic and non-periodic distributions from a Non-Qualified Contract, as described above, except where the distribution is an "eligible rollover distribution" from a Qualified Plan (described below in "Rollover Distributions"). In the latter case, tax withholding is mandatory at a rate of 20% of the taxable portion of the "eligible rollover distribution," to the extent it is not directly rolled over to an IRA or other Eligible Retirement Plan (described below in "Rollover Distributions"). Payees cannot elect out of this mandatory 20% withholding in the case of such an "eligible rollover distribution."

Also, special withholding rules apply with respect to distributions from non-governmental Section 457(b) Plans, and to distributions made to individuals who are neither citizens nor resident aliens of the United States.

Regardless of any "election out" (or any actual amount of tax actually withheld) on an amount received from a Qualified Contract or Plan, the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee's total tax liability.

8. Rollover Distributions

The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan (a "direct transfer" or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.

Union Security Insurance Company

For instance, generally any amount can be transferred directly from one type of Qualified Plan to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transferor Plan and certain other conditions to maintain the applicable tax qualification are satisfied. Such a "direct transfer" between the same kinds of Plan is generally not treated as any form of "distribution" out of such a Plan for federal income tax purposes.

By contrast, an amount distributed from one type of Plan into a different type of Plan generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to such tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan in a "60-day rollover" by the recipient. If any amount less than 100% of such a distribution (e.g., the net amount after the 20% withholding) is transferred to another Plan in a "60-day rollover", the missing amount that is not rolled over remains subject to normal income tax plus any applicable penalty tax.

Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a TSA under Code Section 403(b), or (4) a governmental Section 457(b) Plan. However, an "eligible rollover distribution" does not include any distribution that is either —

a.  an RMD amount;

b.  one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or

c.  any distribution made upon hardship of the employee.

Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c), 403(b)(8) and 457 (e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution penalty tax applicable to distributions from such a "predecessor" Qualified Plan.

Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to 1 per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% penalty tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).

Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a nonspouse designated beneficiary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS. The Katrina Emergency Tax Relief Act of 2005 (KETRA) allows certain amounts to be recontributed within three years as a rollover contribution to a plan from which a KETRA distribution was taken.

Union Security Insurance Company

Accumulation Unit Values

(For an Accumulation Unit outstanding throughout the period)

The following information should be read in conjunction with the financial statements for the Separate Account included in the Statement of Additional Information, which is incorporated by reference in this prospectus.

	As of December 31,
Sub-Account	2011	2010	2009	2008	2007	2006	2005	2004	2003	2002
Federated Capital Appreciation Fund II
All Contract Owners Under 61
Accumulation Unit Value at beginning of period	$6.128	$5.485	$4.891	$7.009	$6.456	$5.622	$5.583	$5.261	$4.297	$5.645
Accumulation Unit Value at end of period	$5.734	$6.128	$5.485	$4.891	$7.009	$6.456	$5.622	$5.583	$5.261	$4.297
Number of Accumulation Units outstanding at end of period (in thousands)	983	1,155	308	336	527	764	997	1,105	1,057	994
One or More Contract Owners 61 or Older
Accumulation Unit Value at beginning of period	$6.000	$5.381	$4.809	$6.904	$6.372	$5.560	$5.532	$5.224	$4.275	$5.628
Accumulation Unit Value at end of period	$5.603	$6.000	$5.381	$4.809	$6.904	$6.372	$5.560	$5.532	$5.224	$4.275
Number of Accumulation Units outstanding at end of period (in thousands)	1,086	1,356	242	300	453	669	884	1,058	1,084	1,045
Federated Fund for U.S. Government Securities II
All Contract Owners Under 61
Accumulation Unit Value at beginning of period	$15.423	$14.842	$14.278	$13.857	$13.195	$12.824	$12.720	$12.425	$12.285	$11.401
Accumulation Unit Value at end of period	$16.119	$15.423	$14.842	$14.278	$13.857	$13.195	$12.824	$12.720	$12.425	$12.285
Number of Accumulation Units outstanding at end of period (in thousands)	19	27	37	35	37	54	72	84	113	244
One or More Contract Owners 61 or Older
Accumulation Unit Value at beginning of period	$15.057	$14.519	$13.995	$13.610	$12.985	$12.645	$12.569	$12.302	$12.187	$11.333
Accumulation Unit Value at end of period	$15.706	$15.057	$14.519	$13.995	$13.610	$12.985	$12.645	$12.569	$12.302	$12.187
Number of Accumulation Units outstanding at end of period (in thousands)	78	98	79	92	110	125	182	229	289	402
Federated High Income Bond Fund II
All Contract Owners Under 61
Accumulation Unit Value at beginning of period	$17.037	$15.029	$9.951	$13.609	$13.317	$12.163	$11.991	$10.987	$7.579	$9.081
Accumulation Unit Value at end of period	$17.704	$17.037	$15.029	$9.951	$13.609	$13.317	$12.163	$11.991	$10.987	$7.579
Number of Accumulation Units outstanding at end of period (in thousands)	56	66	80	98	144	217	291	319	349	1,496
One or More Contract Owners 61 or Older
Accumulation Unit Value at beginning of period	$16.633	$14.702	$9.754	$13.366	$13.105	$11.994	$11.848	$10.877	$7.579	$9.026
Accumulation Unit Value at end of period	$17.250	$16.633	$14.702	$9.754	$13.366	$13.105	$11.994	$11.848	$10.877	$7.579
Number of Accumulation Units outstanding at end of period (in thousands)	106	132	166	185	255	343	482	567	637	1,690
Federated Kaufmann Fund II
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.659	$10.285	—	—	—	—	—	—	—	—
Accumulation Unit Value at end of period	$9.990	$11.659	—	—	—	—	—	—	—	—
Number of Accumulation Units outstanding at end of period (in thousands)	293	342	—	—	—	—	—	—	—	—
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.636	$10.281	—	—	—	—	—	—	—	—
Accumulation Unit Value at end of period	$9.950	$11.636	—	—	—	—	—	—	—	—
Number of Accumulation Units outstanding at end of period (in thousands)	292	355	—	—	—	—	—	—	—	—
Federated Managed Volatility Fund II
All Contract Owners Under 61
Accumulation Unit Value at beginning of period	$10.248	$9.253	$7.300	$9.280	$9.027	$7.901	$7.523	$6.922	$5.805	$7.721
Accumulation Unit Value at end of period	$10.609	$10.248	$9.253	$7.300	$9.280	$9.027	$7.901	$7.523	$6.922	$5.805
Number of Accumulation Units outstanding at end of period (in thousands)	443	504	86	105	126	183	232	233	232	247
One or More Contract Owners 61 or Older
Accumulation Unit Value at beginning of period	$10.005	$9.052	$7.156	$9.114	$8.884	$7.791	$7.433	$6.853	$5.759	$7.675
Accumulation Unit Value at end of period	$10.336	$10.005	$9.052	$7.156	$9.114	$8.884	$7.791	$7.433	$6.853	$5.759
Number of Accumulation Units outstanding at end of period (in thousands)	566	697	133	152	216	303	413	479	489	545

Union Security Insurance Company

	As of December 31,
Sub-Account	2011	2010	2009	2008	2007	2006	2005	2004	2003	2002
Federated Prime Money Fund II
All Contract Owners Under 61
Accumulation Unit Value at beginning of period	$11.877	$12.020	$12.110	$11.953	$11.542	$11.176	$11.013	$11.056	$11.113	$11.088
Accumulation Unit Value at end of period	$11.735	$11.877	$12.020	$12.110	$11.953	$11.542	$11.176	$11.013	$11.056	$11.113
Number of Accumulation Units outstanding at end of period (in thousands)	102	113	67	112	115	145	152	227	210	252
One or More Contract Owners 61 or Older
Accumulation Unit Value at beginning of period	$11.595	$11.758	$11.871	$11.739	$11.359	$11.020	$10.882	$10.946	$11.025	$11.022
Accumulation Unit Value at end of period	$11.434	$11.595	$11.758	$11.871	$11.739	$11.359	$11.020	$10.882	$10.946	$11.025
Number of Accumulation Units outstanding at end of period (in thousands)	76	108	57	66	84	128	178	237	192	222
Federated Quality Bond Fund II
All Contract Owners Under 61
Accumulation Unit Value at beginning of period	$16.297	$15.201	$12.774	$13.945	$13.392	$13.013	$12.998	$12.696	$12.278	$11.368
Accumulation Unit Value at end of period	$16.469	$16.297	$15.201	$12.774	$13.945	$13.392	$13.013	$12.998	$12.696	$12.278
Number of Accumulation Units outstanding at end of period (in thousands)	40	43	41	39	59	79	91	89	93	110
One or More Contract Owners 61 or Older
Accumulation Unit Value at beginning of period	$15.957	$14.914	$12.558	$13.736	$13.218	$12.870	$12.881	$12.606	$12.216	$11.333
Accumulation Unit Value at end of period	$16.093	$15.957	$14.914	$12.558	$13.736	$13.218	$12.870	$12.881	$12.606	$12.216
Number of Accumulation Units outstanding at end of period (in thousands)	62	74	87	93	117	114	123	132	135	150

Union Security Insurance Company

Further Information About Union Security Insurance Company

ITEM 3. RISK FACTORS

Certain factors may have a material adverse effect on our business, financial condition and results of operations and you should carefully consider them. It is not possible to predict or identify all such factors.

Amounts are presented in United States of America ("U.S.") dollars and all amounts are in thousands, except for number of shares, per share amounts, number of employees, number of securities in an unrealized loss position and number of loans.

General economic, financial market and political conditions may materially adversely affect our results of operations and financial conditions. Particularly, difficult conditions in financial markets and the global economy may negatively affect the results of the Company.

General economic, financial market and political conditions may have a material adverse effect on our results of operations and financial condition. Limited availability of credit, deteriorations of the global mortgage and real estate markets, declines in consumer confidence and consumer spending, low interest rates, increases in prices or in the rate of inflation, continuing high unemployment, or disruptive geopolitical events could contribute to increased volatility and diminished expectations for the economy and the markets. Specifically, during periods of economic downturn:

•  individuals and businesses may (i) choose not to purchase our insurance products and other related products and services, (ii) terminate existing policies or contracts or permit them to lapse, (iii) choose to reduce the amount of coverage they purchase, and (iv) in the case of business customers of the Company, have fewer employees requiring insurance coverage due to reductions in their staffing levels;

•  disability insurance claims and claims on other specialized insurance products tend to rise;

•  clients are more likely to experience financial distress or to declare bankruptcy or liquidation, which could have a material and adverse impact on the remittance of premiums and the collection of receivables such as unearned premiums.

A.M. Best, Moody's, and S&P rate the financial strength of the Company, and a decline in these ratings could affect our standing in the insurance industry and cause our sales and earnings to decrease.

Ratings are an important factor in establishing the competitive position of insurance companies. A.M. Best Company ("A.M. Best"), Moody's Investor Services ("Moody's") and Standard & Poor's Inc. ("S&P") ratings reflect their opinions of our financial strength, operating performance, strategic position and ability to meet our obligations to policyholders. These ratings are subject to periodic review by A.M. Best, Moody's, and S&P, and we cannot assure that we will be able to retain these ratings. For example, in September 2010, Moody's lowered the financial strength rating of USIC from A2 to A3 citing uncertainty surrounding the viability of several of Assurant's core insurance products as a result of changes in the health insurance marketplace due to Health Care Reform.

Any reduction in our ratings could materially adversely affect the demand for our products by intermediaries and consumers, and materially adversely affect our results. In addition, any reduction in our financial strength ratings could materially adversely affect our cost of borrowing.

As of December 31, 2011, contracts representing approximately 7% of the Company's net earned premiums contain provisions requiring the Company to maintain minimum A.M. Best financial strength ratings of "A–" or better. The Company's clients may terminate the agreements and in some instances recapture in force business if the Company's ratings fall below "A–".

Our earnings could be materially affected by an impairment of goodwill.

We review our goodwill annually in the fourth quarter for impairment or more frequently if circumstances indicate that the asset may be impaired exist. Such circumstances could include a sustained significant decline in our share price, a decline in our actual or expected future cash flows or income, a significant adverse change in the business climate, or slower growth rates, among others. For more information on our annual goodwill impairment testing and the goodwill of the Company, please see "MD&A — Critical Factors Affecting Results — Valuation and Recoverability of Goodwill" below.

Union Security is also subject to additional risks associated with its business. These risks include, among others:

•  Reliance on relationships with significant clients, distributors and other parties.

If our significant clients, distributors and other parties with which we do business decline to renew or seek to terminate our relationships or contractual arrangements, our results of operations and financial condition could be materially adversely affected. We are also subject to the risk that these parties may face financial difficulties, reputational issues or problems with respect to their own products and services, which may lead to decreased sales of products and services.

Union Security Insurance Company

•  Failure to attract and retain sales representatives or develop and maintain distribution sources.

Our sales representatives interface with clients and third party distributors. Our inability to attract and retain our sales representatives or an interruption in, or changes to, our relationships with various third-party distributors could impair our ability to compete and market our insurance products and services and materially adversely affect our results of operations and financial condition. In addition, our ability to market our products and services depends on our ability to tailor our channels of distribution to comply with changes in the regulatory environment.

•  Failure to accurately predict benefits and other costs and claims.

We may be unable to accurately predict benefits, claims and other costs or to manage such costs through our loss limitation methods, which could have a material adverse effect on our results of operations and financial condition if claims substantially exceed our expectations.

•  Changes in regulation.

Legislation or other regulatory reform that increases the regulatory requirements imposed on us or that changes the way we are able to do business may significantly harm our business or results of operations in the future.

In March 2010, President Obama signed the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, and the rules and regulations thereunder (together, "the Affordable Care Act") into law. Provisions of the Affordable Care Act and related reforms have and will become effective at various dates over the next several years and will make sweeping and fundamental changes to the U.S. health care system that are expected to significantly affect the health insurance industry. Although the Company cannot predict or quantify the precise effects of the Affordable Care Act on its business, they will include, in particular, a requirement that the Company pay rebates to customers if the loss ratios for some of its products lines are less than specified percentages; the need to reduce commissions, and the consequent risk that insurance producers may sell less of the Company's products than they have in the past; changes in the benefits provided under some products; elimination of limits on lifetime and annual benefit maximums; a prohibition from imposing any pre-existing condition exclusion as it applies to enrollees under the age of 19 who apply for coverage; limits on the ability to rescind coverage for persons who have misrepresented or omitted material information when they applied for coverage and, after January 1, 2014, elimination of the Company's ability to underwrite health insurance products with certain narrow exceptions; a requirement to offer coverage to any person who applies for such coverage; increased costs to modify and/or sell products; intensified competitive pressures that limit the ability to increase rates due to state insurance exchanges; significant risk of customer loss; new and higher taxes and fees; and the need to operate with a lower expense structure at both the business segment and enterprise level.

•  Reinsurers' failure to fulfill obligations.

In the past, the Parent has sold, and in the future the Parent may sell, businesses through reinsurance ceded to third parties. For example, in 2001 the Parent sold the insurance operations of its FFG division to The Hartford and in 2000 the Parent sold our LTC division to John Hancock, now a subsidiary of Manulife Financial Corporation. Most of the assets backing reserves coinsured under these sales are held in trusts or separate accounts. However, if the reinsurers become insolvent, we would be exposed to the risk that the assets in the trust and/or the separate accounts would be insufficient to support the liabilities that would revert to us.

The A.M. Best ratings of The Hartford and John Hancock are currently A and A+, respectively. A.M. Best currently maintains a stable outlook on both The Hartford's and John Hancock's financial strength ratings.

We also have the risk of becoming responsible for administering these businesses in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process this business. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers of these businesses. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.

On March 21, 2012, The Hartford announced that it plans to place its individual annuity business into runoff and to pursue sales or other strategic alternatives for its individual life and certain other business. The Company is currently evaluating any potential impact of The Hartford's announcement on the Company's business.

•  Credit risk of some of our agents.

We advance agents' commissions as part of our pre-funded funeral insurance ("preneed") insurance product offerings. These advances are a percentage of the total face amount of coverage as opposed to a percentage of the first-year premium paid, the formula that is more common in other life insurance markets. There is a one-year payback provision against the agency if death or lapse occurs within the first policy year.

Union Security Insurance Company

•  Risks related to litigation and regulatory actions.

From time to time we may be involved in various regulatory investigations and examinations relating to our insurance and other related business operations. We are subject to comprehensive regulation and oversight by insurance departments in jurisdictions in which we do business. These insurance departments have broad administrative powers with respect to all aspects of the insurance business and, in particular, monitor the manner in which an insurance company offers, sells and administers its products. Therefore, we may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations and practices.

Recently, significant attention has been focused on the procedures that life insurers follow to identify unreported death claims. In November 2011, the National Conference of Insurance Legislators ("NCOIL") proposed a model rule that would govern unclaimed property policies for insurers and mandate the use of the U.S. Social Security Administration's Death Master File (the "Death Master File") to identify deceased policyholders and beneficiaries. Certain state insurance regulators have also focused on this issue. For example, the New York Department of Financial Services issued a letter requiring life insurers doing business in New York to use data from the Death Master File to search proactively for deceased policyholders and to pay claims without the receipt of a valid claim by or on behalf of a beneficiary. It is possible that regulators in other states may adopt regulations similar to the NCOIL model rule or to the requirements imposed by the New York Department of Financial Services. The Company has evaluated the impact of the NCOIL model rule and established reserves for additional claim liabilities in certain of its businesses. It is possible that existing reserves may be inadequate and need to be increased and/or that the Company may be required to establish reserves for businesses the Company does not currently believe are subject to the NCOIL model rule or any similar regulatory requirement.

The prevalence and outcomes of any such actions cannot be predicted, and no assurances can be given that such actions or any litigation would not materially adversely affect our results of operations and financial condition. In addition, if we were to experience difficulties with our relationship with a regulatory body in a given jurisdiction, it could have a material adverse effect on our ability to do business in that jurisdiction.

As part of a previously disclosed settlement between the Parent and the U. S. Securities and Exchange Commission (the "SEC"), the SEC granted permanent relief to the Company, exempting it from limitations on serving as depositor to investment companies under Section 9(a) of the Investment Company Act of 1940. If the Company fails to continue to meet the conditions in the application for permanent relief, then the Company could lose its ability to act as depositor of the separate accounts related to the FFG businesses sold to the Hartford in 2001. This could result in significant costs to restructure the modified coinsurance structure currently in place.

We depend on the Parent for certain administrative, strategic and operational support. We cannot predict at this time the effect that current litigation, investigations and regulatory activity will have on Assurant or our business, but any adverse outcome could have a material adverse affect on our business, results of operations or financial condition.

For additional risks that relate to our business and additional detail on the risks outlined above, please see the Risk Factors in Assurant's 2011 Annual Report on Form 10-K filed with the SEC and available on Assurant's website at www.assurant.com.

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

Stephen W. Gauster, Esq., who serves as an Assistant Secretary of the Company, and Kenneth D. Bowen, Esq., who serves as Vice President and Secretary of the Company, have each given a legal opinion as to the validity of the Contracts. In addition, each of Messrs. Gauster and Bowen owns less than 1% of shares of common stock of the Company's parent, Assurant, Inc.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

(A) DESCRIPTION OF THE BUSINESS

Legal Organization

Union Security Insurance Company is a stock life insurance company formed in 1910 and organized under the laws of the State of Kansas. Since 1984, it has been an indirect wholly owned subsidiary of Assurant, Inc. ("Assurant"), which owns and operates companies that provide specialty insurance products and related services in North America and select worldwide markets. Assurant is traded on the New York Stock Exchange under the symbol AIZ.

In this report, references to "Union Security," "we," "us" or "our" refer to Union Security Insurance Company.

Business Organization

The Company, which is licensed to sell life, health and annuity insurance in the District of Columbia and in all states except New York, writes insurance products that are marketed by Assurant's business segments (see Assurant's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for a full description of each of these segments). We perform a substantial portion of the operations of the Assurant Employee Benefits segment. We directly market, sell and administer the group disability, group life, group vision, group worksite and certain group dental insurance products, and we provide administrative services under administrative

Union Security Insurance Company

services agreements to other Assurant subsidiaries that provide prepaid dental products. In addition, we reinsure disability and life products through our affiliate, Disability Reinsurance Management Services, Inc. With respect to the Assurant Health segment, we issue small group health insurance policies that are sold through an independent agency. Finally, with respect to the Assurant Specialty Property segment, we issue accidental death and dismemberment policies for which the segment performs the selling, marketing, and administration functions.

As an indirect wholly owned subsidiary of Assurant, Union Security does not have any publicly issued equity or debt securities. We are, however, subject to certain filing requirements under the federal securities laws, because we have issued certain variable and market value adjusted insurance contracts, which are required to be registered under the SEC as securities. Effective April 1, 2001, Assurant exited this line of business and sold the business segment, then referred to as FFG, to The Hartford. This sale was accomplished by means of reinsurance and modified coinsurance. As a result, The Hartford is contractually responsible for servicing the insurance contracts, including the payment of benefits, oversight of investment management, overall contract administration and funding of reserves. If The Hartford fails to fulfill its obligations, however, we will be obligated to perform the services and make the required payments and funding.

Union Security was redomesticated to Kansas from Iowa in 2009.

As of February 15, 2012, we had approximately 1,475 employees. We believe that employee relations are satisfactory.

For additional information that relates to our business, we refer you to Assurant's 2011 Annual Report on Form 10-K filed with the SEC and available on the SEC website at www.sec.gov or through Assurant's website at www.assurant.com.

(B) DESCRIPTION OF THE PROPERTY

Our principal office is in Kansas City, Missouri, where we lease office space in a building owned by Assurant. We have regional claims and sales offices throughout the U.S. We believe that our leased properties are adequate for our current business operations.

(C) LEGAL PROCEEDINGS

The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. See Note 16 to the Consolidated Financial Statements for a description of certain matters. The Company may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation, the Company does not believe that any pending matter will have a material adverse effect individually or in the aggregate, on the Company's financial position, results of operations, or cash flows.

(D) NOT APPLICABLE.

Union Security Insurance Company

(E) FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
Union Security Insurance Company:

In our opinion, the accompanying consolidated balance sheets and the related statements of operations, of comprehensive income, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Union Security Insurance Company and its subsidiaries (the "Company"), an indirect wholly-owned subsidiary of Assurant, Inc. at December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
New York, New York
April 23, 2012

Union Security Insurance Company

Union Security Insurance Company
Consolidated Balance Sheets
At December 31, 2011 and 2010

	December 31, 2011	December 31, 2010
	(in thousands except per share and share amounts)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost — $2,526,001 in 2011 and $2,537,606 in 2010)	$2,865,934	$2,716,856
Equity securities available for sale, at fair value (cost — $81,143 in 2011 and $126,626 in 2010)	80,881	128,768
Commercial mortgage loans on real estate, at amortized cost	671,104	702,311
Policy loans	12,822	13,241
Short-term investments	82,664	53,246
Collateral held/pledged under securities agreements	42,666	57,039
Other investments	103,053	92,117
Total investments	3,859,124	3,763,578
Cash and cash equivalents	5,741	24,516
Premiums and accounts receivable, net	66,510	71,203
Reinsurance recoverables	1,820,067	1,744,688
Accrued investment income	42,266	41,929
Deferred acquisition costs	29,419	31,222
Deferred income taxes, net	—	8,115
Goodwill	17,285	17,285
Value of business acquired	14,833	16,697
Other intangible assets, net	20,123	21,910
Other assets	10,528	12,726
Assets held in separate accounts	1,469,782	1,764,702
Total assets	$7,355,678	$7,518,571
Liabilities
Future policy benefits and expenses	$2,846,881	$2,881,526
Unearned premiums	32,291	33,871
Claims and benefits payable	1,760,577	1,741,250
Commissions payable	14,333	14,666
Deferred gain on disposal of businesses	86,034	99,897
Obligation under securities agreements	42,830	57,467
Accounts payable and other liabilities	152,317	154,750
Deferred income taxes, net	18,453	—
Tax payable	11,938	16,944
Liabilities related to separate accounts	1,469,782	1,764,702
Total liabilities	6,435,436	6,765,073
Commitments and contingencies (Note 16)
Stockholder's equity
Common stock, par value $5 per share, 1,000,000 shares authorized, issued, and outstanding	5,000	5,000
Additional paid-in capital	497,211	475,635
Retained earnings	200,961	158,846
Accumulated other comprehensive income	217,070	114,017
Total stockholder's equity	920,242	753,498
Total liabilities and stockholder's equity	$7,355,678	$7,518,571

See the accompanying notes to the consolidated financial statements

Union Security Insurance Company

Union Security Insurance Company
Consolidated Statements of Operations
Years Ended December 31, 2011, 2010 and 2009

	Years Ended December 31,
	2011	2010	2009
	(in thousands)
Revenues
Net earned premiums and other considerations	$1,053,182	$1,116,247	$1,092,512
Net investment income	203,535	212,475	216,725
Net realized gains (losses) on investments, excluding other-than- temporary investment losses	3,435	11,458	(13,925)
Total other-than-temporary investment losses	(3,296)	(4,263)	(11,330)
Portion of loss (gain) recognized in other comprehensive income, before taxes	312	(12)	(257)
Net other-than-temporary investment losses recognized in earnings	(2,984)	(4,275)	(11,587)
Amortization of deferred gains on disposal of businesses	13,862	(2,876)	16,906
Fees and other income	7,891	6,148	14,859
Total revenues	1,278,921	1,339,177	1,315,490
Benefits, losses and expenses
Policyholder benefits	809,548	838,055	849,531
Amortization of deferred acquisition costs and value of business acquired	41,349	41,372	46,398
Underwriting, general and administrative expenses	331,858	348,842	340,342
Goodwill impairment	—	64,288	75,244
Total benefits, losses and expenses	1,182,755	1,292,557	1,311,515
Income before provision for income taxes	96,166	46,620	3,975
Provision for income taxes	22,051	32,883	27,127
Net income (loss)	$74,115	$13,737	$(23,152)

See the accompanying notes to the consolidated financial statements

Union Security Insurance Company

Union Security Insurance Company
Consolidated Statements of Comprehensive Income
Years Ended December 31, 2011, 2010 and 2009

	Years Ended December 31,
	2011	2010	2009
	(in thousands)
Net income (loss)	$74,115	$13,737	$(23,152)
Other comprehensive income:
Change in unrealized gains (losses) on securities, net of taxes of $(55,833), $(41,445), and $(120,209), respectively	103,690	77,000	210,552
Change in other-than-temporary impairment (losses) gains recognized in other comprehensive income, net of taxes of $343, $(1,305), and $(3,326), respectively	(637)	2,424	6,177
Total other comprehensive income	103,053	79,424	216,729
Total comprehensive income	$177,168	$93,161	$193,577

See the accompanying notes to the consolidated financial statements

Union Security Insurance Company

Union Security Insurance Company
Consolidated Statements of Changes in Stockholder's Equity
Years Ended December 31, 2011, 2010 and 2009

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Total
	(in thousands)
Balance, January 1, 2009	$5,000	$460,635	$229,837	$(165,712)	$529,760
Dividends	—	—	(20,000)	—	(20,000)
Capital contribution (Note 7)	—	15,000	—	—	15,000
Cumulative effect of change in accounting principles (Note 2)	—	—	16,424	(16,424)	—
Net loss	—	—	(23,152)	—	(23,152)
Other comprehensive income	—	—	—	216,729	216,729
Balance, December 31, 2009	5,000	475,635	203,109	34,593	718,337
Dividends	—	—	(58,000)	—	(58,000)
Net income	—	—	13,737	—	13,737
Other comprehensive income	—	—	—	79,424	79,424
Balance, December 31, 2010	5,000	475,635	158,846	114,017	753,498
Dividends	—	—	(32,000)	—	(32,000)
Capital contribution (Note 7)	—	21,576	—	—	21,576
Net income	—	—	74,115	—	74,115
Other comprehensive income	—	—	—	103,053	103,053
Balance, December 31, 2011	$5,000	$497,211	$200,961	$217,070	$920,242

See the accompanying notes to the consolidated financial statements

Union Security Insurance Company

Union Security Insurance Company
Consolidated Statements of Cash Flows
Years Ended December 31, 2011, 2010 and 2009

	Years Ended December 31,
	2011	2010	2009
	(in thousands)
Operating activities
Net income (loss)	$74,115	$13,737	$(23,152)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in reinsurance recoverable	(75,379)	(310,283)	(75,154)
Change in premiums and accounts receivable	6,280	9,676	(5,590)
Depreciation and amortization	6,238	4,805	3,418
Change in deferred acquisition costs and value of business acquired	3,667	8,772	7,790
Change in accrued investment income	(337)	(453)	(866)
Change in insurance policy reserves and expenses	(16,898)	192,385	(45,507)
Change in accounts payable and other liabilities	(5,613)	(35,745)	(3,222)
Change in commissions payable	(333)	1,424	(1,756)
Amortization of deferred gain on disposal of businesses	(13,863)	2,876	(16,906)
Change in income taxes	(12,351)	12,125	7,501
Net realized (gains) losses on investments	(451)	(7,183)	25,512
Goodwill impairment	—	64,288	75,244
Other	685	2,712	(5,251)
Net cash used in operating activities	(34,240)	(40,864)	(57,939)
Investing activities
Sales of:
Fixed maturity securities available for sale	232,195	323,152	244,094
Equity securities available for sale	46,629	44,045	27,345
Other invested assets	10,942	8,426	9,500
Property and equipment	—	—	(105)
Maturities, prepayments, and scheduled redemption of:
Fixed maturity securities available for sale	199,936	170,173	129,687
Commercial mortgage loans on real estate	42,182	66,719	73,338
Purchase of:
Fixed maturity securities available for sale	(419,265)	(531,646)	(449,662)
Equity securities available for sale	(3,500)	(7,340)	(11,750)
Commercial mortgage loans on real estate	(14,661)	—	(12,096)
Other invested assets	(17,994)	(11,807)	(15,608)
Property and equipment	—	(22)	—
Subsidiary, net of cash transferred (1)	—	—	4,923
Change in short-term investments	(29,418)	17,983	89,480
Change in collateral held under securities lending	14,637	49,857	15,877
Change in policy loans	419	740	441
Net cash provided by investing activities	62,102	130,280	105,464
Financing activities
Dividends paid	(32,000)	(58,000)	(20,000)
Change in obligation under securities lending	(14,637)	(50,719)	(15,877)
Contributed capital	—	—	15,000
Net cash used in financing activities (2)	(46,637)	(108,719)	(20,877)
Change in cash and cash equivalents	(18,775)	(19,303)	26,648
Cash and cash equivalents at beginning of period	24,516	43,819	17,171
Cash and cash equivalents at end of period	$5,741	$24,516	$43,819
Supplemental information:
Income taxes paid, net of refunds	$34,402	$20,727	$19,597

(1)  This relates to Shenandoah Life Insurance Company ("Shenandoah"), acquired through reinsurance agreement on October 1, 2009.

(2)  During 2011, a $21,576 non-cash capital contribution in the form of a deferred tax asset was made from the Parent. See Note 7 for more information.

See the accompanying notes to the consolidated financial statements

Union Security Insurance Company

Notes to Consolidated Financial Statements
December 31, 2011, 2010 and 2009
(In thousands except number of shares and per share amounts)

1. NATURE OF OPERATIONS

Union Security Insurance Company (the "Company") is a provider of life and health insurance products, including group disability insurance, group dental insurance, group life insurance, group vision insurance, supplemental worksite insurance, small employer group health insurance and pre-funded funeral insurance ("preneed"). The Company is an indirect wholly-owned subsidiary of Assurant, Inc. (the "Parent"). The Parent's common stock is traded on the New York Stock Exchange under the symbol AIZ. The Company distributes its products in the District of Columbia and in all states except New York.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Amounts are presented in United States of America ("U.S.") dollars and all amounts are in thousands, except for number of shares, per share amounts and number of securities in an unrealized loss position.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. The items on the Company's balance sheets affected by the use of estimates include but are not limited to, investments, premiums and accounts receivable, reinsurance recoverables, deferred acquisition costs ("DAC"), deferred income taxes and associated valuation allowances, goodwill, valuation of business acquired ("VOBA"), future policy benefits and expenses, unearned premiums, claims and benefits payable, deferred gain on disposal of businesses, and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, policyholder behavior and other factors. Actual results could differ from the estimates recorded. The Company believes all amounts reported are reasonable and adequate.

Comprehensive Income

Comprehensive income is comprised of net income, net unrealized gains and losses on securities classified as available-for-sale and net unrealized gains and losses on other-than-temporarily impaired securities, less deferred income taxes.

Reclassifications

Certain prior period amounts have been reclassified to conform to the 2011 presentation.

Fair Value

The Company uses an exit price for its fair value measurements. An exit price is defined as the amount received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In measuring fair value, the Company gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. See Note 4 for further information.

Investments

Fixed maturity and equity securities are classified as available-for-sale, as defined in the investments guidance, and reported at fair value. If the fair value is higher than the amortized cost for fixed maturity securities or the purchase cost for equity securities, the excess is an unrealized gain; and, if lower than cost, the difference is an unrealized loss. Net unrealized gains and losses on securities classified as available-for-sale, less deferred income taxes, are included in accumulated other comprehensive income ("AOCI").

Commercial mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for losses. The allowance is based on management's analysis of factors including actual loan loss experience, specific events based on geographical, political or economic conditions, industry experience, loan groupings that have probable and estimable losses and individually impaired loan loss analysis. A loan is considered individually impaired when it becomes probable the Company will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the loan agreement. Indicative factors of impairment include, but are not limited to, whether the loan is current, the value of the collateral and the financial position of the borrower. If a loan is individually impaired, the Company uses one of the following valuation methods based on the individual loan's facts and circumstances to measure the impairment amount: (1) the present value of expected future cash flows, (2) the loan's

Union Security Insurance Company

observable market price, or (3) the fair value of collateral. Changes in the allowance for loan losses are recorded in net realized losses on investments, excluding other-than-temporary impairment ("OTTI") losses.

The Company places loans on non-accrual status after 90 days of delinquent payments (unless the loan is both well secured and in the process of collection). A loan may be placed on non-accrual status before this time if information is available that suggests its impairment is probable.

Policy loans are reported at unpaid principal balances, which do not exceed the cash surrender value of the underlying policies.

Short-term investments include money market funds and short maturity investments. These amounts are reported at cost, which approximates fair value.

The Company engages in collateralized transactions in which fixed maturity securities, especially bonds issued by the U.S. government, government agencies and authorities, and U.S. corporations, are loaned to selected broker/dealers. The collateral held under these securities lending transactions is reported at fair value and the obligation is reported at the amount of the collateral received. The difference between the collateral held and obligations under securities lending is recorded as an unrealized loss and is included as part of AOCI.

Other investments consist primarily of investments in joint ventures and partnerships. The joint ventures and partnerships are valued according to the equity method of accounting.

The Company monitors its investment portfolio to identify investments that may be other-than-temporarily impaired. In addition, securities, aggregated by issuer, whose market price is equal to 80% or less of their original purchase price or which had a discrete credit event resulting in the debtor defaulting or seeking bankruptcy protection are added to a potential write-down list, which is discussed at quarterly meetings attended by members of the Company's investment, accounting and finance departments. See Note 3 for further information.

Realized gains and losses on sales of investments are recognized on the specific identification basis.

Investment income is recorded as earned net of investment expenses. The Company uses the interest method to recognize interest income on its commercial mortgage loans.

The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The retrospective method is used to adjust the effective yield.

Cash and Cash Equivalents

The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried at cost, which approximates fair value. Cash balances are reviewed at the end of each reporting period to determine if negative cash balances exist. If negative cash balances do exist, the cash accounts are netted with other positive cash accounts of the same bank provided the right of offset exists between the accounts. If the right of offset does not exist, the negative cash balances are reclassified to accounts payable.

Uncollectible Receivable Balance

The Company maintains allowances for doubtful accounts for probable losses resulting from the inability to collect payments.

Reinsurance

Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is recognized over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the consolidated balance sheets. The cost of reinsurance related to long-duration contracts is recognized over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company's primary liability to insureds, thus a credit exposure exists to the extent that any reinsurer is unable to meet the obligation assumed in the reinsurance agreements. To mitigate this exposure to reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and holds collateral (in the form of funds withheld, trusts, and letters of credit) as security under the reinsurance agreements. An allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers (net of collateral), reinsurer solvency, management's experience and current economic conditions.

Funds withheld under reinsurance represent amounts contractually held from assuming companies in accordance with reinsurance agreements.

Union Security Insurance Company

Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.

Income Taxes

The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of the Parent. Income tax expense or benefit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement. Entities with losses record current tax benefits to the extent such losses are recognized in the consolidated federal tax return.

Current federal income taxes are recognized based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

The Company classifies net interest expense related to tax matters and any applicable penalties as a component of income tax expense.

Deferred Acquisition Costs

The costs of acquiring new business that vary with and are primarily related to the production of new business are deferred to the extent that such costs are deemed recoverable from future premiums or gross profits. Acquisition costs primarily consist of commissions, policy issuance expenses, premium taxes and certain direct marketing expenses.

Premium deficiency testing is performed annually and generally reviewed quarterly. Such testing involves the use of best estimate assumptions including the anticipation of investment income to determine if anticipated future policy premiums are adequate to recover all DAC and related claims, benefits and expenses. To the extent a premium deficiency exists, it is recognized immediately by a charge to the consolidated statements of operations and a corresponding reduction in DAC. If the premium deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.

Long Duration Contracts

Acquisition costs for preneed life insurance policies and certain life insurance policies no longer offered are deferred and amortized in proportion to anticipated premiums over the premium-paying period. These acquisition costs consist primarily of first year commissions paid to agents and sales and policy issue costs.

Acquisition costs relating to group worksite insurance products consist primarily of first year commissions to brokers and costs of issuing new certificates. These acquisition costs are front-end loaded, thus they are deferred and amortized over the estimated terms of the underlying contracts.

For preneed investment-type annuities, DAC is amortized in proportion to the present value of estimated gross profits from investment, mortality, expense margins and surrender charges over the estimated life of the policy or contract. The assumptions used for the estimates are consistent with those used in computing the policy or contract liabilities.

Acquisition costs on Fortis Financial Group ("FFG") and Long-Term Care ("LTC") disposed businesses were written off when the businesses were sold.

Short Duration Contracts

Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms and balances of the underlying contracts.

Acquisition costs relating to group term life, group disability, group dental and group vision consist primarily of compensation to sales representatives. These acquisition costs are front-end loaded; thus, they are deferred and amortized over the estimated terms of the underlying contracts.

Property and Equipment

Property and equipment are included in other assets and reported at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over estimated useful lives with a maximum of 39.5 years for buildings, a maximum of 7 years for furniture and a maximum of 5 years for equipment. Expenditures for maintenance and repairs are charged to income as incurred. Expenditures for improvements are capitalized and depreciated over the remaining useful life of the asset.

Union Security Insurance Company

Property and equipment also includes capitalized software costs, which represent costs directly related to obtaining, developing or upgrading internal use software. Such costs are capitalized and amortized using the straight-line method over their estimated useful lives. Property and equipment are assessed for impairment when impairment indicators exist.

Goodwill

Goodwill represents the excess of acquisition costs over the net fair value of identifiable assets acquired and liabilities assumed in a business combination. Goodwill is deemed to have an indefinite life and is not amortized, but rather is tested at least annually for impairment. The Company reviews goodwill annually in the fourth quarter for impairment, or more frequently if indicators of impairment exist. The Company regularly assesses whether any indicators of impairment exist. Such indicators include, but are not limited to: a significant decline in expected future cash flows due to changes in company-specific factors or the broader business climate. The evaluation of such factors requires considerable management judgment.

At the time of the annual goodwill test, the Company has the option to first assess qualitative factors to determine whether it is necessary to perform the current two-step goodwill impairment test. The Company is required to perform step one if it determines qualitatively that it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value is less than its carrying amount, including goodwill. Otherwise, no further testing is required.

If the Company does not take the option to perform the qualitative assessment or the qualitative assessment performed indicates that it is more likely than not that the fair value is less than the carrying value, the Company will then compare its estimated fair value with its net book value ("Step 1"). If the estimated fair value exceeds its net book value, goodwill is deemed not to be impaired, and no further testing is necessary. If the net book value exceeds its estimated fair value, the Company would perform a second test to measure the amount of impairment, if any. To determine the amount of any impairment, the Company would determine the implied fair value of goodwill in the same manner as if the Company were being acquired in a business combination ("Step 2"). Specifically, the Company would determine the fair value of all of the assets and liabilities, including any unrecognized intangible assets, in a hypothetical calculation that would yield the implied fair value of goodwill. If the implied fair value of goodwill is less than the recorded goodwill, the Company would record an impairment charge for the difference.

In 2011, the Company did not take the option to perform a qualitative assessment, thus Step 1 was performed and we concluded the estimated fair value exceeded its respective book value and therefore goodwill was not impaired. Based on the results of the 2010 assessment, the Company concluded that the net book value of its goodwill exceeded the estimated fair value and therefore performed a Step 2 test. Based on the results of the Step 2 test, the Company recorded a $64,288 impairment charge. See Notes 4 and 13 for further information.

Value of Businesses Acquired

VOBA is an identifiable intangible asset representing the value of the insurance businesses acquired. The amount is determined using best estimates for mortality, lapse, maintenance expenses and investment returns at date of purchase. The amount determined represents the purchase price paid to the seller for producing the business. Similar to the amortization of DAC, the amortization of VOBA is over the premium payment period for traditional life insurance policies. For all other products, the amortization of VOBA is over the expected lifetime of the policies.

VOBA is tested for recoverability annually. If it is determined that future policy premiums and investment income or gross profits are not adequate to cover related losses or loss expenses, then an expense is reported in current earnings. Based on 2011 and 2010 testing, future policy premiums and investment income or gross profits were deemed adequate to cover related losses or loss expenses.

Other Assets

Other assets primarily include prepaid items.

Other Intangible Assets

Other intangible assets that have finite lives, including but not limited to, customer contracts, are amortized over their estimated useful lives. Other intangible assets deemed to have indefinite useful lives, primarily certain state licenses, are not amortized and are subject to at least annual impairment tests. Impairment exists if the carrying amount of the indefinite-lived other intangible asset exceeds its fair value. For other intangible assets with finite lives, impairment is recognized if the carrying amount is not recoverable and exceeds the fair value of the other intangible asset. Generally other intangible assets with finite lives are only tested for impairment if there are indicators ("triggers") of impairment identified. Triggers include, but are not limited to, a significant adverse change in the extent, manner or length of time in which the other intangible asset is being used or a significant adverse change in legal factors or in the business climate that could affect the value of the other intangible asset. In certain cases, the Company does perform an annual impairment test for other intangible assets with finite lives even if there are no triggers present. There were no impairments of finite-lived or indefinite-lived other intangible assets in either 2011 or 2010.

Amortization expense is included in underwriting, general and administrative expenses in the consolidated statements of operations.

Union Security Insurance Company

Separate Accounts

Assets and liabilities associated with separate accounts relate to premium and annuity considerations for variable life and annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets (with matching liabilities) are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying consolidated statements of operations because the accounts are administered by reinsurers.

Prior to April 2, 2001, FFG had issued variable insurance products registered as securities under the Securities Act of 1933, as amended. These products featured fixed premiums, a minimum death benefit, and policyholder returns linked to an underlying portfolio of securities. The variable insurance products issued by FFG have been 100% reinsured with The Hartford Financial Services Group, Inc. and certain of its subsidiaries ("The Hartford").

Reserves

Reserves are established in accordance with GAAP, using generally accepted actuarial methods. Factors used in their calculation include experience derived from historical claim payments and actuarial assumptions. Such assumptions and other factors include trends, the incidence of incurred claims, the extent to which all claims have been reported, and internal claims processing charges. The process used in computing reserves cannot be exact, particularly for liability coverages, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.

Reserves do not represent an exact calculation of exposure, but instead represent our best estimates of what we expect the ultimate settlement and administration of a claim or group of claims will cost based on facts and circumstances known at the time of calculation. The adequacy of reserves may be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, including but not limited to: changes in the economic cycle, changes in the social perception of the value of work, emerging medical perceptions regarding physiological or psychological causes of disability, emerging health issues and new methods of treatment or accommodation, inflation, judicial trends, legislative changes and claims handling procedures.

Many of these items are not directly quantifiable. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the consolidated statements of operations in the period in which such estimates are updated. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made. However, based on information currently available, we believe our reserve estimates are adequate.

Long Duration Contracts

The Company's long duration contracts include preneed life insurance policies and annuity contracts, traditional life insurance policies no longer offered, universal life and annuities no longer offered, policies disposed of via reinsurance (FFG and LTC contracts), group worksite policies, certain group short-term disability policies and certain medical policies.

Future policy benefits and expense reserves for LTC, certain life and annuity insurance policies no longer offered, the traditional life insurance contracts within FFG and group worksite contracts are equal to the present value of future benefits to policyholders plus related expenses less the present value of the future net premiums. These amounts are estimated based on assumptions as to the expected investment yield, inflation, mortality, morbidity and withdrawal rates as well as other assumptions that are based on the Company's experience. These assumptions reflect anticipated trends and include provisions for possible unfavorable deviations.

Future policy benefits and expense reserves for preneed investment-type annuities, and the variable life insurance and investment-type annuity contracts in FFG consist of policy account balances before applicable surrender charges and certain deferred policy initiation fees that are being recognized in income over the terms of the policies. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances. An unearned revenue reserve is also recorded for those preneed investment-type annuities which represents the balance of the excess of gross premiums over net premiums that is still recognized in future years' income in a constant relationship to estimated gross profits.

Future policy benefits and expense reserves for preneed life insurance contracts are reported at the present value of future benefits to policyholders and related expenses less the present value of future net premiums. Reserve assumptions are selected using best estimates for expected investment yield, inflation, mortality and withdrawal rates. These assumptions reflect current trends, are based on Company experience and include provision for possible unfavorable deviation. An unearned revenue reserve is also recorded for these contracts which represents the balance of the excess of gross premiums over net premiums that is still to be recognized in future years' income in a constant relationship to insurance in force.

Union Security Insurance Company

Reserves for group worksite policies include case reserves and incurred but not reported ("IBNR") reserves which equal the net present value of the expected future claims payments. Worksite group disability reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio.

Changes in the estimated liabilities are reported as a charge or credit to policyholder benefits as the estimates are revised.

Short Duration Contracts

The Company's short duration contracts include group term life contracts, group disability contracts, medical contracts, dental contracts, vision contracts and credit life and disability contracts. For short duration contracts, claims and benefits payable reserves are recorded when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include: (1) case reserves for known but unpaid claims as of the balance sheet date; (2) IBNR reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.

For group disability, the case reserves and the IBNR reserves are recorded at an amount equal to the net present value of the expected future claims payments. Group long-term disability and group term life waiver of premiums reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio. Group long term disability and group term life reserve adequacy studies are performed annually, and morbidity and mortality assumptions are adjusted where appropriate.

Changes in the estimated liabilities are recorded as a charge or credit to policyholder benefits as estimates are revised.

Deferred Gain on Disposal of Businesses

The Company recorded a deferred gain on disposal of businesses utilizing reinsurance. On March 1, 2000, the Company sold its LTC business using a coinsurance contract. On April 2, 2001, the Company sold its FFG business using coinsurance and a modified coinsurance contract. Since the form of sale did not discharge the Company's primary liability to the insureds, the gain on these disposals was deferred and reported as a liability. The liability is decreased and recognized as revenue over the estimated life of the contracts' terms. The Company reviews and evaluates the estimates affecting the deferred gain on disposal of businesses annually or when significant information affecting the estimates becomes known to the Company, and adjusts the revenue recognized accordingly. Based on the Company's annual review in the fourth quarter of 2011, there were no adjustments to the estimates affecting the deferred gain. In the fourth quarter of 2010, the Company re-established $15,486 of the FFG deferred gain based on its annual review.

Premiums

Long Duration Contracts

Currently, the Company's long duration contracts which are actively being sold are group worksite insurance policies. Revenues are recognized ratably as earned income over the premium-paying periods of the policies for the group worksite insurance products.

For life insurance policies previously sold by the preneed business (no longer offered), revenue is recognized when due from policyholders.

For investment-type annuity contracts previously sold by the preneed business (no longer offered), revenues consist of charges assessed against policy balances.

Premiums for LTC insurance and traditional life insurance contracts within FFG are recognized as revenue when due from the policyholder. For universal life insurance and investment-type annuity contracts within FFG, revenues consist of charges assessed against policy balances. For the FFG and LTC businesses previously sold, all revenue is ceded.

Short Duration Contracts

The Company's short duration contracts are those on which the Company recognizes revenue on a pro-rata basis over the contract term. The Company's short duration contracts primarily include group term life, group disability, medical, dental, vision and credit life and disability.

Total Other-Than-Temporary Impairment Losses

For debt securities with credit losses and non-credit losses or gains, total other-than-temporary impairment losses is the total of the decline in fair value from either the most recent OTTI determination or a prior period end in which the fair value declined until the current period end valuation date. This amount does not include any securities that had fair value increases. For equity securities and debt securities that the Company has the intent to sell or if it is more likely than not that it will be required to sell for equity securities that have an OTTI or for debt securities if there are only credit losses, total other-than-temporary impairment losses is the total

Union Security Insurance Company

amount by which the fair value of the security is less than its amortized cost basis at the period end valuation date and the decline in fair value is deemed to be other-than-temporary.

Fees and Other Income

Income earned on preneed life insurance policies with discretionary death benefit growth issued after 2008 is presented within fees and other income.

The Company also derives fees and other income from providing administrative services. These fees are recognized monthly when services are performed.

Underwriting, General and Administrative Expenses

Underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, salaries and personnel benefits and other general operating expenses.

Leases

The Company records expenses for operating leases on a straight-line basis over the lease term.

Contingencies

The Company evaluates each contingent matter separately. A loss contingency is recorded if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes. The Company believes the contingent amounts recorded are adequate and reasonable.

Recent Accounting Pronouncements — Adopted

On December 31, 2011, the Company adopted the new guidance related to the presentation of comprehensive income. This guidance provides two alternatives for presenting comprehensive income. An entity can report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. Each component of net income and each component of other comprehensive income, together with totals for comprehensive income and its two parts, net income and other comprehensive income, are displayed under either alternative. The statement(s) are to be presented with equal prominence as the other primary financial statements. The new guidance eliminates the Company's previously applied option to report other comprehensive income and its components in the statement of changes in stockholder's equity. The guidance does not change the items that constitute net income or other comprehensive income, and does not change when an item of other comprehensive income must be reclassified to net income. The Company chose to early adopt this guidance and therefore is reporting comprehensive income in a separate but consecutive statement, with full retrospective application as required by the guidance. The adoption of the new presentation requirements did not have an impact on the Company's financial position or results of operations.

On October 1, 2011, the Company adopted the amended intangibles — goodwill and other guidance. This guidance allows an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under this amended guidance, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amended guidance includes a number of events and circumstances for an entity to consider in conducting the qualitative assessment. The Company chose to early adopt the revised standard and applied the amended guidance to its fourth quarter annual goodwill impairment test. The adoption of the amended guidance results in a change to the procedures for assessing goodwill impairment and did not have an impact on the Company's financial position or results of operations. See Notes 2 and 13 for more information.

On January 1, 2010, the Company adopted the guidance on transfers of financial assets. This guidance amended the derecognition guidance and eliminated the exemption from consolidation for qualifying special-purpose entities. The adoption of this guidance did not have an impact on the Company's financial position or results of operations.

On January 1, 2010, the Company adopted the guidance on the accounting for a variable interest entity ("VIE"). This guidance amended the consolidation guidance applicable to VIEs to require a qualitative assessment in the determination of the primary beneficiary of the VIE, to require an ongoing reconsideration of the primary beneficiary, to amend the events that trigger a reassessment of whether an entity is a VIE and to change the consideration of kick-out rights in determining if an entity is a VIE. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.

On July 1, 2009, the Company adopted the guidance that established a single source of authoritative accounting and reporting guidance recognized by the Financial Accounting Standards Board ("FASB") for nongovernmental entities (the "Codification"). The Codification did not change current GAAP, but was intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents were superseded and all other accounting literature not included in the Codification is considered non-authoritative. The adoption of the new guidance did not

Union Security Insurance Company

have an impact on the Company's financial position or results of operations. References to accounting guidance contained in the Company's consolidated financial statements and disclosures have been updated to reflect terminology consistent with the Codification.

On April 1, 2009, the Company adopted the OTTI guidance. This guidance amended the previous guidance for debt securities and modified the presentation and disclosure requirements for debt and equity securities. In addition, it amended the requirement for an entity to positively assert the intent and ability to hold a debt security to recovery to determine whether an OTTI exists and replaced this provision with the assertion that an entity does not intend to sell or it is not more likely than not that the entity will be required to sell a security prior to recovery of its amortized cost basis. Additionally, this guidance modified the presentation of certain OTTI debt securities to only present the impairment loss within the results of operations that represents the credit loss associated with the OTTI with the remaining impairment loss being presented within other comprehensive income (loss) ("OCI"). At adoption, the Company recorded a cumulative effect adjustment to reclassify the non-credit component of previously recognized OTTI securities which resulted in an increase of $16,424 (after-tax) in retained earnings and a decrease of $16,424 (after-tax) in AOCI. See Note 3 for further information.

Recent Accounting Pronouncements — Not Yet Adopted

In July 2011, the FASB issued amendments to the other expenses guidance to address how health insurers should recognize and classify in their statements of operations fees mandated by the Affordable Care Act. The Affordable Care Act imposes an annual fee on health insurers for each calendar year beginning on or after January 1, 2014. The amendments specify that the liability for the fee should be estimated and recorded in full once the entity provides qualifying health insurance in the applicable calendar year in which the fee is payable with a corresponding deferred cost that is amortized to expense ratably over the calendar year during which it is payable. The guidance is effective for calendar years beginning after December 31, 2013, when the fee initially becomes effective. Therefore, the Company is required to adopt this guidance on January 1, 2014. The Company is currently evaluating the requirements of the amendments and the potential impact on the Company's financial position and results of operations.

In May 2011, the FASB issued amendments to existing guidance on fair value measurement to achieve common fair value measurement and disclosure requirements in GAAP and International Financial Reporting Standards ("IFRS"). Consequently, the amendments change the wording used to describe many of the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend for the amendments to result in a change in the application of the requirements in the fair value accounting guidance. The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. Therefore, the Company is required to adopt this guidance on January 1, 2012. The amendments are to be applied prospectively. The adoption of this amended guidance will not have an impact on the Company's financial position and results of operations.

In October 2010, the FASB issued amendments to existing guidance on accounting for costs associated with acquiring or renewing insurance contracts. The amendments modify the definition of the types of costs incurred by insurance entities that can be capitalized in the acquisition of new and renewal contracts. Under this amended guidance, acquisition costs are defined as costs that are directly related to the successful acquisition of new or renewal insurance contracts. The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. Therefore, the Company is required to adopt this guidance on January 1, 2012. Prospective application as of the date of adoption is required; however, retrospective application to all prior periods presented upon the date of adoption is permitted, but not required. The Company has chosen to adopt the guidance retrospectively. This will result in a reduction in our deferred acquisition cost asset and will reduce the opening balance of stockholder's equity by $39,722, net of the related tax benefit. There will also be a decrease in the amortization associated with the previously deferred acquisition costs. The adoption of these amendments resulted in an increase in net income of $3,081, $3,197 and $3,361 in 2011, 2010 and 2009, respectively.

Union Security Insurance Company

3. INVESTMENTS

The following tables show the cost or amortized cost, gross unrealized gains and losses and fair value and OTTI of our fixed maturity and equity securities as of the dates indicated:

	December 31, 2011
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI
Fixed maturity securities:
United States Government and government agencies and authorities	$2,084	$407	$—	$2,491	$—
States, municipalities and political subdivisions	53,880	3,183	—	57,063	—
Foreign governments	34,161	2,798	(766)	36,193	—
Asset-backed	1,899	44	—	1,943	—
Commercial mortgage-backed	9,581	590	—	10,171	—
Residential mortgage-backed	97,140	7,797	(139)	104,798	340
Corporate	2,327,256	344,704	(18,685)	2,653,275	8,494
Total fixed maturity securities	$2,526,001	$359,523	$(19,590)	$2,865,934	$8,834
Equity securities:
Common stocks	$92	$77	$—	$169	$—
Non-redeemable preferred stocks	81,051	7,641	(7,980)	80,712	—
Total equity securities	$81,143	$7,718	$(7,980)	$80,881	$—
	December 31, 2010
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI
Fixed maturity securities:
United States Government and government agencies and authorities	$7,096	$210	$(6)	$7,300	$—
States, municipalities and political subdivisions	55,486	945	(1,360)	55,071	—
Foreign governments	34,913	2,616	(540)	36,989	—
Asset-backed	2,180	93	—	2,273	—
Commercial mortgage-backed	11,060	459	(3)	11,516	—
Residential mortgage-backed	97,562	7,447	(11)	104,998	633
Corporate	2,329,309	188,000	(18,600)	2,498,709	9,182
Total fixed maturity securities	$2,537,606	$199,770	$(20,520)	$2,716,856	$9,815
Equity securities:
Common stocks	$92	$87	$—	$179	$—
Non-redeemable preferred stocks	126,534	8,850	(6,795)	128,589	—
Total equity securities	$126,626	$8,937	$(6,795)	$128,768	$—

Our states, municipalities and political subdivisions holdings are highly diversified across the United States, with no individual state's exposure (including both general obligation and revenue securities) exceeding 0.5% of the overall investment portfolio as of December 31, 2011 and December 31, 2010. The securities include general obligation and revenue bonds issued by states, cities, counties, school districts and similar issuers. As of December 31, 2011 and December 31, 2010, revenue bonds account for 42% and 45% of the holdings, respectively. The revenue sources supporting these bonds were sales tax, airport and marina and miscellaneous (which includes bond banks, finance authorities and appropriations). These provided for 100% and 89% of the revenue sources, as of December 31, 2011 and December 31, 2010, respectively.

The Company's largest European investment exposure in its corporate fixed maturity and equity securities is the country of the United Kingdom. The United Kingdom represents approximately 5% of our corporate securities as of December 31, 2011 and December 31, 2010. No other European country represented more than 2% of our corporate securities as of December 31, 2011 and December 31, 2010. All the European investments are denominated in US dollars. Our international investments are managed as part of our overall portfolio with the same approach to risk management and focus on diversification.

Union Security Insurance Company

The cost or amortized cost and fair value of fixed maturity securities at December 31, 2011 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	Cost or Amortized Cost	Fair Value
Due in one year or less	$71,267	$71,995
Due after one year through five years	268,879	283,131
Due after five years through ten years	552,983	600,959
Due after ten years	1,524,252	1,792,937
Total	2,417,381	2,749,022
Asset-backed	1,899	1,943
Commercial mortgage-backed	9,581	10,171
Residential mortgage-backed	97,140	104,798
Total	$2,526,001	$2,865,934

Major categories of net investment income were as follows:

	Years Ended December 31,
	2011	2010	2009
Fixed maturity securities	$158,007	$160,844	$158,678
Equity securities	7,696	9,960	12,522
Commercial mortgage loans on real estate	42,448	46,977	51,287
Policy loans	792	788	830
Short-term investments	78	204	1,207
Other investments	1,263	1,042	603
Cash and cash equivalents	8	16	95
Total investment income	210,292	219,831	225,222
Investment expenses	(6,757)	(7,356)	(8,497)
Net investment income	$203,535	$212,475	$216,725

No material investments of the Company were non-income producing for the years ended December 31, 2011, 2010 and 2009.

The following table summarizes the proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses that have been included in earnings as a result of those sales.

	For the Years Ended December 31,
	2011	2010	2009
Proceeds from sales	$278,234	$368,551	$271,086
Gross realized gains	10,309	17,592	10,045
Gross realized losses	6,701	2,326	20,503

For securities sold at a loss during 2011, the average period of time these securities were trading continuously at a price below book value was approximately 27 months.

Union Security Insurance Company

The following table sets forth the net realized gains (losses), including other-than-temporary impairments, recognized in the statement of operations as follows:

	Years Ended December 31,
	2011	2010	2009
Net realized gains (losses) related to sales and other:
Fixed maturity securities	$6,457	$12,287	$(198)
Equity securities	(2,343)	3,051	(9,647)
Commercial mortgage loans on real estate	(679)	(3,882)	(4,100)
Other investments	—	2	20
Total net realized gains (losses) related to sales	3,435	11,458	(13,925)
Net realized losses related to other-than-temporary impairments:
Fixed maturity securities	(2,974)	(4,045)	(6,990)
Equity securities	(10)	(230)	(4,597)
Total net realized losses related to other-than-temporary impairments	(2,984)	(4,275)	(11,587)
Total net realized gains (losses)	$451	$7,183	$(25,512)

Other-Than-Temporary Impairments

The Company adopted the OTTI guidance which requires entities to separate an OTTI of a debt security into two components when there are credit related losses associated with the impaired debt security for which the Company asserts that it does not have the intent to sell, and it is more likely than not that it will not be required to sell before recovery of its cost basis. Under the OTTI guidance, the amount of the OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other, non-credit, factors (e.g., interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. In instances where no credit loss exists but the Company intends to sell the security or it is more likely than not that the Company will have to sell the debt security prior to the anticipated recovery, the decline in market value below amortized cost is recognized as an OTTI in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings. For debt securities for which OTTI was recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted or amortized into net investment income.

For the twelve months ended December 31, 2011 and 2010, the Company recorded $3,296 and $4,263, respectively, of OTTI, of which $2,984 and $4,275 was related to credit losses and recorded as net OTTI losses recognized in earnings, with the remaining amount of $312 and $(12), respectively, related to all other factors and recorded as an unrealized loss (gain) component of AOCI.

The following table sets forth the amount of credit loss impairments recognized within the results of operations on fixed maturity securities held by the Company as of the dates indicated, for which a portion of the OTTI loss was recognized in AOCI, and the corresponding changes in such amounts.

	Year ended December 31,
	2011	2010	2009
Balance, beginning of year	$29,322	$29,247	$—
Additions for credit loss impairments recognized in the current period on securities not previously impaired	554	1,045	681
Credit losses remaining in retained earnings related to the adoption of OTTI guidance effective April 1, 2009	—	—	36,462
Additions for credit loss impairments recognized in the current period on securities previously impaired	445	251	680
Reductions for securities which the amount previously recognized in other comprehensive income was recognized in earnings because the entity intends to sell the security	—	(75)	—
Reductions for increases in cash flows expected to be collected that are recognized over the remaining life of the security	(153)	(201)	(275)
Reductions for credit loss impairments previously recognized on securities which matured, paid down, prepaid or were sold during the period	(794)	(945)	(8,301)
Balance, end of year	$29,374	$29,322	$29,247

Union Security Insurance Company

We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities. Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in future periods for other-than-temporary declines in value. Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company is required to analyze its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between the amortized cost of the fixed maturity security and its net present value.

The Company considers different factors to determine the amount of projected future cash flows and discounting methods for corporate debt and residential and commercial mortgage-backed or asset-backed securities. For corporate debt securities, the split between the credit and non-credit losses is driven principally by assumptions regarding the amount and timing of projected future cash flows. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the security at the date of acquisition. For residential and commercial mortgage-backed and asset-backed securities, cash flow estimates, including prepayment assumptions, are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates vary based on assumptions regarding the underlying collateral including default rates, recoveries and changes in value. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the fixed maturity security prior to impairment at the balance sheet date. The discounted cash flows become the new amortized cost basis of the fixed maturity security.

In periods subsequent to the recognition of an other-than-temporary impairment, the Company generally accretes the discount (or amortizes the reduced premium) into net investment income, up to the non-discounted amount of projected future cash flows, resulting from the reduction in cost basis, based upon the amount and timing of the expected future cash flows over the estimated period of cash flows.

The investment category and duration of the Company's gross unrealized losses on fixed maturity securities and equity securities at December 31, 2011 and 2010 were as follows:

	December 31, 2011
	Less than 12 months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturity securities:
Foreign governments	$—	$—	$6,300	$(766)	$6,300	$(766)
Residential mortgage-backed	2,125	(125)	163	(14)	2,288	(139)
Corporate	203,802	(9,974)	66,636	(8,711)	270,438	(18,685)
Total fixed maturity securities	$205,927	$(10,099)	$73,099	$(9,491)	$279,026	$(19,590)
Equity securities:
Non-redeemable preferred stocks	$8,297	$(1,675)	$24,356	$(6,305)	$32,653	$(7,980)

Union Security Insurance Company

	December 31, 2010
	Less than 12 months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturity securities:
United States Government and government agencies and authorities	$4,994	$(6)	$—	$—	$4,994	$(6)
States, municipalities and political subdivisions	24,237	(711)	6,865	(649)	31,102	(1,360)
Foreign governments	3,575	(1)	6,528	(539)	10,103	(540)
Commercial mortgage-backed	1,188	(3)	—	—	1,188	(3)
Residential mortgage-backed	163	(10)	18	(1)	181	(11)
Corporate	267,446	(8,452)	121,553	(10,148)	388,999	(18,600)
Total fixed maturity securities	$301,603	$(9,183)	$134,964	$(11,337)	$436,567	$(20,520)
Equity securities:
Non-redeemable preferred stocks	$16,230	$(649)	$50,814	$(6,146)	$67,044	$(6,795)

Total gross unrealized losses represent less than 9% and 6% of the aggregate fair value of the related securities at December 31, 2011 and 2010, respectively. Approximately 43% and 36% of these gross unrealized losses have been in a continuous loss position for less than twelve months at December 31, 2011 and 2010, respectively. The total gross unrealized losses are comprised of 277 and 234 individual securities at December 31, 2011 and 2010, respectively. In accordance with its policy described above, the Company concluded that for these securities an adjustment to its results of operations for other-than-temporary impairments of the gross unrealized losses was not warranted at December 31, 2011 and 2010. These conclusions were based on a detailed analysis of the underlying credit and expected cash flows of each security. As of December 31, 2011, the gross unrealized losses that have been in a continuous loss position for twelve months or more were concentrated in non-redeemable preferred stocks and in the banking, finance and telecommunications industries of the Company's corporate fixed maturity securities. For these concentrations, gross unrealized losses of twelve months or more were $12,604, or 80%, of the total. The non-redeemable preferred stocks are perpetual preferred securities that have characteristics of both debt and equity securities. To evaluate these securities, we apply an impairment model similar to that used for our fixed maturity securities. As of December 31, 2011, the Company did not intend to sell the securities and it was not more likely than not that the Company would be required to sell them and no underlying cash flow issues were noted. Therefore, we did not recognize an OTTI on those perpetual preferred securities that have been in a continuous unrealized loss position for twelve months or more. As of December 31, 2011, the company did not intend to sell the securities and it was not more likely than not that the Company would be required to sell the securities before the anticipated recovery of their amortized cost basis. The gross unrealized losses are primarily attributable to widening credit spreads associated with an underlying shift in overall credit risk premium.

The cost or amortized cost and fair value of available-for-sale fixed maturity securities in an unrealized loss position at December 31, 2011, by contractual maturity, is shown below:

	Cost or Amortized Cost	Fair Value
Due in one year or less	$5,832	$5,690
Due after one year through five years	26,184	25,533
Due after five years through ten years	84,728	80,612
Due after ten years	179,445	164,903
Total	296,189	276,738
Residential mortgage-backed	2,427	2,288
Total	$298,616	$279,026

The Company has exposure to sub-prime and related mortgages within our fixed maturity security portfolio. At December 31, 2011, approximately 3.9% of the residential mortgage-backed holdings had exposure to sub-prime mortgage collateral. This represented approximately 0.1% of the total fixed income portfolio and 0.1% of the total unrealized gain position. Of the securities with sub-prime exposure, approximately 45% are rated as investment grade. All residential mortgage-backed securities, including those with sub-prime exposure, are reviewed as part of the ongoing other-than-temporary impairment monitoring process.

The Company has made commercial mortgage loans, collateralized by the underlying real estate, on properties located throughout the U.S. At December 31, 2011, approximately 39% of the outstanding principal balance of commercial mortgage loans was concentrated in the states of California, New York and Utah. Although the Company has a diversified loan portfolio, an economic

Union Security Insurance Company

downturn could have an adverse impact on the ability of its debtors to repay their loans. The outstanding balance of commercial mortgage loans range in size from $66 to $11,979 at December 31, 2011 and from $38 to $12,519 at December 31, 2010.

Credit quality indicators for commercial mortgage loans are loan-to-value and debt-service coverage ratios. Loan-to-value and debt-service coverage ratios are measures commonly used to assess the credit quality of commercial mortgage loans. The loan-to-value ratio compares the principal amount of the loan to the fair value of the underlying property collateralizing the loan, and is commonly expressed as a percentage. The debt-service coverage ratio compares a property's net operating income to its debt-service payments and is commonly expressed as a ratio. The loan-to-value and debt-service coverage ratios are generally updated annually in the third quarter. The following summarizes our loan-to-value and average debt-service coverage ratios as of the dates indicated:

	December 31, 2011
Loan-to-Value	Carrying Value	% of Gross Mortgage Loans	Debt- Service Coverage ratio
70% and less	$542,401	80.2%	2.17
71 - 80%	78,255	11.6%	1.40
81 - 95%	34,538	5.1%	1.19
Greater than 95%	21,291	3.1%	0.63
Gross commercial mortgage loans	676,485	100.0%	1.98
Less valuation allowance	(5,381)
Net commercial mortgage loans	$671,104
	December 31, 2010
Loan-to-Value	Carrying Value	% of Gross Mortgage Loans	Debt- Service Coverage ratio
70% and less	$495,406	69.4%	2.06
71 - 80%	102,409	14.3%	1.41
81 - 95%	72,348	10.1%	1.21
Greater than 95%	44,582	6.2%	0.91
Gross commercial mortgage loans	714,745	100.0%	1.81
Less valuation allowance	(12,434)
Net commercial mortgage loans	$702,311

All commercial mortgage loans that are individually impaired have an established mortgage loan valuation allowance for losses. Changing economic conditions affect our valuation of commercial mortgage loans. Changing vacancies and rents are incorporated into the discounted cash flow analysis that we perform for monitored loans and may contribute to the establishment of (or an increase or decrease in) a commercial mortgage loan valuation allowance for losses. In addition, we continue to monitor the entire commercial mortgage loan portfolio to identify risk. Areas of emphasis are properties that have exposure to earthquakes, have deteriorating credits or have experienced a reduction in debt-service coverage ratio. Where warranted, we have established or increased a valuation allowance based upon this analysis.

The commercial mortgage loan valuation allowance for losses was $5,381 and $12,434 at December 31, 2011 and 2010, respectively. In 2010, an overall expense of $3,382 was recorded primarily to increase the valuation allowance on one individually impaired commercial mortgage loan with a loan valuation allowance of $7,732 and a net loan value of $0 at December 31, 2010. In 2011, the loan valuation allowance was decreased $7,053, primarily due to the direct write down of the same individually impaired mortgage loan resulting in no impact to realized capital gains and losses on commercial mortgage loans. The remaining increase was due to changing economic conditions and geographic concentrations.

At December 31, 2011, the Company had mortgage loan commitments outstanding of approximately $1,200 and is committed to fund additional capital contributions of $111 to real estate joint ventures.

The Company has fixed maturities of $6,935 and $6,562 at December 31, 2011 and 2010, respectively, on deposit with various governmental authorities as required by law.

The Company utilizes derivative instruments in managing the pre-arranged funeral business exposure to inflation risk. The derivative instruments, Consumer Price Index Caps (the "CPI CAPs"), limits the inflation risk on certain policies. The CPI CAPs do not qualify under GAAP as effective hedges; therefore, they are marked-to-market on a quarterly basis and the accumulated gain or loss is

Union Security Insurance Company

recognized in the statement of operations in fees and other income. As of December 31, 2011 and 2010, the CPI CAPs included in other assets amounted to $7,027 and $8,079, respectively. The (loss) gain recorded in the results of operations totaled $(1,052), $(2,327), and $5,585 for the years ended December 31, 2011, 2010 and 2009, respectively.

Collateralized Transactions

The Company engages in transactions in which fixed maturity securities, especially bonds issued by the U.S. government and government agencies and authorities, and U.S. corporations, are loaned to selected broker/dealers. Collateral, greater than or equal to 102% of the fair value of the securities lent, plus accrued interest, is received in the form of cash and cash equivalents held by a custodian bank for the benefit of the Company. The use of cash collateral received is unrestricted. The Company reinvests the cash collateral received, generally in investments of high credit quality that are designated as available-for-sale. The Company monitors the fair value of securities loaned and the collateral received, with additional collateral obtained, as necessary. The Company is subject to the risk of loss to the extent there is a loss on the re-investment of cash collateral.

As of December 31, 2011 and 2010, our collateral held under securities lending, of which its use is unrestricted, was $42,666 and $57,039, respectively, and is included in the consolidated balance sheets under the collateral held/pledged under securities agreements. Our liability to the borrower for collateral received was $42,830 and $57,467, respectively, and is included in the consolidated balance sheets under the obligation under securities agreements. The difference between the collateral held and obligations under securities lending is recorded as an unrealized loss and is included as part of AOCI. All securities with unrealized losses have been in a continuous loss position for twelve months or longer as of December 31, 2011 and December 31, 2010. The Company has actively reduced the size of its securities lending to mitigate counter-party exposure. The Company includes the available-for-sale investments purchased with the cash collateral in its evaluation of other-than-temporary impairments.

Cash proceeds that the Company receives as collateral for the securities it lends and subsequent repayment of the cash are regarded by the Company as cash flows from financing activities, since the cash received is considered a borrowing. Since the Company reinvests the cash collateral generally in investments that are designated as available-for-sale, the reinvestment is presented as cash flows from investing activities.

4. FAIR VALUE DISCLOSURES

Fair Values, Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosures

The fair value measurements and disclosure guidance defines fair value and establishes a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets and liabilities into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.

The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The levels of the fair value hierarchy are described below:

•  Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

•  Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset.

•  Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset.

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The following tables present the Company's fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of December 31, 2011 and December 31, 2010. The amounts presented below for Collateral held/pledged under securities agreements, Cash equivalents, Other assets and Assets and liabilities held in separate accounts differ from the amounts presented in

Union Security Insurance Company

the consolidated balance sheets because only certain investments or certain assets and liabilities within these line items are measured at estimated fair value. The fair value amount and the majority of the associated levels presented for Assets held in separate accounts are received directly from third parties.

The following tables present the Company's fair value hierarchy for those recurring basis assets and liabilities as of December 31, 2011 and 2010.

	December 31, 2011
	Total	Level 1		Level 2		Level 3
Financial Assets
Fixed maturity securities:
United States government and government agencies and authorities	$2,491	$—		$2,491		$—
States, municipalities and political subdivisions	57,063	—		57,063		—
Foreign governments	36,193	—		35,658		535
Asset-backed	1,943	—		1,943		—
Commercial mortgage-backed	10,171	—		9,719		452
Residential mortgage-backed	104,798	—		104,798		—
Corporate	2,653,275	—		2,622,569		30,706
Equity securities:
Common stocks	169	169		—		—
Non-redeemable preferred stocks	80,712	—		80,702		10
Short-term investments	82,664	82,664	(b)	—		—
Collateral held/pledged under securities agreements	31,666	23,398	(b)	8,268	(c)	—
Cash equivalents	2,049	2,049	(b)	—		—
Other assets	7,027	—		—		7,027	(d)
Assets held in separate accounts	1,468,119	1,383,928	(a)	84,191	(c)	—
Total financial assets	$4,538,340	$1,492,208		$3,007,402		$38,730
Financial Liabilities
Liabilities related to separate accounts	$1,468,119	$1,383,928	(a)	$84,191	(c)	$—
	December 31, 2010
	Total	Level 1		Level 2		Level 3
Financial Assets
Fixed maturity securities:
United States government and government agencies and authorities	$7,300	$—		$7,300		$—
States, municipalities and political subdivisions	55,071	—		55,071		—
Foreign governments	36,989	—		36,452		537
Asset-backed	2,273	—		2,273		—
Commercial mortgage-backed	11,516	—		10,976		540
Residential mortgage-backed	104,998	—		104,998		—
Corporate	2,498,709	—		2,471,691		27,018
Equity securities:
Common stocks	179	179		—		—
Non-redeemable preferred stocks	128,589	—		128,494		95
Short-term investments	53,246	53,246	(b)	—		—
Collateral held/pledged under securities agreements	32,039	21,189	(b)	10,850	(c)	—
Cash equivalents	12,886	12,886	(b)	—		—
Other assets	8,079	—		—		8,079	(d)
Assets held in separate accounts	1,763,690	1,672,405	(a)	91,285	(c)	—
Total financial assets	$4,715,564	$1,759,905		$2,919,390		$36,269
Financial Liabilities
Liabilities related to separate accounts	$1,763,690	$1,672,405	(a)	$91,285	(c)	$—

(a)  Mainly includes mutual funds.

(b)  Mainly includes money market funds.

(c)  Mainly includes fixed maturity securities.

(d)  Mainly includes the Consumer Price Index Cap Derivatives ("CPI Caps").

Union Security Insurance Company

There were no significant transfers between Level 1 and Level 2 financial assets during the period. However, there were transfers between Level 2 and Level 3 financial assets during the period, which are reflected in the "Net transfers" line below. Transfers between Level 2 and Level 3 most commonly occur when market observable inputs that were previously available become unavailable in the current period. The remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources.

The following tables summarize the change in balance sheet carrying value associated with Level 3 financial assets carried at fair value during the years ended December 31, 2011 and 2010:

	Year Ended December 31, 2011
	Balance, beginning of period	Total gains/ (losses) (realized/ unrealized) included in earnings	Net unrealized (losses) gains included in stockholder's equity	Purchases	Sales	Net transfers (1)	Balance, end of period
Fixed maturity securities:
Foreign governments	$537	$1	$(3)	$—	$—	$—	$535
Commercial mortgage-backed	540	—	(15)	—	(73)	—	452
Corporate	27,018	(324)	1,263	6,788	(5,275)	1,236	30,706
Equity securities:
Non-redeemable preferred stocks	95	(6)	16	—	(96)	1	10
Other assets	8,079	(1,052)	—	—	—	—	7,027
Total level 3 assets	$36,269	$(1,381)	$1,261	$6,788	$(5,444)	$1,237	$38,730
	Year Ended December 31, 2010
	Balance, beginning of period	Total gains/ (losses) (realized/ unrealized) included in earnings	Net unrealized gains (losses) included in stockholder's equity	Purchases	Sales	Net transfers (1)	Balance, end of period
Fixed maturity securities:
Foreign governments	$515	$—	$22	$—	$—	$—	$537
Commercial mortgage-backed	2,192	9	129	—	(568)	(1,222)	540
Corporate	31,711	(816)	2,461	2,300	(13,017)	4,379	27,018
Equity securities:
Non-redeemable preferred stocks	3,219	1,597	(1,235)	—	(3,462)	(24)	95
Other assets	10,406	(2,327)	—	—	—	—	8,079
Total level 3 assets	$48,043	$(1,537)	$1,377	$2,300	$(17,047)	$3,133	$36,269

(1)  Net transfers are primarily attributable to changes in the availability of observable market information and re-evaluation of the observability of pricing inputs.

Three different valuation techniques can be used in determining fair value for financial assets and liabilities: the market, income or cost approaches. The three valuation techniques described in the fair value measurements and disclosures guidance are consistent with generally accepted valuation methodologies. The market approach valuation techniques use prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. When possible, quoted prices (unadjusted) in active markets are used as of the period-end date (such as for mutual funds and money market funds). Otherwise, valuation techniques consistent with the market approach including matrix pricing and comparables are used. Matrix pricing is a mathematical technique employed principally to value debt securities without relying exclusively on quoted prices for those securities but rather by relying on the securities' relationship to other benchmark quoted securities. Market approach valuation techniques often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both qualitative and quantitative factors specific to the measurement.

Union Security Insurance Company

Income approach valuation techniques convert future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. These techniques rely on current market expectations of future amounts as of the period-end date. Examples of income approach valuation techniques include present value techniques, option-pricing models, binomial or lattice models that incorporate present value techniques, and the multi-period excess earnings method.

Cost approach valuation techniques are based upon the amount that would be required to replace the service capacity of an asset at the period-end date, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence.

While not all three approaches are applicable to all financial assets or liabilities, where appropriate, one or more valuation techniques may be used. For all the classes of financial assets and liabilities included in the above hierarchy, excluding the CPI Caps and certain privately placed corporate bonds, the market valuation technique is generally used. For certain privately placed corporate bonds and the CPI Caps, the income valuation technique is generally used. For the years ended December 31, 2011 and 2010, the application of the valuation technique applied to the Company's classes of financial assets and liabilities has been consistent.

Level 1 Securities

The Company's investments and liabilities classified as Level 1 as of December 31, 2011 and 2010, consisted of mutual funds, money market funds and common stocks that are publicly listed and/or actively traded in an established market.

Level 2 Securities

The Company's Level 2 securities are valued using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for our Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. The fair value measurements and disclosures guidance defines observable market inputs as the assumptions market participants would use in pricing the asset or liability developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The following observable market inputs ("standard inputs"), listed in the approximate order of priority, are utilized in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data including market research data. Further details for level 2 investment types follow:

United States Government and government agencies and authorities: United States government and government agencies and authorities securities are priced by our pricing vendor utilizing standard inputs. Included in this category are U.S. Treasury securities which are priced using vendor trading platform data in addition to the standard inputs.

State, municipalities and political subdivisions: State, municipalities and political subdivisions securities are priced by our pricing service utilizing material event notices and new issue data inputs in addition to the standard inputs.

Foreign governments: Foreign government securities are priced by our pricing service utilizing standard inputs. The pricing service also evaluates each security based on relevant market information including relevant credit information, perceived market movements and sector news.

Commercial mortgage-backed, residential mortgage-backed and asset-backed: Commercial mortgage-backed, residential mortgage-backed and asset-backed securities are priced by our pricing vendor utilizing monthly payment information and collateral performance information in addition to standard inputs. Additionally, commercial mortgage-backed securities and asset-backed securities utilize new issue data while residential mortgage-backed securities utilize vendor trading platform data.

Corporate: Corporate securities are priced by our pricing vendor utilizing standard inputs. Non-investment grade securities within this category are priced by our pricing vendor utilizing observations of equity and credit default swap curves related to the issuer in addition to standard inputs. Certain privately placed corporate bonds are priced by a non-pricing service source using a model with observable inputs including, but not limited to, the credit rating, credit spreads, sector add-ons, and issuer specific add-ons.

Non-redeemable preferred stocks: Non-redeemable preferred stocks are priced by our pricing vendor utilizing observations of equity and credit default swap curves related to the issuer in addition to standard inputs.

Short-term investments, collateral held/pledged under securities, cash equivalents, and assets/liabilities held in separate accounts: To price the fixed maturity securities in these categories, the pricing service utilizes the standard inputs.

Valuation models used by the pricing service can change period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security. When market observable inputs are unavailable to the pricing service, the

Union Security Insurance Company

remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources. If the Company cannot corroborate the non-binding broker quotes with Level 2 inputs, these securities are categorized as Level 3 securities.

Level 3 Securities

The Company's investments classified as Level 3 as of December 31, 2011 and 2010, consisted of fixed maturity securities and derivatives. All of the Level 3 fixed maturity securities are priced using non-binding broker quotes which cannot be corroborated with Level 2 inputs. Further details on Level 3 derivative investment types follow:

Other assets: Non-pricing service source prices the CPI Cap derivatives using a model with inputs including, but not limited to, the time to expiration, the notional amount, the strike price, the forward rate, implied volatility and the discount rate.

Management evaluates the following factors in order to determine whether the market for a financial asset is inactive. The factors include, but are not limited to:

•  There are few recent transactions,

•  Little information is released publicly,

•  The available prices vary significantly over time or among market participants,

•  The prices are stale (i.e., not current), and

•  The magnitude of the bid-ask spread.

Illiquidity did not have a material impact in the fair value determination of the Company's financial assets.

The Company generally obtains one price for each financial asset. The Company performs a monthly analysis to assess if the evaluated prices represent a reasonable estimate of their fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and on-going review of pricing service methodologies, review of the prices received from the pricing service, review of pricing statistics and trends, and comparison of prices for certain securities with two different appropriate price sources for reasonableness. Following this analysis, the Company generally uses the best estimate of fair value based upon all available inputs. On infrequent occasions, a non-pricing service source may be more familiar with the market activity for a particular security than the pricing service. In these cases the price used is taken from the non-pricing service source. The pricing service provides information to indicate which securities were priced using market observable inputs so that the Company can properly categorize our financial assets in the fair value hierarchy.

Disclosures for Non-Financial Assets Measured at Fair Value on a Non-Recurring Basis

The Company also measures the fair value of certain assets on a non-recurring basis, generally on an annual basis, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. These assets include commercial mortgage loans, goodwill and finite-lived intangible assets.

The Company carried a loan valuation allowance of $7,732 as of December 31, 2010 on one individually impaired commercial mortgage loan with a principal balance of $7,732 due to the continued decline in the regional commercial real estate market. In 2011, the loan was written down and the valuation allowance was released, resulting in no impact to realized capital gains and losses on commercial mortgage loans. The fair value measurement was classified as Level 3 (unobservable) in the fair value hierarchy at December 31, 2010.

Under the amended intangibles — goodwill and other guidance, a Company is not required to calculate its fair value unless a qualitative assessment determines that the Company's fair value is less than its carrying amount. During the fourth quarter of 2011, the Company did not take the option to perform the qualitative assessment; rather it performed a Step 1 analysis. Based on this analysis, it was determined that goodwill was not impaired. See Note 13 for further information.

The Company utilizes both the income and market valuation approaches. Under the income approach, the Company determined the fair value considering distributable earnings, which were estimated from operating plans. The resulting cash flows were then discounted using a market participant weighted average cost of capital. After discounting the future discrete earnings to their present value, the Company estimated the terminal value attributable to the years beyond the discrete operating plan period. The discounted terminal value was then added to the aggregate discounted distributable earnings from the discrete operating plan period to estimate the fair value. Under the market approach, the Company derived the fair value based on various financial multiples, including but not limited to: price to tangible book value of equity, price to estimated 2011 earnings and price to estimated 2012 earnings, which were estimated based on publicly available data related to comparable guideline companies. In addition, financial multiples were also

Union Security Insurance Company

estimated from publicly available purchase price data for acquisitions of companies operating in the insurance industry. The estimated fair value was more heavily weighted towards the income approach because in the current economic environment the earnings capacity of a business is generally considered the most important factor in the valuation of a business enterprise. The fair value determination was categorized as Level 3 (unobservable) in the fair value hierarchy.

There was no remaining goodwill measured at fair value on a non-recurring basis on which an impairment charge was recorded as of December 31, 2011 and 2010.

The following tables present the Company's fair value hierarchy for goodwill measured at fair value on a non-recurring basis on which an impairment charge was recorded as of December 31, 2009:

	Assets at Fair Value Non-Recurring Basis
	Level 1	Level 2	Level 3	Total
Goodwill at December 31, 2009	$—	$—	$64,288	$64,288

The following table presents the related impairment charges as of December 31, 2011, 2010 and 2009:

	Impairment Charges Twelve Months Ended December 31,
	2011	2010	2009
Goodwill	$—	$64,288	$75,244

Fair Value of Financial Instruments Disclosures

The financial instruments guidance requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. Therefore, it requires fair value disclosure for financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets. However, this guidance excludes certain financial instruments, including those related to insurance contracts and those accounted for under the equity method and joint ventures guidance (such as real estate joint ventures).

For the financial instruments included within the following financial assets and financial liabilities, the carrying value in the consolidated balance sheets equals or approximates fair value. Please refer to the Fair Value Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosure section above for more information on the financial instruments included within the following financial assets and financial liabilities and the methods and assumptions used to estimate fair value:

•  Cash and cash equivalents

•  Fixed maturity securities

•  Equity securities

•  Short-term investments

•  Collateral held/pledged under securities agreements

•  Other assets

•  Assets held in separate accounts

•  Liabilities related to separate accounts

In estimating the fair value of the financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets, the Company used the following methods and assumptions:

Commercial mortgage loans and policy loans: the fair values of mortgage loans are estimated using discounted cash flow analyses, based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. The carrying value of policy loans reported in the balance sheets approximates fair value.

Policy reserves under investment products: the fair values for the Company's policy reserves under the investment products are determined using discounted cash flow analysis.

Union Security Insurance Company

Obligation under securities agreements: the obligation under securities agreements is reported at the amount received from the selected broker/dealers.

The following table discloses the carrying value and fair value of the financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets as of December 31, 2011 and 2010.

	December 31, 2011		December 31, 2010
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets
Commercial mortgage loans on real estate	$671,104	$739,515	$702,311	$745,277
Policy loans	12,822	12,822	13,241	13,241
Financial liabilities
Policy reserves under investment products (Individual and group annuities, subject to discretionary withdrawal)	$243,743	$264,155	$251,200	$254,324
Obligation under securities agreements	42,830	42,830	57,467	57,467

Only the fair value of the Company's policy reserves for investment-type contracts (those without significant mortality or morbidity risk) are reflected in the table above.

5. INCOME TAXES

The Company is subject to U.S. tax and files a U.S. consolidated federal income tax return with its Parent, Assurant Inc. Information about the Company's current and deferred tax expense (benefit) follows:

	Years Ended December 31,
	2011	2010	2009
Current expense:
Federal and state	$29,374	$27,586	$28,000
Foreign	4	—	—
Total current expense	29,378	27,586	28,000
Deferred (benefit) expense:
Federal and state	(7,327)	5,297	(873)
Total income tax expense	$22,051	$32,883	$27,127

A reconciliation of the federal income tax rate to the Company's effective income tax rate follows:

	December 31,
	2011	2010	2009
Federal income tax rate:	35.0%	35.0%	35.0%
Reconciling items:
Change in valuation allowance	(10.9)	0.2	—
Dividends-received deduction	(2.4)	(6.4)	(57.1)
Goodwill impairment*	—	48.3	662.5
Change in liability for prior years' taxes	0.1	(5.3)	46.0
Permanent nondeductible expenses	0.6	0.8	10.9
Tax exempt interest	(0.2)	(0.3)	(4.3)
Other	0.7	(1.8)	(10.6)
Effective income tax rate	22.9%	70.5%	682.4%

*  See Note 13 for more information on goodwill impairment.

The 2011 decrease in the deduction for dividends received is due mainly to the increase in pre-tax income, and partially due to a decrease in the Company's eligible dividends. The 2010 decrease in the deduction for dividends received was due mainly to the increase in pre-tax income.

Union Security Insurance Company

A reconciliation of the beginning and ending amounts of unrecognized tax benefits for the years ended December 31, 2011, 2010, and 2009, is as follows:

	Years Ended December 31,
	2011	2010	2009
Balance at beginning of year	$(2,169)	$(5,044)	$(4,723)
Additions related to the current year	—	(1)	(536)
Reductions related to the current year	831	319	7,838
Additions related to prior years	(937)	—	(8,039)
Reductions related to prior years	88	2,528	416
Settlements	—	29	—
Balance at end of year	$(2,187)	$(2,169)	$(5,044)

The total unrecognized tax benefit, $2,967, $2,900 and $6,064, for 2011, 2010 and 2009, respectively, which includes interest, would impact the Company's consolidated effective tax rate if recognized. The liability for unrecognized tax benefits is included in the Company's tax payable on its consolidated balance sheets.

The Company's continuing practice is to recognize interest related to income tax matters in income tax expense. During the years ended December 31, 2011 and 2009, the Company recognized $103 and $464 of interest expense, respectively, related to income tax matters. During the year ended December 31, 2010, the Company recognized $130 of interest income related to income tax matters. The Company had $1,179 and $1,075 of interest accrued at December 31, 2011 and 2010, respectively. No penalties have been accrued.

The Company files income tax returns in the U.S. and various state jurisdictions. The Company has substantially concluded all U.S. federal income tax matters for years through 2004. Substantially all state and non-U.S. income tax matters have been concluded for years through 2005.

The tax effects of temporary differences that result in significant deferred tax assets and deferred tax liabilities are as follows:

	December 31,
	2011	2010
Deferred tax assets:
Deferred gains on disposal of businesses	$30,212	$35,076
Investments, net	73,374	27,333
Capital loss carryforwards	—	19,452
Deferred acquisition costs	16,002	18,096
Compensation related	719	785
Employee and post-retirement benefits	899	580
Total deferred tax asset	121,206	101,322
Less: valuation allowance	—	(10,523)
Deferred tax assets, net of valuation allowance	121,206	90,799
Deferred tax liabilities:
Net unrealized appreciation on securities	118,828	63,338
Policyholder and separate account reserves	10,369	7,020
Accrued liabilities	715	895
Other	9,747	11,431
Total deferred tax liability	139,659	82,684
Net deferred income tax (liability) asset	$(18,453)	$8,115

The Company's total valuation allowance against deferred tax assets decreased by $10,523 to $0 at December 31, 2011 from $10,523 at December 31, 2010. The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance is assigned to the Company based on the provisions of the tax sharing agreement. No cumulative valuation allowance has been recorded because it is management's assessment that it is more likely than not that deferred tax assets of $121,206 will be realized.

The Company's ability to realize deferred tax assets depends on its ability to generate sufficient taxable income of the same character within the carryback or carryforward periods. In assessing future taxable income, the Company has considered all sources of taxable income available to realize the deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carryback years and tax-planning

Union Security Insurance Company

strategies. If changes occur in the assumptions underlying the Company's tax planning strategies or in the scheduling of the reversal of the Company's deferred tax liabilities, the valuation allowance may need to be adjusted in the future.

At December 31, 2011, the Company had no net operating or capital loss carryforwards for U.S. federal income tax purposes.

6. PREMIUMS AND ACCOUNTS RECEIVABLE

Receivables are reported net of an allowance for uncollectible items. A summary of such receivables is as follows:

	As of December 31,
	2011	2010
Insurance premiums receivable	$53,741	$57,451
Other receivables	17,467	18,423
Allowance for uncollectible amounts	(4,698)	(4,671)
Total	$66,510	$71,203

7. STOCKHOLDER'S EQUITY

The Board of Directors of the Company has authorized 1,000,000 shares of common stock with a par value of $5.00 per share. All the shares are issued and outstanding as of December 31, 2011 and 2010. All the outstanding shares at December 31, 2011 are owned by the Parent (see Note 1). The Company paid dividends of $32,000, $58,000 and $20,000 at December 31, 2011, 2010 and 2009, respectively.

The maximum amount of dividends which can be paid by the Company to its shareholder without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory surplus (see Note 8).

The Company received contributed capital of $21,576, $0, and $15,000 from its Parent, in each of the years ending December 31, 2011, 2010 and 2009, respectively. The capital contributed in 2011was in the form of a deferred tax asset. The tax allocation agreement was amended in 2011 to contribute a capital loss deferred tax asset of an affiliated entity to offset the Company's net capital gains.

8. STATUTORY INFORMATION

The Company prepares consolidated financial statements on the basis of statutory accounting principles ("SAP") prescribed or permitted by the Kansas Department of Commerce. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners ("NAIC") as well as state laws, regulations and administrative rules.

The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP; 2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which services are provided; 4) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 5) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 6) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 7) certain assets are not admitted for purposes of determining surplus under SAP; 8) methodologies used to determine the amounts of deferred taxes and goodwill are different under SAP than under GAAP; and 9) the criteria for obtaining reinsurance accounting treatment is different under SAP than under GAAP.

The Company's statutory net income and capital and surplus are as follows:

	Years Ended and at December 31,
	2011	2010	2009
Statutory net income	$69,147	$81,041	$59,863
Statutory capital and surplus	$455,848	$449,615	$418,397

Insurance enterprises are required by state insurance departments to adhere to minimum risk-based capital ("RBC") requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.

Dividend distributions to the Parent are restricted as to the amount by state regulatory requirements. The Company declared and paid ordinary dividends of $32,000 and $58,000 during the years ended December 31, 2011 and 2010, respectively. A dividend is considered extraordinary when combined with all other dividends and distributions made within the preceding 12 months exceeds the greater of 10% of the insurer's surplus as regards to policyholders on December 31 of the next preceding year, or the net gain from operations. No extraordinary dividends were declared and paid in 2011 and 2010. Dividends may only be paid out of earned surplus. The Company has the ability, under state regulatory requirements, to dividend up to $77,141 to its Parent in 2012 without permission from Kansas regulators.

Union Security Insurance Company

9. REINSURANCE

In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:

	2011	2010
Ceded future policyholder benefits and expenses	$1,600,007	$1,574,843
Ceded unearned premium	19,856	20,043
Ceded claims and benefits payable	190,250	146,822
Ceded paid losses	9,954	2,980
Total	$1,820,067	$1,744,688

A key credit quality indicator for reinsurance recoverables is the A.M. Best financial strength ratings of the reinsurer. The A.M. Best ratings are an independent opinion of a reinsurer's ability to meet ongoing obligations to policyholders. The A.M. Best ratings for new reinsurance agreements where there is material credit exposure are reviewed at the time of execution. The A.M. Best ratings for existing reinsurance agreements are reviewed on a periodic basis, at least annually. The following table provides the reinsurance recoverable as of December 31, 2011 grouped by A.M. Best rating:

A. M. Best ratings of reinsurer	Ceded future policyholder benefits and expense	Ceded unearned premiums	Ceded claims and benefits payable	Ceded paid losses	Total
A++ or A+	$908,610	$19,616	$182,918	$337	$1,111,481
A or A–	652,326	56	5,896	30	658,308
B++ or B+	38,715	184	179	—	39,078
Not rated	356	—	1,257	9,587	11,200
Reinsurance recoverable	$1,600,007	$19,856	$190,250	$9,954	$1,820,067

A.M. Best ratings for The Hartford and John Hancock Life Insurance Company ("John Hancock"), a subsidiary of Manulife Financial Corporation, the reinsurers with the largest reinsurance recoverable balances, are A and A+, respectively. A.M. Best currently maintains a stable outlook on the financial strength ratings of John Hancock and The Hartford. The total amount of recoverable for these two reinsurers is $1,711,936 as of December 31, 2011. Most of the assets backing reserves relating to reinsurance recoverables from these two counterparties are held in trust.

The effect of reinsurance on premiums earned and benefits incurred was as follows:

	Years Ended December 31,
	2011			2010			2009
	Long Duration	Short Duration	Total	Long Duration	Short Duration	Total	Long Duration	Short Duration	Total
Direct earned Premiums and other considerations	$213,074	$835,861	$1,048,935	$228,876	$853,599	$1,082,475	$248,457	$909,099	$1,157,556
Premiums assumed	12,093	181,799	193,892	7,159	218,074	225,233	8,419	128,425	136,844
Premiums ceded	(176,115)	(13,530)	(189,645)	(179,703)	(11,758)	(191,461)	(190,555)	(11,333)	(201,888)
Net earned premiums and other considerations	$49,052	$1,004,130	$1,053,182	$56,332	$1,059,915	$1,116,247	$66,321	$1,026,191	$1,092,512
Direct policyholder benefits	$461,651	$558,545	$1,020,196	$721,532	$557,884	$1,279,416	$492,058	$644,290	$1,136,348
Policyholder benefits assumed	28,666	171,506	200,172	22,476	198,254	220,730	28,667	114,577	143,244
Policyholder benefits ceded	(404,044)	(6,776)	(410,820)	(656,716)	(5,375)	(662,091)	(424,066)	(5,995)	(430,061)
Net policyholder benefits	$86,273	$723,275	$809,548	$87,292	$750,763	$838,055	$96,659	$752,872	$849,531

The Company had $810,555 and $968,020, respectively, of invested assets held in trusts or by custodians as of December 31, 2011 and 2010, respectively, for the benefit of others related to certain reinsurance arrangements.

The Company utilizes ceded reinsurance for loss protection and capital management, business dispositions and client risk.

Loss Protection and Capital Management

As part of the Company's overall risk and capacity management strategy, the Company purchases reinsurance for certain risks underwritten by the Company, including significant individual or catastrophic claims. Under indemnity reinsurance transactions in which the Company is the ceding insurer, the Company remains liable for policy claims if the assuming company fails to meet its

Union Security Insurance Company

obligations. To mitigate this risk, the Company has control procedures to evaluate the financial condition of reinsurers and to monitor the concentration of credit risk. The selection of reinsurance companies is based on criteria related to solvency and reliability and, to a lesser degree, diversification.

Business Divestitures

The Company has used reinsurance to exit certain businesses.

In 2005, the Parent signed an agreement with Forethought Life Insurance Company whereby the Company agreed to discontinue writing new preneed insurance policies in the United States via independent funeral homes and funeral homes other than those owned and operated by Service Corporation International for a period of ten years.

In 2001, the Parent entered into a reinsurance agreement with The Hartford for the sale of the FFG division. In 2000, the Company divested its LTC operations to John Hancock. Assets supporting liabilities ceded relating to these businesses are mainly held in trusts and the separate accounts relating to FFG are still reflected in the Company's balance sheet. If the reinsurers became insolvent, we would be exposed to the risk that the assets in the trusts and/or the separate accounts would be insufficient to support the liabilities that would revert back to us. The reinsurance recoverable from The Hartford was $608,430 and $628,256 as of December 31, 2011 and 2010, respectively. The reinsurance recoverable from John Hancock was $1,103,506 and $1,012,208 as of December 31, 2011 and 2010, respectively.

The reinsurance agreement associated with the FFG sale also stipulates that The Hartford contribute funds to increase the value of the separate account assets relating to Modified Guaranteed Annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, the Company will be obligated to make these payments.

In addition, the Company would be responsible for administering this business in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process this business. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers of these businesses. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.

As of December 31, 2011, we were not aware of any regulatory actions taken with respect to the solvency of the insurance subsidiaries of The Hartford or John Hancock that reinsure the FFG and LTC businesses, and the Company has not been obligated to fulfill any of such reinsurers' obligations.

John Hancock and The Hartford have paid their obligations when due and there have been no disputes.

On April 1, 2008, the Company and United Family Life Insurance Company ("UFLIC") amended an existing Agreement of Reinsurance (the"Agreement") between the two companies. Under the terms of the amendment, UFLIC will cede to the Company 100% of its remaining reinsured liabilities, as defined in the Agreement, on a coinsurance basis. No gain or loss was recognized as a result of this amendment to the Agreement, and the Company paid a ceding fee of $8,159 to UFLIC.

10. RESERVES

The following table provides reserve information of the Company's major product lines at the dates shown:

	December 31, 2011				December 31, 2010
			Claims and Benefits Payable				Claims and Benefits Payable
	Future Policy Benefits and Expenses	Unearned Premiums	Case Reserves	Incurred But Not Reported Reserves	Future Policy Benefits and Expenses	Unearned Premiums	Case Reserves	Incurred But Not Reported Reserves
Long Duration Contracts:
Preneed funeral life insurance policies and investment-type annuity contracts	$1,057,773	$455	$3,264	$3,490	$1,119,089	$842	$3,276	$1,641
Life insurance no longer offered	273,920	582	852	4,159	280,295	601	954	33
FFG, LTC and other disposed businesses	1,507,307	19,629	164,302	14,727	1,476,481	19,821	123,356	13,356
All other	7,881	247	16,480	6,824	5,661	323	18,339	5,073
Short Duration Contracts:
Group term life	—	4,128	198,067	35,503	—	4,404	196,246	34,997
Group disability	—	2,320	1,159,280	129,190	—	2,288	1,167,538	147,389
Medical	—	793	1,755	2,253	—	1,713	1,704	6,611
Dental	—	4,055	1,811	16,486	—	3,868	2,016	17,020
Credit life and disability	—	3	—	1,663	—	2	—	1,590
All other	—	79	—	471	—	9	111	—
Total	$2,846,881	$32,291	$1,545,811	$214,766	$2,881,526	$33,871	$1,513,540	$227,710

Union Security Insurance Company

The following table provides a roll forward of the Company's product lines with the most significant claims and benefits payable balances: group term life and group disability lines of business. Claims and benefits payable is comprised of case and IBNR reserves.

	Group Term Life	Group Disability
Balance as of December 31, 2008, gross of reinsurance	$238,345	$1,395,127
Less: Reinsurance ceded and other (1)	(1,234)	(31,647)
Balance as of January 1, 2009, net of reinsurance	237,111	1,363,480
Incurred losses related to:
Current year	138,168	300,046
Prior year's interest	8,299	60,625
Prior year (s)	(22,243)	(75,016)
Total incurred losses	124,224	285,655
Paid losses related to:
Current year	83,520	69,424
Prior year (s)	39,399	264,809
Total paid losses	122,919	334,233
Balance as of December 31, 2009, net of reinsurance	238,416	1,314,902
Plus: Reinsurance ceded and other (1)	1,384	32,468
Balance as of December 31, 2009, gross of reinsurance	239,800	1,347,370
Less: Reinsurance ceded and other (1)	(1,384)	(32,468)
Balance as of January 1, 2010, net of reinsurance	238,416	1,314,902
Incurred losses related to:
Current year	131,507	341,152
Prior year's interest	8,017	57,312
Prior year (s)	(24,063)	(79,457)
Total incurred losses	115,461	319,007
Paid losses related to:
Current year	81,187	66,432
Prior year (s)	44,158	286,271
Total paid losses	125,345	352,703
Balance as of December 31, 2010, net of reinsurance	228,532	1,281,206
Plus: Reinsurance ceded and other (1)	2,711	33,721
Balance as of December 31, 2010 gross of reinsurance	231,243	1,314,927
Less: Reinsurance ceded and other (1)	(2,711)	(33,721)
Balance as of January 1, 2011, net of reinsurance	228,532	1,281,206
Incurred losses related to:
Current year	140,537	314,115
Prior year's interest	7,723	56,778
Prior year (s)	(21,560)	(64,669)
Total incurred losses	126,700	306,224
Paid losses related to:
Current year	86,181	63,057
Prior year (s)	38,590	268,612
Total paid losses	124,771	331,669
Balance as of December 31, 2011, net of reinsurance	230,461	1,255,761
Plus: Reinsurance ceded and other (1)	3,109	32,709
Balance as of December 31, 2011 gross of reinsurance	$233,570	$1,288,470

(1)  Reinsurance ceded and other includes claims and benefits payable balances that have either been (a) reinsured to third parties, (b) established for claims related expenses whose subsequent payment is not recorded as a paid claim, or (c) reserves established for obligations that would persist even if contracts were cancelled (such as extension of benefits), which cannot be analyzed appropriately under a roll-forward approach.

Union Security Insurance Company

Short Duration Contracts

The Company's short duration contracts are comprised of group term life, group disability, medical, dental, vision and credit life and disability. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 for further information.

Case and IBNR reserves are developed using actuarial principles and assumptions that consider, among other things, contractual requirements, historical utilization trends and payment patterns, benefit changes, medical inflation, seasonality, membership, product mix, legislative and regulatory environment, economic factors, disabled life mortality and claim termination rates and other relevant factors. The Company consistently applies the principles and assumptions listed above from year to year, while also giving due consideration to the potential variability of these factors.

Since case and IBNR reserves include estimates developed from various actuarial methods, the Company's actual losses incurred may be more or less than the Company's previously developed estimates. As shown in the table above, if the amounts listed on the line labeled "Incurred losses related to: Prior years" are negative (redundant) this means that the Company's actual losses incurred related to prior years for these lines were less than the estimates previously made by the Company. If the line labeled "Incurred losses related to: Prior years" are positive (deficient) this means that the Company's actual losses incurred related to prior years for these lines were greater than the estimates previously made by the Company.

The group term life case and IBNR reserve redundancies in all years are due to actual mortality rates running below those assumed in prior year reserves, and actual recovery rates running higher than those assumed in prior year reserves.

Group disability case and IBNR reserves show redundancies in all years due to actual claim recovery rates exceeding those assumed in prior year reserves.

The Company's group disability products include short and long term disability coverage. Case and IBNR reserves for long-term disability claims incurred in 2011 have been discounted at 4.75% while these claims incurred amounts in 2010 and earlier have been discounted at 5.25%. The December 31, 2011 and 2010 liabilities net of reinsurance include $1,228,356 and $1,252,814, respectively, of such reserves. The amount of discounts deducted from outstanding reserves as of December 31, 2011 and 2010 are $414,145 and $439,537 respectively.

Long Duration Contracts

The Company's long duration contracts are primarily comprised of preneed life insurance policies and annuity policies, life insurance policies (no longer offered), and FFG and LTC disposed businesses. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 for further information.

Preneed Business

Interest and discount rates for preneed life insurance vary by year of issuance and product, and ranged from 4.7% to 7.3% in 2011 and 2010 before provisions for adverse deviation, which ranged from 0.2% to 0.5% in both 2011 and 2010.

Interest and discount rates for traditional life insurance (no longer offered) vary by year of issuance and products and were 7.5% grading to 5.3% over 20 years in 2011 and 2010 with the exception of a block of pre-1980 business which had a level 8.8% discount rate in both 2011 and 2010.

Mortality assumptions are based upon pricing assumptions and modified to allow for provisions for adverse deviation. Surrender rates vary by product and are based upon pricing assumptions.

Future policy benefit increases on preneed life insurance policies ranged from 1.0% to 7.0% in 2011 and 2010. Some policies have future policy benefit increases that are guaranteed or tied to equal some measure of inflation. The inflation assumption for most of these inflation-linked benefits was 3.0% in both 2011 and 2010 with the exception of most policies issued in 2005 through 2007 where the assumption was 2.3%.

The reserves for preneed annuities are based on assumed interest rates credited on deferred annuities, which vary by year of issue, and ranged from 1.5% to 5.5% in 2011 and 2010. Withdrawal charges, if any, can range from 7.0% to 0.0% and grade to zero over a period of seven years.

FFG and LTC

The reserves for businesses previously disposed of by FFG and LTC are included in the Company's reserves in accordance with the insurance guidance. The Company maintains an offsetting reinsurance recoverable related to these reserves. See Note 9 for further information.

Union Security Insurance Company

11. RETIREMENT AND OTHER EMPLOYEE BENEFITS

The Parent sponsors a non-contributory, qualified defined benefit pension plan and certain non-contributory, non-qualified post retirement benefits covering employees who meet eligibility requirements as to age and length of service. Plan assets of the qualified defined benefit plan are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these consolidated financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent's pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee pensionable earnings. Pension costs allocated to the Company amounted to $6,180, $6,056 and $6,349 for 2011, 2010 and 2009, respectively.

The Parent sponsors a defined contribution plan covering substantially all employees. The defined contribution plan provides benefits payable to participants on retirement or disability and to beneficiaries of participants in the event of the participant's death. The amounts expensed by the Company related to this plan were $5,616, $5,005 and $6,206 for 2011, 2010 and 2009, respectively.

With respect to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by the Parent. On July 1, 2011, the Parent terminated certain health care benefits for employees who do not qualify for "grandfathered" status and will no longer offer these benefits to new hires. The Parent contribution, plan design and other terms of remaining benefits will not change for those grandfathered employees. The Parent has the right to modify or terminate these benefits. The Company made contributions to the postretirement benefit plans of $1,500 in 2009 as claims were incurred. No contributions were made during 2011 and 2010. During 2011, 2010 and 2009 the Company incurred expenses related to postretirement benefits of $414, $1,132 and $981, respectively.

12. DEFERRED ACQUISITION COSTS

Information about deferred acquisition costs is as follows:

	December 31,
	2011	2010	2009
Beginning balance	$31,222	$37,908	$43,020
Costs deferred	37,682	32,600	38,608
Amortization	(39,485)	(39,286)	(43,720)
Ending balance	$29,419	$31,222	$37,908

13. GOODWILL, VOBA AND OTHER INTANGIBLE ASSETS

Information about goodwill is as follows:

	Goodwill for the Years Ended December 31,
	2011	2010	2009
Balance as of January 1:
Goodwill	$156,817	$156,817	$156,817
Accumulated impairment loss	(139,532)	(75,244)	—
	17,285	81,573	156,817
Impairments*	—	(64,288)	(75,244)
Goodwill	156,817	156,817	156,817
Accumulated impairment losses	(139,532)	(139,532)	(75,244)
Balance as of December 31:	$17,285	$17,285	$81,573

*  See Notes 2 and 4 for further information.

In accordance with the goodwill guidance, goodwill is deemed to have an indefinite life and should not be amortized, but rather must be tested, at least annually, for impairment. In addition, goodwill should be tested for impairment between annual tests if an event occurs or circumstances change that would "more likely than not" reduce the estimated fair value of the Company below its carrying value.

The goodwill impairment test has two steps. Step 1 of the test identifies potential impairments, by comparing the estimated fair value of the Company to its net book value. If the estimated fair value exceeds its net book value, there is no impairment of goodwill and Step 2 is unnecessary. However, if the net book value exceeds the estimated fair value, then Step 1 is failed, and Step 2 is performed to determine the amount of the potential impairment. Step 2 utilizes acquisition accounting guidance and requires the fair value calculation of all individual assets and liabilities of the Company (excluding goodwill, but including any unrecognized intangible assets).

Union Security Insurance Company

The net fair value of assets less liabilities is then compared to the Company's total estimated fair value as calculated in Step 1. The excess of fair value over the net asset value equals the implied fair value of goodwill. The implied fair value of goodwill is then compared to the carrying value of goodwill to determine the Company's goodwill impairment.

During September 2011, the FASB issued amended intangibles — goodwill and other guidance. This guidance provides the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of an entity is less than its carrying amount. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that its fair value is less than its carrying amount, then performing the two-step impairment test is unnecessary. However, if an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test, described above.

In the fourth quarters of 2011, 2010 and 2009, we conducted our annual assessments of goodwill.

During 2011, the Company did not take the option to perform the qualitative assessment; rather it performed a Step 1 analysis. Based on this analysis, it was determined that goodwill was not impaired.

Based on the results of the 2010 assessment, the Company concluded that its net book values exceeded its estimated fair values and therefore performed a Step 2 test. Based on the results of the Step 2 test, the Company recorded impairment charges of $64,288. During 2009, the Company concluded that its net book value exceeded its estimated fair value and recorded an $75,244 impairment charge after performing a Step 2 test. The 2010 impairment reflected the effects of the low interest rate environment, continuing high unemployment, the slow pace of the economic recovery and an increased net book value of the Company, primarily related to its investment portfolio. The 2009 impairment reflected the challenging near term growth environment for the Company and an increased net book value of the Company, primarily related to its investment portfolio. Management remains confident in the long-term prospects of the Company. See Note 4 for further information.

Information about VOBA is as follows:

	For the Years Ended December 31,
	2011	2010	2009
Beginning balance	$16,697	$18,783	$21,461
Amortization, net of interest accrued	(1,864)	(2,086)	(2,678)
Ending balance	$14,833	$16,697	$18,783

As of December 31, 2011, the entire outstanding balance of VOBA relates to the Company's preneed business. VOBA in this business assumes an interest rate ranging from 5.4% to 7.5%.

At December 31, 2011 the estimated amortization of VOBA for the next five years and thereafter is as follows:

Amount
Year
2012	$1,729
2013	1,550
2014	1,425
2015	1,323
2016	1,227
Thereafter	7,579
Total	$14,833

Information about other intangible assets is as follows:

	As of December 31,
	2011			2010
	Carrying Value	Accumulated Amortization	Net Other Intangible Assets	Carrying Value	Accumulated Amortization	Net Other Intangible Assets
Contract based intangibles	$38,020	$(17,897)	$20,123	$38,020	$(16,110)	$21,910

Union Security Insurance Company

Other intangible assets that have finite lives are amortized over their useful lives. The estimated amortization of other intangible assets, which mainly include customers contracts, are as follows:

Amount
Year
2012	$1,788
2013	1,788
2014	1,788
2015	1,788
2016	1,788
Thereafter	11,183
Total other intangible assets with finite lives	$20,123

14. ACCUMULATED OTHER COMPREHENSIVE INCOME

The components of accumulated other comprehensive income, net of tax, at December 31 are as follows:

	Unrealized gains on securities	OTTI	Accumulated other comprehensive income
Balance at December 31, 2009	$30,637	$3,956	$34,593
Activity in 2010	77,000	2,424	79,424
Balance at December 31, 2010	107,637	6,380	114,017
Activity in 2011	103,690	(637)	103,053
Balance at December 31, 2011	$211,327	$5,743	$217,070

The amounts in the unrealized gains on securities column are net of reclassification adjustments of $662, $5,762 and $(14,951), net of tax, in 2011, 2010 and 2009, respectively, for net realized gains (losses) on sales of securities included in net income. The amounts in the OTTI column are net of reclassification adjustments of $(662), $(168) and $(753), net of tax, in 2011, 2010 and 2009, respectively, for net realized losses on sales of securities included in net income.

15. RELATED PARTY TRANSACTIONS

The Company receives various services from the Parent and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, information technology, auditing, investment, actuarial and other administrative functions. The net fees paid for these services to the Parent and affiliates for the years ended December 31, 2011, 2010 and 2009, were $86,863, $86,694 and $80,883, respectively.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.

In prior years, the Company assumed group disability business from an affiliate, Union Security Life Insurance Company of New York ("USLICoNY"). On January 1, 2010, the Company terminated this reinsurance agreement for new business written. Effective July 1, 2010, the Company commuted the existing reinsured business under the same agreement, which involved a release of $26,920 in reserves and cash paid to USLICoNY of $29,172. The commutation resulted in a $2,252 loss for the Company, and was reflected in the policyholder benefits in the consolidated statements of operations. The Company assumed $67 and $4,777 of premiums from USLICoNY in 2010 and 2009, respectively and $30,149 of reserves in 2009.

16. COMMITMENTS AND CONTINGENCIES

The Company and its subsidiaries lease office space and equipment under operating lease arrangements. Certain facility leases contain escalation clauses based on increases in the lessors' operating expenses. At December 31, 2011, the aggregate future minimum lease payments under these operating lease agreements that have initial or non-cancelable terms in excess of one year are:

2012	$6,035
2013	5,298
2014	4,771
2015	4,340
2016	4,152
Thereafter	446
Total minimum future lease payments	$25,042

Union Security Insurance Company

Rent expense was $6,697, $8,438 and $8,760 for 2011, 2010 and 2009, respectively.

The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation, the Company does not believe that any pending matter will have a material adverse effect individually or in the aggregate, on the Company's financial condition, results of operations or cash flows.

In the course of implementing procedures for compliance with the new mandatory reporting requirements under the Medicare, Medicaid, and SCHIP Extension Act of 2007, the Parent Company's Health segment identified a possible ambiguity in the Medicare Secondary Payer Act and related regulations about which the Company subsequently had a meeting with representatives of the Centers for Medicare and Medicaid Services ("CMS"). The Parent Company believes that its historical interpretation and application of such laws and regulations is correct and has requested that CMS issue a written determination to that effect. More recently, CMS informed counsel that it disagrees with some of the Parent Company's Health segment's legal positions and requested another meeting to discuss the matter further, but as of this date, no such meeting has been scheduled. The Company does not believe that any loss relating to this issue is probable, nor can the Company make any estimate of any possible loss or range of possible loss associated with this issue.

17. BUSINESS COMBINATIONS

On October 1, 2009, the Company acquired, through a reinsurance agreement, a block of business from Shenandoah Life Insurance Company ("Shenandoah"). The Company assumed, on a coinsurance basis, 100% of the group life, disability, dental and vision insurance business in-force with Shenandoah. There were no goodwill or intangible assets associated with this agreement.

(F) SELECTED FINANCIAL DATA

Five-Year Summary of Selected Financial Data

	As of and for the years ended December 31,
	2011	2010	2009	2008	2007
	(in thousands)
Consolidated Statements of Operations Data:
Revenues
Net earned premiums and other considerations	$1,053,182	$1,116,247	$1,092,512	$1,173,790	$1,259,930
Net investment income	203,535	212,475	216,725	238,451	286,235
Net realized gains (losses) on investments (1)	451	7,183	(25,512)	(135,696)	(28,219)
Amortization of deferred gains on disposal of businesses	13,862	(2,876)	16,906	20,680	23,548
Fees and other income	7,891	6,148	14,859	11,449	16,395
Total revenues	1,278,921	1,339,177	1,315,490	1,308,674	1,557,889
Benefits, losses and expenses
Policyholder benefits	809,548	838,055	849,531	889,498	934,609
Amortization of deferred acquisition costs and value of business acquired	41,349	41,372	46,398	46,678	43,575
Underwriting, general and administrative expenses	331,858	348,842	340,342	353,774	383,106
Goodwill impairment (2)	—	64,288	75,244	—	—
Total benefits, losses and expenses	1,182,755	1,292,557	1,311,515	1,289,950	1,361,290
Income before provision for income taxes	96,166	46,620	3,975	18,724	196,599
Provision for income taxes	22,051	32,883	27,127	10,867	57,121
Net income (loss)	$74,115	$13,737	$(23,152)	$7,857	$139,478

Union Security Insurance Company

	As of and for the years ended December 31,
	2011	2010	2009	2008	2007
Selected Consolidated Balance Sheet Data:
Cash and cash equivalents and investments	$3,864,865	$3,788,094	$3,810,567	$3,569,830	$4,145,303
Total assets	$7,355,678	$7,518,571	$7,340,873	$7,032,458	$8,807,658
Policy liabilities (3)	$4,639,749	$4,656,647	$4,464,262	$4,502,013	$4,555,863
Total stockholder's equity	$920,242	$753,498	$718,337	$529,760	$781,041

(1)  Included in net realized gains (losses) are other-than-temporary impairments of $2,984, $4,275, $11,587, $109,075 and $21,126 for 2011, 2010, 2009, 2008 and 2007, respectively.

(2)  Following the completion of our annual goodwill impairment analysis, we recorded impairment charges of $64,288 and $75,244 during 2010 and 2009, respectively. The impairment charges did not have any related tax benefit.

(3)  Policy liabilities include future policy benefits and expenses, unearned premiums and claims and benefits payable.

(G) SUPPLEMENTAL FINANCIAL DATA. Not applicable.

(H) MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the statements under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this registration statement may contain forward-looking statements which reflect our current views with respect to, among other things, future events, financial performance, business prospects, growth and operating strategies and similar matters. You can identify these statements by the fact that they may use words such as "will," "may," "anticipates," "expects," "estimates," "projects," "intends," "plans," "believes," "targets," "forecasts," "potential," "approximately," or the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this registration statement are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments.

In addition to other factors described in this statement, the following risk factors could cause our actual results to differ materially from those currently estimated by management: (i) failure to maintain significant client relationships, distribution sources and contractual arrangements; (ii) failure to attract and retain sales representatives; (iii) deterioration in the Company's market capitalization compared to its book value that could impair the Company's goodwill; (iv) general global economic, financial market and political conditions (including difficult conditions in financial markets and the global economic slowdown, fluctuations in interest rates or a prolonged period of low interest rates, mortgage rates, monetary policies and inflationary pressure); (v) current or new laws and regulations, including recently passed legislation relating to health care reform, that could increase our costs and/or decrease our revenues; (vi) inadequacy of reserves established for future claims losses; (vii) failure to predict or manage benefits, claims and other costs; (vii) diminished value of invested assets in our investment portfolio (due to, among other things, recent volatility in financial markets, other-than-temporary impairments, the global economic slowdown, credit and liquidity risk, and inability to assume an appropriate overall risk level); (ix) inability of reinsurers to meet their obligations; (x) insolvency of third parties to whom we have sold or may sell businesses through reinsurance or modified co-insurance; (xi) a decline in our credit or financial strength ratings (including the risk of ratings downgrades in the insurance industry); (xii) credit risk of some of our agents; (xiii) failure to protect client information and privacy; (xiv) negative publicity and impact on our business due to unfavorable outcomes in litigation and/or regulatory investigations; and (xv) significant competitive pressures in our businesses and cyclicality of the insurance industry.

These risk factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this registration statement. For a more detailed discussion of the risk factors that could affect our actual results, please refer to the section entitled "Risk Factors" in this registration statement.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and accompanying notes which appear elsewhere in this report. It contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this report, particularly under the sections entitled "Risk Factors" and "Forward-Looking Statements."

Union Security Insurance Company

Critical Factors Affecting Results

Our results depend on the appropriateness of our product pricing, underwriting and the accuracy of our methodology for the establishment of reserves for future policyholder benefits and claims, returns on values of invested assets and our ability to manage our expenses. Factors affecting these items, including unemployment, difficult conditions in financial markets and the global economy, may have a material adverse effect on our results of operations or financial condition. For more information on these factors, see the section entitled "Risk Factors."

Management believes the Company will have sufficient liquidity to satisfy its needs over the next twelve months.

For the twelve months ended December 31, 2011, net cash used in operating activities, totaled $34,240; net cash provided by investing activities totaled $62,102 and net cash used in financing activities totaled $46,637. We had $5,741 in cash and cash equivalents as of December 31, 2011. Please see "— Liquidity and Capital Resources," for further details.

Revenues

We generate revenues primarily from the sale of our insurance policies and service contracts and from investment income earned on our investments. Sales of insurance policies are recognized in revenue as earned premiums while sales of administrative services are recognized as fee income.

Our premium and fee income is supplemented by income earned from our investment portfolio. We recognize revenue from interest payments, dividends and sales of investments. Currently, our investment portfolio is primarily invested in fixed maturity securities. Both investment income and realized capital gains on these investments can be significantly impacted by changes in interest rates.

Interest rate volatility can increase or reduce unrealized gains or unrealized losses in our portfolios. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Fluctuations in interest rates affect our returns on, and the market value of, fixed maturity and short-term investments.

The fair market value of the fixed maturity securities in our portfolio and the investment income from these securities fluctuate depending on general economic and market conditions. The fair market value generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by us from future investments in fixed maturity securities will generally increase or decrease with interest rates. We also have investments that carry pre-payment risk, such as mortgage-backed and asset-backed securities. Interest rate fluctuations may cause actual net investment income and/or cash flows from such investments to differ from estimates made at the time of investment. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities, commercial mortgage obligations and bonds are more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates. Therefore, in these circumstances we may be required to reinvest those funds in lower interest-bearing investments.

Expenses

Our expenses are primarily policyholder benefits and underwriting, general and administrative expenses.

Policyholder benefits are impacted by our claims management programs, reinsurance coverage, contractual terms and conditions, regulatory requirements, economic conditions, and numerous other factors. Benefits paid could substantially exceed our expectations, causing a material adverse effect on our business, results of operations and financial condition.

Our underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, amortization of deferred costs and general operating expenses.

Critical Accounting Estimates

Certain items in our consolidated financial statements are based on estimates and judgment. Differences between actual results and these estimates could in some cases have material impacts on our consolidated financial statements.

The following critical accounting policies require significant estimates. The actual amounts realized in these areas could ultimately be materially different from the amounts currently provided for in our consolidated financial statements.

Affordable Care Act

The Affordable Care Act was signed into law in March 2010. One provision of the Affordable Care Act, effective January 1, 2011, established a Minimum Loss Ratio (MLR) designed to ensure that a minimum percentage of premiums are paid for clinical services or health care quality improvement activities. The Affordable Care Act established an MLR of 80% for individual and small group medical business and 85% for large medical group business. If the actual loss ratios, calculated in a manner prescribed by the Health and Human Services (HHS), are less than the required MLR, premium rebates are payable to the policyholders by August 1 of the subsequent year.

Union Security Insurance Company

The Company loss ratio (the "GAAP loss ratio") differs from the loss ratio calculated under the MLR rules ("MLR loss ratio") specified under the Affordable Care Act. The more significant differences include the fact that the MLR loss ratio is calculated separately by state and legal entity; the MLR loss ratio calculation includes credibility adjustments for each entity, which are not applicable to the GAAP loss ratio; the MLR loss ratio calculation applies only to some of our health insurance products, while the GAAP loss ratio applies to the entire portfolio, including products not governed by the Affordable Care Act; the MLR loss ratio includes quality improvement expenses, taxes and fees; changes in reserves are treated differently in the MLR loss ratio calculation; and the premium rebate amounts are considered adjustments to premiums for GAAP reporting whereas they are reported as additions to incurred claims in the MLR rebate estimate calculations.

The Company has estimated that there is not a 2011 impact from this regulation and did not record a premium rebate accrual for Twelve Months 2011.

We estimated that there was no 2011 full-year premium rebate accrual; however, further emerging regulations and interpretations from HHS as well as additional claims data for 2011 dates of service received through March 31, 2012 could cause there to be an actual premium rebate. We will not know the actual premium rebate amount with certainty until mid-2012; it will be based on actual premium and claim experience for all of 2011. The estimated liability may also need to be adjusted for any further regulatory clarifications or transition relief granted for states in which we do business. The premium rebate is presented as a reduction of net earned premiums in the consolidated statement of operations and included in unearned premiums in the consolidated balance sheets.

Reserves

Reserves are established in accordance with GAAP using generally accepted actuarial methods and reflect judgments about expected future claim payments. Calculations incorporate assumptions about inflation rates, the incidence of incurred claims, the extent to which all claims have been reported, future claims processing, lags and expense and future investment earnings, and numerous other factors. While the methods of making such estimates and establishing the related liabilities are periodically reviewed and updated, the calculation of reserves is not an exact process.

Reserves do not represent precise calculations of expected future claims, but instead represent our best estimates at a point in time of the ultimate costs of settlement and administration of a claim or group of claims, based upon actuarial assumptions and projections using facts and circumstances known at the time of calculation.

Many of the factors affecting reserved adequacy are not directly quantifiable, and not all future events can be anticipated when reserves are established. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations of the period in which such estimates are updated.

Because establishment of reserves is an inherently complex process involving significant judgment and estimates, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made.

The following table provides reserve information for our major product lines for the years ended December 31, 2011 and 2010:

	December 31, 2011				December 31, 2010
			Claims and Benefits Payable				Claims and Benefits Payable
	Future Policy Benefits and Expenses	Unearned Premiums	Case Reserves	Incurred But Not Reported Reserves	Future Policy Benefits and Expenses	Unearned Premiums	Case Reserves	Incurred But Not Reported Reserves
Long Duration Contracts:
Preneed funeral life insurance policies and investment-type annuity contracts	$1,057,773	$455	$3,264	$3,490	$1,119,089	$842	$3,276	$1,641
Life insurance no longer offered	273,920	582	852	4,159	280,295	601	954	33
FFG, LTC and other disposed businesses	1,507,307	19,629	164,302	14,727	1,476,481	19,821	123,356	13,356
All other	7,881	247	16,480	6,824	5,661	323	18,339	5,073
Short Duration Contracts:
Group term life	—	4,128	198,067	35,503	—	4,404	196,246	34,997
Group disability	—	2,320	1,159,280	129,190	—	2,288	1,167,538	147,389
Medical	—	793	1,755	2,253	—	1,713	1,704	6,611
Dental	—	4,055	1,811	16,486	—	3,868	2,016	17,020
Credit life and disability	—	3	—	1,663	—	2	—	1,590
All other	—	79	—	471	—	9	111	—
Total	$2,846,881	$32,291	$1,545,811	$214,766	$2,881,526	$33,871	$1,513,540	$227,710

Union Security Insurance Company

For a description of our reserving methodology, see Note 10 to the consolidated financial statements included elsewhere in this registration statement.

Long Duration Contracts

Reserves for future policy benefits represent the present value of future benefits to policyholders and related expenses less the present value of future net premiums. Reserve assumptions reflect best estimates for expected investment yield, inflation, mortality, morbidity, expenses and withdrawal rates. These assumptions are based on our experience to the extent it is credible, modified where appropriate to reflect current trends, industry experience and provisions for possible unfavorable deviation. We also record an unearned revenue reserve which represents premiums received which have not yet been recognized in our income statements.

Historically, premium deficiency testing has not resulted in a material adjustment to deferred acquisition costs or reserves except for discontinued products. Such adjustments could occur, however, if economic or mortality conditions significantly deteriorated.

Risks related to the reserves recorded for certain discontinued individual life, annuity and long-term care insurance policies have been 100% ceded via reinsurance. While the Company has not been released from the contractual obligation to the policyholders, changes in and deviations from economic and mortality assumptions used in the calculation of these reserves will not directly affect our results of operations unless there is a default by the assuming reinsurer.

Short Duration Contracts

Claims and benefits payable reserves for short duration contracts include (1) case reserves for known claims which are unpaid as of the balance sheet date; (2) IBNR reserves for claims where the insured event has occurred but has not been reported to us as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims. Periodically, we review emerging experience and make adjustments to our reserves and assumptions where necessary. Below are further discussions on the reserving process for our major short duration products.

Group Disability and Group Term Life

Case or claim reserves are set for active individual claims on group long term disability policies and for waiver of premium benefits on group term life policies. Reserve factors used to calculate these reserves reflect assumptions regarding disabled life mortality and claim recovery rates, claim management practices, awards for social security and other benefit offsets and yield rates earned on assets supporting the reserves. Group long term disability and group term life waiver of premium reserves are discounted because the payment pattern and ultimate cost are fixed and determinable on an individual claim basis.

Factors considered when setting IBNR reserves include patterns in elapsed time from claim incidence to claim reporting, and elapsed time from claims reporting to claim payment.

Key sensitivities at December 31, 2011 for group long term disability claim reserves include the discount rate and claim termination rates.

	Claims and Benefits Payable		Claims and Benefits Payable
Group disability, discount rate decreased by 100 basis points	$1,352,197	Group disability, claim termination rate 10% lower	$1,323,629
Group disability, as reported	$1,288,470	Group disability, as reported	$1,288,470
Group disability, discount rate increased by 100 basis points	$1,231,097	Group disability, claim termination rate 10% higher	$1,256,473

The discount rate is also a key sensitivity for group term life waiver of premium reserves.

Claims and Benefits Payable
Group term life, discount rate decreased by 100 basis points	$242,093
Group term life, as reported	$233,570
Group term life, discount rate increased by 100 basis points	$225,911

DAC

DAC represents expenses incurred in prior periods primarily for the production of new business, that has been deferred for financial reporting purposes. Acquisition costs primarily consist of commissions, policy issuance expenses, premium tax and certain direct marketing expenses.

The DAC asset is tested annually to ensure that future premiums or gross profits are sufficient to support the amortization of the asset. Such testing involves the use of best estimate assumptions, to determine if anticipated future policy premiums and investment

Union Security Insurance Company

income are adequate to cover all DAC and related claims, benefits and expenses. To the extent a deficiency exists, it is recognized immediately by a charge to the statement of operations and a corresponding reduction in the DAC asset. If the deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.

Long Duration Contracts

Acquisition costs for preneed life insurance policies and certain discontinued life insurance policies have been deferred and amortized in proportion to anticipated premiums over the premium-paying period. These acquisition costs consist primarily of first year commissions paid to agents and sales and policy issue costs.

For preneed investment-type annuities, universal life insurance policies and investment-type annuity contracts that are no longer offered, DAC is amortized in proportion to the present value of estimated gross profits from investment, mortality, expense margins and surrender charges over the estimated life of the policy or contract. The assumptions used for the estimates are consistent with those used in computing the policy or contract liabilities.

Acquisition costs relating to group worksite products, which typically have high front-end costs, consist primarily of first year commissions to brokers and costs of issuing new certificates. These acquisition costs are front-end loaded, thus they are deferred and amortized over the estimated terms of the underlying contracts.

Acquisition costs on FFG and LTC disposed businesses were written off when the businesses were sold.

Short Duration Contracts

Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms and balances of the underlying contracts.

Acquisition costs relating to group term life, group disability, group dental and group vision consist primarily of compensation to sales representatives. These acquisition costs are front-end loaded; thus, they are deferred and amortized over the estimated terms of the underlying contracts.

Investments

We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities.

Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date, with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company analyzes its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between its amortized cost and its net present value.

Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, or unforeseen events which affect one or more companies, industry sectors or countries could result in additional impairments in future periods for other-than-temporary declines in value. See also Note 3 to the Consolidated Financial Statements included elsewhere in this report.

Reinsurance

Reinsurance recoverables include amounts we are owed by reinsurers. Reinsurance costs are expensed over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in our consolidated balance sheets. An estimated allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers, reinsurer solvency, management's experience and current economic conditions. The ceding of insurance does not discharge our primary liability to our insureds.

Union Security Insurance Company

The following table sets forth our reinsurance recoverables as of the dates indicated:

	December 31, 2011	December 31, 2010
Reinsurance recoverables	$1,820,067	$1,744,688

We have used reinsurance to exit certain businesses, including blocks of individual life, annuity, and long-term care. The reinsurance recoverables relating to these dispositions amounted to $1,711,936 and $1,640,464 at December 31, 2011 and 2010, respectively.

In the ordinary course of business, we are involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:

	2011	2010
Ceded future policyholder benefits and expense	$1,600,007	$1,574,843
Ceded unearned premium	19,856	20,043
Ceded claims and benefits payable	190,250	146,822
Ceded paid losses	9,954	2,980
Total	$1,820,067	$1,744,688

We utilize reinsurance for loss protection and capital management and business dispositions. See also "Quantitative and Qualitative Disclosures About Market Risk — Credit Risk" below.

Liquidity and Capital Resources

The primary sources of funds for the Company consist of premiums and fees collected, the proceeds from the sales and maturity of investments and investment income. Cash is primarily used to pay insurance claims, agent commissions, operating expenses and taxes. We generally invest our excess funds in order to generate investment income. We also have the ability to receive capital infusions from our Parent, if needed. Please see Assurant's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for additional information related to our Parent.

Retirement and Other Employee Benefits

The Parent sponsors a non-contributory, qualified defined benefit pension plan and certain non-contributory, non-qualified post retirement benefits covering employees who meet eligibility requirements as to age and length of service. Plan assets of the qualified defined benefits plans are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these consolidated financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent's pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee census. Pension costs allocated to the Company amounted to $6,180, $6,056 and $6,349 for 2011, 2010 and 2009, respectively. See Note 11 to the consolidated financial statements included elsewhere in this report for additional information.

Contingencies

We account for contingencies using the Contingencies guidance. This requires management to evaluate each contingent matter separately. A loss is accrued if reasonably estimable and probable. We establish reserves for these contingencies at the best estimate, or, if no one estimated number within the range of possible losses is more probable than any other, we report an estimated reserve at the low end of the estimated range. Contingencies affecting the Company include litigation matters which are inherently difficult to evaluate and are subject to significant changes.

Deferred Taxes

Deferred income taxes are recorded for temporary differences between the financial reporting and income tax bases of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets if, based on the weight of all available evidence, it is more likely than not that some portion of the asset will not be realized. The valuation allowance is sufficient to reduce the asset to the amount that is more likely than not to be realized. The Company has deferred tax assets resulting from temporary differences that may reduce taxable income in future periods. The detailed components of our deferred tax assets, liabilities and valuation allowance are included in Note 5 to the consolidated financial statements included elsewhere in this report.

The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance is assigned to the Company based on the provisions of the tax sharing agreement. As of December 31, 2010, the Company had a

Union Security Insurance Company

cumulative valuation allowance of $10,523 against deferred tax assets. During the year ended December 31, 2011, the Company recognized a cumulative income tax benefit of $10,523 related to the release of the valuation allowance due to sufficient taxable income of the appropriate character during the period. The $10,523 valuation allowance related to deferred tax assets on capital losses. As of December 31, 2011, the Company had no cumulative valuation allowance against deferred tax assets, as it is management's assessment that it is more likely than not that all deferred tax assets will be realized.

The realization of deferred tax assets depends upon the existence of sufficient taxable income of the same character during the carry back or carryforward period. U.S. tax rules mandate that capital losses can only be recovered against capital gains. An example of capital gains would be gains from the sale of investments. The Company's capital loss carryovers were generated in 2008 and 2009. The Company was dependent upon the consolidated group, of which it is a member, having capital gain income within the next five years in order to use the capital loss carryforward in its entirety.

In determining whether the deferred tax asset is realizable, the Company weighed all available evidence, both positive and negative. We considered all sources of taxable income available to realize the asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carry back years and tax-planning strategies.

In determining the appropriate valuation allowance, management makes judgments about recoverability of deferred tax assets, use of tax loss and tax credit carryforwards, levels of expected future taxable income and available tax planning strategies. The assumptions used in making these judgments are updated periodically by management based on current business conditions that affect the Company and overall economic conditions. These management judgments are therefore subject to change based on factors that include, but are not limited to, changes in expected capital gain income in the foreseeable future and the ability of the Company to successfully execute its tax planning strategies.

Valuation and Recoverability of Goodwill

Goodwill remained unchanged and represented $17,285 of our $7,355,678 and $7,518,571 of total assets as of December 31, 2011 and 2010, respectively. We review our goodwill annually in the fourth quarter for impairment, or more frequently if indicators of impairment exist. Such indicators include, but are not limited to, a sustained significant decline in our Parent's market capitalization or a significant decline in our expected future cash flows due to changes in company-specific factors or the broader business climate. The evaluation of such factors requires considerable judgment. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and could have a material impact on our financial statements.

Under Step 1, if the estimated fair value of the Company exceeds its net book value, goodwill is deemed not to be impaired, and no further testing is necessary. If the net book value exceeds its estimated fair value, we would then perform a second test to calculate the amount of impairment, if any. To determine the amount of any impairment, we would determine the implied fair value of goodwill in the same manner as if the Company were being acquired in a business combination. Specifically, we would determine the fair value of all of the assets and liabilities of the Company, including any unrecognized intangible assets, in a hypothetical calculation that yields the implied fair value of goodwill. If the implied fair value of goodwill is less than the recorded goodwill, we would record an impairment charge for the difference.

Following the 2011 Step 1 test, the Company concluded that its estimated fair value exceeded its net book value.

The following describes the valuation methodologies used in 2011, 2010 and 2009 to derive the estimated fair value of the Company.

The Company identified a group of peer companies, which have operations that are as similar as possible. A Guideline Company Method is used to value the Company based upon its relative performance to its peer companies, based on several measures, including price to trailing 12 month earnings, price to projected earnings, price to tangible net worth and return on equity.

A Dividend Discount Method ("DDM") is used to value the Company based upon the present value of expected cash flows available for distribution over future periods. Cash flows are estimated for a discrete projection period based on detailed assumptions, and a terminal value is calculated to reflect the value attributable to cash flows beyond the discrete period. Cash flows and the terminal value are then discounted using the Company's estimated cost of capital. The estimated fair value of the Company equals the sum of the discounted cash flows and terminal value.

A Guideline Transaction Method values the Company based on available data concerning the purchase prices paid in acquisitions of companies operating in the insurance industry. The application of certain financial multiples calculated from these transactions provides an indication of estimated fair value of the Company.

While all three valuation methodologies were considered in assessing fair value, the DDM was weighed more heavily since in the current economic environment, management believes that expected cash flows are the most important factor in the valuation of a business enterprise. In addition, recent dislocations in the economy, the scarcity of M&A transactions in the insurance marketplace and the relative lack of directly comparable companies make the other methods less credible.

Union Security Insurance Company

Following the 2010 Step 1 test, the Company concluded that its net book value exceeded its estimated fair value. Based on the results of the Step 2 test, the Company recorded impairment charges of $64,288. During 2009, the Company concluded that its net book value exceeded its estimated fair value and recorded a $75,244 impairment charge after performing a Step 2 test. See Notes 4 and 13 for further information.

The determination of fair value of the Company requires significant estimates and assumptions. These estimates and assumptions primarily include, but are not limited to, earnings and required capital projections discussed above, discount rates, terminal growth rates, operating income and dividend forecasts and the weighting assigned to the results of each of the three valuation methods described above. Changes in certain assumptions could have a significant impact on the goodwill impairment assessment.

We evaluated the significant assumptions used to determine the estimated fair value of the Company and concluded they are reasonable. However, should the operating results of the Company decline substantially compared to projected results, or should interest rates' declines further increase the net unrealized investment portfolio gain positions, we could determine that we need to record an impairment charge related to goodwill.

Recent Accounting Pronouncements — Adopted

See Note 2 to the Consolidated Financial Statements included elsewhere in this registration statement.

Recent Accounting Pronouncements — Not Yet Adopted

See Note 2 to the Consolidated Financial Statements included elsewhere in this registration statement.

Results of Operations

The table below presents information regarding our consolidated results of operations:

	For the Years Ended December 31,
	2011	2010	2009
Revenues:
Net earned premiums and other considerations	$1,053,182	$1,116,247	$1,092,512
Net investment income	203,535	212,475	216,725
Net realized gain (losses) on investments	451	7,183	(25,512)
Amortization of deferred gains on disposal of businesses	13,862	(2,876)	16,906
Fees and other income	7,891	6,148	14,859
Total revenues	1,278,921	1,339,177	1,315,490
Benefits, losses and expenses:
Policyholder benefits	809,548	838,055	849,531
Selling, underwriting and general expenses (1)	373,207	390,214	386,740
Total benefits, losses and expenses	1,182,755	1,228,269	1,236,271
Income before provision for income taxes and goodwill impairment	96,166	110,908	79,219
Provision for income taxes	22,051	32,883	27,127
Income before goodwill impairment	74,115	78,025	52,092
Goodwill impairment	—	64,288	75,244
Net income (loss)	$74,115	$13,737	$(23,152)

(1)  Includes amortization of DAC and VOBA and underwriting, general and administrative expenses.

The following discussion provides a general overall analysis of the consolidated results for the twelve months ended December 31, 2011 ("Twelve Months 2011"), twelve months ended December 31, 2010 ("Twelve Months 2010"), and twelve months ended December 31, 2009 ("Twelve Months 2009"). Please see the discussion that follows for a more detailed analysis of the fluctuations.

Year Ended December 31, 2011 Compared to December 31, 2010

Net Income

Net income increased $60,378 to $74,115 for Twelve Months 2011 from $13,737 for Twelve Months 2010. The increase was mainly due to goodwill impairment of $64,288 for Twelve Months 2010. Twelve Months 2011 did not have an impairment. Also contributing to the increase is a $10,880 (after tax) increase in amortization of deferred gains on disposal of businesses as a portion of the deferred gain liability was re-established during 2010 resulting from refinements to assumptions associated with policy run-off. These were partially offset by less favorable disability and life insurance loss experience, lower net investment income of $5,811 (after tax) due to a decrease in average invested assets and lower bond yields and a decrease in net realized gains on investments of $4,376 (after tax).

Union Security Insurance Company

Total Revenues

Total revenues decreased $60,256, or 4%, to $1,278,921 for Twelve Months 2011 from $1,339,177 for Twelve Months 2010. This was mainly due to a decrease in net earned premiums and other considerations of $63,065 due to loss of policyholders as a result of pricing actions on a block of assumed disability reinsurance business and a decrease of small group medical premiums due to a decline in sales and membership. Also contributing to the decrease was lower net investment income of $8,940 due to a decrease in average invested assets and lower bond yields and a decrease in net realized gains on investments of $6,732. These items were partially offset by an increase in amortization of deferred gains on disposal of businesses of $16,738 for reasons noted above.

Total Benefits, Losses and Expenses

Total benefits, losses and expenses decreased $45,514, or 4%, to $1,182,755 for Twelve Months 2011 from $1,228,269 for Twelve Months 2010. This was mainly due to a decrease in policyholder benefits of $28,507 primarily resulting from a proportional decrease in direct product premium in small group medical and a reduction of $10,106 from the results of our annual reserve adequacy studies compared to $5,563 in Twelve Months 2010. Also contributing to the decrease is a reduction in selling, underwriting and general expenses of $17,007 mainly due to lower commission expense in small group medical and disability products due to declining premiums. In addition, Twelve Months 2010 includes $6,690 of restructuring costs. There were no restructuring costs in Twelve Months 2011.

Income Taxes

Income taxes decreased $10,832, or 33%, to $22,051 for Twelve Months 2011 from $32,883 for Twelve Months 2010. The 2011 effective tax rate was 22.9% compared with 29.6% for 2010. The reduction in the tax rate was primarily due to a $10,523 release of valuation allowance.

Year Ended December 31, 2010 Compared to December 31, 2009

Net Income (Loss)

Net income increased $36,889 to $13,737 for Twelve Months 2010 from a net loss of $(23,152) for Twelve Months 2009. This was mainly due to an increase in net realized gains on investments of $21,252 (after tax), favorable loss experience across all product lines and a $10,956 reduction in goodwill impairment as Twelve Months 2010 had an impairment of $64,288 compared to $75,244 for Twelve Months 2009. These items were partially offset by a decrease in amortization of deferred gains on disposal of businesses of $12,858 (after tax) as a portion of the deferred gain liability was re-established during 2010 resulting from refinements to assumptions associated with policy run-off.

Total Revenues

Total revenues increased $23,687, or 2%, to $1,339,177 for Twelve Months 2010 from $1,315,490 for Twelve Months 2009. The increase was primarily due to a $32,695 increase in net realized gains on investments and a $23,735 increase in net earned premiums. The net earned premiums increase was the result of an increase in assumed premiums from two new clients in the Disability RMS distribution channel and the acquisition of a block of business from Shenandoah Life Insurance Company, all added in Fourth Quarter 2009. This was partially offset by decreases in the direct products as a result of a challenging sales and persistency environment which continues to impact revenue growth and a decrease in amortization of deferred gains on disposal of businesses of $19,782 for reasons noted above.

Total Benefits, Losses and Expenses

Total benefits, losses and expenses decreased $8,002, or 1%, to $1,228,269 for Twelve Months 2010 from $1,236,271 for Twelve Months 2009. This was primarily due to a decrease in policyholder benefits of $11,476 resulting from a proportional decrease in direct product premium and favorable loss experience across the disability, life and dental products. Disability incidence and life mortality levels continue to be very favorable compared to prior year. This is partially offset by an increase in assumed policyholder benefits and assumed commission expense due to adding two new clients in the Disability RMS distribution channel and the acquisition of a block of business from Shenandoah Life Insurance Company, all added in Fourth Quarter 2009.

Income Taxes

Income taxes increased $5,756, or 21%, to $32,883 for Twelve Months 2010 from $27,127 for Twelve Months 2009. The 2010 effective tax rate was 29.6% compared with 34.2% for 2009.This decline was mainly due to an increase in the dividend received deduction as well as an increase in total discrete item credits.

Investments

See Notes 3 and 4 to the Consolidated Financial Statements included elsewhere in this report.

Cash Flows

We monitor cash flows, and forecasts are provided on a monthly basis. Trend and variance analyses are used to project future cash needs making adjustments to the forecasts when needed.

Union Security Insurance Company

The table below shows our recent net cash flows:

	For the Years Ended December 31,
	2011	2010	2009
Net cash (used in) provided by:
Operating activities	$(34,240)	$(40,864)	$(57,939)
Investing activities	62,102	130,280	105,464
Financing activities	(46,637)	(108,719)	(20,877)
Net change in cash	$(18,775)	$(19,303)	$26,648

Cash Flows for the Years Ended December 31, 2011, 2010 and 2009

Operating activities:

We typically generate operating cash flows inflows from premiums collected from our insurance products and income received from our investments while outflows consist of policy acquisition costs, benefits paid, and operating expenses. These net cash flows are then invested to support the obligations of our insurance products and required capital supporting these products. Our cash flows from operating activities are affected by the timing of premiums, fees, and investment income received and expenses paid.

Net cash used in operating activities was $34,240 and $40,864 for the years ended December 31, 2011 and 2010, respectively. The decrease in cash used by operating activities between years is primarily due to a decrease in policyholder benefits paid as well as a decrease in general expenses paid.

Net cash used in operating activities was $40,864 and $57,939 for the years ended December 31, 2010 and 2009, respectively. The decrease in cash provided by operating activities between years is primarily due to higher net written premiums as well as higher net realized gains on sales due to improved market conditions.

Investing activities:

Net cash provided by investing activities was $62,102 and $130,280 for the years ended December 31, 2011 and 2010, respectively. The decrease in cash provided between years is primarily due to an overall increase of investment purchases as well as a decrease in short term investments and collateral held under securities lending.

Net cash provided by investing activities was $130,280 and $105,464 for the years ended December 31, 2010 and 2009, respectively. The increase in cash between years is primarily due to an overall increase in fixed maturity securities and collateral held for securities lending partially offset by a change in short term investments.

Financing activities:

Net cash used in financing activities was $46,637 and $108,719 for the years ended December 31, 2011 and 2010, respectively. The decrease in cash used in financing activities is due to $26,000 decrease of dividends paid to the Parent and $36,082 change in obligation under securities lending.

Net cash used in financing activities was $108,719 and $20,877 for the years ended December 31, 2010 and 2009, respectively. The increase in cash used in financing activities is primarily due to $38,000 of dividends paid to the Parent and $34,842 decrease in obligation under securities lending.

Commitments and Contingencies

We have obligations and commitments to third parties as a result of our operations. These obligations and commitments, as of December 31, 2011, are detailed in the table below by maturity date as of the dates indicated:

	As of December 31, 2011
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Contractual obligations :
Insurance liabilities (1)	$7,670,927	$612,026	$825,953	$705,107	$5,527,840
Operating leases	25,042	6,035	10,069	8,492	446
Commitments:
Liability for unrecognized tax benefit	2,967	2,791	176	—	—
Total obligations and commitments	$7,698,936	$620,852	$836,198	$713,599	$5,528,286

(1)  Insurance liabilities reflect estimated cash payments to be made to policyholders.

Union Security Insurance Company

Liabilities for future policy benefits and expenses of $2,846,881 and claims and benefits payable of $1,760,577 have been included in the commitments and contingencies table. Significant uncertainties relating to these liabilities include mortality, morbidity, expenses, persistency, investment returns, inflation, contract terms and the timing of payments.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that are reasonably likely to have a material effect on the financial condition, results of operations, liquidity, or capital resources of the Company.

(I) CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS. None.

(J) QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a provider of insurance products, effective risk management is fundamental to our ability to protect both our customers' and our stockholder's interests. We are exposed to potential loss from various market risks, in particular interest rate risk, credit risk and inflation risk.

Interest rate risk is the possibility that the fair value of liabilities will change more or less than the market value of investments in response to changes in interest rates, including changes in investment yields and changes in spreads due to credit risks and other factors.

Credit risk is the possibility that counterparties may not be able to meet payment obligations when they become due. We assume counterparty credit risk in many forms. A counterparty is any person or entity from which cash or other forms of consideration are expected to extinguish a liability or obligation to us. Primarily, our credit risk exposure is concentrated in our fixed maturity investment portfolio and, to a lesser extent, in our reinsurance recoverables.

Inflation risk is the possibility that a change in domestic price levels produces an adverse effect on earnings. This typically happens when either invested assets or liabilities, but not both is indexed to inflation.

Interest Rate Risk

Interest rate risk arises as we invest substantial funds in interest-sensitive fixed income assets, such as fixed maturity securities, mortgage-backed and asset-backed securities and commercial mortgage loans, primarily in the United States. There are two forms of interest rate risk — price risk and reinvestment risk. Price risk occurs when fluctuations in interest rates have a direct impact on the market valuation of these investments. As interest rates rise, the market value of these investments falls, and conversely, as interest rates fall, the market value of these investments rise. Reinvestment risk occurs when fluctuations in interest rates have a direct impact on expected cash flows from mortgage-backed and asset-backed securities. As interest rates fall, an increase in prepayments on these assets results in earlier than expected receipt of cash flows forcing us to reinvest the proceeds in an unfavorable lower interest rate environment. Conversely, as interest rates rise, a decrease in prepayments on these assets results in later than expected receipt of cash flows forcing us to forgo reinvesting in a favorable higher interest rate environment.

We manage interest rate risk by selecting investments with characteristics such as duration, yield, currency and liquidity tailored to the anticipated cash outflow characteristics of our insurance and reinsurance liabilities.

Our group long-term disability reserves are also sensitive to interest rates. Group long-term disability and group term life waiver of premium reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is determined by taking into consideration actual and expected earned rates on our asset portfolio.

The interest rate sensitivity relating to price risk of our fixed maturity security assets is assessed using hypothetical scenarios that assume several positive and negative parallel shifts of the yield curves. We have assumed that the yield curve shifts are of equal direction and magnitude. The individual securities are repriced under each scenario using a valuation model. For investments such as callable bonds and mortgage-backed and asset-backed securities, a prepayment model was used in conjunction with a valuation model. Our actual experience may differ from the results noted below particularly due to assumptions utilized or if events occur that were not included in the methodology. The following tables summarize the results of this analysis for bonds, mortgage-backed and asset-backed securities held in our investment portfolio as of the dates indicated:

Interest Rate Movement Analysis
of Market Value of Fixed Maturity Securities Investment Portfolio
As of December 31, 2011

	–100	–50	0	50	100
Total market value	$3,137,477	$2,999,340	$2,865,934	$2,738,773	$2,620,502
% Change in market value from base case	9.47%	4.65%	—%	(4.44)%	(8.56)%
$ Change in market value from base case	$271,543	$133,406	$—	$(127,161)	$(245,432)

Union Security Insurance Company

As of December 31, 2010

	–100	–50	0	50	100
Total market value	$2,965,522	$2,838,154	$2,716,856	$2,602,190	$2,495,293
% Change in market value from base case	9.15%	4.46%	—%	(4.2)%	(8.16)%
$ Change in market value from base case	$248,666	$121,298	$—	$(114,666)	$(221,563)

Credit Risk

We have exposure to credit risk primarily from customers, as a holder of fixed maturity securities and by entering into reinsurance cessions.

Our risk management strategy and investment policy is to invest in debt instruments of high credit quality issuers and to limit the amount of credit exposure with respect to any one issuer. We attempt to limit our credit exposure by imposing fixed maturity portfolio limits on individual issuers based upon credit quality. Currently our portfolio limits are 1.5% for issuers rated AA– and above, 1% for issuers rated A– to A+, 0.75% for issuers rated BBB– to BBB+ and 0.38% for issuers rated BB– to BB+. These portfolio limits are further reduced for certain issuers with whom we have credit exposure on reinsurance agreements. We use the lower of Moody's or S&P's ratings to determine an issuer's rating.

The following table presents our fixed maturity investment portfolio by ratings of the nationally recognized securities rating organizations as of the dates indicated:

	December 31, 2011		December 31, 2010
Rating	Fair Value	Percentage of Total	Fair Value	Percentage of Total
Aaa/Aa/A	$1,421,096	50%	$1,329,597	49%
Baa	1,190,323	41%	1,085,322	40%
Ba	209,983	7%	220,914	8%
B and lower	44,532	2%	81,023	3%
Total	$2,865,934	100%	$2,716,856	100%

We are also exposed to the credit risk of our reinsurers. When we reinsure, we are still liable to our insureds regardless of whether we get reimbursed by our reinsurer. As part of our overall risk and capacity management strategy, we purchase reinsurance for certain risks that we underwrite.

The Company had $1,820,067 and $1,744,688 of reinsurance recoverables as of December 31, 2011 and 2010 respectively, the majority of which are protected from credit risk by various types of risk mitigation mechanisms such as trusts, letters of credit or by withholding the assets in a modified coinsurance or co-funds-withheld arrangement. For example, reserves of $608,430 and $1,103,506 as of December 31, 2011 and $628,256 and $1,012,208 as of December 31, 2010, relating to two large coinsurance arrangements with The Hartford and John Hancock (a subsidiary of Manulife Financial Corporation), respectively, related to sales of businesses are held in trusts. If the value of the assets in these trusts falls below the value of the associated liabilities, The Hartford and John Hancock, as the case may be, will be required to put more assets in the trusts. We may be dependent on the financial condition of The Hartford and John Hancock, whose A.M. Best ratings are currently A and A+, respectively. As of December 31, 2011, A.M. Best maintained a stable outlook on the financial strength ratings of John Hancock and The Hartford. For recoverables that are not protected by these mechanisms, we are dependent solely on the credit of the reinsurer. Occasionally, the credit worthiness of the reinsurer becomes questionable. See the section entitled "Risk Factors" for further information. A majority of our reinsurance exposure has been ceded to companies rated A- or better by A.M. Best.

Inflation Risk

Inflation risk arises as we invest substantial funds in nominal assets which are not indexed to the level of inflation, whereas the underlying liabilities are indexed to the level of inflation. Approximately 19% of our preneed policies with reserves of approximately $243,270 as of December 31, 2011 have death benefits that are guaranteed to grow with the Consumer Price Index. In times of rapidly rising inflation the credited death benefit growth on these liabilities increases relative to the investment income earned on the nominal assets resulting in an adverse impact on earnings. We have partially mitigated this risk by purchasing a contract with payments tied to the Consumer Price Index. See "— Derivatives."

In addition, we have inflation risk in our individual and small employer group health insurance businesses to the extent that medical costs increase with inflation, and we have not been able to increase premiums to keep pace with inflation.

Union Security Insurance Company

Derivatives

Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices or the prices of securities or commodities. Derivative financial instruments may be exchange-traded or contracted in the over-the-counter market and include swaps, futures, options and forward contracts.

Under insurance statutes, our insurance companies may use derivative financial instruments to hedge actual or anticipated changes in their assets or liabilities, to replicate cash market instruments or for certain income-generating activities. These statutes generally prohibit the use of derivatives for speculative purposes. We generally do not use derivative financial instruments.

We have purchased a contract to cap the inflation risk exposure inherent in some of our preneed insurance policies.

(K) EXECUTIVE OFFICERS

The table below sets forth certain information, as of April 24, 2012, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Positions
John S. Roberts	56	President, Chief Executive Officer and Director; Executive Vice President, Assurant, Inc.

Miles B. Yakre	43	Senior Vice President, Chief Financial Officer and Treasurer

Kenneth D. Bowen	58	Vice President, General Counsel and Secretary

Dianna D. Duvall	51	Senior Vice President

Matthew K. Gilligan	59	Senior Vice President

Timothy W. Knott	50	Senior Vice President

Sheryle L. Ohme	62	Senior Vice President

Rosemary Polk	58	Senior Vice President

Karla J. Schacht	52	Senior Vice President

Joseph A. Sevcik	53	Senior Vice President

Joi A. Tillman	40	Senior Vice President

J. Marc Warrington	45	Senior Vice President

John S. Roberts, President, Chief Executive Officer and Director; Executive Vice President, Assurant, Inc. Please see Mr. Roberts' biography in the section below entitled "DIRECTORS".

Miles B. Yakre, Senior Vice President, Chief Financial Officer and Treasurer. Mr. Yakre has served as Senior Vice President of the Company since August 2007 and as Chief Financial Officer and Treasurer of the Company since November 2009. He has also served as Chief Financial Officer of Assurant Employee Benefits since April 2008, having previously served as Senior Vice President and Chief Actuary of Assurant Employee Benefits from August 2007 to April 2008 and Senior Vice President, Corporate Actuary and Treasurer of Assurant, Inc. from January 2005 to August 2007.

Kenneth D. Bowen, Vice President, General Counsel and Secretary. Mr. Bowen has served as Vice President, General Counsel and Secretary of the Company since May 2008, having previously served as Vice President and Assistant Secretary of the Company. Mr. Bowen has served in various in-house legal roles at Assurant Employee Benefits since 1983.

Dianna D. Duvall, Senior Vice President. Ms. Duvall has served as Senior Vice President of the Company since January 2004. Ms. Duvall has served in various management positions at Assurant Employee Benefits since its acquisition, including customer service, Life and Disability Underwriting, True Group and Dental Health Alliance networks.
Matthew K. Gilligan, Senior Vice President. Mr. Gilligan has served as Senior Vice President of the Company since February 2009. He also currently serves as President of Disability RMS, having served in various management positions at Disability RMS since 2003.

Timothy W. Knott, Senior Vice President. Mr. Knott has served as Senior Vice President of the Company since February 2009, having previously served as Vice President since July 2008. Prior to this, he served as Vice President of Specialty Benefits Products and Operations for Principal Financial from April 2004 to July 2008.

Sheryle L. Ohme, Senior Vice President. Ms. Ohme has served as Senior Vice President of the Company since July 2008. Since the acquisition of Assurant Employee Benefits, Ms. Ohme has served in various management-related roles, including as Vice President, Claims of Assurant Employee Benefits from 2000 to 2008.

Union Security Insurance Company

Rosemary Polk, Senior Vice President. Ms. Polk has served as Senior Vice President of the Company, where she oversees human resources and development, since April 2009. She has served in the human resources and development areas of Assurant Employee Benefits since its acquisition, previously serving as Vice President beginning in 2000.

Karla J. Schacht, Senior Vice President. Ms. Schacht has served as Senior Vice President of the Company since 2004. She also has served as Chief Information Officer of Assurant Employee Benefits since 2004 and as Chief Service Officer of Assurant Employee Benefits since 2008.

Joseph A. Sevcik, Senior Vice President. Mr. Sevcik has served as Senior Vice President of the Company since July 2008. He leads Assurant Employee Benefits' marketing efforts and previously served as Vice President, Marketing from August 2007 to July 2008 and Second Vice President, Voluntary Marketing from August 2005 to August 2007. Prior to joining Assurant Employee Benefits, Mr. Sevcik was Assistant Vice President, Marketing and Client Experience at H&R Block.

Joi A. Tillman, Senior Vice President. Ms. Tillman has served as Senior Vice President since July 2011. Since she joined Assurant Employee Benefits in 1989, Ms. Tillman has held a variety of progressively senior roles at Assurant Employee Benefits, including officer and manager in 2005, Second Vice President and Regional Team Leader of Underwriting from 2006 to August 2007, Second Vice President and co-lead of the Easy To Do Business With team from August 2007 to January 2008 and Vice President, Voluntary Growth Initiative from January 2008 to January 2009 and Vice President, Customer Advocacy from January 2009 to July 2011.

J. Marc Warrington, Senior Vice President. Mr. Warrington has served as Senior Vice President of the Company since 2005, and as Senior Vice President, Sales of Assurant Employee Benefits since 2005. Prior to that, Mr. Warrington served as Vice President of Sales at Assurant Employee Benefits since 2003.

DIRECTORS

We currently have five directors. The biographies of each of the directors below contain information regarding the person's service as a director, business experience and director positions held currently and/or during the last five years.

Each individual was selected to serve as a director of the Company because of his or her leadership position at the Company, Assurant, Inc., or the Assurant Employee Benefits division of Assurant, and the valuable experience with, and knowledge of, Assurant's operations and business lines that he or she brings to the Company's Board.

Michael J. Peninger, Chairman of the Board. Mr. Peninger, 57, has served as Chairman of the Board since January 15, 2010. He has served as Executive Vice President and Chief Financial Officer of Assurant, Inc. since March 2009, having served as Executive Vice President and Interim Chief Financial Officer since July 2007. Prior to this, he served as President and Chief Executive Officer of Assurant Employee Benefits since January 1999.

S. Craig Lemasters, Director. Mr. Lemasters, 51, has served as a director of the Company since July 2006. He has also served as President and Chief Executive Officer of Assurant Solutions, a division of Assurant, and Executive Vice President of Assurant, Inc. since July 2005. From 2003 to 2005, Mr. Lemasters served as Executive Vice President and Chief Operating Officer for the consumer protection business line of Assurant Solutions.

Christopher J. Pagano, Director. Mr. Pagano, 48, has served as a director of the Company since April 2009. He also has served as Executive Vice President, Treasurer and Chief Investment Officer of Assurant, Inc. since July 2007 and President of Assurant Asset Management, a division of Assurant, Inc., since January 2005.

John S. Roberts, Director. Mr. Roberts currently serves as President and Chief Executive Officer of the Company and of Assurant Employee Benefits, and Executive Vice President of Assurant, Inc. He served as on an interim basis as President and Chief Executive Officer of Assurant Employee Benefits from July 2007 to March 2009. He has served as a director of the Company since March 2009. Prior to that, he served as Senior Vice President of Assurant Employee Benefits and President of Disability RMS, an affiliate of the Company, since 2003.

Sylvia R. Wagner, Director. Ms. Wagner, 63, was appointed as a director of the Company in January 2010. She has also served as Executive Vice President, Human Resources and Development of Assurant, Inc. since April 2009. She has previously served as Senior Vice President, Human Resources and Development of Assurant Employee Benefits since May 1995, where she was responsible for overseeing human resources and development, employee communications, clinical and behavioral health services, and community relations.

Union Security Insurance Company

(L) EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

I. Executive Summary

Introduction

This Compensation Discussion and Analysis ("CD&A") provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were serving as our named executive officers during 2011:

John S. Roberts	President and Chief Executive Officer; Executive Vice President, Assurant, Inc.

Miles B. Yakre	Senior Vice President, Chief Financial Officer and Treasurer

Matthew K. Gilligan	Senior Vice President

Karla J. Schacht	Senior Vice President

J. Marc Warrington	Senior Vice President

Throughout this CD&A, we refer to the above-named individuals as our "named executive officers" or "NEOs," and to Mr. Roberts as our "Chief Executive Officer" or "CEO." Because the Company is a wholly-owned subsidiary of Assurant, Inc. (hereafter, "Assurant" or the "Parent") and each of the NEOs has a role at the Parent (or a division of the Parent) in addition to serving as an officer of the Company, our compensation programs, awards and measures are primarily based on and part of the compensation program of the Parent.

The 2011 compensation of each NEO, including Mr. Roberts, who serves on the Parent's Management Committee (1), was based on a combination of both Assurant- and Assurant Employee Benefits-specific goals and objectives. The Company comprises a large majority of Assurant Employee Benefits' business. All of our NEOs participate in the Parent's long-term equity incentive program.

For more detailed information on Assurant's 2011 compensation programs, awards and objectives, please see Assurant's Proxy Statement, as filed with the SEC on March 27, 2012.

Our Executive Compensation Principles

Our core executive compensation principles are based on the principles of Assurant and are set forth below:

•  Executive compensation opportunities at the Company should be sufficiently competitive to attract and retain talented executives who can successfully execute the Company's business strategy while remaining at levels that are aligned with the long-term interests of shareholders. (2)

•  Annual incentive and long-term equity incentive programs at Assurant, including at the Company, should support both Assurant's and the Company's business strategy and motivate our executives to deliver above-average results over a sustained period.

•  A substantial portion of target total direct compensation provided to our named executive officers should be tied to business performance.

•  Our executive compensation programs should be informed by strong governance practices that reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management.

II. The Compensation Decision Making Process

The Compensation Committee of the Parent's Board of Directors (the "Assurant Compensation Committee") oversees Assurant's executive compensation program and advises the full Assurant Board on general aspects of Assurant's compensation and benefit policies.

The Assurant Compensation Committee determined the compensation of Mr. Roberts because he served as executive officer of the Parent during 2011. Mr. Roberts is not involved in the Assurant Compensation Committee's determination of his own compensation.

As part of its process, the Assurant Compensation Committee evaluates the recommendations of Assurant's Chief Executive Officer along with information and analysis provided by Towers Watson & Co. ("Towers Watson"), its independent compensation consultant. The Assurant Compensation Committee exercises its discretion in evaluating, modifying, approving or rejecting the Chief Executive Officer's recommendations, and makes all final decisions with regard to base salary, short term incentives and long-term incentives for Assurant's executive officers. The Assurant Compensation Committee meets periodically in executive session without any members

(1)  The Management Committee of Assurant, Inc. consists of the President and Chief Executive Officer of Assurant, all of the Executive Vice Presidents of Assurant and the Chief Executive Officers of each of Assurant's operating segments. The Management Committee is ultimately responsible for setting the policies, strategy and direction of Assurant, subject to the overall discretion and supervision of the Assurant Board of Directors.

(2)  Union Security Insurance Company does not have securities that are traded publicly and therefore, all references to shares and shareholders in this CD&A refer to those of the Parent.

Union Security Insurance Company

of management present to discuss recommendations and make decisions with respect to compensation of Assurant's executive officers (including Mr. Roberts).

The compensation of Mr. Yakre is determined through a process whereby the Chief Financial Officer of Assurant, Inc. annually reviews Mr. Yakre's performance in consultation with Mr. Roberts as President and Chief Executive Officer of Assurant Employee Benefits, and makes decisions regarding his compensation. The compensation of Messrs. Gilligan and Warrington and Ms. Schacht is determined through a process whereby Mr. Roberts annually reviews the performance and compensation of his direct reports in consultation with Company's Senior Vice President, Human Resources and Development, and makes decisions regarding their compensation. The Chief Executive Officer also provides input, in consultation with the Company's Chief Financial Officer and Senior Vice President, Human Resources and Development, on the annual incentive plan performance goals that apply to the Company's NEOs other than those who serve as executive officers of the Parent.

Level of Compensation Provided

Market Positioning. Assurant and the Company believe that the best way to attract and retain top talent while maintaining appropriate levels of compensation is to provide target total direct compensation opportunities to our NEOs at levels and on terms that are competitive with the market and/or peer companies, as further described below. The relative levels of each element of total direct compensation (base salary, annual incentive and long-term equity incentive) are also determined by reference to these benchmarks.

Management Committee-Level Named Executive Officer — Assurant's Compensation Peer Group. Assurant's goal is to provide target total direct compensation for its executive officers at levels and on terms consistent with those of a select group of publicly traded companies that it views as its peers (its "compensation peer group"). Assurant aims to set target total direct compensation for each Management Committee-level NEO at approximately the median level provided to executives with similar responsibilities at companies in the Parent's compensation peer group. While Assurant faces competition in each of its businesses, it does not believe that any single competitor directly competes in all of its business lines. Additionally, the business lines in which Assurant operates are generally characterized by a limited number of competitors. Assurant believes that the following companies collectively represent the best match for Assurant because they operate in the insurance or financial services sector and may share one or more of the following characteristics: similar product lines; similar services and business models; similar revenues and assets and a similar talent pool for recruiting new employees:

•	Aetna Inc.	•	Coventry Health Care, Inc.	•	Stancorp Financial Group, Inc.

•	Aflac Incorporated	•	Genworth Financial, Inc.	•	Sunlife Financial, Inc.

•	CIGNA Corporation	•	Hanover Insurance Group Inc.	•	Torchmark Corporation

•	CNO Financial Group, Inc.	•	Humana Inc.	•	Unum Group

•	CNA Financial Corporation	•	Markel Corporation	•	W.R. Berkley Corporation

		•	Principal Financial Group, Inc.

Company-Level Named Executive Officers — Company Market Survey Data. The Company is not a publicly-traded company and does not have a compensation peer group; however, it does rely on certain market survey data to set target total direct compensation that is competitive with the market. The Company targets base salary at the 50th percentile of market. Compensation levels for total direct compensation (including mix of base pay, short-term incentive compensation and long-term incentive compensation) are established based upon market data for comparable positions at comparable companies in the insurance and financial services industries. Short-term incentive compensation and long-term incentive compensation are aligned with recommended targets for each NEO's grade and scope of responsibility.

III. Elements of Our Executive Compensation Program

Base Salaries

The base salary for each NEO is intended to be competitive with that of available market data reviewed by Assurant. In 2011, base salaries for certain NEOs were increased to the amounts shown in column (c) of the Summary Compensation Table below.

Annual Incentive Compensation

Overview. Since Assurant's inception as a public company, and consistent with its sustainable growth strategy, it has allocated 40% of the target annual incentive opportunity provided to its executives to profitability measures and 40% to top-line revenue growth for specified areas. As further described below, Assurant uses operating measures for these financial targets because they exclude the impact of net realized gains (losses) on investments and other unusual and/or non-recurring or infrequent items. The remaining 20% of the target opportunity is allocated to strategic development goals that, in 2011, focused on specific enterprise-wide efficiency and standardization initiatives. Management takes a number of factors into account when developing recommended performance goals. In any given year, these factors may include results from prior years, opportunities for strategic growth and economic trends that may

Union Security Insurance Company

impact our business (e.g., levels of consumer spending, unemployment rates, mortgage default rates or prevailing conditions in the credit markets).

2011 Annual Incentive Compensation for the Company's NEOs

Financial Metrics. For 2011, the Assurant Compensation Committee sought to establish financial targets that were challenging and would motivate our senior executives to deliver growth in a difficult economic environment. For Messrs. Roberts and Yakre and Ms. Schacht, financial targets apply to the Assurant Employee Benefits business segment. Top-line growth (40%) is measured through a combination of net earned premiums and fees (50%) and total sales of designated products (50%). Profitability is measured using net operating income ("NOI") (25%) and operating return on equity ("ROE") (15%) for the segment. (3) For Mr. Warrington, top-line growth (60%) is measured through a combination of net earned premiums and fees (10%) and total sales of designated products (50%). Profitability is measured using NOI (20%) and operating ROE (10%) for the segment.

Financial targets for Mr. Gilligan apply to the Assurant Employee Benefits business segment, as well as a division of Assurant Employee Benefits. 60% of Mr. Gilligan's annual incentive compensation is measured by performance of this division and 20% is measured by a combination of the financial metrics for Assurant Employee Benefits described above for the other NEOs: (top-line growth, NOI and operating ROE).

Strategic Development. Strategic development goals are designed to motivate executives to achieve specified strategic, operational and/or organizational objectives viewed as critical to long-term financial success of the enterprise. Performance measurements against strategic development goals for all NEOs are based on certain enterprise-wide projects.

For 2011, the Assurant Compensation Committee selected goals reflecting enterprise-wide initiatives to improve efficiency, standardize operations and further reduce costs. These initiatives focus on the following four areas:

(i)  technology optimization (to reduce costs and improve efficiency of information systems);

(ii)  customer contact strategy (to reduce cost and improve quality of call center operations);

(iii)  finance and accounting service delivery model optimization (to reduce cost and maintain or improve quality of accounting and finance functions); and

(iv)  strategic vendor relations (to reduce cost and maintain or improve quality of certain functions by optimizing sourcing and shared services).

During the year, senior management at the Parent tracked and reported to the Assurant Compensation Committee on progress in these four areas and recommended performance ratings. On the basis of achievements in each of these areas, the Assurant Compensation Committee approved a 1.85 multiplier for this strategic development goal. These initiatives establish a strong framework for long-term operational efficiencies and cost savings, which the Parent will continue to measure and report to the Board.

This strategic development goal was weighted at 20% for Messrs. Roberts, Yakre, Gilligan and Ms. Schacht and at 10% for Mr. Warrington. Performance against strategic development goals was evaluated for each NEO in 2011 based on a composite of Parent and segment-level results.

Annual Incentive Performance Results for Messrs. Roberts, Yakre and Warrington and Ms. Schacht. For Messrs. Roberts, Yakre and Warrington, and Ms. Schacht, the 2011 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for NOI were $40, $45, $50, $55 and $60 million, respectively. Assurant Employee Benefits' 2011 NOI was $43.1 million. The performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for operating ROE were 7.20%, 7.95%, 8.70%, 9.45% and 10.20%, respectively. Assurant Employee Benefits' 2011 operating ROE was 7.20%. With respect to revenue growth, the 2011 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for net earned premium and fee income were $1.025, $1.075, $1.125, $1.175 and $1.225 billion, respectively. 2011 net earned premium and fee income for the segment was $1.089 billion. The 2011 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for total sales of designated products were $120, $130, $140, $150 and $160 million, respectively. 2011 total sales of designated products was $147.6 million. Based on the above metrics and performance results, the 2011 composite annual incentive performance multiplier for Messrs. Roberts, Yakre and Ms. Schacht was 0.85.

(3)  NOI is determined by excluding net realized gains or losses on investments and unusual and/or infrequent items from net income. Operating ROE for the business segment is determined by dividing NOI for the segment by average stockholders' equity for the segment. For additional information regarding these measures, please see the Parent's earnings release, Exhibit 99.1 to its Current Report on Form 8-K furnished to the SEC on February 1, 2012, and the financial supplement posted on the "Investor Relations" section of the Parent's website at http://ir.assurant.com. Neither the earnings release nor the financial supplement is incorporated by reference herein.

Union Security Insurance Company

Annual Incentive Performance Results for Mr. Gilligan. Mr. Gilligan's 2011 composite annual incentive performance multiplier was 1.14, comprised in part by the metrics and results of Assurant Employee Benefits set forth above, as well as certain metrics applicable to a division of Assurant Employee Benefits. Senior management of Assurant Employee Benefits set the targets for this division to be reasonably attainable. The maximum award is intended to be very difficult to achieve. Based on historical performance, Assurant Employee Benefits senior management believes the target award is somewhat likely, but not easily achieved.

The performance targets described above are disclosed only to assist investors and other readers in understanding executive compensation provided to certain of the Company's executive officers. They are not intended to provide guidance on, and should not be relied on as predictive of, Assurant's future performance or the future performance of the Company or any of Assurant's operating segments.

The following table shows target annual incentive compensation, the weighted average multipliers for each NEO and the resulting annual incentive award payout for 2011:

Named Executive Officer	2011 Target Annual Incentive	2011 Multiplier	2011 Annual Incentive Payment
John S. Roberts	$520,000	0.85	$442,000
Miles B. Yakre	$150,400	0.85	$127,840
Matthew K. Gilligan	$126,000	1.14	$143,640
Karla J. Schacht	$139,095	0.85	$118,231
J. Marc Warrington	$160,720	1.12	$180,006

Long-term Equity Incentive Compensation

Both Management Committee- and Company-level NEOs participate in Assurant's long-term equity incentive compensation program.

Since 2009, Assurant has used performance share units ("PSUs") and restricted stock units ("RSUs") as equity compensation vehicles under the Assurant, Inc. Long Term Equity Incentive Plan ("ALTEIP"). A stock unit represents the right to receive a share of Common Stock at a specified date in the future, subject, in the case of PSUs, to the attainment of pre-established performance criteria. For each year in the applicable performance cycle, Assurant's performance with respect to selected metrics is compared against a broad index of insurance companies and assigned a percentile ranking. These rankings are then averaged to determine the composite percentile ranking for the performance period.

Applicable metrics for the 2009-2011, 2010-2012, 2011-2013 and 2012-2014 performance cycles are set forth in the chart below:

PSU Relative Performance Metrics and Relative Index

Performance Cycles	2009 - 2011	2010 - 2012, 2011 - 2013 and 2012 - 2014	Weighting
Relative	Growth in EPS (1)	Growth in book value per share excluding AOCI (4)	1/3

Performance	Revenue growth (2)	Revenue growth	1/3

Metrics	Total stockholder return (3)	Total stockholder return	1/3

Relative Index	A.M. Best U.S. Insurance Index	A.M. Best U.S. Insurance Index, excluding companies with revenues of less than $1 billion or that are not in the health or insurance Global Industry Classification Standard codes (3510 and 4030).	N/A

(1)  Year-over-year growth in GAAP EPS

(2)  Year-over-year growth in total GAAP revenue

(3)  Percent change on Company stock plus dividend yield percentage

(4)  Year-over-year growth in the Company's common equity, excluding AOCI, divided by fully diluted shares of Common Stock outstanding at year-end

Changes to Relative Performance Metrics and Index. In light of the significant volatility in EPS across the financial services sector, and in response to comments from investors, the Assurant Compensation Committee decided to replace growth in GAAP EPS with growth in book value per diluted share excluding AOCI as a performance metric beginning with the 2010-2012 PSU performance cycles.

The Assurant Compensation Committee also approved a change to the group of competitors used in the determination of Assurant's composite percentile ranking. For the 2010 - 2012, 2011 - 2013 and 2012 - 2014 PSU performance cycles, Assurant's performance will be measured against companies in the A.M. Best U.S. Insurance Index, excluding those with revenues of less than $1 billion or

Union Security Insurance Company

that are not in the health or insurance Global Industry Classification Standard codes. This change enables Assurant to more accurately benchmark performance against the performance of companies of comparable size that operate one or more similar businesses.

Executives do not receive any payout if the Parent's composite percentile ranking falls below the 25th percentile. If the composite percentile ranking is at or above the 75th percentile, the maximum payout is attained.

Payments in respect of PSUs awarded under the ALTEIP are intended to be deductible, to the maximum extent possible, as "performance based compensation" within the meaning of Section 162(m). Additional information regarding the terms and conditions of RSUs and PSUs awarded under the ALTEIP is provided under the heading "Narrative to the Summary Compensation Table and Grants of Plan-based Awards Table — Long Term Incentive Awards " below.

RSUs. RSUs typically vest in equal annual installments over a three-year vesting period.

Compensation Levels and Pay Mix for 2012

Management Committee-level Named Executive Officer. In January 2012, Towers Watson presented data to the Assurant Compensation Committee demonstrating that total target direct compensation (base salary, annual incentive compensation and long-term incentive compensation) provided to most of Assurant's NEOs continued to fall below median levels for similarly situated executives at companies in our compensation peer group. To further align NEO compensation with median levels, the Committee approved an increase in Mr. Roberts' target long-term incentive opportunity as a percentage of base salary, which had remained unchanged since 2010, from 175% to 200%. The Committee did not increase Mr. Roberts' base salary or target annual incentive opportunity for 2012.

Company-level Named Executive Officers. For 2012, Mr. Yakre received an increase in base salary to $307,000. In addition, the target short-term incentive opportunity was increased for Mr. Gilligan and Ms. Schacht to 50% of their base salaries, and for Messrs. Warrington and Yakre to 55% of their base salaries. In addition, Messrs. Gilligan and Warrington and Ms. Schacht received increases in their target long-term incentive opportunities as a percentage of their base salaries to 50%.

IV. Benefits and Perquisites

The Company's named executive officers participate in the same health care, disability, life insurance, pension and 401(k) benefit plans made available generally to Assurant's U.S. employees. In addition, some of these executives are eligible for certain change of control benefits, supplemental retirement plans and limited perquisites described below.

Change of Control Benefits. Assurant is party to a change of control agreement (each, a "COC Agreement") with each NEO. The purpose of these COC Agreements is to enable these executives to focus on maximizing shareholder value in the context of a control transaction without regard to personal concerns related to job security. COC Agreements with the Named Executive Officers apply in the context of a change of control of Assurant Employee Benefits (as defined in the COC Agreement). The COC Agreement with each NEO contains a "double trigger," meaning that benefits are generally payable only upon a termination of employment "without cause" or for "good reason" within two years following a change of control. Executives who have COC Agreements are also subject to non-compete and non-solicitation provisions. Additional information regarding the terms and conditions of the COC Agreements is provided under the heading "Narrative to the Potential Payments upon Termination or Change of Control Table — Change of Control Agreements" below.

Retirement Plans. Certain NEOs participate in the Supplemental Executive Retirement Plan (the "SERP"), the Assurant Executive Pension Plan (the "Executive Pension Plan"), the Assurant Executive 401(k) Plan (the "Executive 401(k) Plan") and/or the Assurant Pension Plan (the "Pension Plan"). The goals of these retirement plans are to provide certain senior executives with competitive levels of income replacement upon retirement and provide a package that will both attract and retain talented executives in key positions. The Executive Pension Plan is designed to replace income levels capped under the Pension Plan by the compensation limit of IRC Section 401(a)(17) ($245,000 for 2011). The SERP is designed to supplement the pension benefits provided under the Pension Plan, Executive Pension Plan and Social Security so that total income replacement from these programs will equal up to 50% of an NEO's base salary plus his or her annual incentive target. Additional information regarding the terms and conditions of these plans is provided under the headings "Narrative to the Pension Benefits Table " below and "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" below.

Deferred Compensation Plans. Certain NEOs are also eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the "ADC Plan"). The ADC Plan provides key employees the ability to defer a portion of their eligible compensation which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to be fully compliant with IRC Section 409A ("Section 409A"). Prior to the adoption of Section 409A and the establishment of the ADC Plan in 2005, some of the NEOs were eligible to participate in the Assurant Investment Plan (the "AIP"). However, after the enactment of Section 409A, the AIP was frozen as of January 1, 2005 and, currently, only withdrawals may be made.

Union Security Insurance Company

Additional information regarding the terms and conditions of these plans is provided under the heading "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" below.

Health and Welfare Benefits. As part of Assurant's general benefits program, it provides Long-Term Disability ("LTD") coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of employees' monthly plan pay (which is generally defined as base salary plus the annual incentive target award amount), up to a maximum monthly benefit of $15,000. As an additional benefit, NEOs who are members of Assurant's Management Committee are eligible for Executive LTD coverage, subject to underwriting for amounts in excess of a guaranteed benefit of $3,000. Executive LTD supplements benefits payable under the standard coverage and provides a maximum monthly benefit of $25,000, less amounts payable under the group policy. This coverage is provided through the purchase of individual policies on a bi-annual basis and is fully paid for by Assurant.

Additional information regarding executive LTD and financial planning benefits is provided in footnote 4 to the Summary Compensation Table below.

V. Related Policies and Considerations

Parent Stock Ownership Guidelines

Assurant believes that a sustained level of Assurant stock ownership is critical to ensuring that the creation of long-term value for its shareholders remains a primary objective for its executives (one of whom is an NEO of the Company) and non-employee directors. Accordingly, in 2006 Assurant adopted the following Stock Ownership Guidelines and holding requirements for Assurant's non-employee directors and senior executives:

Non-Employee Director	Must own Assurant stock with a market value equal to 5 times the annual base cash retainer

Chief Executive Officer	Must own Assurant stock with a market value equal to 5 times current base salary

Assurant, Inc. Executive Vice Presidents (including all other NEOs)	Must own Assurant stock with a market value equal to 3 times current base salary

Individuals have five years from the later of July 1, 2006 or the date of their permanent appointment to a specified position to acquire the required holdings. These requirements only apply to Mr. Roberts, who serves as a member of Assurant's Management Committee. Mr. Roberts' compliance date is March 15, 2014. Eligible sources of Assurant shares include personal holdings, restricted stock, RSUs, 401(k) holdings and Assurant's Employee Stock Purchase Plan shares. The Assurant Compensation Committee tracks the ownership amount of Assurant's non-employee directors and Management Committee on an annual basis. Individuals who do not comply with the guidelines as of the applicable compliance date will be prohibited from selling shares of Assurant stock until they achieve compliance. As of December 31, 2011, Mr. Roberts was in compliance with Assurant's stock ownership guidelines.

Timing of Equity Grants

Assurant does not coordinate the timing of equity awards with the release of material non-public information. Under Assurant's Equity Grant Policy, equity awards granted by the Assurant Compensation Committee pursuant to the ALTEIP must be granted on the second Thursday in March each year. If the Assurant Compensation Committee decides that a second grant in the same calendar year is necessary for, among other reasons, salary adjustments, promotions or new hires, additional awards under the ALTEIP may be granted on the second Thursday in November.

Tax and Accounting Implications

Under Section 162(m), certain compensation amounts in excess of $1 million paid to a public corporation's chief executive officer and the three other most highly-paid executive officers (other than the chief financial officer) is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by shareholders. The Assurant Compensation Committee continues to emphasize performance-based compensation for Assurant's executives and seeks to minimize the impact of Section 162(m). However, because the Assurant Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executives necessary to successfully execute the Company's business strategy, in any year the Assurant Compensation Committee may approve non-performance based compensation (as defined for purposes of Section 162(m)) in excess of $1 million.

The compensation that Assurant pays to the NEOs is reflected in our financial statements as required by U.S. generally accepted accounting principles. The Assurant Compensation Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation provided to executive officers of Assurant. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of FASB ASC Topic 718.

Union Security Insurance Company

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation

The following table sets forth the cash and other compensation earned by the NEOs for all services in all capacities during 2011, 2010 and 2009, as applicable.

Summary Compensation Table for Fiscal Years 2011, 2010 and 2009

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards (1) ($) (e)	Option Awards (1) ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2) ($) (h)	All Other Compensation (4) ($) (i)	Total ($) (j)
John S. Roberts, President and Chief Executive Officer; Executive Vice President, Assurant, Inc.	2011 2010 2009	520,000 500,000 500,000	0 0 300,000(3)	905,920 876,883 752,391	0 0 0	442,000 571,500 164,000	460,766 290,106 242,105	101,491 70,737 139,797	2,430,177 2,309,226 2,098,293
Miles B. Yakre, Senior Vice President, Chief Financial Officer and Treasurer	2011 2010 2009	300,800 295,300 289,500	0 0 0	149,720 147,932 145,202	0 0 0	127,840 187,516 91,193	40,311 35,929 39,994	37,460 30,399 32,423	656,131 697,076 598,312
Matthew K. Gilligan, Senior Vice President	2011 2010	280,000 272,850	0 0	125,476 109,396	0 0	143,640 137,516	12,525 12,620	31,749 50,509	593,390 582,891
Karla J. Schacht, Senior Vice President	2011 2010	309,100 303,000	0 0	123,120 121,425	0 0	118,231 153,924	15,619 14,805	35,107 48,957	601,177 642,111
J. Marc Warrington, Senior Vice President	2011 2010 2009	321,440 318,240 312,000	0 0 0	127,984 127,573 125,202	0 0 0	180,006 181,874 98,280	37,931 35,656 40,911	38,055 51,221 80,920	705,416 714,564 657,313

(1)  The amounts reported in column (e) for 2011 and 2010 represent awards of PSUs and RSUs, and for 2009 represent awards of restricted stock. These amounts are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718.

  The 2011 PSU values included in column (e) are computed based on the achievement of target level performance for each award. Assuming the achievement of maximum level performance for each NEO, the amounts in column (e) (representing both RSUs and PSUs) would be as follows: for Mr. Roberts, $1,131,387; Mr. Yakre, $186,983; for Ms. Schacht, $153,762; for Mr. Gilligan, $156,705; and for Mr. Warrington, $159,837. The grant date fair value of PSUs was estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 17, "Stock Based Compensation — Performance Share Units", of the Assurant Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the "Assurant 2011 Form 10-K") for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

(2)  The change in pension value is the aggregate change in the actuarial present value of the respective NEO's accumulated benefit under the Parent's three defined benefit pension plans (the Assurant SERP, the Assurant Executive Pension Plan and the Assurant Pension Plan) from December 31, 2010 to December 31, 2011, from December 31, 2009 to December 31, 2010 and from December 31, 2008 to December 31, 2009. For each plan, the change in the pension value is determined as the present value of the NEO's accumulated benefits at December 31, 2009, December 31, 2010 or December 31, 2011 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits at December 31, 2008, December 31, 2009 or December 31, 2010, as applicable. Present values of accumulated benefits at December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011 use the same assumptions as included in the financial statements in Assurant's Annual Reports on Form 10-K for the fiscal years ending December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011, respectively, as filed with the SEC.

(3)  The amount in column (d) for Mr. Roberts reflects a special promotion bonus awarded on July 13, 2009. Mr. Roberts received a special bonus equal to 60% of his base salary, or $300,000, in recognition of his promotion to President and Chief Executive Officer, Assurant Employee Benefits.

(4)  The table below details the amounts reported in the "All Other Compensation" column, which include premiums paid for Executive Long Term Disability, Parent contributions to the Executive 401(k) Plan, Parent contributions to the Assurant 401(k) Plan, perquisites and other personal benefits, dividends and dividend equivalents, and certain other amounts during 2011.

Union Security Insurance Company

Name	Executive LTD ($)	Parent Contributions to Executive 401(k) ($)	Parent Contributions to Assurant 401(k) ($)	Perquisites and Other Personal Benefits ($)	Dividends and Dividend Equivalents (1) ($)	Total ($)
John S. Roberts	4,344	59,255	17,150	—	20,742	101,491
Miles B. Yakre	0	17,032	17,150	—	3,278	37,460
Matthew K. Gilligan	0	12,076	17,150	—	2,523	31,749
Karla J. Schacht	0	15,262	17,150	—	2,695	35,107
J. Marc Warrington	0	18,082	17,150	—	2,823	38,055

(1)  The amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2011 and 2010 on unvested awards of restricted stock and RSUs, respectively, that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) for 2009 also reflect the dollar value of dividends paid on restricted stock that were not factored into the grant date fair values reported in column (e). No dividends or dividend equivalents were paid on PSUs in 2010 or 2011.

Grants of Plan-Based Awards

The table below sets forth individual grants of awards made to each NEO during 2011.

Grants of Plan-Based Awards Table for Fiscal Year 2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	or Units (#) (i)	Options (#) (j)	Awards ($/Sh) (2) (k)	Awards ($) (2) (l)
John S. Roberts	3/10/2011	—	—	—	—	—	—	11,920	—	38.17	454,986
	3/10/2011	—	—	—	5,960	11,920	17,880	—	—	37.83	450,934
	—	0	520,000	1,040,000	—	—	—	—	—	—	—
Miles B. Yakre	3/10/2011	—	—	—	—	—	—	1,970	—	38.17	75,195
	3/10/2011	—	—	—	985	1,970	2,955	—	—	37.83	74,525
	—	0	150,400	300,800	—	—	—	—	—	—	—
Matthew K. Gilligan	3/10/2011	—	—	—	—	—	—	1,651	—	38.17	63,019
	3/10/2011	—	—	—	826	1,651	2,477	—	—	37.83	62,457
	—	0	126,000	252,000	—	—	—	—	—	—	—
Karla J. Schacht	3/10/2011	—	—	—	—	—	—	1,620	—	38.17	61,835
	3/10/2011	—	—	—	810	1,620	2,430	—	—	37.83	61,285
	—	0	139,095	278,190	—	—	—	—	—	—	—
J. Marc Warrington	3/10/2011	—	—	—	—	—	—	1,684	—	38.17	64,278
	3/10/2011	—	—	—	842	1,684	2,526	—	—	37.83	63,706
	—	0	160,720	321,440	—	—	—	—	—	—	—

(1)  The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO's annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2011 performance is reported in the column entitled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

(2)  The base price of 2011 RSU awards is equal to the closing price of Assurant, Inc. Common Stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the grant date.

  The base price of 2011 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance and estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 17, Stock Based Compensation — Performance Share Units, of the Company's 2011 Form 10-K for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Incentive Awards

The annual incentive award for Mr. Roberts is paid pursuant to the Assurant, Inc. Executive Short Term Incentive Plan ("ESTIP"), a plan intended to meet the requirements of IRC Section 162(m). The aggregate payments to all ESTIP participants for any performance period cannot exceed 5% of the Parent's net income (as defined in the ESTIP). At the end of each year, the Compensation Committee of the Parent's Board of Directors (the "Parent Compensation Committee") certifies the amount of the Parent's net income and the maximum award amounts that can be paid under the ESTIP. The Parent Compensation Committee then has discretion to pay an incentive award that is less than the applicable maximum. In 2011, the Parent Compensation Committee

Union Security Insurance Company

exercised negative discretion to reduce Mr. Roberts' award by applying the performance goals described in the CD&A under the heading " — Annual Incentive Compensation" above. The threshold, target and maximum payout amounts disclosed in the Grants of Plan-Based Awards Table reflect the application of these performance goals.

Annual incentive payments for Messrs. Gilligan, Warrington and Yakre and Ms. Schacht were paid pursuant to the annual incentive program applicable to Assurant Employee Benefits. For more information regarding the performance criteria applicable to each of our NEOs, please see the section entitled "CD&A — Annual Incentive Compensation."

Long Term Equity Incentive Awards

The Parent's outstanding equity-based awards have been granted under two long-term incentive compensation plans, the Assurant, Inc. Long Term Equity Incentive Plan ("ALTEIP") and the Assurant, Inc. 2004 Long-Term Incentive Plan (the "ALTIP"). The ALTEIP was approved by the Parent's stockholders in May 2008. Since that time, equity grants to our named executive officers have been awarded pursuant to the ALTEIP. The RSUs typically vest in three equal annual installments on each of the first three anniversaries of the grant date. Dividend equivalents on RSUs are paid in cash during the vesting period. Participants do not have voting rights with respect to RSUs. PSUs vest on the third anniversary of the grant date, subject to a participant's continuous employment through the vesting date and the level of performance achieved. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved. Participants do not have voting rights with respect to PSUs.

Prior to the adoption of the ALTEIP, our named executive officers were awarded stock appreciation rights ("SARs") and shares of restricted stock under the ALTIP. No additional equity awards may be granted under the ALTIP. Restricted stock awards granted under the ALTIP also typically vest in three equal installments on each of the first three anniversaries of the grant date. Restricted stock award recipients, as beneficial owners of the shares, have full voting and dividend rights with respect to the shares during and after the restricted period. Dividends are paid in cash and are not eligible for reinvestment during the restricted period. SARs granted under the ALTIP vest on the third anniversary of the grant date. To the extent not previously exercised, SARs are automatically exercised on the earliest of (i) the fifth anniversary of the grant date, (ii) the second anniversary of the participant's termination of employment for reason of death or disability or (iii) ninety days following the participant's termination of employment for reasons other than retirement, disability or death.

Union Security Insurance Company

Outstanding Equity Awards at Fiscal Year End

The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 30, 2011.

Outstanding Equity Awards Table for Fiscal Year 2011

	Option Awards (1)					Stock Awards (1)
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (2) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (2) ($) (e)	Option Expiration Date (2) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested (3) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($) (j)
John S. Roberts	Converted SARs(2)
	7,909			31.30	01/01/2014
	All Other SARs
	10,950			53.48	03/08/2012
	20,050			60.65	03/13/2013
						6,170	(4)	253,340
						8,844	(6)	363,135
						11,920	(8)	489,435
									27,764	(5)	1,139,990
									19,899	(7)	817,053
									11,920	(9)	489,435
Miles B. Yakre	Converted SARs(2)
	—	—	—	—	—
	All Other SARs
	11,000			53.48	03/08/2012
	8,850			60.65	03/13/2013
						1,191	(4)	48,902
						1,492	(6)	61,262
						1,970	(8)	80,888
									5,358	(5)	219,999
									3,357	(7)	137,838
									1,970	(9)	80,888
Matthew K. Gilligan	Converted SARs(2)
	—	—	—	—	—
	All Other SARs
	4,300			60.65	03/13/2013
						881	(4)	36,174
						1,104	(6)	45,330
						1,651	(8)	67,790
									3,962	(5)	162,680
									2,483	(7)	101,952
									1,651	(9)	67,790
Karla J. Schacht	Converted SARs(2)
	—	—	—	—	—
	All Other SARs
	7,950			53.48	03/08/2012
	8,600			60.65	03/13/2013
						976	(4)	40,075
						1,225	(6)	50,299
						1,620	(8)	66,517
									4,389	(5)	180,212
									2,756	(7)	113,161
									1,620	(9)	66,517
J. Marc Warrington	Converted SARs(2)
	—	—	—	—	—
	All Other SARs
	8,750			53.48	03/08/2012
	9,050			60.65	03/13/2013
						1,027	(4)	42,169
						1,287	(6)	52,844
						1,684	(8)	69,145
									4,620	(5)	189,697
									2,895	(7)	118,869
									1,684	(9)	69,145

(1)  These columns represent awards under the ALTEIP, ALTIP and their predecessor plans. Awards are either SARs, restricted stock, PSUs or RSUs.

(2)  Until June 29, 2005, the Company maintained the Assurant Appreciation Incentive Rights Plan ("AAIR Plan"), which provided for the issuance of Company- and operating segment-level cash settled appreciation rights ("AAIR Plan rights"). In 2005, the Company decided to no longer issue operating segment rights or cash settled appreciation rights. The ALTIP was adopted to provide for the payment of appreciation to participants in the form of our Common Stock. As a result of the adoption of the ALTIP, the AAIR Plan rights were converted into SARs on June 30, 2005. The intrinsic value of the converted SARs did not change from that of the AAIR Plan rights. "Converted SARs" refers to the AAIR Plan rights (granted over several years prior to our initial public offering) that were converted to SARs on June 30, 2005. In delivering equivalent intrinsic value to the converted SARs, differing base prices may have resulted. Therefore, certain converted SARs with the same expiration date may have differing base prices in the table above.

(3)  Value was determined using the December 30, 2011 closing price of our Common Stock of $41.06.

Union Security Insurance Company

(4)  This RSU award was granted on March 12, 2009 and vested in three equal annual installments on each of the first three anniversaries of the grant date; with the third installment vesting on March 12, 2012.

(5)  This PSU award was granted on March 12, 2009 and vested on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets for the 2009-2011 performance period. The values in columns (i) and (j) are reported at maximum levels based on the Company's ranked average performance for 2009 and 2010 relative to the applicable index (which fell between the target and maximum levels), as the Company's relative performance for 2011 was not determinable as of the date of filing of this report.

(6)  This RSU award was granted on March 11, 2010 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

(7)  This PSU award was granted on March 11, 2010 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. The values in columns (i) and (j) are reported at maximum levels based on the Company's ranked average performance for 2010 relative to the applicable index (which fell between the target and maximum levels), as the Company's relative performance for 2011 was not determinable as of the date of filing of this report.

(8)  This RSU award was granted on March 10, 2011 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

(9)  This PSU award was granted on March 10, 2011 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. The values in columns (i) and (j) are reported at target levels, as the Company's ranked average performance for 2011 relative to the applicable index was not determinable as of the date of filing of this report.

Option Exercises and Stock Vested in Last Fiscal Year

The following table provides information regarding all of the SARs that were exercised by the NEOs during 2011, and all RSUs and shares of restricted stock held by the NEOs that vested during 2011 on an aggregated basis.

Option Exercises and Stock Vested Table for Fiscal Year 2011

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (1) (e)
John S. Roberts	—	—	500	19,075
			372	14,203
			6,170	235,571
			4,422	168,832
			3,926	151,897
Miles B. Yakre	—	—	165	6,300
			1,191	45,472
			746	28,482
Matthew K. Gilligan	—	—	82	3,131
			880	33,598
			551	21,037
Karla J. Schacht			158	6,032
			975	37,226
			612	23,366
J. Marc Warrington	—	—	167	6,376
			1,027	39,211
			643	24,550

(1)  The value realized on exercise and/or vesting was determined using the closing price of Assurant, Inc. Common Stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).

Pension Benefits

The Company maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans: the SERP and the Executive Pension Plan. In addition, the Company maintains the Pension Plan, a broad-based, tax qualified, defined benefit pension plan.

The table below describes each plan that provides for pension payments to the NEOs.

Union Security Insurance Company

Pension Benefits Table for Fiscal Year 2011

Name (a)	Plan Name (b)	Number of Years of Credited Service (1) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
John S. Roberts	Pension Plan	3	21,420
	Executive Pension Plan	3	54,141
	SERP	4.5	917,416
Miles Yakre	Pension Plan	19.08	201,110
	Executive Pension Plan	19.08	172,048
	SERP	N/A	N/A
Matthew K. Gilligan	Pension Plan	3	22,050
	Executive Pension Plan	3	14,601
	SERP	N/A	N/A
Karla Schacht	Pension Plan	6	42,840
	Executive Pension Plan	6	34,931
	SERP	N/A	N/A
J. Marc Warrington	Pension Plan	14	128,520
	Executive Pension Plan	14	129,708
	SERP	N/A	N/A

(1)  None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.

Narrative to the Pension Benefits Table

The following is a description of the plans and information reported in the Pension Benefits Table.

The Pension Plan

Eligible employees may generally participate in the Assurant Pension Plan on January 1 or July 1 after completing one year of service with Assurant. Credited service for determining a participant's benefit accrues after an employee begins participating in the plan and has no limit. Eligible compensation under this plan is subject to the applicable limit under Internal Revenue Code ("IRC") Section 401(a)(17) (which was $245,000 for 2011). Each active plan participant on December 31, 2000 was given the choice of continuing to have his or her benefits calculated under the applicable prior plan formula or to have his or her benefits determined under the current pension formula. Benefits for employees joining (or rejoining) the plan after December 31, 2000 are determined under the current pension formula. All the NEOs are covered under the current plan formula.

Under the current plan formula, the lump sum value of the benefit is based on the participant's accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately prior to the participant's termination of employment. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years over 30	12%

Under the current plan formula, the present value of accumulated benefits at December 31, 2011 is determined as the lump sum value of the benefit based on the participant's accumulated annual accrual credits and final average earnings (which is limited by IRC Section 401(a)(17)) at December 31, 2011, but is not less than the present value of accrued benefits under the prior plan formula.

The prior plan formula is calculated by taking (a) 0.9% multiplied by final average earnings up to Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (b) 1.3% multiplied by final average earnings in excess of Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (c) 1.3% multiplied by final average earnings multiplied by years of credited service in excess of 35. Under the prior plan formula, the present value of accumulated

Union Security Insurance Company

benefits at December 31, 2011 is determined based on the accrued plan benefit at that date and assumes the following: (1) the executives will retire from Assurant at age 65, (2) 35% of executives will receive their payments in the form of a life annuity and 65% of executives will receive their payments in the form of a 50% joint & survivor annuity, and (3) the present value of annuity benefits is based on an interest rate assumption of 4.59% and the RP 2000 generational mortality table (which is the mortality table assumption from the plan's most recent financial statement disclosure).

The normal retirement age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula generally can commence his or her benefit at age 55, provided that he or she has accrued ten years of credited service, or elect to commence benefits at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All of the NEOs are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.

The Assurant Executive Pension Plan

Eligible employees may generally begin participating in the Assurant Executive Pension Plan on January 1 or July 1 after completing one year of service with the Company and when their eligible compensation exceeds the IRC Section 401(a)(17) compensation limit (which was $245,000 for 2011). For participants who are covered under the prior plan formula, eligible compensation was capped for 2011 at $385,000 and this cap is adjusted annually for inflation. Eligible compensation for participants covered under the current plan formula is not capped. With respect to the plan formula to determine benefits, the elections made under the Assurant Pension Plan on December 31, 2000 also apply to the Assurant Executive Pension Plan. All the NEOs are covered under the current plan formula.

A participant's benefit under the Assurant Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the IRC limit) reduced by the benefit payable under the Pension Plan. The benefits under the Assurant Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under IRC Section 409A. Service covered under each of these formulas begins with participation in the Assurant Executive Pension Plan and has no limit. A participant becomes vested in the benefits under the Assurant Executive Pension Plan after three years of service if the participant has elected to participate in the current plan formula, and after five years of service if the participant has elected to participate in the prior plan formula. All of the participating NEOs are currently 100% vested in their Executive Pension Plan benefit.

The methodology for determining the present value of the accumulated benefits under the Assurant Executive Pension Plan uses the same assumptions and methodologies as the Assurant Pension Plan described above, except that benefits calculated under the prior plan formula are paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits at December 31, 2011 is determined as the lump sum value of the benefit based on the participant's accumulated annual accrual credits and unlimited final average earnings as of December 31, 2011 offset by the Assurant Pension Plan benefits. For prior plan benefits, the present value of accumulated benefits at December 31, 2011 is based on the benefit produced under the prior plan formula converted to a lump sum payment (1) at the plan's normal retirement age of 65.

The Assurant SERP

To participate in the Assurant SERP, an executive is nominated by the Parent and approved by the Parent Compensation Committee. Under the Assurant SERP, when a participant terminates employment, he or she is entitled to a benefit equal to a "Target Benefit" that is offset by the participant's benefit payable from the Pension Plan, the Assurant Executive Pension Plan and the participant's estimated Social Security benefit. The Target Benefit is equal to 50% of the participant's eligible compensation multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of months of credited service at termination, and whose denominator is equal to 240. After 20 years of credited service and turning age 60 or 62, as applicable, a participant will earn a full 50% benefit under the Assurant SERP payable as a life annuity. Generally, credited service is based on the participant's years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the Assurant SERP at the discretion of the Parent Compensation Committee. In 2006, based on a study of the market practice, the Parent Compensation Committee approved a change to the normal retirement age from age 60 to age 62. This change is effective only for participants joining the Assurant SERP during 2007 or later. Since Mr. Roberts was approved for participation in the Assurant SERP after January 1, 2007, the change in normal retirement age applies to him. For participants who join

(1)  The lump sum conversion basis at retirement consists of the greater of an interest rate of 4.25% and the 1994 Group Annuity Mortality Table and a blend of segmented high-quality corporate bond rates using the mortality required by IRC Section 417(e), as updated by the Pension Protection Act of 2006 (the "PPA"). Accordingly, the lump sum values shown are based on an interest rate of 2.07%. for year 0-5, 4.45% for years 5-20 and 5.24% for years 20+. The present value of the lump sum payment is determined using a pre-retirement interest rate of 4.40%.

Union Security Insurance Company

the Assurant SERP on or after January 1, 2010, the normal retirement age has been increased to 65. A participant commences vesting in the Assurant SERP on the second anniversary of participation and continues to vest at the rate of 3% for each month of employment thereafter with the Company.

For benefits earned and vested as of December 31, 2004, the participant may commence his or her vested SERP benefit at any time following termination and the default form of payment under the Assurant SERP is a single lump sum payment that is the actuarial equivalent of the Assurant SERP benefit payable as a life annuity (but a participant may elect a different form of benefit). For benefits earned or vested after December 31, 2004, the only form of payment available under the Assurant SERP is a single lump payment that is the actuarial equivalent of the Assurant SERP benefit payable as a life annuity.

Mr. Roberts is 18% vested in his SERP benefit and has not attained normal retirement age as of December 31, 2011; therefore, if he had terminated employment on or prior to that date, his SERP benefit would have been actuarially reduced to his age.

The present value of the accumulated benefits at December 31, 2011 was determined based on the December 31, 2011 accrued benefit using the base salary, target ESTIP award and credited service at December 31, 2011. The present value of the accumulated benefits at December 31, 2011 is determined assuming the following: (1) the executives will retire from the Company at the plan's normal retirement age; (2) the executives will receive their benefits in accordance with their current form of payment elections; and (3) the present value of single lump sum benefits is determined using an interest rate of 4.40% to the retirement date and a lump sum conversion factor (2) at retirement.

Number of Years of Credited Service

The number of years of credited service varies between plans for the following reasons. Eligibility for the Pension Plan and Executive Pension Plan is based on a one year waiting period from date of hire and results in the same amount of credited service under both plans. Eligibility under the Assurant SERP generally recognizes all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not be recognized under the Assurant SERP at the discretion of the Parent Compensation Committee. Mr. Roberts has prior service that was not recognized. For purposes of determining the amount of benefits payable under the Assurant SERP, credited service is capped at 20 years.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Parent currently maintains the Amended and Restated Assurant Deferred Compensation Plan (the "ADC Plan"), which provides for the deferral of compensation on a basis that is not tax qualified. The Assurant Investment Plan (the "AIP") was frozen in December 2004. The Assurant Executive 401(k) Plan (the "Executive 401(k) Plan") is a nonqualified defined contribution plan.

(2)  The lump sum values shown for Mr. Roberts is based on December monthly bond segment rates of 2.07% for years 0-5, 4.45% for year 5-20 and 5.24% for years 20+. The mortality is based on the IRC Section 417(e) mortality prescribed by the PPA.

Union Security Insurance Company

Nonqualified Defined Contribution and Other Nonqualified Deferred
Compensation Plans Table for Fiscal Year 2011

Name (a)	Plan	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY (1), (2) ($) (c)	Aggregate Earnings in Last FY (1) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at last FYE (1) ($) (f)
John S. Roberts	ADC Plan	—	—	—	—	—
	AIP	—	—	—	—	—
	Executive 401(k) Plan	—	59,255	3,250	—	246,073
	TOTAL	—	59,255	3,250	—	246,073
Miles B. Yakre	ADC Plan	—	—	—	—	—
	AIP	—	—	—	—	—
	Executive 401(k) Plan	—	17,032	(5,843)	—	120,640
	TOTAL	—	17,032	(5,843)	—	120,640
Matthew K. Gilligan	ADC Plan	—	—	—	—	—
	AIP	—	—	—	—	—
	Executive 401(k) Plan	—	12,076	(910)	—	62,911
	TOTAL	—	12,076	(910)	—	62,911
Karla J. Schacht	ADC Plan	—	—	—	—	—
	AIP	—	—	—	—	—
	Executive 401(k) Plan	—	15,262	3,017	—	76,487
	TOTAL	—	15,262	3,017	—	76,487
J. Marc Warrington	ADC Plan	—	—	—	—	—
	AIP	—	—	—	—	—
	Executive 401(k) Plan	—	18,082	(15,604)	—	121,909
	TOTAL	—	18,082	(15,604)	—	121,909

(1)  The amounts in column (c) were reported as compensation in the last completed fiscal year in the "All Other Compensation" column of the Summary Compensation Table as follows: for Mr. Roberts, $59,225 of Company contributions to the Executive 401(k); for Mr. Yakre, $17,032 of Company contributions to the Executive 401(k); for Mr. Warrington, $18,082 of Company contributions to the Executive 401(k); for Ms. Schacht, $15,262 of Company contributions to the Executive 401(k); and for Mr. Gilligan, $12,076 of Company contributions to the Executive 401(k).

  The NEOs' Aggregate Earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, and AIP, as applicable, represent the notional capital gains or losses on investments in publicly available mutual funds, and notional interest and dividends held in the plans, during 2011. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k) Plan, the aggregate earnings represent the notional capital gains or losses, interest and dividends on the aggregate balance, during 2011. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.

  For the AIP and ASIC Plan, no contributions could have been made during the fiscal year 2011 because both plans have been frozen since December 2004. For the Executive 401(k) Plan, the following amounts that make up the totals in column (f) were reported as compensation in the "All Other Compensation" column of the Summary Compensation Table for the 2009, 2010 and 2011 fiscal years, as applicable: for Mr. Roberts, $60,566 for 2009; $29,330 for 2010; and $59,255 for 2011; for Mr. Yakre, $12,009 for 2009; $9,904 for 2010; and $17,032 for 2011; for Mr. Warrington, $15,558 for 2009; $12,006 for 2010; and $18,082 for 2011; for Ms. Schacht, $9,869 for 2010; and $15,262 for 2011; for Mr. Gilligan, $12,296 for 2010; and $12,076 for 2011.

(2)  The Executive 401(k) Plan amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (7% of eligible compensation in excess of the limit under IRC Section 401(a)(17)) that was made in February 2012.

(3)  The Company does not currently make any contributions to the ADC Plan.

(4)  Because the AIP and ASIC Plan have both been frozen since December 2004, no contributions could have been made during fiscal year 2011. The Executive 401(k) Plan does not provide for participant contributions.

Union Security Insurance Company

Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.

The ADC Plan

Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of Assurant. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to the Board of Directors) director fees to be earned in the following year. Benefits under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and deferred amounts and any notional earnings or losses are credited to a deemed investment account. Currently, Assurant does not provide any above market earnings or preferential earnings to the participants. Each deferral must remain in the plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator As a result of IRC Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.

The AIP

Prior to the establishment of the ADC Plan in 2005, eligible employees were able to participate in the AIP. The AIP provided key employees the ability to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. Assurant did not provide any above market earnings or preferential earnings to the participants. The AIP was frozen in December 2004. Since then, participants have been able to withdraw from the AIP and have the ability to change their investment elections but any new deferrals of compensation have been made through the ADC Plan.

The Executive 401(k) Plan

Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under the IRC. The Parent makes an annual contribution for each participant in this plan equal to 7% of eligible compensation in excess of the IRC limit (which was $245,000 for 2011). The participant must be employed on the last regularly scheduled work day of the year in order to receive the contribution unless the participant retires, becomes totally disabled, dies or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in work force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These notional contributions are credited with notional earnings and losses based on the performance of the mutual funds. Currently, Assurant does not provide any above market earnings or preferential earnings to the participants. For the NEOs, eligibility for retirement under the Executive 401(k) Plan is based upon reaching age 55 and completing ten years of service. Please see footnote 4 to the Summary Compensation Table above, for quantification of Company contributions to the Executive 401(k) Plan in 2011. The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A. A participant becomes vested in the benefits under the Executive 401(k) Plan after three years of service. Participants are currently 100% vested in their Executive 401(k) Plan benefit.

Union Security Insurance Company

Potential Payments Upon Termination or Change of Control

The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances enumerated below on December 31, 2011.

Potential Payments Upon Termination or Change of Control Table

Name	Payout if Terminates Voluntarily 12/31/11 Not Retirement) (1) (a)	Payout if Terminates Voluntarily 12/31/11 Retirement) (1) (b)	Payout if Terminated Involuntarily 12/31/11 (2) (c)	Payout if Terminated Upon Change of Control 12/31/11 (d)		Payout if Terminated Upon Death 12/31/11 (e)	Payout if Terminated Upon Disability 12/31/11 (f)
John S. Roberts
STIP Award	—	—	—	$260,000		—	—
Long-Term Equity Awards (3)	—	—	$1,684,979	$1,684,979		$1,684,979	$1,684,979
Executive Pension Plan (4)	$54,141	—	$54,141	$54,141		$54,141	$54,141
SERP (5)	$152,869	—	$152,869	$1,916,975	(6)	$849,270	$849,270
Executive 401(k) Plan (7)	$305,328	—	$305,328	$305,328		$305,328	$305,328
Welfare Benefit Lump Sum (8)	—	—	—	$17,073		—	—
Severance (10)	—	—	—	$3,120,000		—	—
Outplacement (9)	—	—	—	$8,000		—	—
TOTAL	$512,338	$—	$2,197,317	$7,366,496		$2,893,718	$2,893,718
Miles B. Yakre
STIP Award	—	—	—	$75,200		—	—
Long-Term Equity Awards (3)	—	—	$305,938	$305,938		$305,938	$305,938
Executive Pension Plan (4)	$172,048	—	$172,048	$172,048		$172,048	$172,048
SERP (5)	—	—	—	—		—	—
Executive 401(k) Plan (7)	$137,672	—	$137,672	$137,672		$137,672	$137,672
Welfare Benefit Lump Sum (8)	—	—	—	$24,449		—	—
Severance (10)	—	—	—	$902,400		—	—
Outplacement (9)	—	—	—	$7,000		—	—
TOTAL	$309,720	$—	$615,658	$1,624,707		$615,658	$615,658
Matthew K. Gilligan
STIP Award	—	—	—	$63,000		—	—
Long-Term Equity Awards (3), (10)	—	—	$230,634	$230,634		$230,634	$230,634
Executive Pension Plan (4)	$14,601	—	$14,601	$14,601		$14,601	$14,601
SERP (5)	—	—	—	—		—	—
Executive 401(k) Plan (7)	$74,988	—	$74,988	$74,988		$74,988	$74,988
Welfare Benefit Lump Sum (8)	—	—	—	$28,001		—	—
Severance (10)	—	—	—	$812,000		—	—
Outplacement (9)	—	—	—	$7,000		—	—
TOTAL	$89,589	$—	$320,223	$1,230,224		$320,223	$320,223
Karla J. Schacht
STIP Award	—	—	—	$69,548		—	—
Long-Term Equity Awards (3), (10)	—	—	$250,836	$250,836		$250,836	$250,836
Executive Pension Plan (4)	$34,931	—	$34,931	$34,931		$34,931	$34,931
SERP (5)	—	—	—	—		—	—
Executive 401(k) Plan (7)	$91,749	—	$91,749	$91,749		$91,749	$91,749
Welfare Benefit Lump Sum (8)	—	—	—	$25,469		—	—
Severance (10)	—	—	—	$896,390		—	—
Outplacement (9)	—	—	—	$7,000		—	—
TOTAL	$126,680	$—	$377,516	$1,375,923		$377,516	$377,516
J. Marc Warrington
STIP Award	—	—	—	$80,360		—	—
Long-Term Equity Awards (3)	—	—	$263,441	$263,441		$263,441	$263,441
Executive Pension Plan (4)	$129,708	—	$129,708	$129,708		$129,708	$129,708
SERP (5)	—	—	—	—		—	—
Executive 401(k) Plan (7)	$139,991	—	$139,991	$139,991		$139,991	$139,991
Welfare Benefit Lump Sum (8)	—	—	—	$28,664		—	—
Severance (10)	—	—	—	$964,320		—	—
Outplacement (9)	—	—	—	$7,000		—	—
TOTAL	$269,699	$—	$533,140	$1,613,484		$533,140	$533,140

(1)  As of December 31, 2011, none of the NEOs qualify for retirement, therefore column entitled "Payout if Terminated Voluntarily (Retirement)" would not apply.

(2)  The values in this column reflect an involuntary termination for reasons other than for cause. In the event of an involuntary termination for cause, the same amounts would be payable except (1) the NEOs would not receive a SERP payment and (2) the NEOs would not receive a pro-rata vesting with respect to their ALTEIP grants.

Union Security Insurance Company

(3)  These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 30, 2011 based on the closing stock price of $41.06. These amounts also reflect pro-rata vesting in the event of death, disability or an involuntary termination for reasons other than cause. PSU amounts are computed based on the achievement of target level performance for each award.

(4)  Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with IRC Section 409A).

(5)  SERP payments are all shown as the present value of the retirement benefit.

(6)  Upon a change of control (under the Assurant SERP), participants are granted three additional years of benefit service (capped at 20 years) and are considered three years older. The amounts in this column represent the present value of the Assurant SERP benefit under these conditions.

(7)  This amount includes the Parent contribution to the Executive 401(k) Plan which was made in February 2012 since that amount would have been payable to an NEO if he or she terminated on December 31, 2011.

(8)  This represents a one-time lump sum payment by the Parent that equals the value of Parent paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2011 for 18 months based on the individual's benefit election (in accordance with IRC Section 409A).

(9)  This represents the Parent's best estimate of the costs of outplacement services for an NEO.

(10)  Although no agreements exist with respect to the exact severance amounts an NEO would receive upon voluntary termination (retirement) or involuntary termination, the Parent may consider paying discretionary severance amounts (including a welfare benefit lump sum and costs of outplacement services) depending on the facts and circumstances of the NEO's termination.

Narrative to the Potential Payments Upon Termination or Change of Control Table

The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in the section entitled "Narrative to the Pension Benefits Table" above. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the section entitled "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" above. Additional information on the ALTEIP is described in the CD&A and the section entitled "Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table" above.

Treatment of Annual Incentive Awards

Under the ESTIP (which applied to Mr. Roberts), if a participant's employment is terminated during a performance period due to disability or death, the Assurant Compensation Committee may grant the participant an award in any amount the Committee deems appropriate. If a participant's employment is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits under the ESTIP (participant's allocated portion of 5% of the Parent's net income as defined under the ESTIP), based on the amount of the Parent's net income for the full performance period. If a participant's employment terminates for any other reason, any award paid to that participant will be subject to the maximum limits described above, pro-rated to reflect the number of days in the performance period that the participant was employed. Upon a change of control of the Parent, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Committee no later than the date of the change of control.

Accelerated and Pro-rated Vesting of Equity Awards

Upon a termination due to death or disability, SARs, restricted stock, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). Pro-rata vesting upon retirement is discretionary for restricted stock and SAR awards. RSUs and PSUs vest in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination. Unvested SARs and restricted stock are forfeited in the event of a voluntary or involuntary termination. In the event of a change of control of the Company, awards under the ALTEIP would be prorated based on treatment as an involuntary termination.

The SERP

Mr. Roberts is 18% vested in his SERP benefit and has not attained normal retirement age as of December 31, 2011; therefore, if he had terminated employment on or prior to that date, his SERP benefit would have been actuarially reduced to his age.

If there is a change of control with respect to the Parent Company or applicable operating segment, and within two years after the change of control a participant's employment is terminated without cause or the participant terminates employment for good reason (as defined in the SERP), then (1) the participant will become 100% vested in his or her SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his or her target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to normal retirement age will be calculated as though the participant was 36 months older than his or her actual age; and (4) the participant may receive his or her SERP benefit following a change of control at a time and in an

Union Security Insurance Company

optional form that is different than the time and optional form that he or she would receive under circumstances not related to a change of control. This election may not be changed within one year prior to the participant's termination date. In the event of a termination of employment other than described above, the following applies: (i) a participant will automatically become 100% vested in his or her SERP benefit in the event of death or disability, (ii) a participant will forfeit any remaining benefit in the event he or she is terminated for cause or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers.

Mr. Roberts does not have a grandfathered benefit earned and vested as of December 31, 2004. For Mr. Roberts, as of January 1, 2008, for benefits earned and vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

The Executive 401(k) Plan

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.

Change of Control Agreements

Assurant, Inc. is a party to a COC Agreement with each NEO. The COC Agreements generally provide that if, during the two-year period following a change of control (as defined in the COC Agreements), the executive's employment is terminated by the Company other than for cause (as defined in the COC Agreements) or disability (as defined in the COC Agreements), or by the executive for good reason (as defined in the COC Agreements), the executive would be entitled to receive, subject to the executive's execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP or short term incentive program ("STIP") award for the year in which the date of termination occurs, an amount of cash severance equal to two (in the case of Messrs. Gilligan, Warrington and Yakre and Ms. Schacht) or three (in the case of Mr. Roberts) times the sum of the executive's annual base salary plus target short term incentive program or ESTIP award, continued welfare benefits for the 18-month period following the date of termination, and outplacement benefits.

Termination in Anticipation of a Change of Control. If an executive's employment is terminated by Assurant without cause or by the executive for good reason prior to the date on which a change of control occurs, and if it is reasonably demonstrated by the executive that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a change of control or (ii) otherwise arose in connection with or anticipation of a change of control, then the executive will be entitled to the severance and other benefits described above.

Funding of Severance Payment Obligations. Within five business days of the executive's date of termination after a change of control, Assurant must establish and fund a trust in an amount of cash equal to the amount of the severance payments to which the executive is entitled.

Definition of "Change of Control". For purposes of the agreements, change of control is defined to mean:

•  a change in a majority of the Assurant's Board of Directors (the "Incumbent Board") excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;

•  an acquisition by an individual, entity or a group of 30% or more of the Assurant's Common Stock or voting securities (excluding an acquisition directly from Assurant, by Assurant, by an employee benefit plan of Assurant or pursuant to a transaction described immediately below);

•  consummation of a merger, consolidation or similar transaction, or sale of all or substantially all of Assurant's assets other than a business combination in which all or substantially all of the stockholders of Assurant receive 60% or more of the stock of the company resulting from the business combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the business combination;

•  stockholder approval of a complete liquidation or dissolution of Assurant; or

•  for the NEOs who are officers of an operating division of Assurant only (Messrs. Roberts, Gilligan, Warrington and Yakre and Ms. Schacht), the sale or other disposition of the companies, assets or businesses comprising the division having (A) book value equal to at least 70% of the book value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; or (B) market value equal to at least 70% of the market value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; provided, that neither an initial public offering of some or all of the division nor a spin-off to Assurant's stockholders of some or all of the companies or business divisions comprising the division (or a transaction having a similar effect) shall constitute a change of control.

Union Security Insurance Company

  A sale or other disposition of the Company (followed by termination of employment within two years) would trigger the COC agreements of Messrs. Roberts, Gilligan, Warrington and Yakre and Ms. Schacht.

Non-Competition and Non-Solicitation. Under the COC Agreements, executives may not engage in activity competitive with Assurant (including as an employee or officer of a competitor) or solicit customers of Assurant during the period beginning on January 1, 2009 and expiring on the date of a change of control. If the executive's employment is terminated before a change of control occurs, the length of the applicable non-competition period varies based on the type of termination. Specifically, if the executive's employment is terminated by Assurant for cause or by the executive without good reason, the non-competition period will expire six months after the date of termination. If the executive's employment is terminated by Assurant without cause or by the executive for good reason, the non-competition period will expire on the date of termination. Executives also may not employ or offer to employ officers or employees of Assurant or any of its subsidiaries during the period beginning on January 1, 2009 and ending one year after the date of termination of the executive's employment.

Amounts Previously Earned and Payable Regardless of Termination or Change of Control

The amounts reflected in the Potential Payments Upon Termination or Change of Control Table show payments that the NEOs could only receive in the event of termination or change of control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change of control. These amounts include vested and unexercised SARs and deferred compensation balances held in the AIP and/or ADC Plan. The vested and unexercised SARs amounts below assume a vesting date of December 31, 2011, an exercise date of December 31, 2011 and a base price of $41.06.

The following amount would have been available on December 31, 2011 for withdrawal or exercise by the NEO, regardless of termination or change of control: for Mr. Roberts, $77,193 in vested and unexercised SARs.

COMPENSATION OF DIRECTORS

The directors of the Company are identified above. Each director of the Company is an employee and received no additional compensation for service as a director during 2011.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company does not have a standing compensation committee of its Board, or any committee that performs similar functions. Compensation decisions regarding the executive officers of the Company are made either by the Assurant Compensation Committee of the Assurant, Inc. Board of Directors, by the Chief Financial Officer of the Parent or by senior management at the Company, as applicable. No member of the Assurant Compensation Committee is now, or was during 2011 or any time prior thereto, an officer or employee of Assurant, Inc. or any of its subsidiaries.

No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions) of another entity, one of whose executive officers served as a director of the Company. No executive officer of the Company served as a director of another entity, one of whose executive officers served as a director of the Company. No director of the Company had any relationship pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons.

(M) SECURITY OWNERSHIP OF BENEFICIAL HOLDERS

Union Security Insurance Company is a wholly-owned subsidiary of Assurant, Inc. and does not have any other voting securities held by any entity or individual other than Assurant, Inc.

SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information concerning the beneficial ownership of Common Stock as of December 31, 2011 by Union Security Insurance Company's parent company, Assurant, Inc.'s Chief Executive Officer, Chief Financial Officer, and each of Assurant, Inc.'s other three most highly compensated executive officers, each director, and all executive officers and directors as a group. As of December 31, 2011, Assurant, Inc. had 88,532,062 outstanding shares of Common Stock. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

Union Security Insurance Company

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially (1)	Percentage of Class
John S. Roberts	25,651	*
Miles B. Yakre	2,477	*
Matthew K. Gilligan	0	*
Karla Schacht	1,918	*
J. Marc Warrington	4,210	*
Michael J. Peninger	178,243	*
Christopher J. Pagano	19,941	*
S. Craig Lemasters	50,579	*
Sylvia R. Wagner	77,013	*
All directors and executive officers as a group (16 persons)	388,115	*

*  Less than one percent of class.

(1)  (a)  Includes: for Mr. Pagano, 3,574 shares of Common Stock, and for all directors and executive officers as a group, 3,945 shares of Common Stock held through the Assurant 401(k) Plan, as of December 31, 2011.

  (b)  Includes restricted stock units ("RSUs") that that will vest and/or become payable on or within 60 days of December 31, 2011 in exchange for the following amounts of Common Stock as of December 31, 2011: for Mr. Peninger, 83,007 shares, all of which would be issuable upon retirement; for Ms. Wagner, 43,947 shares, all of which would be issuable upon retirement. RSUs that will vest on or within 60 days of December 31, 2011 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 134,105 shares.

  (c)  Includes vested and unexercised stock appreciation rights ("SARs") that could have been exercised on or within 60 days of December 31, 2011 in exchange for the following amounts of Common Stock as of December 31, 2011: for Mr. Roberts, 1,880 shares; for Mr. Peninger, 23,675 shares; for Mr. Lemasters, 18,164 shares; for Ms. Wagner, 6,049 shares. Vested and unexercised SARs that could have been exercised on or within 60 days of December 31, 2011 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 51,407 shares

(N)  TRANSACTIONS WITH RELATED PERSONS

The Company receives various services from the Parent and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, information technology, auditing, investment, actuarial and other administrative functions. The net fees paid for these services to the Parent and affiliates for the year ended December 31, 2011 were approximately $86,863,000.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating on its own.

Review, Approval or Ratification of Transactions with Related Persons

The Parent has adopted the Assurant, Inc. Related Person Transaction Policy in order to provide written guidelines on the review, approval and monitoring of transactions involving related persons (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company's outstanding Common Stock). The policy covers any related person transaction that meets the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy:

•  Related person transactions must be approved by the Nominating and Corporate Governance Committee of the Parent's Board of Directors (the "Nominating Committee"), which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person's interest in the transaction, including the related person's position(s) or relationship(s) with, or ownership in, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director's independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable to the Parent than terms generally available to an unrelated third-party under similar circumstances.

Union Security Insurance Company

•  If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for management to follow in its ongoing dealings with the related person. Thereafter, the Nominating Committee, on at least an annual basis, will review and assess the ongoing relationship with the related person to see that it remains appropriate.

Procedures:

•  Prior to entering into a transaction, related persons must notify the Parent's law department of any potential related person transaction, as required by the Parent's Code of Ethics, and must provide all relevant facts and circumstances of the proposed transaction. In addition, the law department will periodically obtain information on proposed related person transactions through various sources.

•  If the law department determines that the proposed transaction involves a related person and an amount in excess of $120,000, the proposed transaction will be submitted to the Nominating Committee for consideration at its next meeting. In those instances where the law department determines that it is not practicable or desirable to wait until the next Nominating Committee meeting, the Nominating Committee will call a special meeting to consider proposed transaction.

•  The Nominating Committee will review the facts of all related person transactions that require approval and either approve or disapprove the entry into the transaction. If advance approval is not feasible, then the transaction will be considered and, if the Nominating Committee determines it to be appropriate, ratified at its next meeting.

•  No director will participate in any discussion or approval of a transaction in which he or she is a related person.

Director Independence

We are not a listed issuer and therefore are not subject to the listing requirements of any national securities exchange or inter-dealer quotation system. As a result, currently, we are not required to have a board of directors comprised of a majority of "independent directors." The Company is an insurance company domiciled in Kansas and the Kansas insurance regulations do not require any independent directors to serve on the Board. We currently do not have any independent directors serving on our Board.

Union Security Insurance Company

Union Security Insurance Company
at December 31, 2011
Schedule I — Summary of Investments
Other-Than-Investments in Related Parties

	Cost or Amortized Cost	Fair Value	Amount at which shown in balance sheet
	(in thousands)
Fixed maturity securities:
United States Government and government agencies and authorities	$2,084	$2,491	$2,491
States, municipalities and political subdivisions	53,880	57,063	57,063
Foreign governments	34,161	36,193	36,193
Asset-backed	1,899	1,943	1,943
Commercial mortgage-backed	9,581	10,171	10,171
Residential mortgage-backed	97,140	104,798	104,798
Corporate	2,327,256	2,653,275	2,653,275
Total fixed maturity securities	2,526,001	2,865,934	2,865,934
Equity securities:
Common stocks	92	169	169
Non-redeemable preferred stocks	81,051	80,712	80,712
Total equity securities	81,143	80,881	80,881
Commercial mortgage loans on real estate, at amortized cost	671,104	739,515	671,104
Policy loans	12,822	12,822	12,822
Short-term investments	82,664	82,664	82,664
Collateral held/pledged under securities agreements	42,830	42,666	42,666
Other investments	103,053	103,053	103,053
Total investments	$3,519,617	$3,927,535	$3,859,124

Union Security Insurance Company

Union Security Insurance Company
for the years ended December 31, 2011, 2010 & 2009
Schedule III — Supplementary Insurance Information

	Deferred acquisition costs	Future policy benefits and expenses	Unearned premiums	Claims and benefits payable	Premium revenues	Net investment income	Benefits claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other* operating expenses
	(in thousands)
2011	$29,419	$2,846,881	$32,291	$1,760,577	$1,053,182	$203,535	$809,548	$39,486	$333,721
2010	$31,222	$2,881,526	$33,871	$1,741,250	$1,116,247	$212,475	$838,055	$39,286	$415,216
2009	$37,908	$2,675,069	$37,692	$1,751,501	$1,092,512	$216,725	$849,531	$43,720	$418,264

*  Includes amortization of value of business acquired, underwriting, general and administration expenses and goodwill impairment

Union Security Insurance Company

Union Security Insurance Company
for the years ended December 31, 2011
Schedule IV — Reinsurance

	Direct amount	Ceded to other Companies	Assumed from other Companies	Net amount	Percentage of amount assumed to net
Life Insurance in Force	$71,604,673	$11,811,625	$6,534,460	$66,327,508	9.9%
Premiums:
Life insurance	$285,047	$94,132	$15,746	$206,661	7.6%
Accident and health insurance	763,888	95,513	178,146	846,521	21.0%
Total earned premiums	$1,048,935	$189,645	$193,892	$1,053,182	18.4%
Benefits:
Life insurance	$429,977	$272,036	$35,744	$193,685	18.5%
Accident and health insurance	590,219	138,784	164,428	615,863	26.7%
Total policyholder benefits	$1,020,196	$410,820	$200,172	$809,548	24.7%

Union Security Insurance Company

Union Security Insurance Company
for the years ended December 31, 2010
Schedule IV — Reinsurance

	Direct amount	Ceded to other Companies	Assumed from other Companies	Net amount	Percentage of amount assumed to net
Life Insurance in Force	$72,241,115	$12,791,301	$6,579,297	$66,029,111	10.0%
Premiums:
Life insurance	$292,452	$98,636	$17,758	$211,574	8.4%
Accident and health insurance	790,023	92,825	207,475	904,673	22.9%
Total earned premiums	$1,082,475	$191,461	$225,233	$1,116,247	20.2%
Benefits:
Life insurance	$426,739	$279,406	$33,647	$180,980	18.6%
Accident and health insurance	852,677	382,685	187,083	657,075	28.5%
Total policyholder benefits	$1,279,416	$662,091	$220,730	$838,055	26.3%

Union Security Insurance Company

Union Security Insurance Company
for the years ended December 31, 2009
Schedule IV — Reinsurance

	Direct amount	Ceded to other Companies	Assumed from other Companies	Net amount	Percentage of amount assumed to net
Life Insurance in Force	$74,478,037	$14,220,902	$8,661,374	$68,918,509	12.6%
Premiums:
Life insurance	$314,216	$112,043	$11,258	$213,431	5.3%
Accident and health insurance	843,340	89,845	125,586	879,081	14.3%
Total earned premiums	$1,157,556	$201,888	$136,844	$1,092,512	12.5%
Benefits:
Life insurance	$457,403	$290,203	$31,302	$198,502	15.8%
Accident and health insurance	678,945	139,858	111,942	651,029	17.2%
Total policyholder benefits	$1,136,348	$430,061	$143,244	$849,531	16.9%

Union Security Insurance Company

Union Security Insurance Company
as of December 31, 2011, 2010 and 2009
Schedule V — Valuation and Qualifying Accounts

		Additions
	Balance at Beginning of Year	Charged to Costs and Expenses	Charged to Other Accounts	Deductions	Balance at End of Year
2011:
Valuation allowance for deferred tax assets	$10,523	$(10,523)	$—	$—	$—
Valuation allowance for mortgage loans on real estate	12,434	679	—	7,732	5,381
Valuation allowance for uncollectible agents balances	4,671	(16)	—	—	4,655
Valuation allowance for uncollectible accounts	—	43	—	—	43
Total	$27,628	$(9,817)	$—	$7,732	$10,079
2010:
Valuation allowance for deferred tax assets	$10,415	$108	$—	$—	$10,523
Valuation allowance for mortgage loans on real estate	8,552	3,882	—	—	12,434
Valuation allowance for uncollectible agents balances	4,811	(121)	—	19	4,671
Total	$23,778	$3,869	$—	$19	$27,628
2009:
Valuation allowance for deferred tax assets	$7,195	$(390)	$3,610	$—	$10,415
Valuation allowance for mortgage loans on real estate	3,252	5,300	—	—	8,552
Valuation allowance for uncollectible agents balances	4,840	(21)	—	8	4,811
Total	$15,287	$4,889	$3,610	$8	$23,778

Union Security Insurance Company

Table of Contents to Statement of Additional Information

General Information

Safekeeping of Assets

Experts

Independent Registered Public Accounting Firm

Non-Participating

Misstatement of Age or Sex

Principal Underwriter

Performance Related Information

Total Return for all Sub-Accounts

Yield for Sub-Accounts

Money Market Sub-Accounts

Additional Materials

Performance Comparisons

Financial Statements

Union Security Insurance Company

Appendix I — Sample Market Value Adjustment Calculations

We will determine the Market Value Adjustment by multiplying the general account value that is withdrawn or transferred from the existing Guarantee Period (after deduction of any applicable surrender charge) by the following factor:

[(1 + I)/(1 + J + .005)]N/12 — 1

where,

•  I is the guaranteed interest rate we credit to the general account value that is withdrawn or transferred from the existing Guarantee Period.

•  J is the guaranteed interest rate we are then offering for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years).

•  N is the number of months remaining in the existing Guarantee Period (rounded up to the next higher number of months).

Sample Calculation 1: Positive Adjustment

Amount withdrawn or transferred		$10,000

Existing Guarantee Period		7 Years

Time of withdrawal or transfer		Beginning of 3rd year of Existing Guarantee Period

Guaranteed Interest Rate (I)		8%*

Guaranteed Interest Rate for new 5-year guarantee (J)		7%*

Remaining Guarantee Period (N)		60 months

Market Value Adjustment:	=	$10,000 x [[(1 + .08)/(1 + .07 + .005)]60/12 — 1]

	=	$234.73

Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,234.73

Sample Calculation 2: Negative Adjustment

Amount withdrawn or transferred		$10,000

Existing Guarantee Period		7 Years

Time of withdrawal or transfer		Beginning of 3rd year of Existing Guarantee Period

Guaranteed Interest Rate (I)		8%*

Guaranteed Interest Rate for new 5-year guarantee (J)		9%*

Remaining Guarantee Period (N)		60 months

Market Value Adjustment:	=	$10,000 x [[(1 + .08)/(1 + .09 + .005)]60/12N — 1]

	=	–$666.42

Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,333.58

Sample Calculation 3: Negative Adjustment

Amount withdrawn or transferred		$10,000

Guarantee Period		7 Years

Time of withdrawal or transfer		Beginning of 3rd year of Existing Guarantee Period

Guaranteed Interest Rate (I)		8%*

Guaranteed Interest Rate for new 5-year guarantee (J)		7.75%*

Remaining Guarantee Period (N)		60 months

Market Value Adjustment:	=	$10,000 x [[(1 + .08)/(1 + .0775 + .005)]60/12 — 1]

	=	–$114.94

Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,885.06

Union Security Insurance Company

Sample Calculation 4: Neutral Adjustment

Amount withdrawn or transferred		$10,000

Existing Guarantee Period		7 Years

Time of withdrawal or transfer		Beginning of 3rd year of Existing Guarantee Period

Guaranteed Interest Rate (I)		8%*

Guaranteed Interest Rate for new 5-year guarantee (J)		8%*

Remaining Guarantee Period (N)		60 months

Market Value Adjustment:	=	$10,000 x [[(1 + .08)/(1 + .08 + .005)]60/12 — 1]

	=	–$228.30

Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,771.70

*  Assumed for illustrative purposes only.

Union Security Insurance Company

Appendix II — Investments by Union Security

Union Security's legal obligations with respect to the Guarantee Periods are supported by our General Account assets. These General Account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to the Guarantee Periods are the property of Union Security, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our General Account. Neither our General Account nor the Guarantee Periods are subject to registration under the Investment Company Act of 1940.

We will invest amounts in our General Account in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the General Account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in:

•  federal, state and municipal obligations,

•  preferred and common stocks,

•  corporate bonds,

•  real estate mortgages and mortgage backed securities,

•  real estate, and

•  certain other investments, including various derivative investments.

See the Financial Statements for information on our investments.

When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the General Account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guarantee Periods".

Generally, we expect to invest amounts allocated to the Guarantee Periods in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the Guarantee Periods. We also expect that these debt instruments will primarily include:

(1)  securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;

(2)  debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are: Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;

(3)  other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;

(4)  other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.

Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the General Account according to any particular strategy.

The Contracts are reinsured by Hartford Life and Annuity Insurance Company. As part of this reinsurance arrangement, the assets supporting the General Account under the Contracts are held by Union Security; however, these assets are managed by Hartford Investment Management Company ("HIMCO"), an affiliate of Hartford Life and Annuity Insurance Company. HIMCO generally invests those assets as described above for the Contract General Account related investments of Union Security.

To obtain a Statement of Additional Information, please complete the form below and mail to:

Union Security Insurance Company
c/o Hartford Life and Annuity Insurance Company
The Hartford Wealth Management — Individual Annuities
PO Box 14293
Lexington, KY 40512-4293

Please send a Statement of Additional Information for Triple Crown Variable Annuity to me at the following address:

Name

Address

City/State  Zip Code

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
Union Security Insurance Company:

In our opinion, the accompanying consolidated balance sheets and the related statements of operations, of comprehensive income, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Union Security Insurance Company and its subsidiaries (the "Company"), an indirect wholly-owned subsidiary of Assurant, Inc. at December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
New York, New York
April 23, 2012

Union Security Insurance Company
Consolidated Balance Sheets
At December 31, 2011 and 2010

	December 31,
	2011	2010
	(In thousands except per share and share amounts)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost — $2,526,001 in 2011 and $2,537,606 in 2010)	$2,865,934	$2,716,856
Equity securities available for sale, at fair value (cost — $81,143 in 2011 and $126,626 in 2010)	80,881	128,768
Commercial mortgage loans on real estate, at amortized cost	671,104	702,311
Policy loans	12,822	13,241
Short-term investments	82,664	53,246
Collateral held/pledged under securities agreements	42,666	57,039
Other investments	103,053	92,117
Total investments	3,859,124	3,763,578
Cash and cash equivalents	5,741	24,516
Premiums and accounts receivable, net	66,510	71,203
Reinsurance recoverables	1,820,067	1,744,688
Accrued investment income	42,266	41,929
Deferred acquisition costs	29,419	31,222
Deferred income taxes, net	—	8,115
Goodwill	17,285	17,285
Value of business acquired	14,833	16,697
Other intangible assets, net	20,123	21,910
Other assets	10,528	12,726
Assets held in separate accounts	1,469,782	1,764,702
Total assets	$7,355,678	$7,518,571
Liabilities
Future policy benefits and expenses	$2,846,881	$2,881,526
Unearned premiums	32,291	33,871
Claims and benefits payable	1,760,577	1,741,250
Commissions payable	14,333	14,666
Deferred gain on disposal of businesses	86,034	99,897
Obligation under securities agreements	42,830	57,467
Accounts payable and other liabilities	152,317	154,750
Deferred income taxes, net	18,453	—
Tax payable	11,938	16,944
Liabilities related to separate accounts	1,469,782	1,764,702
Total liabilities	6,435,436	6,765,073
Commitments and Contingencies (Note 16)
Stockholder's Equity
Common stock, par value $5 per share, 1,000,000 shares authorized, issued, and outstanding	5,000	5,000
Additional paid-in capital	497,211	475,635
Retained earnings	200,961	158,846
Accumulated other comprehensive income	217,070	114,017
Total stockholder's equity	920,242	753,498
Total liabilities and stockholder's equity	$7,355,678	$7,518,571

See the accompanying notes to the consolidated financial statements.

Union Security Insurance Company
Consolidated Statements of Operations
Years Ended December 31, 2011, 2010 and 2009

	Years ended December 31,
	2011	2010	2009
	(In thousands)
Revenues
Net earned premiums and other considerations	$1,053,182	$1,116,247	$1,092,512
Net investment income	203,535	212,475	216,725
Net realized gains (losses) on investments, excluding other-than-temporary investment losses	3,435	11,458	(13,925)
Total other-than-temporary investment losses	(3,296)	(4,263)	(11,330)
Portion of loss (gain) recognized in other comprehensive income, before taxes	312	(12)	(257)
Net other-than-temporary investment losses recognized in earnings	(2,984)	(4,275)	(11,587)
Amortization of deferred gains on disposal of businesses	13,862	(2,876)	16,906
Fees and other income	7,891	6,148	14,859
Total revenues	1,278,921	1,339,177	1,315,490
Benefits, Losses and Expenses
Policyholder benefits	809,548	838,055	849,531
Amortization of deferred acquisition costs and value of business acquired	41,349	41,372	46,398
Underwriting, general and administrative expenses	331,858	348,842	340,342
Goodwill impairment	—	64,288	75,244
Total benefits, losses and expenses	1,182,755	1,292,557	1,311,515
Income before provision for income taxes	96,166	46,620	3,975
Provision for income taxes	22,051	32,883	27,127
Net income (loss)	$74,115	$13,737	$(23,152)

See the accompanying notes to the consolidated financial statements.

Union Security Insurance Company
Consolidated Statements of Comprehensive Income
Years Ended December 31, 2011, 2010 and 2009

	Years ended December 31,
	2011	2010	2009
	(In thousands)
Net income (loss)	$74,115	$13,737	$(23,152)
Other comprehensive income:
Change in unrealized gains (losses) on securities, net of taxes of $(55,833), $(41,445), and $(120,209), respectively	103,690	77,000	210,552
Change in other-than-temporary impairment (losses) gains recognized in other comprehensive income, net of taxes of $343, $(1,305), and $(3,326), respectively	(637)	2,424	6,177
Total other comprehensive income	103,053	79,424	216,729
Total comprehensive income	$177,168	$93,161	$193,577

See the accompanying notes to the consolidated financial statements.

Union Security Insurance Company
Consolidated Statements of Changes in Stockholder's Equity
Years Ended December 31, 2011, 2010 and 2009

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Total
	(In thousands)
Balance, January 1, 2009	$5,000	$460,635	$229,837	$(165,712)	$529,760
Dividends	—	—	(20,000)	—	(20,000)
Capital contribution (Note 7)	—	15,000	—	—	15,000
Cumulative effect of change in accounting principles (Note 2)	—	—	16,424	(16,424)	—
Net loss	—	—	(23,152)	—	(23,152)
Other comprehensive income	—	—	—	216,729	216,729
Balance, December 31, 2009	5,000	475,635	203,109	34,593	718,337
Dividends	—	—	(58,000)	—	(58,000)
Net income	—	—	13,737	—	13,737
Other comprehensive income	—	—	—	79,424	79,424
Balance, December 31, 2010	5,000	475,635	158,846	114,017	753,498
Dividends	—	—	(32,000)	—	(32,000)
Capital contribution (Note 7)	—	21,576	—	—	21,576
Net income	—	—	74,115	—	74,115
Other comprehensive income	—	—	—	103,053	103,053
Balance, December 31, 2011	$5,000	$497,211	$200,961	$217,070	$920,242

See the accompanying notes to the consolidated financial statements.

Union Security Insurance Company
Consolidated Statements of Cash Flows
Years Ended December 31, 2011, 2010 and 2009

	Years ended December 31,
	2011	2010	2009
	(In thousands)
Operating Activities
Net income (loss)	$74,115	$13,737	$(23,152)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in reinsurance recoverable	(75,379)	(310,283)	(75,154)
Change in premiums and accounts receivable	6,280	9,676	(5,590)
Depreciation and amortization	6,238	4,805	3,418
Change in deferred acquisition costs and value of business acquired	3,667	8,772	7,790
Change in accrued investment income	(337)	(453)	(866)
Change in insurance policy reserves and expenses	(16,898)	192,385	(45,507)
Change in accounts payable and other liabilities	(5,613)	(35,745)	(3,222)
Change in commissions payable	(333)	1,424	(1,756)
Amortization of deferred gain on disposal of businesses	(13,863)	2,876	(16,906)
Change in income taxes	(12,351)	12,125	7,501
Net realized (gains) losses on investments	(451)	(7,183)	25,512
Goodwill impairment	—	64,288	75,244
Other	685	2,712	(5,251)
Net cash used in operating activities	(34,240)	(40,864)	(57,939)
Investing Activities
Sales of:
Fixed maturity securities available for sale	232,195	323,152	244,094
Equity securities available for sale	46,629	44,045	27,345
Other invested assets	10,942	8,426	9,500
Property and equipment	—	—	(105)
Maturities, prepayments, and scheduled redemption of:
Fixed maturity securities available for sale	199,936	170,173	129,687
Commercial mortgage loans on real estate	42,182	66,719	73,338
Purchase of:
Fixed maturity securities available for sale	(419,265)	(531,646)	(449,662)
Equity securities available for sale	(3,500)	(7,340)	(11,750)
Commercial mortgage loans on real estate	(14,661)	—	(12,096)
Other invested assets	(17,994)	(11,807)	(15,608)
Property and equipment	—	(22)	—
Subsidiary, net of cash transferred (1)	—	—	4,923
Change in short-term investments	(29,418)	17,983	89,480
Change in collateral held under securities lending	14,637	49,857	15,877
Change in policy loans	419	740	441
Net cash provided by investing activities	62,102	130,280	105,464
Financing Activities
Dividends paid	(32,000)	(58,000)	(20,000)
Change in obligation under securities lending	(14,637)	(50,719)	(15,877)
Contributed capital	—	—	15,000
Net cash used in financing activities (2)	(46,637)	(108,719)	(20,877)
Change in cash and cash equivalents	(18,775)	(19,303)	26,648
Cash and cash equivalents at beginning of period	24,516	43,819	17,171
Cash and cash equivalents at end of period	$5,741	$24,516	$43,819
Supplemental Information:
Income taxes paid, net of refunds	$34,402	$20,727	$19,597

(1)  This relates to Shenandoah Life Insurance Company ("Shenandoah"), acquired through reinsurance agreement on October 1, 2009.

(2)  During 2011, a $21,576 non-cash capital contribution in the form of a deferred tax asset was made from the Parent. See Note 7 for more information.

See the accompanying notes to the consolidated financial statements.

Union Security Insurance Company
Notes to Consolidated Financial Statements
December 31, 2011, 2010 and 2009
(In thousands except number of shares and per share amounts)

1.  NATURE OF OPERATIONS

Union Security Insurance Company (the "Company") is a provider of life and health insurance products, including group disability insurance, group dental insurance, group life insurance, group vision insurance, supplemental worksite insurance, small employer group health insurance and pre-funded funeral insurance ("preneed"). The Company is an indirect wholly-owned subsidiary of Assurant, Inc. (the "Parent"). The Parent's common stock is traded on the New York Stock Exchange under the symbol AIZ. The Company distributes its products in the District of Columbia and in all states except New York.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Amounts are presented in United States of America ("U.S.") dollars and all amounts are in thousands, except for number of shares, per share amounts and number of securities in an unrealized loss position.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. The items on the Company's balance sheets affected by the use of estimates include but are not limited to, investments, premiums and accounts receivable, reinsurance recoverables, deferred acquisition costs ("DAC"), deferred income taxes and associated valuation allowances, goodwill, valuation of business acquired ("VOBA"), future policy benefits and expenses, unearned premiums, claims and benefits payable, deferred gain on disposal of businesses, and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, policyholder behavior and other factors. Actual results could differ from the estimates recorded. The Company believes all amounts reported are reasonable and adequate.

Comprehensive Income

Comprehensive income is comprised of net income, net unrealized gains and losses on securities classified as available-for-sale and net unrealized gains and losses on other-than-temporarily impaired securities, less deferred income taxes.

Reclassifications

Certain prior period amounts have been reclassified to conform to the 2011 presentation.

Fair Value

The Company uses an exit price for its fair value measurements. An exit price is defined as the amount received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In measuring fair value, the Company gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. See Note 4 for further information.

Investments

Fixed maturity and equity securities are classified as available-for-sale, as defined in the investments guidance, and reported at fair value. If the fair value is higher than the amortized cost for fixed maturity securities or the purchase cost for equity securities, the excess is an unrealized gain; and, if lower than cost, the difference is an unrealized loss. Net unrealized gains and losses on securities classified as available-for-sale, less deferred income taxes, are included in accumulated other comprehensive income ("AOCI").

Commercial mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for losses. The allowance is based on management's analysis of factors including actual loan loss experience, specific events based on geographical, political or economic conditions, industry experience, loan groupings that have probable and estimable losses and individually impaired loan loss analysis. A loan is considered individually impaired when it becomes probable the Company will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the loan agreement. Indicative factors of impairment include, but are not limited to, whether the loan is current, the value of the collateral and the financial position of the borrower. If a loan is individually impaired, the

Company uses one of the following valuation methods based on the individual loan's facts and circumstances to measure the impairment amount: (1) the present value of expected future cash flows, (2) the loan's observable market price, or (3) the fair value of collateral. Changes in the allowance for loan losses are recorded in net realized losses on investments, excluding other-than-temporary impairment ("OTTI") losses.

The Company places loans on non-accrual status after 90 days of delinquent payments (unless the loan is both well secured and in the process of collection). A loan may be placed on non-accrual status before this time if information is available that suggests its impairment is probable.

Policy loans are reported at unpaid principal balances, which do not exceed the cash surrender value of the underlying policies.

Short-term investments include money market funds and short maturity investments. These amounts are reported at cost, which approximates fair value.

The Company engages in collateralized transactions in which fixed maturity securities, especially bonds issued by the U.S. government, government agencies and authorities, and U.S. corporations, are loaned to selected broker/dealers. The collateral held under these securities lending transactions is reported at fair value and the obligation is reported at the amount of the collateral received. The difference between the collateral held and obligations under securities lending is recorded as an unrealized loss and is included as part of AOCI.

Other investments consist primarily of investments in joint ventures and partnerships. The joint ventures and partnerships are valued according to the equity method of accounting.

The Company monitors its investment portfolio to identify investments that may be other-than-temporarily impaired. In addition, securities, aggregated by issuer, whose market price is equal to 80% or less of their original purchase price or which had a discrete credit event resulting in the debtor defaulting or seeking bankruptcy protection are added to a potential write-down list, which is discussed at quarterly meetings attended by members of the Company's investment, accounting and finance departments. See Note 3 for further information.

Realized gains and losses on sales of investments are recognized on the specific identification basis.

Investment income is recorded as earned net of investment expenses. The Company uses the interest method to recognize interest income on its commercial mortgage loans.

The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The retrospective method is used to adjust the effective yield.

Cash and Cash Equivalents

The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried at cost, which approximates fair value. Cash balances are reviewed at the end of each reporting period to determine if negative cash balances exist. If negative cash balances do exist, the cash accounts are netted with other positive cash accounts of the same bank provided the right of offset exists between the accounts. If the right of offset does not exist, the negative cash balances are reclassified to accounts payable.

Uncollectible Receivable Balance

The Company maintains allowances for doubtful accounts for probable losses resulting from the inability to collect payments.

Reinsurance

Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is recognized over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the consolidated balance sheets. The cost of reinsurance related to long-duration contracts is recognized over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company's primary liability to insureds, thus a credit exposure exists to the extent that any reinsurer is unable to meet the obligation assumed in the reinsurance agreements. To mitigate this exposure to reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and holds collateral (in the form of funds withheld, trusts, and letters of credit) as security under the reinsurance agreements. An allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers (net of collateral), reinsurer solvency, management's experience and current economic conditions.

Funds withheld under reinsurance represent amounts contractually held from assuming companies in accordance with reinsurance agreements.

Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.

Income Taxes

The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of the Parent. Income tax expense or benefit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement. Entities with losses record current tax benefits to the extent such losses are recognized in the consolidated federal tax return.

Current federal income taxes are recognized based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

The Company classifies net interest expense related to tax matters and any applicable penalties as a component of income tax expense.

Deferred Acquisition Costs

The costs of acquiring new business that vary with and are primarily related to the production of new business are deferred to the extent that such costs are deemed recoverable from future premiums or gross profits. Acquisition costs primarily consist of commissions, policy issuance expenses, premium taxes and certain direct marketing expenses.

Premium deficiency testing is performed annually and generally reviewed quarterly. Such testing involves the use of best estimate assumptions including the anticipation of investment income to determine if anticipated future policy premiums are adequate to recover all DAC and related claims, benefits and expenses. To the extent a premium deficiency exists, it is recognized immediately by a charge to the consolidated statements of operations and a corresponding reduction in DAC. If the premium deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.

Long Duration Contracts

Acquisition costs for preneed life insurance policies and certain life insurance policies no longer offered are deferred and amortized in proportion to anticipated premiums over the premium-paying period. These acquisition costs consist primarily of first year commissions paid to agents and sales and policy issue costs.

Acquisition costs relating to group worksite insurance products consist primarily of first year commissions to brokers and costs of issuing new certificates. These acquisition costs are front-end loaded, thus they are deferred and amortized over the estimated terms of the underlying contracts.

For preneed investment-type annuities, DAC is amortized in proportion to the present value of estimated gross profits from investment, mortality, expense margins and surrender charges over the estimated life of the policy or contract. The assumptions used for the estimates are consistent with those used in computing the policy or contract liabilities.

Acquisition costs on Fortis Financial Group ("FFG") and Long-Term Care ("LTC") disposed businesses were written off when the businesses were sold.

Short Duration Contracts

Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms and balances of the underlying contracts.

Acquisition costs relating to group term life, group disability, group dental and group vision consist primarily of compensation to sales representatives. These acquisition costs are front-end loaded; thus, they are deferred and amortized over the estimated terms of the underlying contracts.

Property and Equipment

Property and equipment are included in other assets and reported at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over estimated useful lives with a maximum of 39.5 years for buildings, a maximum of 7 years for furniture and a maximum of 5 years for equipment. Expenditures for maintenance and repairs are charged to income as incurred. Expenditures for improvements are capitalized and depreciated over the remaining useful life of the asset.

Property and equipment also includes capitalized software costs, which represent costs directly related to obtaining, developing or upgrading internal use software. Such costs are capitalized and amortized using the straight-line method over their estimated useful lives. Property and equipment are assessed for impairment when impairment indicators exist.

Goodwill

Goodwill represents the excess of acquisition costs over the net fair value of identifiable assets acquired and liabilities assumed in a business combination. Goodwill is deemed to have an indefinite life and is not amortized, but rather is tested at least annually for impairment. The Company reviews goodwill annually in the fourth quarter for impairment, or more frequently if indicators of impairment exist. The Company regularly assesses whether any indicators of impairment exist. Such indicators include, but are not limited to: a significant decline in expected future cash flows due to changes in company-specific factors or the broader business climate. The evaluation of such factors requires considerable management judgment.

At the time of the annual goodwill test, the Company has the option to first assess qualitative factors to determine whether it is necessary to perform the current two-step goodwill impairment test. The Company is required to perform step one if it determines qualitatively that it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value is less than its carrying amount, including goodwill. Otherwise, no further testing is required.

If the Company does not take the option to perform the qualitative assessment or the qualitative assessment performed indicates that it is more likely than not that the fair value is less than the carrying value, the Company will then compare its estimated fair value with its net book value ("Step 1"). If the estimated fair value exceeds its net book value, goodwill is deemed not to be impaired, and no further testing is necessary. If the net book value exceeds its estimated fair value, the Company would perform a second test to measure the amount of impairment, if any. To determine the amount of any impairment, the Company would determine the implied fair value of goodwill in the same manner as if the Company were being acquired in a business combination ("Step 2"). Specifically, the Company would determine the fair value of all of the assets and liabilities, including any unrecognized intangible assets, in a hypothetical calculation that would yield the implied fair value of goodwill. If the implied fair value of goodwill is less than the recorded goodwill, the Company would record an impairment charge for the difference.

In 2011, the Company did not take the option to perform a qualitative assessment, thus Step 1 was performed and we concluded the estimated fair value exceeded its respective book value and therefore goodwill was not impaired. Based on the results of the 2010 assessment, the Company concluded that the net book value of its goodwill exceeded the estimated fair value and therefore performed a Step 2 test. Based on the results of the Step 2 test, the Company recorded a $64,288 impairment charge. See Notes 4 and 13 for further information.

Value of Businesses Acquired

VOBA is an identifiable intangible asset representing the value of the insurance businesses acquired. The amount is determined using best estimates for mortality, lapse, maintenance expenses and investment returns at date of purchase. The amount determined represents the purchase price paid to the seller for producing the business. Similar to the amortization of DAC, the amortization of VOBA is over the premium payment period for traditional life insurance policies. For all other products, the amortization of VOBA is over the expected lifetime of the policies.

VOBA is tested for recoverability annually. If it is determined that future policy premiums and investment income or gross profits are not adequate to cover related losses or loss expenses, then an expense is reported in current earnings. Based on 2011 and 2010 testing, future policy premiums and investment income or gross profits were deemed adequate to cover related losses or loss expenses.

Other Assets

Other assets primarily include prepaid items.

Other Intangible Assets

Other intangible assets that have finite lives, including but not limited to, customer contracts, are amortized over their estimated useful lives. Other intangible assets deemed to have indefinite useful lives, primarily certain state licenses, are not amortized and are subject to at least annual impairment tests. Impairment exists if the carrying amount of the indefinite-lived other intangible asset exceeds its fair value. For other intangible assets with finite lives, impairment is recognized if the carrying amount is not recoverable and exceeds the fair value of the other intangible asset. Generally other intangible assets with finite lives are only tested for impairment if there are indicators ("triggers") of impairment identified. Triggers include, but are not limited to, a significant adverse change in the extent, manner or length of time in which the other intangible asset is being used or a significant adverse change in legal factors or in the business climate that could affect the value of the other intangible asset. In certain cases, the Company does perform an annual impairment test for other intangible assets with finite lives even if there are no triggers present. There were no impairments of finite-lived or indefinite-lived other intangible assets in either 2011 or 2010.

Amortization expense is included in underwriting, general and administrative expenses in the consolidated statements of operations.

Separate Accounts

Assets and liabilities associated with separate accounts relate to premium and annuity considerations for variable life and annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets (with matching liabilities) are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying consolidated statements of operations because the accounts are administered by reinsurers.

Prior to April 2, 2001, FFG had issued variable insurance products registered as securities under the Securities Act of 1933, as amended. These products featured fixed premiums, a minimum death benefit, and policyholder returns linked to an underlying portfolio of securities. The variable insurance products issued by FFG have been 100% reinsured with The Hartford Financial Services Group, Inc. and certain of its subsidiaries ("The Hartford").

Reserves

Reserves are established in accordance with GAAP, using generally accepted actuarial methods. Factors used in their calculation include experience derived from historical claim payments and actuarial assumptions. Such assumptions and other factors include trends, the incidence of incurred claims, the extent to which all claims have been reported, and internal claims processing charges. The process used in computing reserves cannot be exact, particularly for liability coverages, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.

Reserves do not represent an exact calculation of exposure, but instead represent our best estimates of what we expect the ultimate settlement and administration of a claim or group of claims will cost based on facts and circumstances known at the time of calculation. The adequacy of reserves may be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, including but not limited to: changes in the economic cycle, changes in the social perception of the value of work, emerging medical perceptions regarding physiological or psychological causes of disability, emerging health issues and new methods of treatment or accommodation, inflation, judicial trends, legislative changes and claims handling procedures.

Many of these items are not directly quantifiable. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the consolidated statements of operations in the period in which such estimates are updated. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made. However, based on information currently available, we believe our reserve estimates are adequate.

Long Duration Contracts

The Company's long duration contracts include preneed life insurance policies and annuity contracts, traditional life insurance policies no longer offered, universal life and annuities no longer offered, policies disposed of via reinsurance (FFG and LTC contracts), group worksite policies, certain group short-term disability policies and certain medical policies.

Future policy benefits and expense reserves for LTC, certain life and annuity insurance policies no longer offered, the traditional life insurance contracts within FFG and group worksite contracts are equal to the present value of future benefits to policyholders plus related expenses less the present value of the future net premiums. These amounts are estimated based on assumptions as to the expected investment yield, inflation, mortality, morbidity and withdrawal rates as well as other assumptions that are based on the Company's experience. These assumptions reflect anticipated trends and include provisions for possible unfavorable deviations.

Future policy benefits and expense reserves for preneed investment-type annuities, and the variable life insurance and investment-type annuity contracts in FFG consist of policy account balances before applicable surrender charges and certain deferred policy initiation fees that are being recognized in income over the terms of the policies. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances. An unearned revenue reserve is also recorded for those preneed investment-type annuities which represents the balance of the excess of gross premiums over net premiums that is still recognized in future years' income in a constant relationship to estimated gross profits.

Future policy benefits and expense reserves for preneed life insurance contracts are reported at the present value of future benefits to policyholders and related expenses less the present value of future net premiums. Reserve assumptions are selected using best estimates for expected investment yield, inflation, mortality and withdrawal rates. These assumptions reflect current trends, are based on Company experience and include provision for possible unfavorable deviation. An unearned revenue reserve is also recorded for these contracts which represents the balance of the excess of gross premiums over net premiums that is still to be recognized in future years' income in a constant relationship to insurance in force.

Reserves for group worksite policies include case reserves and incurred but not reported ("IBNR") reserves which equal the net present value of the expected future claims payments. Worksite group disability reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio.

Changes in the estimated liabilities are reported as a charge or credit to policyholder benefits as the estimates are revised.

Short Duration Contracts

The Company's short duration contracts include group term life contracts, group disability contracts, medical contracts, dental contracts, vision contracts and credit life and disability contracts. For short duration contracts, claims and benefits payable reserves are recorded when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include: (1) case reserves for known but unpaid claims as of the balance sheet date; (2) IBNR reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.

For group disability, the case reserves and the IBNR reserves are recorded at an amount equal to the net present value of the expected future claims payments. Group long-term disability and group term life waiver of premiums reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio. Group long term disability and group term life reserve adequacy studies are performed annually, and morbidity and mortality assumptions are adjusted where appropriate.

Changes in the estimated liabilities are recorded as a charge or credit to policyholder benefits as estimates are revised.

Deferred Gain on Disposal of Businesses

The Company recorded a deferred gain on disposal of businesses utilizing reinsurance. On March 1, 2000, the Company sold its LTC business using a coinsurance contract. On April 2, 2001, the Company sold its FFG business using coinsurance and a modified coinsurance contract. Since the form of sale did not discharge the Company's primary liability to the insureds, the gain on these disposals was deferred and reported as a liability. The liability is decreased and recognized as revenue over the estimated life of the contracts' terms. The Company reviews and evaluates the estimates affecting the deferred gain on disposal of businesses annually or when significant information affecting the estimates becomes known to the Company, and adjusts the revenue recognized accordingly. Based on the Company's annual review in the fourth quarter of 2011, there were no adjustments to the estimates affecting the deferred gain. In the fourth quarter of 2010, the Company re-established $15,486 of the FFG deferred gain based on its annual review.

Premiums

Long Duration Contracts

Currently, the Company's long duration contracts which are actively being sold are group worksite insurance policies. Revenues are recognized ratably as earned income over the premium-paying periods of the policies for the group worksite insurance products.

For life insurance policies previously sold by the preneed business (no longer offered), revenue is recognized when due from policyholders.

For investment-type annuity contracts previously sold by the preneed business (no longer offered), revenues consist of charges assessed against policy balances.

Premiums for LTC insurance and traditional life insurance contracts within FFG are recognized as revenue when due from the policyholder. For universal life insurance and investment-type annuity contracts within FFG, revenues consist of charges assessed against policy balances. For the FFG and LTC businesses previously sold, all revenue is ceded.

Short Duration Contracts

The Company's short duration contracts are those on which the Company recognizes revenue on a pro-rata basis over the contract term. The Company's short duration contracts primarily include group term life, group disability, medical, dental, vision and credit life and disability.

Total Other-Than-Temporary Impairment Losses

For debt securities with credit losses and non-credit losses or gains, total other-than-temporary impairment losses is the total of the decline in fair value from either the most recent OTTI determination or a prior period end in which the fair value declined until the current period end valuation date. This amount does not include any securities that had fair value increases. For equity securities and debt securities that the Company has the intent to sell or if it is more likely than not that it will be required to sell for equity securities that have an OTTI or for debt securities if there are only credit losses, total other-than-temporary impairment losses is the total amount by which the fair value of the security is less than its amortized cost basis at the period end valuation date and the decline in fair value is deemed to be other-than-temporary.

Fees and Other Income

Income earned on preneed life insurance policies with discretionary death benefit growth issued after 2008 is presented within fees and other income.

The Company also derives fees and other income from providing administrative services. These fees are recognized monthly when services are performed.

Underwriting, General and Administrative Expenses

Underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, salaries and personnel benefits and other general operating expenses.

Leases

The Company records expenses for operating leases on a straight-line basis over the lease term.

Contingencies

The Company evaluates each contingent matter separately. A loss contingency is recorded if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes. The Company believes the contingent amounts recorded are adequate and reasonable.

Recent Accounting Pronouncements — Adopted

On December 31, 2011, the Company adopted the new guidance related to the presentation of comprehensive income. This guidance provides two alternatives for presenting comprehensive income. An entity can report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. Each component of net income and each component of other comprehensive income, together with totals for comprehensive income and its two parts, net income and other comprehensive income, are displayed under either alternative. The statement(s) are to be presented with equal prominence as the other primary financial statements. The new guidance eliminates the Company's previously applied option to report other comprehensive income and its components in the statement of changes in stockholder's equity. The guidance does not change the items that constitute net income or other comprehensive income, and does not change when an item of other comprehensive income must be reclassified to net income. The Company chose to early adopt this guidance and therefore is reporting comprehensive income in a separate but consecutive statement, with full retrospective application as required by the guidance. The adoption of the new presentation requirements did not have an impact on the Company's financial position or results of operations.

On October 1, 2011, the Company adopted the amended intangibles — goodwill and other guidance. This guidance allows an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under this amended guidance, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amended guidance includes a number of events and circumstances for an entity to consider in conducting the qualitative assessment. The Company chose to early adopt the revised standard and applied the amended guidance to its fourth quarter annual goodwill impairment test. The adoption of the amended guidance results in a change to the procedures for assessing goodwill impairment and did not have an impact on the Company's financial position or results of operations. See Notes 2 and 13 for more information.

On January 1, 2010, the Company adopted the guidance on transfers of financial assets. This guidance amended the derecognition guidance and eliminated the exemption from consolidation for qualifying special-purpose entities. The adoption of this guidance did not have an impact on the Company's financial position or results of operations.

On January 1, 2010, the Company adopted the guidance on the accounting for a variable interest entity ("VIE"). This guidance amended the consolidation guidance applicable to VIEs to require a qualitative assessment in the determination of the primary beneficiary of the VIE, to require an ongoing reconsideration of the primary beneficiary, to amend the events that trigger a reassessment of whether an entity is a VIE and to change the consideration of kick-out rights in determining if an entity is a VIE. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.

On July 1, 2009, the Company adopted the guidance that established a single source of authoritative accounting and reporting guidance recognized by the Financial Accounting Standards Board ("FASB") for nongovernmental entities (the "Codification"). The Codification did not change current GAAP, but was intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents were superseded and all other accounting literature not included in the Codification is considered non-authoritative. The adoption of the new guidance did not have an impact on the Company's financial position or results of operations.

References to accounting guidance contained in the Company's consolidated financial statements and disclosures have been updated to reflect terminology consistent with the Codification.

On April 1, 2009, the Company adopted the OTTI guidance. This guidance amended the previous guidance for debt securities and modified the presentation and disclosure requirements for debt and equity securities. In addition, it amended the requirement for an entity to positively assert the intent and ability to hold a debt security to recovery to determine whether an OTTI exists and replaced this provision with the assertion that an entity does not intend to sell or it is not more likely than not that the entity will be required to sell a security prior to recovery of its amortized cost basis. Additionally, this guidance modified the presentation of certain OTTI debt securities to only present the impairment loss within the results of operations that represents the credit loss associated with the OTTI with the remaining impairment loss being presented within other comprehensive income (loss) ("OCI"). At adoption, the Company recorded a cumulative effect adjustment to reclassify the non-credit component of previously recognized OTTI securities which resulted in an increase of $16,424 (after-tax) in retained earnings and a decrease of $16,424 (after-tax) in AOCI. See Note 3 for further information.

Recent Accounting Pronouncements — Not Yet Adopted

In July 2011, the FASB issued amendments to the other expenses guidance to address how health insurers should recognize and classify in their statements of operations fees mandated by the Affordable Care Act. The Affordable Care Act imposes an annual fee on health insurers for each calendar year beginning on or after January 1, 2014. The amendments specify that the liability for the fee should be estimated and recorded in full once the entity provides qualifying health insurance in the applicable calendar year in which the fee is payable with a corresponding deferred cost that is amortized to expense ratably over the calendar year during which it is payable. The guidance is effective for calendar years beginning after December 31, 2013, when the fee initially becomes effective. Therefore, the Company is required to adopt this guidance on January 1, 2014. The Company is currently evaluating the requirements of the amendments and the potential impact on the Company's financial position and results of operations.

In May 2011, the FASB issued amendments to existing guidance on fair value measurement to achieve common fair value measurement and disclosure requirements in GAAP and International Financial Reporting Standards ("IFRS"). Consequently, the amendments change the wording used to describe many of the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend for the amendments to result in a change in the application of the requirements in the fair value accounting guidance. The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. Therefore, the Company is required to adopt this guidance on January 1, 2012. The amendments are to be applied prospectively. The adoption of this amended guidance will not have an impact on the Company's financial position and results of operations.

In October 2010, the FASB issued amendments to existing guidance on accounting for costs associated with acquiring or renewing insurance contracts. The amendments modify the definition of the types of costs incurred by insurance entities that can be capitalized in the acquisition of new and renewal contracts. Under this amended guidance, acquisition costs are defined as costs that are directly related to the successful acquisition of new or renewal insurance contracts. The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. Therefore, the Company is required to adopt this guidance on January 1, 2012. Prospective application as of the date of adoption is required; however, retrospective application to all prior periods presented upon the date of adoption is permitted, but not required. The Company has chosen to adopt the guidance retrospectively. This will result in a reduction in our deferred acquisition cost asset and will reduce the opening balance of stockholder's equity by $39,722, net of the related tax benefit. There will also be a decrease in the amortization associated with the previously deferred acquisition costs. The adoption of these amendments resulted in an increase in net income of $3,081, $3,197 and $3,361 in 2011, 2010 and 2009, respectively.

3.  INVESTMENTS

The following tables show the cost or amortized cost, gross unrealized gains and losses and fair value and OTTI of our fixed maturity and equity securities as of the dates indicated:

	December 31, 2011
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI
Fixed Maturity Securities:
United States Government and government agencies and authorities	$2,084	$407	$—	$2,491	$—
States, municipalities and political subdivisions	53,880	3,183	—	57,063	—
Foreign governments	34,161	2,798	(766)	36,193	—
Asset-backed	1,899	44	—	1,943	—
Commercial mortgage-backed	9,581	590	—	10,171	—
Residential mortgage-backed	97,140	7,797	(139)	104,798	340
Corporate	2,327,256	344,704	(18,685)	2,653,275	8,494
Total fixed maturity securities	$2,526,001	$359,523	$(19,590)	$2,865,934	$8,834
Equity Securities:
Common stocks	$92	$77	$—	$169	$—
Non-redeemable preferred stocks	81,051	7,641	(7,980)	80,712	—
Total equity securities	$81,143	$7,718	$(7,980)	$80,881	$—
	December 31, 2010
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI
Fixed Maturity Securities:
United States Government and government agencies and authorities	$7,096	$210	$(6)	$7,300	$—
States, municipalities and political subdivisions	55,486	945	(1,360)	55,071	—
Foreign governments	34,913	2,616	(540)	36,989	—
Asset-backed	2,180	93	—	2,273	—
Commercial mortgage-backed	11,060	459	(3)	11,516	—
Residential mortgage-backed	97,562	7,447	(11)	104,998	633
Corporate	2,329,309	188,000	(18,600)	2,498,709	9,182
Total fixed maturity securities	$2,537,606	$199,770	$(20,520)	$2,716,856	$9,815
Equity Securities:
Common stocks	$92	$87	$—	$179	$—
Non-redeemable preferred stocks	126,534	8,850	(6,795)	128,589	—
Total equity securities	$126,626	$8,937	$(6,795)	$128,768	$—

Our states, municipalities and political subdivisions holdings are highly diversified across the United States, with no individual state's exposure (including both general obligation and revenue securities) exceeding 0.5% of the overall investment portfolio as of December 31, 2011 and December 31, 2010. The securities include general obligation and revenue bonds issued by states, cities, counties, school districts and similar issuers. As of December 31, 2011 and December 31, 2010, revenue bonds account for 42% and 45% of the holdings, respectively. The revenue sources supporting these bonds were sales tax, airport and marina and miscellaneous (which includes bond banks, finance authorities and appropriations). These provided for 100% and 89% of the revenue sources, as of December 31, 2011 and December 31, 2010, respectively.

The Company's largest European investment exposure in its corporate fixed maturity and equity securities is the country of the United Kingdom. The United Kingdom represents approximately 5% of our corporate securities as of December 31, 2011 and December 31, 2010. No other European country represented more than 2% of our corporate securities as of December 31, 2011 and December 31, 2010. All the European investments are denominated in US dollars. Our international investments are managed as part of our overall portfolio with the same approach to risk management and focus on diversification.

The cost or amortized cost and fair value of fixed maturity securities at December 31, 2011 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	Cost or Amortized Cost	Fair Value
Due in one year or less	$71,267	$71,995
Due after one year through five years	268,879	283,131
Due after five years through ten years	552,983	600,959
Due after ten years	1,524,252	1,792,937
Total	2,417,381	2,749,022
Asset-backed	1,899	1,943
Commercial mortgage-backed	9,581	10,171
Residential mortgage-backed	97,140	104,798
Total	$2,526,001	$2,865,934

Major categories of net investment income were as follows:

	Years ended December 31,
	2011	2010	2009
Fixed maturity securities	$158,007	$160,844	$158,678
Equity securities	7,696	9,960	12,522
Commercial mortgage loans on real estate	42,448	46,977	51,287
Policy loans	792	788	830
Short-term investments	78	204	1,207
Other investments	1,263	1,042	603
Cash and cash equivalents	8	16	95
Total investment income	210,292	219,831	225,222
Investment expenses	(6,757)	(7,356)	(8,497)
Net investment income	$203,535	$212,475	$216,725

No material investments of the Company were non-income producing for the years ended December 31, 2011, 2010 and 2009.

The following table summarizes the proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses that have been included in earnings as a result of those sales.

	For the years ended December 31,
	2011	2010	2009
Proceeds from sales	$278,234	$368,551	$271,086
Gross realized gains	10,309	17,592	10,045
Gross realized losses	6,701	2,326	20,503

For securities sold at a loss during 2011, the average period of time these securities were trading continuously at a price below book value was approximately 27 months.

The following table sets forth the net realized gains (losses), including other-than-temporary impairments, recognized in the statement of operations as follows:

	Years ended December 31,
	2011	2010	2009
Net realized gains (losses) related to sales and other:
Fixed maturity securities	$6,457	$12,287	$(198)
Equity securities	(2,343)	3,051	(9,647)
Commercial mortgage loans on real estate	(679)	(3,882)	(4,100)
Other investments	—	2	20
Total net realized gains (losses) related to sales	3,435	11,458	(13,925)
Net realized losses related to other-than-temporary impairments:
Fixed maturity securities	(2,974)	(4,045)	(6,990)
Equity securities	(10)	(230)	(4,597)
Total net realized losses related to other-than-temporary impairments	(2,984)	(4,275)	(11,587)
Total net realized gains (losses)	$451	$7,183	$(25,512)

Other-Than-Temporary Impairments

The Company adopted the OTTI guidance which requires entities to separate an OTTI of a debt security into two components when there are credit related losses associated with the impaired debt security for which the Company asserts that it does not have the intent to sell, and it is more likely than not that it will not be required to sell before recovery of its cost basis. Under the OTTI guidance, the amount of the OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other, non-credit, factors (e.g., interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. In instances where no credit loss exists but the Company intends to sell the security or it is more likely than not that the Company will have to sell the debt security prior to the anticipated recovery, the decline in market value below amortized cost is recognized as an OTTI in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings. For debt securities for which OTTI was recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted or amortized into net investment income.

For the twelve months ended December 31, 2011 and 2010, the Company recorded $3,296 and $4,263, respectively, of OTTI, of which $2,984 and $4,275 was related to credit losses and recorded as net OTTI losses recognized in earnings, with the remaining amount of $312 and $(12), respectively, related to all other factors and recorded as an unrealized loss (gain) component of AOCI.

The following table sets forth the amount of credit loss impairments recognized within the results of operations on fixed maturity securities held by the Company as of the dates indicated, for which a portion of the OTTI loss was recognized in AOCI, and the corresponding changes in such amounts.

	Year ended December 31,
	2011	2010	2009
Balance, beginning of year	$29,322	$29,247	$—
Additions for credit loss impairments recognized in the current period on securities not previously impaired	554	1,045	681
Credit losses remaining in retained earnings related to the adoption of OTTI guidance effective April 1, 2009	—	—	36,462
Additions for credit loss impairments recognized in the current period on securities previously impaired	445	251	680
Reductions for securities which the amount previously recognized in other comprehensive income was recognized in earnings because the entity intends to sell the security	—	(75)	—
Reductions for increases in cash flows expected to be collected that are recognized over the remaining life of the security	(153)	(201)	(275)
Reductions for credit loss impairments previously recognized on securities which matured, paid down, prepaid or were sold during the period	(794)	(945)	(8,301)
Balance, end of year	$29,374	$29,322	$29,247

We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities. Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in future periods for other-than-temporary declines in value. Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company is required to analyze its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between the amortized cost of the fixed maturity security and its net present value.

The Company considers different factors to determine the amount of projected future cash flows and discounting methods for corporate debt and residential and commercial mortgage-backed or asset-backed securities. For corporate debt securities, the split between the credit and non-credit losses is driven principally by assumptions regarding the amount and timing of projected future cash flows. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the security at the date of acquisition. For residential and commercial mortgage-backed and asset-backed securities, cash flow estimates, including prepayment assumptions, are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates vary based on assumptions regarding the underlying collateral including default rates, recoveries and changes in value. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the fixed maturity security prior to impairment at the balance sheet date. The discounted cash flows become the new amortized cost basis of the fixed maturity security.

In periods subsequent to the recognition of an other-than-temporary impairment, the Company generally accretes the discount (or amortizes the reduced premium) into net investment income, up to the non-discounted amount of projected future cash flows, resulting from the reduction in cost basis, based upon the amount and timing of the expected future cash flows over the estimated period of cash flows.

The investment category and duration of the Company's gross unrealized losses on fixed maturity securities and equity securities at December 31, 2011 and 2010 were as follows:

	December 31, 2011
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed Maturity Securities
Foreign governments	$—	$—	$6,300	$(766)	$6,300	$(766)
Residential mortgage-backed	2,125	(125)	163	(14)	2,288	(139)
Corporate	203,802	(9,974)	66,636	(8,711)	270,438	(18,685)
Total fixed maturity securities	$205,927	$(10,099)	$73,099	$(9,491)	$279,026	$(19,590)
Equity Securities
Non-redeemable preferred stocks	$8,297	$(1,675)	$24,356	$(6,305)	$32,653	$(7,980)
	December 31, 2010
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed Maturity Securities
United States Government and government agencies and authorities	$4,994	$(6)	$—	$—	$4,994	$(6)
States, municipalities and political subdivisions	24,237	(711)	6,865	(649)	31,102	(1,360)
Foreign governments	3,575	(1)	6,528	(539)	10,103	(540)
Commercial mortgage-backed	1,188	(3)	—	—	1,188	(3)
Residential mortgage-backed	163	(10)	18	(1)	181	(11)
Corporate	267,446	(8,452)	121,553	(10,148)	388,999	(18,600)
Total fixed maturity securities	$301,603	$(9,183)	$134,964	$(11,337)	$436,567	$(20,520)
Equity Securities
Non-redeemable preferred stocks	$16,230	$(649)	$50,814	$(6,146)	$67,044	$(6,795)

Total gross unrealized losses represent less than 9% and 6% of the aggregate fair value of the related securities at December 31, 2011 and 2010, respectively. Approximately 43% and 36% of these gross unrealized losses have been in a continuous loss position for less than twelve months at December 31, 2011 and 2010, respectively. The total gross unrealized losses are comprised of 277 and 234 individual securities at December 31, 2011 and 2010, respectively. In accordance with its policy described above, the Company concluded that for these securities an adjustment to its results of operations for other-than-temporary impairments of the gross unrealized losses was not warranted at December 31, 2011 and 2010. These conclusions were based on a detailed analysis of the underlying credit and expected cash flows of each security. As of December 31, 2011, the gross unrealized losses that have been in a continuous loss position for twelve months or more were concentrated in non-redeemable preferred stocks and in the banking, finance and telecommunications industries of the Company's corporate fixed maturity securities. For these concentrations, gross unrealized losses of twelve months or more were $12,604, or 80%, of the total. The non-redeemable preferred stocks are perpetual preferred securities that have characteristics of both debt and equity securities. To evaluate these securities, we apply an impairment model similar to that used for our fixed maturity securities. As of December 31, 2011, the Company did not intend to sell the securities and it was not more likely than not that the Company would be required to sell them and no underlying cash flow issues were noted. Therefore, we did not recognize an OTTI on those perpetual preferred securities that have been in a continuous unrealized loss position for twelve months or more. As of December 31, 2011, the company did not intend to sell the securities and it was not more likely than not that the Company would be required to sell the securities before the anticipated recovery of their amortized cost basis. The gross unrealized losses are primarily attributable to widening credit spreads associated with an underlying shift in overall credit risk premium.

The cost or amortized cost and fair value of available-for-sale fixed maturity securities in an unrealized loss position at December 31, 2011, by contractual maturity, is shown below:

	Cost or Amortized Cost	Fair Value
Due in one year or less	$5,832	$5,690
Due after one year through five years	26,184	25,533
Due after five years through ten years	84,728	80,612
Due after ten years	179,445	164,903
Total	296,189	276,738
Residential mortgage-backed	2,427	2,288
Total	$298,616	$279,026

The Company has exposure to sub-prime and related mortgages within our fixed maturity security portfolio. At December 31, 2011, approximately 3.9% of the residential mortgage-backed holdings had exposure to sub-prime mortgage collateral. This represented approximately 0.1% of the total fixed income portfolio and 0.1% of the total unrealized gain position. Of the securities with sub-prime exposure, approximately 45% are rated as investment grade. All residential mortgage-backed securities, including those with sub-prime exposure, are reviewed as part of the ongoing other-than-temporary impairment monitoring process.

The Company has made commercial mortgage loans, collateralized by the underlying real estate, on properties located throughout the U.S. At December 31, 2011, approximately 39% of the outstanding principal balance of commercial mortgage loans was concentrated in the states of California, New York and Utah. Although the Company has a diversified loan portfolio, an economic downturn could have an adverse impact on the ability of its debtors to repay their loans. The outstanding balance of commercial mortgage loans range in size from $66 to $11,979 at December 31, 2011 and from $38 to $12,519 at December 31, 2010.

Credit quality indicators for commercial mortgage loans are loan-to-value and debt-service coverage ratios. Loan-to-value and debt-service coverage ratios are measures commonly used to assess the credit quality of commercial mortgage loans. The loan-to-value ratio compares the principal amount of the loan to the fair value of the underlying property collateralizing the loan, and is commonly expressed as a percentage. The debt-service coverage ratio compares a property's net operating income to its debt-service payments and is commonly expressed as a ratio. The loan-to-value and debt-service coverage ratios are generally updated annually in the third quarter. The following summarizes our loan-to-value and average debt-service coverage ratios as of the dates indicated:

	December 31, 2011
	Carrying Value	% of Gross Mortgage Loans	Debt- Service Coverage Ratio
Loan-to-Value
70% and less	$542,401	80.2%	2.17
71 - 80%	78,255	11.6%	1.40
81 - 95%	34,538	5.1%	1.19
Greater than 95%	21,291	3.1%	0.63
Gross commercial mortgage loans	676,485	100.0%	1.98
Less valuation allowance	(5,381)
Net commercial mortgage loans	$671,104

	December 31, 2010
	Carrying Value	% of Gross Mortgage Loans	Debt- Service Coverage Ratio
Loan-to-Value
70% and less	$495,406	69.4%	2.06
71 - 80%	102,409	14.3%	1.41
81 - 95%	72,348	10.1%	1.21
Greater than 95%	44,582	6.2%	0.91
Gross commercial mortgage loans	714,745	100.0%	1.81
Less valuation allowance	(12,434)
Net commercial mortgage loans	$702,311

All commercial mortgage loans that are individually impaired have an established mortgage loan valuation allowance for losses. Changing economic conditions affect our valuation of commercial mortgage loans. Changing vacancies and rents are incorporated into the discounted cash flow analysis that we perform for monitored loans and may contribute to the establishment of (or an increase or decrease in) a commercial mortgage loan valuation allowance for losses. In addition, we continue to monitor the entire commercial mortgage loan portfolio to identify risk. Areas of emphasis are properties that have exposure to earthquakes, have deteriorating credits or have experienced a reduction in debt-service coverage ratio. Where warranted, we have established or increased a valuation allowance based upon this analysis.

The commercial mortgage loan valuation allowance for losses was $5,381 and $12,434 at December 31, 2011 and 2010, respectively. In 2010, an overall expense of $3,382 was recorded primarily to increase the valuation allowance on one individually impaired commercial mortgage loan with a loan valuation allowance of $7,732 and a net loan value of $0 at December 31, 2010. In 2011, the loan valuation allowance was decreased $7,053, primarily due to the direct write down of the same individually impaired mortgage loan resulting in no impact to realized capital gains and losses on commercial mortgage loans. The remaining increase was due to changing economic conditions and geographic concentrations.

At December 31, 2011, the Company had mortgage loan commitments outstanding of approximately $1,200 and is committed to fund additional capital contributions of $111 to real estate joint ventures.

The Company has fixed maturities of $6,935 and $6,562 at December 31, 2011 and 2010, respectively, on deposit with various governmental authorities as required by law.

The Company utilizes derivative instruments in managing the pre-arranged funeral business exposure to inflation risk. The derivative instruments, Consumer Price Index Caps (the "CPI CAPs"), limits the inflation risk on certain policies. The CPI CAPs do not qualify under GAAP as effective hedges; therefore, they are marked-to-market on a quarterly basis and the accumulated gain or loss is recognized in the statement of operations in fees and other income. As of December 31, 2011 and 2010, the CPI CAPs included in other assets amounted to $7,027 and $8,079, respectively. The (loss) gain recorded in the results of operations totaled $(1,052), $(2,327), and $5,585 for the years ended December 31, 2011, 2010 and 2009, respectively.

Collateralized Transactions

The Company engages in transactions in which fixed maturity securities, especially bonds issued by the U.S. government and government agencies and authorities, and U.S. corporations, are loaned to selected broker/dealers. Collateral, greater than or equal to 102% of the fair value of the securities lent, plus accrued interest, is received in the form of cash and cash equivalents held by a custodian bank for the benefit of the Company. The use of cash collateral received is unrestricted. The Company reinvests the cash collateral received, generally in investments of high credit quality that are designated as available-for-sale. The Company monitors the fair value of securities loaned and the collateral received, with additional collateral obtained, as necessary. The Company is subject to the risk of loss to the extent there is a loss on the re-investment of cash collateral.

As of December 31, 2011 and 2010, our collateral held under securities lending, of which its use is unrestricted, was $42,666 and $57,039, respectively, and is included in the consolidated balance sheets under the collateral held/pledged under securities agreements. Our liability to the borrower for collateral received was $42,830 and $57,467, respectively, and is included in the consolidated balance sheets under the obligation under securities agreements. The difference between the collateral held and obligations under securities lending is recorded as an unrealized loss and is included as part of AOCI. All securities with unrealized losses have been in a continuous loss position for twelve months or longer as of December 31, 2011 and December 31, 2010. The Company has actively reduced the size of its securities lending to mitigate counter-party exposure. The Company includes the available-for-sale investments purchased with the cash collateral in its evaluation of other-than-temporary impairments.

Cash proceeds that the Company receives as collateral for the securities it lends and subsequent repayment of the cash are regarded by the Company as cash flows from financing activities, since the cash received is considered a borrowing. Since the Company reinvests the cash collateral generally in investments that are designated as available-for-sale, the reinvestment is presented as cash flows from investing activities.

4. FAIR VALUE DISCLOSURES

Fair Values, Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosures

The fair value measurements and disclosure guidance defines fair value and establishes a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets and liabilities into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.

The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The levels of the fair value hierarchy are described below:

•  Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

•  Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset.

•  Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset.

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The following tables present the Company's fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of December 31, 2011 and December 31, 2010. The amounts presented below for Collateral held/pledged under securities agreements, Cash equivalents, Other assets and Assets and liabilities held in separate accounts differ from the amounts presented in the consolidated balance sheets because only certain investments or certain assets and liabilities within these line items are measured at estimated fair value. The fair value amount and the majority of the associated levels presented for Assets held in separate accounts are received directly from third parties.

The following tables present the Company's fair value hierarchy for those recurring basis assets and liabilities as of December 31, 2011 and 2010.

	December 31, 2011
	Total	Level 1		Level 2		Level 3
Financial Assets
Fixed Maturity Securities:
United States government and government agencies and authorities	$2,491	$—		$2,491		$—
States, municipalities and political subdivisions	57,063	—		57,063		—
Foreign governments	36,193	—		35,658		535
Asset-backed	1,943	—		1,943		—
Commercial mortgage-backed	10,171	—		9,719		452
Residential mortgage-backed	104,798	—		104,798		—
Corporate	2,653,275	—		2,622,569		30,706
Equity Securities:
Common stocks	169	169		—		—
Non-redeemable preferred stocks	80,712	—		80,702		10
Short-term investments	82,664	82,664	(b)	—		—
Collateral held/pledged under securities agreements	31,666	23,398	(b)	8,268	(c)	—
Cash equivalents	2,049	2,049	(b)	—		—
Other assets	7,027	—		—		7,027	(d)
Assets held in separate accounts	1,468,119	1,383,928	(a)	84,191	(c)	—
Total financial assets	$4,538,340	$1,492,208		$3,007,402		$38,730
Financial Liabilities
Liabilities related to separate accounts	$1,468,119	$1,383,928	(a)	$84,191	(c)	$—

	December 31, 2010
	Total	Level 1		Level 2		Level 3
Financial Assets
Fixed Maturity Securities:
United States government and government agencies and authorities	$7,300	$—		$7,300		$—
States, municipalities and political subdivisions	55,071	—		55,071		—
Foreign governments	36,989	—		36,452		537
Asset-backed	2,273	—		2,273		—
Commercial mortgage-backed	11,516	—		10,976		540
Residential mortgage-backed	104,998	—		104,998		—
Corporate	2,498,709	—		2,471,691		27,018
Equity Securities:
Common stocks	179	179		—		—
Non-redeemable preferred stocks	128,589	—		128,494		95
Short-term investments	53,246	53,246	(b)	—		—
Collateral held/pledged under securities agreements	32,039	21,189	(b)	10,850	(c)	—
Cash equivalents	12,886	12,886	(b)	—		—
Other assets	8,079	—		—		8,079	(d)
Assets held in separate accounts	1,763,690	1,672,405	(a)	91,285	(c)	—
Total financial assets	$4,715,564	$1,759,905		$2,919,390		$36,269
Financial Liabilities
Liabilities related to separate accounts	$1,763,690	$1,672,405	(a)	$91,285	(c)	$—

(a)  Mainly includes mutual funds.

(b)  Mainly includes money market funds.

(c)  Mainly includes fixed maturity securities.

(d)  Mainly includes the Consumer Price Index Cap Derivatives ("CPI Caps").

There were no significant transfers between Level 1 and Level 2 financial assets during the period. However, there were transfers between Level 2 and Level 3 financial assets during the period, which are reflected in the "Net transfers" line below. Transfers between Level 2 and Level 3 most commonly occur when market observable inputs that were previously available become unavailable in the current period. The remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources.

The following tables summarize the change in balance sheet carrying value associated with Level 3 financial assets carried at fair value during the years ended December 31, 2011 and 2010:

	Year ended December 31, 2011
	Balance, beginning of period	Total gains/ (losses) (realized/ unrealized) included in earnings	Net unrealized (losses) gains included in stockholder's equity	Purchases	Sales	Net transfers (1)	Balance, end of period
Fixed Maturity Securities:
Foreign governments	$537	$1	$(3)	$—	$—	$—	$535
Commercial mortgage-backed	540	—	(15)	—	(73)	—	452
Corporate	27,018	(324)	1,263	6,788	(5,275)	1,236	30,706
Equity Securities:
Non-redeemable preferred stocks	95	(6)	16	—	(96)	1	10
Other assets	8,079	(1,052)	—	—	—	—	7,027
Total level 3 assets	$36,269	$(1,381)	$1,261	$6,788	$(5,444)	$1,237	$38,730

	Year ended December 31, 2010
	Balance, beginning of period	Total gains/ (losses) (realized/ unrealized) included in earnings	Net unrealized gains (losses) included in stockholder's equity	Purchases	Sales	Net transfers (1)	Balance, end of period
Fixed Maturity Securities:
Foreign governments	$515	$—	$22	$—	$—	$—	$537
Commercial mortgage-backed	2,192	9	129	—	(568)	(1,222)	540
Corporate	31,711	(816)	2,461	2,300	(13,017)	4,379	27,018
Equity Securities:
Non-redeemable preferred stocks	3,219	1,597	(1,235)	—	(3,462)	(24)	95
Other assets	10,406	(2,327)	—	—	—	—	8,079
Total level 3 assets	$48,043	$(1,537)	$1,377	$2,300	$(17,047)	$3,133	$36,269

(1)  Net transfers are primarily attributable to changes in the availability of observable market information and re-evaluation of the observability of pricing inputs.

Three different valuation techniques can be used in determining fair value for financial assets and liabilities: the market, income or cost approaches. The three valuation techniques described in the fair value measurements and disclosures guidance are consistent with generally accepted valuation methodologies. The market approach valuation techniques use prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. When possible, quoted prices (unadjusted) in active markets are used as of the period-end date (such as for mutual funds and money market funds). Otherwise, valuation techniques consistent with the market approach including matrix pricing and comparables are used. Matrix pricing is a mathematical technique employed principally to value debt securities without relying exclusively on quoted prices for those securities but rather by relying on the securities' relationship to other benchmark quoted securities. Market approach valuation techniques often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both qualitative and quantitative factors specific to the measurement.

Income approach valuation techniques convert future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. These techniques rely on current market expectations of future amounts as of the period-end date. Examples of income approach valuation techniques include present value techniques, option-pricing models, binomial or lattice models that incorporate present value techniques, and the multi-period excess earnings method.

Cost approach valuation techniques are based upon the amount that would be required to replace the service capacity of an asset at the period-end date, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence.

While not all three approaches are applicable to all financial assets or liabilities, where appropriate, one or more valuation techniques may be used. For all the classes of financial assets and liabilities included in the above hierarchy, excluding the CPI Caps and certain privately placed corporate bonds, the market valuation technique is generally used. For certain privately placed corporate bonds and the CPI Caps, the income valuation technique is generally used. For the years ended December 31, 2011 and 2010, the application of the valuation technique applied to the Company's classes of financial assets and liabilities has been consistent.

Level 1 Securities

The Company's investments and liabilities classified as Level 1 as of December 31, 2011 and 2010, consisted of mutual funds, money market funds and common stocks that are publicly listed and/or actively traded in an established market.

Level 2 Securities

The Company's Level 2 securities are valued using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for our Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. The fair value measurements and disclosures guidance defines observable market inputs as the assumptions market participants would use in pricing the asset or liability developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date.

Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The following observable market inputs ("standard inputs"), listed in the approximate order of priority, are utilized in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data including market research data. Further details for level 2 investment types follow:

United States Government and government agencies and authorities: United States government and government agencies and authorities securities are priced by our pricing vendor utilizing standard inputs. Included in this category are U.S. Treasury securities which are priced using vendor trading platform data in addition to the standard inputs.

State, municipalities and political subdivisions: State, municipalities and political subdivisions securities are priced by our pricing service utilizing material event notices and new issue data inputs in addition to the standard inputs.

Foreign governments: Foreign government securities are priced by our pricing service utilizing standard inputs. The pricing service also evaluates each security based on relevant market information including relevant credit information, perceived market movements and sector news.

Commercial mortgage-backed, residential mortgage-backed and asset-backed: Commercial mortgage-backed, residential mortgage-backed and asset-backed securities are priced by our pricing vendor utilizing monthly payment information and collateral performance information in addition to standard inputs. Additionally, commercial mortgage-backed securities and asset-backed securities utilize new issue data while residential mortgage-backed securities utilize vendor trading platform data.

Corporate: Corporate securities are priced by our pricing vendor utilizing standard inputs. Non-investment grade securities within this category are priced by our pricing vendor utilizing observations of equity and credit default swap curves related to the issuer in addition to standard inputs. Certain privately placed corporate bonds are priced by a non-pricing service source using a model with observable inputs including, but not limited to, the credit rating, credit spreads, sector add-ons, and issuer specific add-ons.

Non-redeemable preferred stocks: Non-redeemable preferred stocks are priced by our pricing vendor utilizing observations of equity and credit default swap curves related to the issuer in addition to standard inputs.

Short-term investments, collateral held/pledged under securities, cash equivalents, and assets/liabilities held in separate accounts: To price the fixed maturity securities in these categories, the pricing service utilizes the standard inputs.

Valuation models used by the pricing service can change period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security. When market observable inputs are unavailable to the pricing service, the remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources. If the Company cannot corroborate the non-binding broker quotes with Level 2 inputs, these securities are categorized as Level 3 securities.

Level 3 Securities

The Company's investments classified as Level 3 as of December 31, 2011 and 2010, consisted of fixed maturity securities and derivatives. All of the Level 3 fixed maturity securities are priced using non-binding broker quotes which cannot be corroborated with Level 2 inputs. Further details on Level 3 derivative investment types follow:

Other assets: Non-pricing service source prices the CPI Cap derivatives using a model with inputs including, but not limited to, the time to expiration, the notional amount, the strike price, the forward rate, implied volatility and the discount rate.

Management evaluates the following factors in order to determine whether the market for a financial asset is inactive. The factors include, but are not limited to:

•  There are few recent transactions,

•  Little information is released publicly,

•  The available prices vary significantly over time or among market participants,

•  The prices are stale (i.e., not current), and

•  The magnitude of the bid-ask spread.

Illiquidity did not have a material impact in the fair value determination of the Company's financial assets.

The Company generally obtains one price for each financial asset. The Company performs a monthly analysis to assess if the evaluated prices represent a reasonable estimate of their fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and on-going review of pricing service methodologies, review of the prices received from the pricing service, review of pricing statistics and trends, and comparison of prices for certain securities with two different appropriate price sources for reasonableness. Following this analysis, the Company generally uses the best estimate of fair value based upon all available inputs. On infrequent occasions, a non-pricing service source may be more familiar with the market activity for a particular security than the pricing service. In these cases the price used is taken from the non-pricing service source. The pricing service provides information to indicate which securities were priced using market observable inputs so that the Company can properly categorize our financial assets in the fair value hierarchy.

Disclosures for Non-Financial Assets Measured at Fair Value on a Non-Recurring Basis

The Company also measures the fair value of certain assets on a non-recurring basis, generally on an annual basis, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. These assets include commercial mortgage loans, goodwill and finite-lived intangible assets.

The Company carried a loan valuation allowance of $7,732 as of December 31, 2010 on one individually impaired commercial mortgage loan with a principal balance of $7,732 due to the continued decline in the regional commercial real estate market. In 2011, the loan was written down and the valuation allowance was released, resulting in no impact to realized capital gains and losses on commercial mortgage loans. The fair value measurement was classified as Level 3 (unobservable) in the fair value hierarchy at December 31, 2010.

Under the amended intangibles — goodwill and other guidance, a Company is not required to calculate its fair value unless a qualitative assessment determines that the Company's fair value is less than its carrying amount. During the fourth quarter of 2011, the Company did not take the option to perform the qualitative assessment; rather it performed a Step 1 analysis. Based on this analysis, it was determined that goodwill was not impaired. See Note 13 for further information.

The Company utilizes both the income and market valuation approaches. Under the income approach, the Company determined the fair value considering distributable earnings, which were estimated from operating plans. The resulting cash flows were then discounted using a market participant weighted average cost of capital. After discounting the future discrete earnings to their present value, the Company estimated the terminal value attributable to the years beyond the discrete operating plan period. The discounted terminal value was then added to the aggregate discounted distributable earnings from the discrete operating plan period to estimate the fair value. Under the market approach, the Company derived the fair value based on various financial multiples, including but not limited to: price to tangible book value of equity, price to estimated 2011 earnings and price to estimated 2012 earnings, which were estimated based on publicly available data related to comparable guideline companies. In addition, financial multiples were also estimated from publicly available purchase price data for acquisitions of companies operating in the insurance industry. The estimated fair value was more heavily weighted towards the income approach because in the current economic environment the earnings capacity of a business is generally considered the most important factor in the valuation of a business enterprise. The fair value determination was categorized as Level 3 (unobservable) in the fair value hierarchy.

There was no remaining goodwill measured at fair value on a non-recurring basis on which an impairment charge was recorded as of December 31, 2011 and 2010.

The following tables present the Company's fair value hierarchy for goodwill measured at fair value on a non-recurring basis on which an impairment charge was recorded as of December 31, 2009:

	Assets at Fair Value Non-Recurring Basis
	Level 1	Level 2	Level 3	Total
Goodwill at December 31, 2009	$—	$—	$64,288	$64,288

The following table presents the related impairment charges as of December 31, 2011, 2010 and 2009:

	Impairment Charges Twelve Months Ended December 31,
	2011	2010	2009
Goodwill	$—	$64,288	$75,244

Fair Value of Financial Instruments Disclosures

The financial instruments guidance requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. Therefore, it requires fair value disclosure for financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets. However, this guidance excludes certain financial instruments, including those related to insurance contracts and those accounted for under the equity method and joint ventures guidance (such as real estate joint ventures).

For the financial instruments included within the following financial assets and financial liabilities, the carrying value in the consolidated balance sheets equals or approximates fair value. Please refer to the Fair Value Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosure section above for more information on the financial instruments included within the following financial assets and financial liabilities and the methods and assumptions used to estimate fair value:

•  Cash and cash equivalents

•  Fixed maturity securities

•  Equity securities

•  Short-term investments

•  Collateral held/pledged under securities agreements

•  Other assets

•  Assets held in separate accounts

•  Liabilities related to separate accounts

In estimating the fair value of the financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets, the Company used the following methods and assumptions:

Commercial mortgage loans and policy loans: the fair values of mortgage loans are estimated using discounted cash flow analyses, based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. The carrying value of policy loans reported in the balance sheets approximates fair value.

Policy reserves under investment products: the fair values for the Company's policy reserves under the investment products are determined using discounted cash flow analysis.

Obligation under securities agreements: the obligation under securities agreements is reported at the amount received from the selected broker/dealers.

The following table discloses the carrying value and fair value of the financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets as of December 31, 2011 and 2010.

	December 31, 2011		December 31, 2010
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets
Commercial mortgage loans on real estate	$671,104	$739,515	$702,311	$745,277
Policy loans	12,822	12,822	13,241	13,241
Financial Liabilities
Policy reserves under investment products (Individual and group annuities, subject to discretionary withdrawal)	$243,743	$264,155	$251,200	$254,324
Obligation under securities agreements	42,830	42,830	57,467	57,467

Only the fair value of the Company's policy reserves for investment-type contracts (those without significant mortality or morbidity risk) are reflected in the table above.

5.  INCOME TAXES

The Company is subject to U.S. tax and files a U.S. consolidated federal income tax return with its Parent, Assurant Inc. Information about the Company's current and deferred tax expense (benefit) follows:

	Years ended December 31,
	2011	2010	2009
Current expense:
Federal and state	$29,374	$27,586	$28,000
Foreign	4	—	—
Total current expense	29,378	27,586	28,000
Deferred (benefit) expense:
Federal and state	(7,327)	5,297	(873)
Total income tax expense	$22,051	$32,883	$27,127

A reconciliation of the federal income tax rate to the Company's effective income tax rate follows:

	December 31,
	2011	2010	2009
Federal Income Tax Rate:	35.0%	35.0%	35.0%
Reconciling Items:
Change in valuation allowance	(10.9)	0.2	—
Dividends-received deduction	(2.4)	(6.4)	(57.1)
Goodwill impairment*	—	48.3	662.5
Change in liability for prior years' taxes	0.1	(5.3)	46.0
Permanent nondeductible expenses	0.6	0.8	10.9
Tax exempt interest	(0.2)	(0.3)	(4.3)
Other	0.7	(1.8)	(10.6)
Effective income tax rate	22.9%	70.5%	682.4%

*  See Note 13 for more information on goodwill impairment.

The 2011 decrease in the deduction for dividends received is due mainly to the increase in pre-tax income, and partially due to a decrease in the Company's eligible dividends. The 2010 decrease in the deduction for dividends received was due mainly to the increase in pre-tax income.

A reconciliation of the beginning and ending amounts of unrecognized tax benefits for the years ended December 31, 2011, 2010, and 2009, is as follows:

	Years ended December 31,
	2011	2010	2009
Balance at beginning of year	$(2,169)	$(5,044)	$(4,723)
Additions related to the current year	—	(1)	(536)
Reductions related to the current year	831	319	7,838
Additions related to prior years	(937)	—	(8,039)
Reductions related to prior years	88	2,528	416
Settlements	—	29	—
Balance at end of year	$(2,187)	$(2,169)	$(5,044)

The total unrecognized tax benefit, $2,967, $2,900 and $6,064, for 2011, 2010 and 2009, respectively, which includes interest, would impact the Company's consolidated effective tax rate if recognized. The liability for unrecognized tax benefits is included in the Company's tax payable on its consolidated balance sheets.

The Company's continuing practice is to recognize interest related to income tax matters in income tax expense. During the years ended December 31, 2011 and 2009, the Company recognized $103 and $464 of interest expense, respectively, related to income tax matters. During the year ended December 31, 2010, the Company recognized $130 of interest income related to income tax matters. The Company had $1,179 and $1,075 of interest accrued at December 31, 2011 and 2010, respectively. No penalties have been accrued.

The Company files income tax returns in the U.S. and various state jurisdictions. The Company has substantially concluded all U.S. federal income tax matters for years through 2004. Substantially all state and non-U.S. income tax matters have been concluded for years through 2005.

The tax effects of temporary differences that result in significant deferred tax assets and deferred tax liabilities are as follows:

	December 31,
	2011	2010
Deferred Tax Assets:
Deferred gains on disposal of businesses	$30,212	$35,076
Investments, net	73,374	27,333
Capital loss carryforwards	—	19,452
Deferred acquisition costs	16,002	18,096
Compensation related	719	785
Employee and post-retirement benefits	899	580
Total deferred tax asset	121,206	101,322
Less: valuation allowance	—	(10,523)
Deferred tax assets, net of valuation allowance	121,206	90,799

	December 31,
	2011	2010
Deferred tax liabilities:
Net unrealized appreciation on securities	$118,828	$63,338
Policyholder and separate account reserves	10,369	7,020
Accrued liabilities	715	895
Other	9,747	11,431
Total deferred tax liability	139,659	82,684
Net deferred income tax (liability) asset	$(18,453)	$8,115

The Company's total valuation allowance against deferred tax assets decreased by $10,523 to $0 at December 31, 2011 from $10,523 at December 31, 2010. The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance is assigned to the Company based on the provisions of the tax sharing agreement. No cumulative valuation allowance has been recorded because it is management's assessment that it is more likely than not that deferred tax assets of $121,206 will be realized.

The Company's ability to realize deferred tax assets depends on its ability to generate sufficient taxable income of the same character within the carryback or carryforward periods. In assessing future taxable income, the Company has considered all sources of taxable income available to realize the deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carryback years and tax-planning strategies. If changes occur in the assumptions underlying the Company's tax planning strategies or in the scheduling of the reversal of the Company's deferred tax liabilities, the valuation allowance may need to be adjusted in the future.

At December 31, 2011, the Company had no net operating or capital loss carryforwards for U.S. federal income tax purposes.

6.  PREMIUMS AND ACCOUNTS RECEIVABLE

Receivables are reported net of an allowance for uncollectible items. A summary of such receivables is as follows:

	As of December 31,
	2011	2010
Insurance premiums receivable	$53,741	$57,451
Other receivables	17,467	18,423
Allowance for uncollectible amounts	(4,698)	(4,671)
Total	$66,510	$71,203

7.  STOCKHOLDER'S EQUITY

The Board of Directors of the Company has authorized 1,000,000 shares of common stock with a par value of $5.00 per share. All the shares are issued and outstanding as of December 31, 2011 and 2010. All the outstanding shares at December 31, 2011 are owned by the Parent (see Note 1). The Company paid dividends of $32,000, $58,000 and $20,000 at December 31, 2011, 2010 and 2009, respectively.

The maximum amount of dividends which can be paid by the Company to its shareholder without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory surplus (see Note 8).

The Company received contributed capital of $21,576, $0, and $15,000 from its Parent, in each of the years ending December 31, 2011, 2010 and 2009, respectively. The capital contributed in 2011was in the form of a deferred tax asset. The tax allocation agreement was amended in 2011 to contribute a capital loss deferred tax asset of an affiliated entity to offset the Company's net capital gains.

8.  STATUTORY INFORMATION

The Company prepares consolidated financial statements on the basis of statutory accounting principles ("SAP") prescribed or permitted by the Kansas Department of Commerce. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners ("NAIC") as well as state laws, regulations and administrative rules.

The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP; 2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which services are provided; 4) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 5) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 6) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 7) certain assets are not admitted for purposes of determining surplus under SAP; 8) methodologies used to determine the amounts of deferred taxes and goodwill are different under SAP than under GAAP; and 9) the criteria for obtaining reinsurance accounting treatment is different under SAP than under GAAP.

The Company's statutory net income and capital and surplus are as follows:

	Years ended and at December 31,
	2011	2010	2009
Statutory net income	$69,147	$81,041	$59,863
Statutory capital and surplus	$455,848	$449,615	$418,397

Insurance enterprises are required by state insurance departments to adhere to minimum risk-based capital ("RBC") requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.

Dividend distributions to the Parent are restricted as to the amount by state regulatory requirements. The Company declared and paid ordinary dividends of $32,000 and $58,000 during the years ended December 31, 2011 and 2010, respectively. A dividend is considered extraordinary when combined with all other dividends and distributions made within the preceding 12 months exceeds the greater of 10% of the insurer's surplus as regards to policyholders on December 31 of the next preceding year, or the net gain from operations. No extraordinary dividends were declared and paid in 2011 and 2010. Dividends may only be paid out of earned surplus. The Company has the ability, under state regulatory requirements, to dividend up to $77,141 to its Parent in 2012 without permission from Kansas regulators.

9. REINSURANCE

In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:

	2011	2010
Ceded future policyholder benefits and expenses	$1,600,007	$1,574,843
Ceded unearned premium	19,856	20,043
Ceded claims and benefits payable	190,250	146,822
Ceded paid losses	9,954	2,980
Total	$1,820,067	$1,744,688

A key credit quality indicator for reinsurance recoverables is the A.M. Best financial strength ratings of the reinsurer. The A.M. Best ratings are an independent opinion of a reinsurer's ability to meet ongoing obligations to policyholders. The A.M. Best ratings for new reinsurance agreements where there is material credit exposure are reviewed at the time of execution. The A.M. Best ratings for existing reinsurance agreements are reviewed on a periodic basis, at least annually. The following table provides the reinsurance recoverable as of December 31, 2011 grouped by A.M. Best rating:

A. M. Best ratings of reinsurer	Ceded future policyholder benefits and expense	Ceded unearned premiums	Ceded claims and benefits payable	Ceded paid losses	Total
A++ or A+	$908,610	$19,616	$182,918	$337	$1,111,481
A or A–	652,326	56	5,896	30	658,308
B++ or B+	38,715	184	179	—	39,078
Not rated	356	—	1,257	9,587	11,200
Reinsurance recoverable	$1,600,007	$19,856	$190,250	$9,954	$1,820,067

A.M. Best ratings for The Hartford and John Hancock Life Insurance Company ("John Hancock"), a subsidiary of Manulife Financial Corporation, the reinsurers with the largest reinsurance recoverable balances, are A and A+, respectively. A.M. Best currently maintains a stable outlook on the financial strength ratings of John Hancock and The Hartford. The total amount of recoverable for these two reinsurers is $1,711,936 as of December 31, 2011. Most of the assets backing reserves relating to reinsurance recoverables from these two counterparties are held in trust.

The effect of reinsurance on premiums earned and benefits incurred was as follows:

	Years Ended December 31,
	2011			2010			2009
	Long Duration	Short Duration	Total	Long Duration	Short Duration	Total	Long Duration	Short Duration	Total
Direct earned Premiums and other considerations	$213,074	$835,861	$1,048,935	$228,876	$853,599	$1,082,475	$248,457	$909,099	$1,157,556
Premiums assumed	12,093	181,799	193,892	7,159	218,074	225,233	8,419	128,425	136,844
Premiums ceded	(176,115)	(13,530)	(189,645)	(179,703)	(11,758)	(191,461)	(190,555)	(11,333)	(201,888)
Net earned premiums other considerations	$49,052	$1,004,130	$1,053,182	$56,332	$1,059,915	$1,116,247	$66,321	$1,026,191	$1,092,512
Direct policyholder benefits	$461,651	$558,545	$1,020,196	$721,532	$557,884	$1,279,416	$492,058	$644,290	$1,136,348
Policyholder benefits assumed	28,666	171,506	200,172	22,476	198,254	220,730	28,667	114,577	143,244
Policyholder benefits ceded	(404,044)	(6,776)	(410,820)	(656,716)	(5,375)	(662,091)	(424,066)	(5,995)	(430,061)
Net policyholder benefits	$86,273	$723,275	$809,548	$87,292	$750,763	$838,055	$96,659	$752,872	$849,531

The Company had $810,555 and $968,020, respectively, of invested assets held in trusts or by custodians as of December 31, 2011 and 2010, respectively, for the benefit of others related to certain reinsurance arrangements.

The Company utilizes ceded reinsurance for loss protection and capital management, business dispositions and client risk.

Loss Protection and Capital Management

As part of the Company's overall risk and capacity management strategy, the Company purchases reinsurance for certain risks underwritten by the Company, including significant individual or catastrophic claims. Under indemnity reinsurance transactions in which the Company is the ceding insurer, the Company remains liable for policy claims if the assuming company fails to meet its obligations. To mitigate this risk, the Company has control procedures to evaluate the financial condition of reinsurers and to monitor the concentration of credit risk. The selection of reinsurance companies is based on criteria related to solvency and reliability and, to a lesser degree, diversification.

Business Divestitures

The Company has used reinsurance to exit certain businesses.

In 2005, the Parent signed an agreement with Forethought Life Insurance Company whereby the Company agreed to discontinue writing new preneed insurance policies in the United States via independent funeral homes and funeral homes other than those owned and operated by Service Corporation International for a period of ten years.

In 2001, the Parent entered into a reinsurance agreement with The Hartford for the sale of the FFG division. In 2000, the Company divested its LTC operations to John Hancock. Assets supporting liabilities ceded relating to these businesses are mainly held in trusts and the separate accounts relating to FFG are still reflected in the Company's balance sheet. If the reinsurers became insolvent, we would be exposed to the risk that the assets in the trusts and/or the separate accounts would be insufficient to support the liabilities that would revert back to us. The reinsurance recoverable from The Hartford was $608,430 and $628,256 as of December 31, 2011 and 2010, respectively. The reinsurance recoverable from John Hancock was $1,103,506 and $1,012,208 as of December 31, 2011 and 2010, respectively.

The reinsurance agreement associated with the FFG sale also stipulates that The Hartford contribute funds to increase the value of the separate account assets relating to Modified Guaranteed Annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, the Company will be obligated to make these payments.

In addition, the Company would be responsible for administering this business in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process this business. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers of these businesses. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.

As of December 31, 2011, we were not aware of any regulatory actions taken with respect to the solvency of the insurance subsidiaries of The Hartford or John Hancock that reinsure the FFG and LTC businesses, and the Company has not been obligated to fulfill any of such reinsurers' obligations.

John Hancock and The Hartford have paid their obligations when due and there have been no disputes.

On April 1, 2008, the Company and United Family Life Insurance Company ("UFLIC") amended an existing Agreement of Reinsurance (the"Agreement") between the two companies. Under the terms of the amendment, UFLIC will cede to the

Company 100% of its remaining reinsured liabilities, as defined in the Agreement, on a coinsurance basis. No gain or loss was recognized as a result of this amendment to the Agreement, and the Company paid a ceding fee of $8,159 to UFLIC.

10. RESERVES

The following table provides reserve information of the Company's major product lines at the dates shown:

	December 31, 2011				December 31, 2010
			Claims and Benefits Payable				Claims and Benefits Payable
	Future Policy Benefits and Expenses	Unearned Premiums	Case Reserves	Incurred But Not Reported Reserves	Future Policy Benefits and Expenses	Unearned Premiums	Case Reserves	Incurred But Not Reported Reserves
Long Duration Contracts
Preneed funeral life insurance policies and investment-type annuity contracts	$1,057,773	$455	$3,264	$3,490	$1,119,089	$842	$3,276	$1,641
Life insurance no longer offered	273,920	582	852	4,159	280,295	601	954	33
FFG, LTC and other disposed businesses	1,507,307	19,629	164,302	14,727	1,476,481	19,821	123,356	13,356
All other	7,881	247	16,480	6,824	5,661	323	18,339	5,073
Short Duration Contracts
Group term life	—	4,128	198,067	35,503	—	4,404	196,246	34,997
Group disability	—	2,320	1,159,280	129,190	—	2,288	1,167,538	147,389
Medical	—	793	1,755	2,253	—	1,713	1,704	6,611
Dental	—	4,055	1,811	16,486	—	3,868	2,016	17,020
Credit life and disability	—	3	—	1,663	—	2	—	1,590
All other	—	79	—	471	—	9	111	—
Total	$2,846,881	$32,291	$1,545,811	$214,766	$2,881,526	$33,871	$1,513,540	$227,710

The following table provides a roll forward of the Company's product lines with the most significant claims and benefits payable balances: group term life and group disability lines of business. Claims and benefits payable is comprised of case and IBNR reserves.

	Group Term Life	Group Disability
Balance as of December 31, 2008, gross of reinsurance	$238,345	$1,395,127
Less: Reinsurance ceded and other (1)	(1,234)	(31,647)
Balance as of January 1, 2009, net of reinsurance	237,111	1,363,480
Incurred losses related to:
Current year	138,168	300,046
Prior year's interest	8,299	60,625
Prior year (s)	(22,243)	(75,016)
Total incurred losses	124,224	285,655
Paid losses related to:
Current year	83,520	69,424
Prior year (s)	39,399	264,809
Total paid losses	122,919	334,233
Balance as of December 31, 2009, net of reinsurance	238,416	1,314,902
Plus: Reinsurance ceded and other (1)	1,384	32,468
Balance as of December 31, 2009, gross of reinsurance	239,800	1,347,370
Less: Reinsurance ceded and other (1)	(1,384)	(32,468)
Balance as of January 1, 2010, net of reinsurance	238,416	1,314,902
Incurred losses related to:
Current year	131,507	341,152
Prior year's interest	8,017	57,312
Prior year (s)	(24,063)	(79,457)
Total incurred losses	115,461	319,007
Paid losses related to:
Current year	81,187	66,432
Prior year (s)	44,158	286,271
Total paid losses	125,345	352,703
Balance as of December 31, 2010, net of reinsurance	228,532	1,281,206
Plus: Reinsurance ceded and other (1)	2,711	33,721

	Group Term Life	Group Disability
Balance as of December 31, 2010 gross of reinsurance	$231,243	$1,314,927
Less: Reinsurance ceded and other (1)	(2,711)	(33,721)
Balance as of January 1, 2011, net of reinsurance	228,532	1,281,206
Incurred losses related to:
Current year	140,537	314,115
Prior year's interest	7,723	56,778
Prior year (s)	(21,560)	(64,669)
Total incurred losses	126,700	306,224
Paid losses related to:
Current year	86,181	63,057
Prior year (s)	38,590	268,612
Total paid losses	124,771	331,669
Balance as of December 31, 2011, net of reinsurance	230,461	1,255,761
Plus: Reinsurance ceded and other (1)	3,109	32,709
Balance as of December 31, 2011 gross of reinsurance	$233,570	$1,288,470

(1)  Reinsurance ceded and other includes claims and benefits payable balances that have either been (a) reinsured to third parties, (b) established for claims related expenses whose subsequent payment is not recorded as a paid claim, or (c) reserves established for obligations that would persist even if contracts were cancelled (such as extension of benefits), which cannot be analyzed appropriately under a roll-forward approach.

Short Duration Contracts

The Company's short duration contracts are comprised of group term life, group disability, medical, dental, vision and credit life and disability. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 for further information.

Case and IBNR reserves are developed using actuarial principles and assumptions that consider, among other things, contractual requirements, historical utilization trends and payment patterns, benefit changes, medical inflation, seasonality, membership, product mix, legislative and regulatory environment, economic factors, disabled life mortality and claim termination rates and other relevant factors. The Company consistently applies the principles and assumptions listed above from year to year, while also giving due consideration to the potential variability of these factors.

Since case and IBNR reserves include estimates developed from various actuarial methods, the Company's actual losses incurred may be more or less than the Company's previously developed estimates. As shown in the table above, if the amounts listed on the line labeled "Incurred losses related to: Prior years" are negative (redundant) this means that the Company's actual losses incurred related to prior years for these lines were less than the estimates previously made by the Company. If the line labeled "Incurred losses related to: Prior years" are positive (deficient) this means that the Company's actual losses incurred related to prior years for these lines were greater than the estimates previously made by the Company.

The group term life case and IBNR reserve redundancies in all years are due to actual mortality rates running below those assumed in prior year reserves, and actual recovery rates running higher than those assumed in prior year reserves.

Group disability case and IBNR reserves show redundancies in all years due to actual claim recovery rates exceeding those assumed in prior year reserves.

The Company's group disability products include short and long term disability coverage. Case and IBNR reserves for long-term disability claims incurred in 2011 have been discounted at 4.75% while these claims incurred amounts in 2010 and earlier have been discounted at 5.25%. The December 31, 2011 and 2010 liabilities net of reinsurance include $1,228,356 and $1,252,814, respectively, of such reserves. The amount of discounts deducted from outstanding reserves as of December 31, 2011 and 2010 are $414,145 and $439,537 respectively.

Long Duration Contracts

The Company's long duration contracts are primarily comprised of preneed life insurance policies and annuity policies, life insurance policies (no longer offered), and FFG and LTC disposed businesses. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 for further information.

Preneed Business

Interest and discount rates for preneed life insurance vary by year of issuance and product, and ranged from 4.7% to 7.3% in 2011 and 2010 before provisions for adverse deviation, which ranged from 0.2% to 0.5% in both 2011 and 2010.

Interest and discount rates for traditional life insurance (no longer offered) vary by year of issuance and products and were 7.5% grading to 5.3% over 20 years in 2011 and 2010 with the exception of a block of pre-1980 business which had a level 8.8% discount rate in both 2011 and 2010.

Mortality assumptions are based upon pricing assumptions and modified to allow for provisions for adverse deviation. Surrender rates vary by product and are based upon pricing assumptions.

Future policy benefit increases on preneed life insurance policies ranged from 1.0% to 7.0% in 2011 and 2010. Some policies have future policy benefit increases that are guaranteed or tied to equal some measure of inflation. The inflation assumption for most of these inflation-linked benefits was 3.0% in both 2011 and 2010 with the exception of most policies issued in 2005 through 2007 where the assumption was 2.3%.

The reserves for preneed annuities are based on assumed interest rates credited on deferred annuities, which vary by year of issue, and ranged from 1.5% to 5.5% in 2011 and 2010. Withdrawal charges, if any, can range from 7.0% to 0.0% and grade to zero over a period of seven years.

FFG and LTC

The reserves for businesses previously disposed of by FFG and LTC are included in the Company's reserves in accordance with the insurance guidance. The Company maintains an offsetting reinsurance recoverable related to these reserves. See Note 9 for further information.

11. RETIREMENT AND OTHER EMPLOYEE BENEFITS

The Parent sponsors a non-contributory, qualified defined benefit pension plan and certain non-contributory, non-qualified post retirement benefits covering employees who meet eligibility requirements as to age and length of service. Plan assets of the qualified defined benefit plan are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these consolidated financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent's pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee pensionable earnings. Pension costs allocated to the Company amounted to $6,180, $6,056 and $6,349 for 2011, 2010 and 2009, respectively.

The Parent sponsors a defined contribution plan covering substantially all employees. The defined contribution plan provides benefits payable to participants on retirement or disability and to beneficiaries of participants in the event of the participant's death. The amounts expensed by the Company related to this plan were $5,616, $5,005 and $6,206 for 2011, 2010 and 2009, respectively.

With respect to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by the Parent. On July 1, 2011, the Parent terminated certain health care benefits for employees who do not qualify for "grandfathered" status and will no longer offer these benefits to new hires. The Parent contribution, plan design and other terms of remaining benefits will not change for those grandfathered employees. The Parent has the right to modify or terminate these benefits. The Company made contributions to the postretirement benefit plans of $1,500 in 2009 as claims were incurred. No contributions were made during 2011 and 2010. During 2011, 2010 and 2009 the Company incurred expenses related to postretirement benefits of $414, $1,132 and $981, respectively.

12. DEFERRED ACQUISITION COSTS

Information about deferred acquisition costs is as follows:

	December 31,
	2011	2010	2009
Beginning balance	$31,222	$37,908	$43,020
Costs deferred	37,682	32,600	38,608
Amortization	(39,485)	(39,286)	(43,720)
Ending balance	$29,419	$31,222	$37,908

13. GOODWILL, VOBA AND OTHER INTANGIBLE ASSETS

Information about goodwill is as follows:

	Goodwill for the years ended December 31,
	2011	2010	2009
Balance as of January 1:
Goodwill	$156,817	$156,817	$156,817
Accumulated impairment loss	(139,532)	(75,244)	—
	17,285	81,573	156,817
Impairments*	—	(64,288)	(75,244)
Goodwill	156,817	156,817	156,817
Accumulated impairment losses	(139,532)	(139,532)	(75,244)
Balance as of December 31:	$17,285	$17,285	$81,573

*  See Notes 2 and 4 for further information.

In accordance with the goodwill guidance, goodwill is deemed to have an indefinite life and should not be amortized, but rather must be tested, at least annually, for impairment. In addition, goodwill should be tested for impairment between annual tests if an event occurs or circumstances change that would "more likely than not" reduce the estimated fair value of the Company below its carrying value.

The goodwill impairment test has two steps. Step 1 of the test identifies potential impairments, by comparing the estimated fair value of the Company to its net book value. If the estimated fair value exceeds its net book value, there is no impairment of goodwill and Step 2 is unnecessary. However, if the net book value exceeds the estimated fair value, then Step 1 is failed, and Step 2 is performed to determine the amount of the potential impairment. Step 2 utilizes acquisition accounting guidance and requires the fair value calculation of all individual assets and liabilities of the Company (excluding goodwill, but including any unrecognized intangible assets). The net fair value of assets less liabilities is then compared to the Company's total estimated fair value as calculated in Step 1. The excess of fair value over the net asset value equals the implied fair value of goodwill. The implied fair value of goodwill is then compared to the carrying value of goodwill to determine the Company's goodwill impairment.

During September 2011, the FASB issued amended intangibles — goodwill and other guidance. This guidance provides the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of an entity is less than its carrying amount. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that its fair value is less than its carrying amount, then performing the two-step impairment test is unnecessary. However, if an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test, described above.

In the fourth quarters of 2011, 2010 and 2009, we conducted our annual assessments of goodwill.

During 2011, the Company did not take the option to perform the qualitative assessment; rather it performed a Step 1 analysis. Based on this analysis, it was determined that goodwill was not impaired.

Based on the results of the 2010 assessment, the Company concluded that its net book values exceeded its estimated fair values and therefore performed a Step 2 test. Based on the results of the Step 2 test, the Company recorded impairment charges of $64,288. During 2009, the Company concluded that its net book value exceeded its estimated fair value and recorded an $75,244 impairment charge after performing a Step 2 test. The 2010 impairment reflected the effects of the low interest rate environment, continuing high unemployment, the slow pace of the economic recovery and an increased net book value of the Company, primarily related to its investment portfolio. The 2009 impairment reflected the challenging near term growth environment for the Company and an increased net book value of the Company, primarily related to its investment portfolio. Management remains confident in the long-term prospects of the Company. See Note 4 for further information.

Information about VOBA is as follows:

	For the years ended December 31,
	2011	2010	2009
Beginning balance	$16,697	$18,783	$21,461
Amortization, net of interest accrued	(1,864)	(2,086)	(2,678)
Ending balance	$14,833	$16,697	$18,783

As of December 31, 2011, the entire outstanding balance of VOBA relates to the Company's preneed business. VOBA in this business assumes an interest rate ranging from 5.4% to 7.5%.

At December 31, 2011 the estimated amortization of VOBA for the next five years and thereafter is as follows:

Year	Amount
2012	$1,729
2013	1,550
2014	1,425
2015	1,323
2016	1,227
Thereafter	7,579
Total	$14,833

Information about other intangible assets is as follows:

	As of December 31,
	2011			2010
	Carrying Value	Accumulated Amortization	Net Other Intangible Assets	Carrying Value	Accumulated Amortization	Net Other Intangible Assets
Contract based intangibles	$38,020	$(17,897)	$20,123	$38,020	$(16,110)	$21,910

Other intangible assets that have finite lives are amortized over their useful lives. The estimated amortization of other intangible assets, which mainly include customers contracts, are as follows:

Year	Amount
2012	$1,788
2013	1,788
2014	1,788
2015	1,788
2016	1,788
Thereafter	11,183
Total other intangible assets with finite lives	$20,123

14. ACCUMULATED OTHER COMPREHENSIVE INCOME

The components of accumulated other comprehensive income, net of tax, at December 31 are as follows:

	Unrealized Gains on Securities	OTTI	Accumulated Other Comprehensive Income
Balance at December 31, 2009	$30,637	$3,956	$34,593
Activity in 2010	77,000	2,424	79,424
Balance at December 31, 2010	107,637	6,380	114,017
Activity in 2011	103,690	(637)	103,053
Balance at December 31, 2011	$211,327	$5,743	$217,070

The amounts in the unrealized gains on securities column are net of reclassification adjustments of $662, $5,762 and $(14,951), net of tax, in 2011, 2010 and 2009, respectively, for net realized gains (losses) on sales of securities included in net income. The amounts in the OTTI column are net of reclassification adjustments of $(662), $(168) and $(753), net of tax, in 2011, 2010 and 2009, respectively, for net realized losses on sales of securities included in net income.

15. RELATED PARTY TRANSACTIONS

The Company receives various services from the Parent and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, information technology, auditing, investment, actuarial and other administrative functions. The net fees paid for these services to the Parent and affiliates for the years ended December 31, 2011, 2010 and 2009, were $86,863, $86,694 and $80,883, respectively.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.

In prior years, the Company assumed group disability business from an affiliate, Union Security Life Insurance Company of New York ("USLICoNY"). On January 1, 2010, the Company terminated this reinsurance agreement for new business written. Effective July 1, 2010, the Company commuted the existing reinsured business under the same agreement, which involved a release of $26,920 in reserves and cash paid to USLICoNY of $29,172. The commutation resulted in a $2,252 loss for the Company, and was reflected in the policyholder benefits in the consolidated statements of operations. The Company assumed $67 and $4,777 of premiums from USLICoNY in 2010 and 2009, respectively and $30,149 of reserves in 2009.

16. COMMITMENTS AND CONTINGENCIES

The Company and its subsidiaries lease office space and equipment under operating lease arrangements. Certain facility leases contain escalation clauses based on increases in the lessors' operating expenses. At December 31, 2011, the aggregate future minimum lease payments under these operating lease agreements that have initial or non-cancelable terms in excess of one year are:

2012	$6,035
2013	5,298
2014	4,771
2015	4,340
2016	4,152
Thereafter	446
Total minimum future lease payments	$25,042

Rent expense was $6,697, $8,438 and $8,760 for 2011, 2010 and 2009, respectively.

The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation, the Company does not believe that any pending matter will have a material adverse effect individually or in the aggregate, on the Company's financial condition, results of operations or cash flows.

In the course of implementing procedures for compliance with the new mandatory reporting requirements under the Medicare, Medicaid, and SCHIP Extension Act of 2007, the Parent Company's Health segment identified a possible ambiguity in the Medicare Secondary Payer Act and related regulations about which the Company subsequently had a meeting with representatives of the Centers for Medicare and Medicaid Services ("CMS"). The Parent Company believes that its historical interpretation and application of such laws and regulations is correct and has requested that CMS issue a written determination to that effect. More recently, CMS informed counsel that it disagrees with some of the Parent Company's Health segment's legal positions and requested another meeting to discuss the matter further, but as of this date, no such meeting has been scheduled. The Company does not believe that any loss relating to this issue is probable, nor can the Company make any estimate of any possible loss or range of possible loss associated with this issue.

17. BUSINESS COMBINATIONS

On October 1, 2009, the Company acquired, through a reinsurance agreement, a block of business from Shenandoah Life Insurance Company ("Shenandoah"). The Company assumed, on a coinsurance basis, 100% of the group life, disability, dental and vision insurance business in-force with Shenandoah. There were no goodwill or intangible assets associated with this agreement.

Union Security Insurance Company
at December 31, 2011
Schedule I — Summary of Investments Other-Than-Investments in Related Parties

	Cost or Amortized Cost	Fair Value	Amount at which Shown in Balance Sheet
	(in thousands)
Fixed Maturity Securities
United States Government and government agencies and authorities	$2,084	$2,491	$2,491
States, municipalities and political subdivisions	53,880	57,063	57,063
Foreign governments	34,161	36,193	36,193
Asset-backed	1,899	1,943	1,943
Commercial mortgage-backed	9,581	10,171	10,171
Residential mortgage-backed	97,140	104,798	104,798
Corporate	2,327,256	2,653,275	2,653,275
Total fixed maturity securities	2,526,001	2,865,934	2,865,934
Equity Securities
Common stocks	92	169	169
Non-redeemable preferred stocks	81,051	80,712	80,712
Total equity securities	81,143	80,881	80,881
Commercial mortgage loans on real estate, at amortized cost	671,104	739,515	671,104
Policy loans	12,822	12,822	12,822
Short-term investments	82,664	82,664	82,664
Collateral held/pledged under securities agreements	42,830	42,666	42,666
Other investments	103,053	103,053	103,053
Total investments	$3,519,617	$3,927,535	$3,859,124

Union Security Insurance Company
For the Years Ended December 31, 2011, 2010 & 2009
Schedule III — Supplementary Insurance Information

	Deferred acquisition costs	Future policy benefits and expenses	Unearned premiums	Claims and benefits payable	Premium revenues	Net investment income	Benefits claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other* operating expenses
	(in thousands)
2011	$29,419	$2,846,881	$32,291	$1,760,577	$1,053,182	$203,535	$809,548	$39,486	$333,721
2010	$31,222	$2,881,526	$33,871	$1,741,250	$1,116,247	$212,475	$838,055	$39,286	$415,216
2009	$37,908	$2,675,069	$37,692	$1,751,501	$1,092,512	$216,725	$849,531	$43,720	$418,264

*  Includes amortization of value of business acquired, underwriting, general and administration expenses and goodwill impairment

Union Security Insurance Company
For the Years Ended December 31, 2011
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
Life Insurance in Force	$71,604,673	$11,811,625	$6,534,460	$66,327,508	9.9%
Premiums:
Life insurance	$285,047	$94,132	$15,746	$206,661	7.6%
Accident and health insurance	763,888	95,513	178,146	846,521	21.0%
Total earned premiums	$1,048,935	$189,645	$193,892	$1,053,182	18.4%
Benefits:
Life insurance	$429,977	$272,036	$35,744	$193,685	18.5%
Accident and health insurance	590,219	138,784	164,428	615,863	26.7%
Total policyholder benefits	$1,020,196	$410,820	$200,172	$809,548	24.7%

Union Security Insurance Company
For the Years Ended December 31, 2010
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
Life Insurance in Force	$72,241,115	$12,791,301	$6,579,297	$66,029,111	10.0%
Premiums:
Life insurance	$292,452	$98,636	$17,758	$211,574	8.4%
Accident and health insurance	790,023	92,825	207,475	904,673	22.9%
Total earned premiums	$1,082,475	$191,461	$225,233	$1,116,247	20.2%
Benefits:
Life insurance	$426,739	$279,406	$33,647	$180,980	18.6%
Accident and health insurance	852,677	382,685	187,083	657,075	28.5%
Total policyholder benefits	$1,279,416	$662,091	$220,730	$838,055	26.3%

Union Security Insurance Company
For the Years Ended December 31, 2009
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
Life Insurance in Force	$74,478,037	$14,220,902	$8,661,374	$68,918,509	12.6%
Premiums:
Life insurance	$314,216	$112,043	$11,258	$213,431	5.3%
Accident and health insurance	843,340	89,845	125,586	879,081	14.3%
Total earned premiums	$1,157,556	$201,888	$136,844	$1,092,512	12.5%
Benefits:
Life insurance	$457,403	$290,203	$31,302	$198,502	15.8%
Accident and health insurance	678,945	139,858	111,942	651,029	17.2%
Total policyholder benefits	$1,136,348	$430,061	$143,244	$849,531	16.9%

Union Security Insurance Company
as of December 31, 2011, 2010 and 2009
Schedule V — Valuation and Qualifying Accounts

		Additions
	Balance at Beginning of Year	Charged to Costs and Expenses	Charged to Other Accounts	Deductions	Balance at End of Year
2011:
Valuation allowance for deferred tax assets	$10,523	$(10,523)	$—	$—	$—
Valuation allowance for mortgage loans on real estate	12,434	679	—	7,732	5,381
Valuation allowance for uncollectible agents balances	4,671	(16)	—	—	4,655
Valuation allowance for uncollectible accounts	—	43	—	—	43
Total	$27,628	$(9,817)	$—	$7,732	$10,079
2010:
Valuation allowance for deferred tax assets	$10,415	$108	$—	$—	$10,523
Valuation allowance for mortgage loans on real estate	8,552	3,882	—	—	12,434
Valuation allowance for uncollectible agents balances	4,811	(121)	—	19	4,671
Total	$23,778	$3,869	$—	$19	$27,628
2009:
Valuation allowance for deferred tax assets	$7,195	$(390)	$3,610	$—	$10,415
Valuation allowance for mortgage loans on real estate	3,252	5,300	—	—	8,552
Valuation allowance for uncollectible agents balances	4,840	(21)	—	8	4,811
Total	$15,287	$4,889	$3,610	$8	$23,778